UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Campus Crest Communities, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2100 Rexford Road, Suite 414,

Charlotte, North Carolina 28211
December 7, 2015

Dear Stockholder,

You are cordially invited to attend the 2015 annual meeting of stockholders of Campus Crest Communities, Inc., a Maryland corporation (“Campus Crest”), which will be held at our corporate headquarters at 2100 Rexford Road, Suite 414, Charlotte, North Carolina 28211, on January 26, 2016 at 10:00 a.m., Eastern Time, unless adjourned or postponed to a later date (the “Annual Meeting”). The board of directors of Campus Crest (the “Board of Directors”) is using the enclosed proxy statement to solicit proxies to be voted at our Annual Meeting. Campus Crest is sending these materials to its stockholders to help them decide how to vote their shares of Campus Crest common stock with respect to the proposed Merger (as hereinafter defined) and the other matters to be considered at the Annual Meeting.

As Campus Crest previously announced, on October 16, 2015, Campus Crest, HSRE Quad Merger Parent, LLC, a Delaware limited liability company (“Parent”), HSRE Quad Merger Sub, LLC, a Maryland limited liability company and wholly owned subsidiary of Parent (“Merger Sub”), and CCGSR, Inc., a Delaware corporation, entered into an Agreement and Plan of Merger that provides for the acquisition of Campus Crest by Parent (such agreement, as it may be amended from time to time, the “Merger Agreement”). Upon the terms and subject to the conditions of the Merger Agreement, Campus Crest will merge with and into Merger Sub, with Merger Sub surviving the Merger as a wholly owned subsidiary of Parent (the “Merger”). Parent is an affiliate of Harrison Street Real Estate Capital, LLC. If the Merger is completed, you, as a holder of common stock of Campus Crest Communities, Inc., will be entitled to receive, in exchange for each share of Campus Crest common stock that you own, (i) $6.97 in cash (the “Cash Consideration”), and (ii) a pro rata share (currently estimated to be up to $0.04 per share based on the CAD/$ exchange rate as of December 1, 2015) of distributions from certain funds held in escrow following Campus Crest’s disposition of its interests in its former Montreal joint venture (the “Contingent Consideration,” and together with the Cash Consideration, the “Merger Consideration”) as more fully described in the enclosed proxy statement. If all or a portion of the Contingent Consideration has not been released from escrow prior to the effective time of the Merger, the Contingent Consideration will instead be paid in the form of one non-transferable contingent value right (“CVR”) for each share of Campus Crest common stock, with each CVR representing the right to receive a pro rata share of the escrowed funds if and when they are released from escrow.

The Board of Directors unanimously determined that the Merger, the terms of the Merger Agreement and the other transactions contemplated by the Merger Agreement are advisable, fair to, and in the best interests of, Campus Crest and our stockholders and approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

At the Annual Meeting, you will be asked to approve the Merger and the Merger Agreement and to vote on other Merger-related and Annual Meeting matters. The Board of Directors unanimously recommends that you vote “FOR” the approval of the Merger and the Merger Agreement.

The Merger and the Merger Agreement must be approved by the affirmative vote of the holders of a majority of the outstanding shares of common stock of Campus Crest entitled to vote thereon as of the close of business on the record date for the Annual Meeting. The proxy statement accompanying this letter provides you with more specific information about the Annual Meeting, the Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement. We encourage you to read carefully the enclosed proxy statement, including the exhibits. You may also obtain more information about Campus Crest from us or from documents we have filed or may file with the Securities and Exchange Commission.

Your vote is very important regardless of the number of shares of common stock that you own. If you fail to vote by proxy or in person, or fail to instruct your broker on how to vote, it will have the same effect as a vote against approval of the Merger and the Merger Agreement. Therefore, whether or not you plan to attend the Annual Meeting, we request that you authorize your proxy by either completing and returning the enclosed proxy card in the postage-paid envelope as promptly as possible or submitting your proxy or voting instructions by telephone or Internet. The enclosed proxy card contains instructions regarding voting. If you are a stockholder of record or the holder of a valid proxy and attend the Annual Meeting, you may continue to have your shares voted as instructed in the proxy, or you may withdraw your proxy at the Annual Meeting and vote your shares in person.

If you have any questions or need assistance voting your shares of common stock, please contact Innisfree M&A Incorporated, our proxy solicitor, by calling toll-free at (888) 750-5834, and banks and brokers may call collect at (212) 750-5833.

On behalf of the Board of Directors, thank you for your continued support.

Sincerely,

David Coles
Interim Chief Executive Officer
Campus Crest Communities, Inc.

The enclosed proxy statement is dated December 7, 2015 and, together with the enclosed proxy card, is first being mailed to our stockholders on or about December 9, 2015.

2100 Rexford Road, Suite 414,

Charlotte, North Carolina 28211
December 7, 2015

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

To the Stockholders of Campus Crest Communities, Inc.:

You are cordially invited to attend the annual meeting of stockholders of Campus Crest Communities, Inc. (“Campus Crest”) to be held on January 26, 2016 at 10:00 a.m., Eastern Time, at 2100 Rexford Road, Suite 414, Charlotte, North Carolina 28211 unless adjourned or postponed to a later date (the “Annual Meeting”). The Annual Meeting is being held for the following purposes:

1.	to approve the merger of Campus Crest with and into HSRE Quad Merger Sub, LLC, an affiliate of Harrison Street Real Estate Capital, LLC (the “Merger”), pursuant to that certain Agreement and Plan of Merger dated as of October 16, 2015 (as may be amended from time to time, the “Merger Agreement”), by and among Campus Crest, HSRE Quad Merger Parent, LLC, HSRE Quad Merger Sub, LLC and CCGSR, Inc.;

2.	to approve on an advisory (non-binding) basis the compensation that may become payable to Campus Crest’s named executive officers in connection with the Merger (the “Merger-Related Compensation Proposal”);

3.	to approve any adjournments of the Annual Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Annual Meeting to approve the Merger and the Merger Agreement (the “Adjournment Proposal”);

4.	to elect eight (8) directors to hold office until our 2016 annual meeting of stockholders and until their successors have been duly elected and qualified, or, if earlier, until the closing of the Merger;

5.	to ratify the selection by Campus Crest’s audit committee of Grant Thornton LLP as Campus Crest’s independent registered public accounting firm for the year ending December 31, 2015;

6.	to approve on an advisory (non-binding) basis the compensation paid to Campus Crest’s named executive officers;

7.	to consider on an advisory (non-binding) basis a stockholder proposal regarding majority voting in uncontested director elections at Campus Crest; and

8.	to transact any other business that may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the attached proxy statement. A copy of the Merger Agreement is attached as Exhibit A to the proxy statement, and you are encouraged to read it in its entirety.

The board of directors of Campus Crest (the “Board of Directors”) has unanimously approved the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement, and has declared the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement advisable, fair to and in the best interests of Campus Crest and our stockholders. The Board of Directors recommends that you vote “FOR” the proposal to approve the Merger and the Merger Agreement.

The Board of Directors also recommends that you vote “FOR” the election of each of the director nominees named in Proposal 4; the Board of Directors makes no recommendation regarding the non-binding stockholder proposal in Proposal 7; and the Board of Directors recommends that you vote “FOR” each of the other proposals listed above and described in more detail in the proxy statement.

All holders of record of shares of Campus Crest common stock as of the record date, which was the close of business on December 1, 2015, are entitled to receive notice of and attend the Annual Meeting or any postponements or adjournments of the Annual Meeting and are entitled to vote at the Annual Meeting or any postponements or adjournments of the Annual Meeting. If you hold your stock in the name of a brokerage firm, bank or other nominee, only that entity can vote your shares. Please give instructions as to how you wish your shares to be voted to the person responsible for your account.

Approval of the Merger and the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of common stock of Campus Crest entitled to vote thereon as of the close of business on the record date for the Annual Meeting. If you fail to vote in person or by proxy, it will have the same effect as a vote against the proposal to approve the Merger and the Merger Agreement. Approval of the election of the director nominees in Proposal 4 requires a plurality of the votes cast. Approval for each of the other proposals requires the affirmative vote of the holders of a majority of the votes cast on each such proposal. If you fail to vote in person or by proxy, such failure will have no effect on either of these proposals.

The result of the vote on the Merger-Related Compensation Proposal is non-binding and advisory, and as a result, will not be binding on us, our Board of Directors or our compensation committee. Therefore, if the Merger and the Merger Agreement are approved by our stockholders and the Merger is consummated, this compensation, including amounts that we may be contractually obligated to pay, could still be payable to our named executive officers regardless of whether our stockholders approve the Merger-Related Compensation Proposal.

Even if you plan to attend the Annual Meeting in person, we request that you authorize your proxy to vote your shares by either marking, signing, dating and promptly returning the enclosed proxy card in the postage-paid envelope or submitting your proxy or voting instructions by telephone or Internet. If you vote by Internet or telephone, your vote must be received before 11:59 p.m. Eastern Time on January 25, 2016, the day before the Annual Meeting. Any proxy may be revoked at any time prior to its exercise by delivery of a properly executed, later-dated proxy card, by submitting your proxy or voting instructions by telephone or Internet at a later date than your previously authorized proxy, by submitting a written revocation of your proxy to our corporate secretary at 2100 Rexford Road, Suite 414, Charlotte, North Carolina 28211, or by voting in person at the Annual Meeting.

Under Maryland law, because the shares of Campus Crest common stock were listed on the New York Stock Exchange at the close of business on the record date, you do not have any appraisal rights, dissenters’ rights or similar rights of an objecting stockholder in connection with the Merger.

We encourage you to read the accompanying proxy statement in its entirety and to submit a proxy or voting instructions so that your shares of Campus Crest common stock will be represented and voted even if you do not attend the Annual Meeting. If you have any questions or need assistance in submitting a proxy or voting instructions, please call our proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5834, and banks and brokers may call collect at (212) 750-5833.

BY ORDER OF THE BOARD OF DIRECTORS

David Coles
Interim Chief Executive Officer
Campus Crest Communities, Inc.

Charlotte, North Carolina
December 7, 2015

i

ii

Exhibits:

Exhibit A—Agreement and Plan of Merger

Exhibit B—Opinion of Financial Advisor

iii

SUMMARY

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. You should carefully read this entire proxy statement, including the attached exhibits, including but not limited to the Merger Agreement which is attached as Exhibit A (together, the “Proxy Statement”), and the other documents to which we have referred you.

The Merger and the Merger Agreement (pages 30 and 82)

Subject to the terms and conditions of that certain Agreement and Plan of Merger dated as of October 16, 2015 and attached hereto as Exhibit A (such agreement, as it may be amended from time to time, the “Merger Agreement”), by and among Campus Crest Communities, Inc. (“Campus Crest”), HSRE Quad Merger Parent, LLC, a Delaware limited liability company (“Parent”), HSRE Quad Merger Sub, LLC, a Maryland limited liability company and wholly owned subsidiary of Parent (“Merger Sub”), and CCGSR, Inc., a Delaware corporation, Campus Crest will merge with and into Merger Sub, with Merger Sub surviving the Merger as a wholly owned subsidiary of Parent, and the separate existence of Campus Crest will cease (the “Merger”). Parent is an affiliate of Harrison Street Real Estate Capital, LLC. The Merger will become effective at such time as the articles of merger (the “Articles of Merger”) are filed with, and accepted by, the State Department of Assessments and Taxation of Maryland, or at such subsequent date and time as Campus Crest and Merger Sub shall agree and specify in the Articles of Merger. We sometimes use the term “Merger effective time” in this Proxy Statement to refer to the time the Merger becomes effective.

In connection with the consummation of the Merger, the stockholders of Campus Crest will automatically become entitled to the right to receive, in exchange for each share of Campus Crest common stock, (i) $6.97 in cash (the “Cash Consideration”), and (ii) a pro rata share (currently estimated to be up to $0.04 per share based on the CAD/$ exchange rate as of December 1, 2015) of distributions from certain funds held in escrow following Campus Crest’s disposition of its interests in its former Montreal joint venture (the “Contingent Consideration,” and together with the Cash Consideration, the “Merger Consideration”). If all or a portion of the Contingent Consideration has not been released from escrow prior to the effective time of the Merger, the Contingent Consideration will instead be paid in the form of one non-transferable contingent value right (“CVR”) for each share of Campus Crest common stock, with each CVR representing the right to receive a pro rata share of the escrowed funds if and when they are released from escrow.

Following the consummation of the Merger, the surviving entity of the Merger will enter into a separate merger agreement with one of its wholly owned subsidiaries and Campus Crest Communities Operating Partnership, LP (the “Operating Partnership”) (such agreement, the “Operating Partnership Merger Agreement”), pursuant to which such wholly owned subsidiary and the Operating Partnership will merge (the “Operating Partnership Merger”). Upon the consummation of the Operating Partnership Merger, in accordance with the Operating Partnership Merger Agreement and subject to the terms and conditions of the Operating Partnership Merger Agreement, each then-outstanding limited partnership unit in the Operating Partnership will be converted into the right to receive an amount equal to the Merger Consideration.

The Parties to the Merger (page 22)

Campus Crest Parties

Campus Crest, a Maryland corporation formed in March 2010, is a self-administered and self-managed real estate investment trust (“REIT”) focused on owning and managing a high-quality student housing portfolio located close to college campuses. Campus Crest currently owns limited partnership interests in, and all of the issued and outstanding equity interests in the sole general partner of, the Operating Partnership, which is a Delaware limited partnership formed in March 2010. Campus Crest holds substantially all of its assets, and conducts substantially all of its business, through the Operating Partnership. As of October 19, 2015, Campus Crest, through its affiliates, had ownership interests in 79 student housing properties with over 42,000 beds across North America. Campus Crest is traded on the New York Stock Exchange under the symbol “CCG.”

CCGSR, Inc. (“CCGSR”) is a newly formed Delaware corporation created solely for the purpose of representing the stockholders of Campus Crest pursuant to the Merger Agreement if the CVRs are issued at the closing of the Merger as part of the Contingent Consideration. CCGSR has not carried on any activities to date other than activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the Merger Agreement.

The address of Campus Crest is 2100 Rexford Road, Suite 414, Charlotte, North Carolina, 28211. The telephone number of Campus Crest is (704) 496-2500.

HSRE Parties

Parent is a newly formed Delaware limited liability company and an affiliate of Harrison Street Real Estate Capital, LLC, a Delaware limited liability company (“HSRE”). Merger Sub is a newly formed Maryland limited liability company and a wholly owned subsidiary of Parent. Parent and Merger Sub are collectively referred to as the “HSRE Parties.” The HSRE Parties were created solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Neither Parent nor Merger Sub has carried on any activities to date other than activities incidental to their formation and activities undertaken in connection with the transactions contemplated by the Merger Agreement. The HSRE Parties are affiliates of HSRE, a real estate private equity firm founded in 2005 that directly and through its affiliates, has approximately $8 billion in assets under management through commingled funds and public securities products. The commingled funds focus exclusively on the Education, Healthcare and Storage segments of the US & European real estate markets. Since inception, HSRE has acquired or developed over $10 billion of real estate throughout 480 properties in 40 states including over 63,000 student housing beds, more than 14,000 senior housing units, over 5.9 million square feet of medical office space, and more than 92,000 self-storage units.

The address of the HSRE Parties and HSRE is 71 South Wacker Drive, Suite 3575, Chicago, IL 60606. The telephone number of the HSRE Parties and HSRE is (312) 920-0500.

The Annual Meeting (page 23)

We are furnishing this Proxy Statement to our stockholders as part of the solicitation of proxies by our Board of Directors for exercise at the annual meeting of stockholders of Campus Crest (the “Annual Meeting”). This Proxy Statement provides Campus Crest stockholders with information about the Annual Meeting and should be read carefully in its entirety.

Date, Time and Purpose of the Annual Meeting (page 23)

The Annual Meeting will be held on January 26, 2016 at 10:00 a.m., Eastern Time, at 2100 Rexford Road, Suite 414, Charlotte, North Carolina 28211, unless adjourned or postponed to a later date. At the Annual Meeting, you will be asked to consider and vote upon seven separate proposals:

•	Proposal 1: to approve the merger of Campus Crest with and into Merger Sub (the “Merger”), pursuant to the terms and conditions of the Merger Agreement;

•	Proposal 2: to approve on an advisory (non-binding) basis the compensation that may become payable to Campus Crest’s named executive officers in connection with the Merger (the “Merger-Related Compensation Proposal”);

•	Proposal 3: to approve any adjournments of the Annual Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Annual Meeting to approve the Merger and the Merger Agreement (the “Adjournment Proposal”);

•	Proposal 4: to elect eight (8) directors to hold office until our 2016 annual meeting of stockholders and until their successors have been duly elected and qualified, or, if earlier, until the closing of the Merger;

•	Proposal 5: to ratify the selection by Campus Crest’s audit committee of Grant Thornton LLP as Campus Crest’s independent registered public accounting firm for the year ending December 31, 2015;

•	Proposal 6: to approve on an advisory (non-binding) basis the compensation of Campus Crest’s named executive officers; and

•	Proposal 7: to consider on an advisory (non-binding) basis a stockholder proposal regarding majority voting in uncontested director elections at Campus Crest.

Only the approval of Proposal 1 is required for completion of the Merger.

Record Date; Notice and Quorum (page 23)

You are entitled to receive notice of and vote at the Annual Meeting if you owned shares of Campus Crest common stock as of the close of business on December 1, 2015, the record date for the Annual Meeting. At the close of business on the record date, there were approximately 64,756,541 shares of Campus Crest common stock outstanding and entitled to vote at the Annual Meeting, held by approximately 39 holders of record. Stockholders entitled to vote at the Annual Meeting will have one vote on each matter submitted to a vote at the Annual Meeting for each share of Campus Crest common stock that such stockholder owned as of the close of business on the record date.

A quorum of stockholders is necessary to hold a valid meeting. Under our Bylaws, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum. If you submit a properly executed proxy card or submit your proxy or voting instructions by telephone or Internet, even if you abstain from voting, your shares of Campus Crest common stock will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Banks, brokerage firms and other nominees who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion on “routine” matters. When a broker does not receive instructions from a non-record owner on how to vote shares with respect to a “non-routine” matter, a broker “non-vote” occurs. Broker “non-votes” will be treated as present for purposes of determining whether a quorum is present, but will not be counted as votes cast “FOR” or “AGAINST” any matter.

In the event that a quorum is not present at the Annual Meeting or additional votes must be solicited in connection with the approval of the Merger and the Merger Agreement, it is expected that the Annual Meeting will be adjourned without notice (other than by announcement at the meeting if the adjourned meeting will be held on a date not more than 120 days after the original record date) to solicit additional proxies.

Required Vote (page 24)

It is very important that ALL of our stockholders vote their shares of Campus Crest common stock, so please promptly authorize your proxy by either completing and returning the enclosed proxy card in the postage-paid envelope as promptly as possible or submitting your proxy or voting instructions by telephone or Internet. As of the record date, there were approximately 64,756,541 shares of Campus Crest common stock outstanding. The votes required to approve each proposal are as follows:

•	Proposal 1 (Approval of the Merger and the Merger Agreement). The approval of the Merger and the Merger Agreement requires the affirmative vote, in person or by proxy, of holders of a majority of the outstanding shares of common stock of Campus Crest entitled to vote thereon as of the close of business on the record date for the Annual Meeting. Failure to submit a vote (i.e., not submitting a proxy and not voting in person), abstentions and “broker non-votes” will have the same effect as a vote against Proposal 1.

•	Proposal 2 (Merger-Related Compensation Proposal). The approval, on a non-binding, advisory basis, of the Merger-Related Compensation Proposal requires the affirmative vote of the holders of a majority of the votes cast on the proposal at the Annual Meeting. As a non-binding advisory vote, the result of this proposal will not be binding on us, our Board of Directors or our compensation committee.

•	Proposal 3 (Adjournment Proposal). The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the votes cast on the proposal at the Annual Meeting.

•	Proposal 4 (Election of Directors). The election of a nominee to the Board of Directors requires the affirmative vote of a plurality of the votes cast by stockholders present or in person or represented by proxy and entitled to vote at the Annual Meeting.

•	Proposal 5 (Ratification of the Selection by the Audit Committee of the Independent Registered Public Accounting Firm). The ratification of the selection by Campus Crest’s audit committee of Grant Thornton LLP as Campus Crest’s independent registered public accounting firm for the year ending December 31, 2015 requires the affirmative vote of the holders of a majority of the votes cast on the proposal.

•	Proposal 6 (Advisory (Non-Binding) Vote on Campus Crest Executive Compensation). The approval, on a non-binding, advisory basis, of the compensation paid to Campus Crest’s named executive officers requires the affirmative vote of the holders of a majority of the votes cast on the proposal.

•	Proposal 7 (Non-Binding Stockholder Proposal on Majority Voting in Uncontested Director Elections). The approval, on a non-binding, advisory basis, of a stockholder proposal regarding majority voting in uncontested director elections at Campus Crest requires the affirmative vote of the holders of a majority of the votes cast on the proposal.

•	Other Proposals: Approval of any other proposal to be voted upon at the Annual Meeting requires the affirmative vote of the holders of a majority of the votes cast on the proposal.

Brokers normally have discretion to vote on routine matters, such as ratification of auditors, but not on non-routine matters, which as discussed below, includes the other six proposals to be considered at the Annual Meeting. A “broker non-vote” occurs when a broker does not have discretionary voting authority on a non-routine matter because the broker has not received instructions from its client as to how to vote on a particular proposal. If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under New York Stock Exchange (“NYSE”) rules to vote your shares on the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the approval of the other six proposals to be considered at the Annual Meeting, in which case a broker non-vote will occur and your shares will not be voted on these matters. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares. The failure by the holders of shares of Campus Crest common stock to attend the Annual Meeting and vote or authorize a proxy to vote their shares of Campus Crest common stock at the Annual Meeting will have the same effect as a vote “against” the proposal to approve the Merger and the Merger Agreement, as will abstentions. If you properly sign, date and return a proxy card, but do not indicate how your shares of Campus Crest common stock should be voted on a matter, the shares represented by your proxy will be voted as our Board of Directors recommends (i.e., “FOR” the proposal to approve the Merger and the Merger Agreement and the other five proposals recommended by our Board of Directors). Our Board of Directors makes no recommendation on the non-binding, advisory stockholder proposal regarding majority voting in uncontested director elections at Campus Crest.

How to Authorize a Proxy (page 26)

Stockholders may vote their shares of Campus Crest common stock at the Annual Meeting in one of four ways: (i) by mail via the enclosed proxy card; (ii) by telephone at the toll-free number provided on the enclosed proxy card; (iii) over the Internet, at the website provided on the enclosed proxy card; or (iv) in person at the Annual Meeting. See and read carefully “The Annual Meeting” beginning on page 23.

Proxies and Revocation (page 27)

You may revoke your proxy at any time prior to the vote at the Annual Meeting by delivering to Campus Crest’s Secretary a signed notice of revocation or submitting a later-dated, signed proxy card or by submitting a proxy via Internet or by telephone at a later date (in which case only the later-dated proxy will be counted and the earlier proxy will be revoked). You also may revoke your proxy by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in and of itself, result in the revocation of a proxy or cause your shares of Campus Crest common stock to be voted. If your shares are held in “street name” by a broker or other nominee, you should instruct your broker how to vote your shares on each proposal in accordance with your voting instruction form. In addition, if your shares are held in street name by a broker or other nominee, if you attend the Annual Meeting in person, you will not be able to vote your shares in person at the meeting unless you obtain a “legal proxy” from your broker or other nominee, giving you the right to vote the shares at the meeting.

Solicitation of Proxies (page 28)

Our directors, officers and other employees may solicit proxies in person, by telephone, electronically, by mail or other means, but they will not be specifically compensated for these services. Brokers, banks and other persons will be reimbursed by us for expenses they incur in forwarding proxy material to obtain voting instructions from beneficial stockholders. We have also hired Innisfree M&A Incorporated to assist in the solicitation of proxies for a fee not to exceed $20,000 and reimbursement of out-of-pocket expenses. The total cost of solicitation of proxies will be borne by us. For a description of the costs and expenses to us of soliciting proxies, see “The Annual Meeting—Solicitation of Proxies” on page 28.

Exchange of Share Certificates (page 28)

Stockholders should not send in their share certificates, if any, with their proxies.  A transmittal form with instructions for the surrender of certificates representing shares of Campus Crest common stock will be mailed to stockholders if the Merger is completed.

Recommendations of the Board of Directors (page 26)

Proposal 1 (Approval of the Merger and the Merger Agreement). Our Board of Directors has determined that the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement are advisable and fair to and in the best interests of Campus Crest and its stockholders, has unanimously approved the Merger Agreement and the consummation of the Merger and unanimously recommends that our stockholders vote “FOR” the proposal to approve the Merger and the Merger Agreement.

Proposal 2 (Merger-Related Compensation Proposal). Our Board of Directors also recommends that you vote “FOR” the non-binding, advisory Merger-Related Compensation Proposal.

Proposal 3 (Adjournment Proposal). Our Board of Directors also recommends that you vote “FOR” any adjournment of the Annual Meeting if necessary to permit solicitation of further proxies if there are not sufficient votes at the time of the Annual Meeting to approve the Merger and the Merger Agreement.

Proposal 4 (Election of Directors). Our Board of Directors also recommends that you vote “FOR” the election of each of the director nominees named in Proposal 4.

Proposal 5 (Ratification of the Selection by the Audit Committee of the Independent Registered Public Accounting Firm). Our Board of Directors also recommends that you vote “FOR” the ratification of the selection by Campus Crest’s audit committee of Grant Thornton LLP as Campus Crest’s independent registered public accounting firm for the year ending December 31, 2015.

Proposal 6 (Advisory (Non-Binding) Vote on Campus Crest Executive Compensation). Our Board of Directors also recommends that you vote “FOR” the non-binding, advisory proposal to approve the compensation paid to Campus Crest’s named executive officers.

Proposal 7 (Non-Binding Stockholder Proposal on Majority Voting in Uncontested Director Elections). Our Board of Directors makes no recommendation on the non-binding, advisory stockholder proposal regarding majority voting in uncontested director elections at Campus Crest.

For additional information regarding certain factors our Board of Directors considered in making its recommendation regarding the Merger and the Merger-related proposals, please see “The Merger—Recommendations on Merger-Related Proposals and Reasons for the Merger” beginning on page 57.

Opinion of Our Financial Advisor (page 59)

In connection with the Merger, Campus Crest’s Board of Directors received a written opinion, dated October 13, 2015, from Campus Crest’s financial advisor, Moelis & Company LLC (“Moelis”), as to the fairness, from a financial point of view and as of the date of such opinion, of the consideration to be received in the Merger by holders of shares of Campus Crest common stock (other than Parent and its affiliates). The full text of Moelis’ written opinion dated October 13, 2015, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion is attached as Exhibit B to this Proxy Statement and is incorporated herein by reference. You are urged to read Moelis’ written opinion carefully and in its entirety. Moelis’ opinion was provided for the use and benefit of Campus Crest’s Board of Directors (in its capacity as such) in its evaluation of the Merger. Moelis’ opinion is limited solely to the fairness, from a financial point of view, of the consideration to be received in the Merger by holders of shares of Campus Crest common stock (other than Parent and its affiliates), and does not address Campus Crest’s underlying business decision to effect the Merger or the relative merits of the Merger as compared to any alternative business strategies or transactions that might be available with respect to Campus Crest and does not constitute a recommendation to any stockholder of Campus Crest as to how such stockholder should vote or act with respect to the Merger or any other matter.

Financing of the Merger (page 68)

In order to close the Merger, Parent will require funds necessary to (i) pay the holders of Campus Crest common stock the amounts due to them under the Merger Agreement; (ii) redeem or set aside sufficient funds for the redemption of Campus Crest’s 8.00% Series A Cumulative Redeemable Preferred Stock; (iii) assume, refinance or pay off existing indebtedness of Campus Crest as contemplated by the Merger Agreement; (iv) purchase certain interests in the Operating Partnership, and certain joint venture properties; (v) pay certain limited partners of the Operating Partnership an amount equal to the Merger Consideration; (vi) pay off the outstanding 4.75% Exchangeable Senior Notes due 2018 issued by the Operating Partnership; and (vii) pay all fees and expenses related to the Merger and the financing of the Merger.

In connection with the execution of the Merger Agreement, Parent provided Campus Crest with executed copies of (i) equity commitment letters representing financing in the aggregate amount of up to approximately $927 million to be provided by certain affiliates of Parent, and (ii) debt commitment letters representing financing in the aggregate amount up to $750 million to be provided by (a) PNC Bank, National Association (as administrative agent), along with certain other banks and financial institutions, and (b) Bank of America, N.A. (as administrative agent), along with certain other banks and financial institutions. Additionally, our cash on hand may also be used by Parent to finance a portion of the Merger.

The consummation of the Merger is not subject to any financing conditions, although funding of the debt and equity financing is subject to the satisfaction of the conditions set forth in the applicable commitment letters under which such financings will be provided.

Interests of Our Directors and Executive Officers in the Merger (page 69)

Our directors and officers have certain interests in the Merger that may be different from, or in addition to, the interests of our stockholders generally. These interests may create potential conflicts of interest. These interests include the following:

•	Immediately prior to the Merger effective time, each share of Campus Crest’s restricted stock outstanding immediately prior to the Merger effective time, including restricted stock held by our named executive officers and directors (but excluding 50,000 shares of restricted stock held by Mr. Aaron Halfacre, our President and Chief Investment Officer, that will be forfeited prior to the Merger effective time to the extent not previously vested), will vest in full, will be treated as outstanding shares of Campus Crest common stock and will be cancelled and converted into the right to receive the Merger Consideration, without interest, less any applicable withholding or other taxes.

•	Campus Crest maintains a deferred compensation plan under which certain designated employees are entitled to defer a certain amount of their cash compensation. Under the terms of the plan, all accounts will become fully vested as of the Merger effective time, and if a participant terminates employment within two years following the Merger, the participant’s account will be distributed in a lump sum within sixty days following such termination (unless subject to a six-month delay under Code Section 409A).

•	Mr. Aaron Halfacre and Mr. Scott Rochon, our Chief Accounting Officer, have employment agreements with Campus Crest, pursuant to which each executive would be entitled to severance payments if the executive’s employment is terminated under certain conditions in connection with the consummation of the Merger. In addition, the employment agreements of Mr. Halfacre and Mr. Rochon provide for transaction bonuses that are payable to each executive upon the successful closing of the Merger.

Our Board of Directors was aware of these interests and considered them, among other matters, in reaching its decision to approve the Merger and the Merger Agreement.

Regulatory Matters (page 73)

We are unaware of any material U.S. federal, state or foreign regulatory requirements or approvals that are required for the execution of the Merger Agreement or the consummation of the Merger and the other transaction contemplated by the Merger Agreement, other than the filing of the Articles of Merger with, and the acceptance of such Articles of Merger for record by, the State Department of Assessments and Taxation of Maryland.

Treatment of Common Stock and Restricted Stock (page 83)

The Merger Agreement provides that, at the Merger effective time, each issued and outstanding share of Campus Crest common stock (other than shares of common stock (i) held by Campus Crest as treasury stock, (ii) owned by any direct or indirect wholly owned Company Subsidiary (as hereinafter defined), or (iii) that are issued or outstanding and owned directly or indirectly by Parent or Merger Sub immediately prior to the Merger effective time, which in each case will be automatically cancelled and retired and will cease to exist) will automatically be converted into the right to receive an amount equal to (i) $6.97 in cash (the “Cash Consideration”), and (ii) a pro rata share (currently estimated to be up to $0.04 per share based on the CAD/$ exchange rate as of December 1, 2015) of distributions from certain funds held in escrow (as described below) following Campus Crest’s disposition of its interests in its former Montreal joint venture (the “Contingent Consideration,” and together with the Cash Consideration, the “Merger Consideration”). If all or a portion of the Contingent Consideration has not been released from escrow prior to the Merger effective time, the Contingent Consideration will instead be paid in the form of one non-transferable contingent value right (“CVR”) for each share of Campus Crest common stock, with each CVR representing the right to receive a pro rata share of the escrowed funds if and when they are released from escrow.

There are two separate escrow accounts. One of the escrow accounts holds CAD3,408,750 (or approximately $0.033 per share of Campus Crest common stock based on the CAD/$ exchange rate as of December 1, 2015) which was withheld from the net sale proceeds from the sale of the interests in the Montreal joint venture in order to pay Canadian withholding tax that may be due on the sale. Campus Crest has filed a request with the Canada Revenue Authority to issue a certificate certifying that the sale proceeds are not subject to such tax, and the tax escrow funds will be (i) released from the escrow upon Campus Crest’s delivery of the certificate to the escrow agent, or (ii) reduced by the amount of any such tax, and the balance released. In addition, CAD450,000 of the net proceeds (or approximately $0.004 per share of Campus Crest common stock based on the CAD/$ exchange rate as of December 1, 2015) from the sale was deposited in an escrow account to secure certain indemnification obligations of Campus Crest arising out of the sale of the Montreal interests. If there are no valid claims against the indemnification escrow, the indemnification escrow funds are due to be released on February 27, 2016. If either of these escrow amounts is released from escrow prior to the Merger effective time, then the released funds will be paid to Campus Crest stockholders together with the Cash Consideration. Although Campus Crest currently expects the entire amount of the funds to be released from each of these escrows, there is no assurance that all or any part of the funds will be released, or any certainty as to the timing of any release.

Except as set forth below, each share of Campus Crest restricted stock outstanding immediately prior to the Merger effective time that is subject to vesting or other lapse restrictions pursuant to Campus Crest’s Amended and Restated Equity Incentive Compensation Plan or any restricted stock award agreement will automatically vest and become free of such restrictions immediately prior to the Merger effective time and will be automatically converted in the right to receive the Merger Consideration, without interest, less any applicable tax withholding. Mr. Halfacre currently has restricted stock awards for 50,000 shares of Campus Crest stock that vest only if the closing price of Campus Crest’s common stock exceeds specified dollar amounts between $9.00 per share and $13.00 per share.

Treatment of Preferred Stock (page 84)

The Merger Agreement provides that, at the Merger effective time, Campus Crest will either (i) cause each share of its 8.00% Series A Cumulative Redeemable Preferred Stock to be redeemed in accordance with the terms thereof, or (ii) set aside sufficient funds for the redemption of each such share in trust for the benefit of the holders of such preferred stock in accordance with the terms thereof.

Dividends (page 84)

Under the terms of the Merger Agreement, Campus Crest may not authorize, declare or pay dividends to holders of Campus Crest common stock during the term of the Merger Agreement without the prior written consent of Parent, except for (i) the declaration and payment by Campus Crest of regular quarterly dividends in accordance with past practice for the period up to the closing date of the Merger, (ii) the declaration and payment of dividends or other distributions to Campus Crest or any (a) subsidiary of Campus Crest, or (b) joint venture (or subsidiaries thereof) in which Campus Crest owns (directly or indirectly) less than fifty percent of the membership interest, but for which Campus Crest or one of its subsidiaries directly or indirectly controls the day-to-day management (clause (a) and (b), collectively the “Company Subsidiaries”), by any directly or indirectly wholly owned Company Subsidiary, and (iii) dividends or other distributions by any Company Subsidiary that is not wholly owned, directly or indirectly, by Campus Crest, in accordance with the terms of the organizational documents of such Company Subsidiary.

Notwithstanding the foregoing, Campus Crest and the Company Subsidiaries are permitted, under the terms of the Merger Agreement, to make (or increase) dividends or distributions reasonably necessary for Campus Crest to maintain its status as a REIT and/or avoid or reduce the imposition of any entity-level income or excise tax.

Treatment of Our Operating Partnership Units (page 84)

The Merger Agreement provides that, following the Merger effective time, the surviving entity in the Merger will enter into the Operating Partnership Merger Agreement with the Operating Partnership and a wholly owned subsidiary of the surviving entity in the Merger pursuant to which such wholly owned subsidiary and the Operating Partnership will merge. Upon the consummation of the Operating Partnership Merger, in accordance with the Operating Partnership Merger Agreement and subject to the terms and conditions of the Operating Partnership Merger Agreement, each then-outstanding limited partnership unit in the Operating Partnership will be converted into the right to receive an amount equal to the Merger Consideration.

This Proxy Statement does not constitute any solicitation of consents in respect of the Operating Partnership Merger and does not constitute an offer to exchange, redeem or convert any partnership units that you may own.

Acquisition Proposals (page 90)

Pursuant to the terms of the Merger Agreement, we are restricted in our ability to solicit, initiate or knowingly encourage or take any action to facilitate any inquiries or the making of any proposal or offer that constitutes, or may reasonably be likely to lead to, any takeover proposal (subject to limited exceptions). With respect to any written, bona fide acquisition proposal received by us, Parent generally has an opportunity to offer to modify the terms of the Merger Agreement in response to such proposal before our Board of Directors may withdraw or modify its recommendation to stockholders in response to such takeover proposal or terminate the Merger Agreement in order to enter into a definitive agreement with respect to such takeover proposal. Upon termination of the Merger Agreement under circumstances relating to a takeover proposal, we may be required to pay a termination fee of $5 million to Parent.

Conditions to the Merger (page 94)

The completion of the Merger is subject to certain conditions, including, among others, the (i) receipt of the approval of the Merger and adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of common stock of Campus Crest entitled to vote thereon as of the close of business on the record date for the Annual Meeting, (ii) approval from the applicable lenders of the assumption, on substantially the same terms, by Parent or an affiliate thereof of not less than eighty-five percent (measured by outstanding principal balance) of certain indebtedness of Campus Crest and its subsidiaries, (iii) the consummation of the purchase of certain interests in the Operating Partnership, and the purchase of interests in certain joint venture properties, and (iv) other customary closing conditions set forth in the Merger Agreement. There can be no assurance that such conditions will be satisfied in a timely manner or at all, or that an effect, event, development or change will not transpire that could delay or prevent these conditions from being satisfied.

Termination of the Merger Agreement (page 96)

The Merger Agreement may be terminated and the Merger and other transactions contemplated thereby may be abandoned at any time prior to the Merger effective time under certain, specified circumstances hereinafter discussed.

Termination Fee and Expenses Payable by Campus Crest (page 98)

Upon a termination of the Merger Agreement, under certain circumstances, we will be required to pay Parent a termination fee of $5 million. In the event that Campus Crest stockholder approval for the Merger is not received at the Annual Meeting or any adjournments or postponements thereof, Campus Crest will also be required to reimburse Parent’s expenses in an amount up to $1 million, which reimbursement would reduce any termination fee subsequently payable by Campus Crest on a dollar-for-dollar basis.

Reverse Termination Fee and Expenses Payable by Parent (page 99)

Upon a termination of the Merger Agreement, under certain circumstances, Parent will be required to pay us a reverse termination fee of $10 million. On November 5, 2015, Parent caused $10 million to be placed into an escrow account to fund the potential payment to us of the reverse termination fee.

No Dissenters’ Rights of Appraisal (page 155)

Campus Crest is organized as a corporation under Maryland law. Under the Maryland General Corporation Law, because shares of Campus Crest common stock were listed on the New York Stock Exchange on the record date for determining stockholders entitled to vote at the Annual Meeting, our common stockholders who object to the Merger do not have any appraisal rights, dissenters’ rights or similar rights of an objecting stockholder in connection with the Merger. However, our common stockholders can vote against the Merger and the Merger Agreement.

Litigation Relating to the Merger (page 73)

As of the date of this Proxy Statement, eight separate lawsuits asserting putative class and, in certain cases, derivative claims have been filed against Campus Crest, the members of our Board of Directors, HSRE, Parent, Merger Sub, and, in certain cases, David Coles, our interim chief executive officer, Aaron Halfacre, our President and Chief Investment Officer, and CCGSR, generally alleging breaches of fiduciary duties by our directors in connection with the Merger Agreement, including that the individual defendants failed to take appropriate steps to maximize stockholder value and improperly favored themselves in connection with the proposed transaction. The complaints also allege that some or all of the other parties aided and abetted the directors' purported breaches of fiduciary duty. The complaints seek to permanently enjoin consummation of the proposed Merger, or, to the extent already implemented, to rescind the Merger Agreement or grant rescissory damages, in addition to various additional remedies. On November 9, 2015, plaintiffs in three of the cases requested that the Circuit Court for Baltimore City consolidate seven of the separate actions. The defendants believe that all of the allegations against them lack merit and intend to defend against the lawsuits vigorously. See "The Merger—Litigation Relating to the Merger."

Material U.S. Federal Income Tax Consequences (page 73)

The receipt of the Merger Consideration for each share of your Campus Crest common stock pursuant to the Merger will be treated as a sale of your stock in Campus Crest for an amount, per share, equal to the sum of: (i) $6.97 in cash (the “Cash Consideration”), and (ii) a pro rata share (currently estimated to be up to $0.04 per share based on the CAD/$ exchange rate as of December 1, 2015) of distributions from certain funds held in escrow following Campus Crest’s disposition of its interests in its former Montreal joint venture (the “Contingent Consideration,” and together with the Cash Consideration, the “Merger Consideration”). If all or a portion of the Contingent Consideration has not been released from escrow prior to the Merger effective time, the Contingent Consideration will instead be paid in the form of one non-transferable contingent value right (“CVR”) for each share of Campus Crest common stock, with each CVR representing the right to receive a pro rata share of the escrowed funds if and when they are released from escrow. The aggregate amount of this consideration is expected to be up to $7.01 per share of Campus Crest common stock. Generally, for U.S. federal income tax purposes, you will recognize gain (or loss) to the extent the Merger Consideration per share of Campus Crest common stock is greater than (or less than) your adjusted tax basis in that share. For such purposes, your basis in your Campus Crest common stock will generally be equal to the price at which you purchased such stock less any distributions you received that constituted a return of capital prior to the Merger. The amount of gain or loss you recognize, and the timing of such gain or loss, depends on whether the Contingent Consideration is paid in cash or in CVRs at the Merger effective time as there is uncertainty with respect to the U.S. federal income tax treatment of the CVRs. In addition, under certain circumstances, we may be required to withhold a portion of your Merger Consideration under applicable tax laws, and we intend to withhold a portion of the Merger Consideration paid to non-U.S. stockholders to the extent required under the Foreign Investment in Real Property Tax Act, which we refer to as “FIRPTA.” Tax matters can be complicated, and the tax consequences of the Merger to you will depend on your particular tax situation. We encourage you to consult your tax advisor regarding the tax consequences of the Merger to you.

Delisting and Deregistration of Shares of Campus Crest Common Stock (page 81)

If the Merger is completed, shares of Campus Crest common stock will no longer be traded on the New York Stock Exchange and will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE MERGER

Q:	Why am I receiving this Proxy Statement?

A:	Our Board of Directors is using this Proxy Statement to solicit proxies to be voted at our Annual Meeting. Campus Crest is sending these materials to its stockholders to help them decide how to vote their shares of Campus Crest common stock with respect to the proposed Merger and the other matters to be considered at the Annual Meeting.

Q:	What am I being asked to vote on at the Annual Meeting?

You are being asked to (1) approve the Merger and the Merger Agreement, (2) approve on an advisory (non-binding) basis the compensation that may become payable to Campus Crest’s named executive officers in connection with the consummation of the Merger, (3) approve any adjournments of the Annual Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Annual Meeting to approve the Merger and the Merger Agreement, (4) elect eight directors to hold office until our 2016 annual meeting of stockholders and until their successors have been duly elected and qualified, or, if earlier, until the closing of the Merger, (5) ratify the selection by Campus Crest’s audit committee of Grant Thornton LLP as Campus Crest’s independent registered public accounting firm for the year ending December 31, 2015, (6) approve, on a non-binding, advisory basis, the compensation paid to Campus Crest’s named executive officers, and (7) consider, on a non-binding, advisory basis, a stockholder proposal regarding majority voting in uncontested director elections at Campus Crest.

Your vote is very important. Not voting is the same as a vote against the Merger and the Merger Agreement. We encourage you to vote as soon as possible.

Q:	Are there any other matters to be addressed at the Annual Meeting?

A:	At this time, Campus Crest does not know of any other matters to be brought before the Annual Meeting, but if other matters are properly brought before such meeting or at any adjournment or postponement of such meeting, the persons named as proxies on the enclosed proxy card will have discretionary authority to vote all proxies with respect to such matters in accordance with their discretion.

Q:	When and where is the Annual Meeting?

A:	The Annual Meeting will be held on January 26, 2016 at 10:00 a.m., Eastern Time, at our corporate headquarters at 2100 Rexford Road, Suite 414, Charlotte, North Carolina 28211, unless adjourned or postponed to a later date.

Q:	Who can vote and attend the Annual Meeting?

A:	All holders of record of Campus Crest common stock as of the record date, which was the close of business on December 1, 2015, are entitled to receive notice of, attend and vote at the Annual Meeting or any postponements or adjournments of the Annual Meeting. Campus Crest’s official stock ownership records will conclusively determine whether a stockholder is a “holder of record” as of the record date. If you hold your shares of Campus Crest common stock through a broker, bank or other nominee and wish to vote in person at the Annual Meeting, you must obtain a “legal proxy,” executed in your favor, from the broker, bank or other nominee (which may take several days).

Q:	How many votes do I have?

A:	Each Campus Crest stockholder is entitled to one vote on each matter properly brought before the Annual Meeting for each share of Campus Crest common stock held of record as of the record date. As of the record date, there were 64,756,541 shares of Campus Crest common stock outstanding and owned by stockholders (excluding shares of Campus Crest common stock held in treasury by Campus Crest), held by 39 holders of record.

Q:	What is the proposed transaction that will be considered at the Annual Meeting?

A:	Subject to the terms and conditions of the Merger Agreement more thoroughly described in this Proxy Statement, if the Merger Agreement is adopted by Campus Crest stockholders and the other conditions to closing under the Merger Agreement are satisfied or waived, Campus Crest will merge with and into Merger Sub, with Merger Sub being the surviving entity. Accordingly, the separate existence of Campus Crest will cease and the stockholders of Campus Crest automatically become entitled to the right to receive, in exchange for each share of Campus Crest common stock, (i) $6.97 in cash (the “Cash Consideration”), and (ii) a pro rata share (currently estimated to be up to $0.04 per share based on the CAD/$ exchange rate as of December 1, 2015) of distributions from certain funds held in escrow following Campus Crest’s disposition of its interests in its former Montreal joint venture (the “Contingent Consideration,” and together with the Cash Consideration, the “Merger Consideration”). If all or a portion of the Contingent Consideration has not been released from escrow prior to the Merger effective time, the Contingent Consideration will instead be paid in the form of one non-transferable contingent value right (“CVR”) for each share of Campus Crest common stock, with each CVR representing the right to receive a pro rata share of the escrowed funds if and when they are released from escrow.

Following the consummation of the Merger, the surviving entity of the Merger will enter into a separate merger agreement with one of its wholly owned subsidiaries and the Operating Partnership, pursuant to which such wholly owned subsidiary and the Operating Partnership will merge. Upon the consummation of the Operating Partnership Merger, in accordance with the Operating Partnership Merger Agreement and subject to the terms and conditions of the Operating Partnership Merger Agreement, each then-outstanding limited partnership unit in the Operating Partnership will be converted into the right to receive an amount equal to the Merger Consideration.

The Merger cannot be completed unless, among other things, the Merger Agreement is adopted by Campus Crest stockholders. Failing to submit a proxy or vote in person at the Annual Meeting or abstaining from voting or failing to provide your bank, brokerage firm or other nominee with instructions, as applicable, will have the same effect as a vote against the adoption of the Merger Agreement. The Campus Crest Board of Directors unanimously recommends that stockholders vote “FOR” the adoption of the Merger Agreement. This Proxy Statement includes important information about the Merger and the Merger Agreement, a copy of which is attached as Exhibit A to this Proxy Statement and incorporated by reference into this Proxy Statement. We encourage you to read the Merger Agreement carefully and in its entirety, as it is the principal document governing the Merger.

Q:	What will happen to Campus Crest as a result of the Merger?

A:	If the Merger is completed, Campus Crest will be merged with and into Merger Sub, with Merger Sub continuing as the surviving entity and a wholly owned subsidiary of Parent. As a result of the Merger, Campus Crest will no longer be a publicly held company. Following the Merger, Campus Crest common stock will be delisted from The New York Stock Exchange and deregistered under the Exchange Act.

Q:	When is the Merger expected to be completed?

A:	We currently expect the Merger to be completed by the end of the first quarter of 2016, subject to receipt of required approval from Campus Crest’s stockholders and subject to the satisfaction or waiver of the other conditions contained in the Merger Agreement. However, there is no assurance that the conditions to the Merger will be satisfied or that the Merger will close on the anticipated timeline or at all.

Q:	What happens if the Merger is not completed?

A:	If the Merger is not completed, you will not receive any payment for your shares of Campus Crest common stock. Instead, Campus Crest will remain a public company, and its common stock will continue to be registered under the Exchange Act and listed on the New York Stock Exchange. If the Merger is not completed because Campus Crest stockholders do not approve the Merger, Campus Crest will be required to reimburse Parent’s expenses in an amount up to $1,000,000, which reimbursement would reduce any termination fee subsequently payable by Campus Crest (as further described below).

Upon a termination of the Merger Agreement under specified circumstances set forth therein, Campus Crest may be required to pay Parent a termination fee equal to $5,000,000. The Merger Agreement also provides that upon a termination of the Merger Agreement under certain circumstances set forth in the Merger Agreement, Parent may be required to pay Campus Crest a reverse termination fee equal to $10,000,000. Subject to certain limitations set forth in the Merger Agreement, either party may terminate the Merger Agreement if the Merger is not consummated by March 31, 2016, or May 31, 2016 if additional time is required to obtain necessary lender consents. See “THE MERGER AGREEMENT—Termination Fees” beginning on page 98 for a description of the circumstances of when these payments would become payable.

Q:	As a common stockholder, what will I receive in the Merger?

A:	Each share of Campus Crest common stock you own at the Merger effective time will automatically be cancelled and converted into the right to receive (i) $6.97 in cash, and (ii) a pro rata share (currently estimated to be up to $0.04 per share based on the CAD/$ exchange rate as of December 1, 2015) of distributions from certain funds held in escrow following Campus Crest’s disposition of its interests in its former Montreal joint venture, without interest, less any applicable tax withholding. If all or a portion of the Contingent Consideration has not been released from escrow prior to the Merger effective time, the Contingent Consideration will instead be paid in the form of one non-transferable contingent value right (“CVR”) for each share of Campus Crest common stock, with each CVR representing the right to receive a pro rata share of the escrowed funds if and when they are released from escrow.

Q:	What are the CVRs?

A:	The CVRs are non-transferable contingent value rights that may be issued as part of the aggregate Merger Consideration to Campus Crest stockholders if all or a portion of the Contingent Consideration has not been released from escrow prior to the Merger effective time. Each CVR gives the holder the right to a pro rata share of distributions from certain funds held in escrow following Campus Crest’s disposition of its interest in its former Montreal joint venture on October 30, 2015.

There are two separate escrow accounts. One of the escrow accounts holds CAD3,408,750 (or approximately $0.033 per share of Campus Crest common stock based on the CAD/$ exchange rate as of December 1, 2015) which was withheld from the net sale proceeds from the sale of the interests in the Montreal joint venture in order to pay Canadian withholding tax that may be due on the sale. Campus Crest has filed a request with the Canada Revenue Authority to issue a certificate certifying that the sale proceeds are not subject to such tax, and the tax escrow funds will be (i) released from the escrow upon Campus Crest’s delivery of the certificate to the escrow agent, or (ii) reduced by the amount of any such tax, and the balance released. In addition, CAD450,000 of the net proceeds (or approximately $0.004 per share of Campus Crest common stock based on the CAD/$ exchange rate as of December 1, 2015) from the sale was deposited in an escrow account to secure certain indemnification obligations of Campus Crest arising out of the sale of the Montreal interests. If there are no valid claims against the indemnification escrow, the indemnification escrow funds are due to be released on February 27, 2016.

If either of these escrow amounts is released from escrow prior to the Merger effective time, then the released funds will be paid to Campus Crest stockholders together with the Cash Consideration. If the Merger effective time occurs before either of these funds are released from escrow, then the CVRs will be issued to stockholders at the Merger effective time and the escrowed funds will be distributed to stockholders in respect of their CVRs when and if the underlying funds are released from escrow. Although Campus Crest currently expects the entire amount of the funds to be released from each of these escrows, there is no assurance that all or any part of the funds will be released, or any certainty as to the timing of any release. In addition, the CVRs are not freely transferable and, accordingly, will not be listed on any securities exchange. Also, the tax consequences regarding the receipt of the CVRs are uncertain. See “The Merger — Material U.S. Federal Income Tax Consequences — Consequences of the Receipt of CVRs to U.S. Holders of our Common Stock” on page 76.

You are advised to approve the Merger and the Merger Agreement only if you are willing to assume the risk that these contingent events may not occur and that there may be no cash consideration ultimately paid to you in excess of $6.97 per share of Campus Crest common stock.

Q:	How does the Merger Consideration compare to the market price of Campus Crest common stock?

A:	The Merger Consideration of $7.01 per share represents an approximate 23.4% premium over Campus Crest’s closing price on October 16, 2015 (the closing price on the trading day of the announcement of the proposed Merger), and an approximate 8.1%, 29.3% and 31.9% premium over the volume weighted average prices of Campus Crest common stock over the 12-month, 3-month, and 1-month periods ended October 16, 2015, respectively.

Q:	If the Merger is completed, when can I expect to receive the Merger Consideration for my shares of Campus Crest common stock?

A:	If the Merger is completed, you will receive a letter of transmittal promptly following the Merger closing date describing how you may exchange your shares of Campus Crest common stock for the Merger Consideration. After receiving the proper documentation from you, the paying agent under the Merger Agreement will forward to you the portion of the Merger Consideration to which you are entitled.

Q:	What are the anticipated U.S. federal income tax consequences to me of the Merger?

A:	The receipt of the cash merger consideration and per share contingent consideration for each share of your Campus Crest common stock pursuant to the Merger will be treated as a sale of your stock in Campus Crest for an amount, per share, equal to the sum of: (i) $6.97 in cash; and (ii) a pro rata share (currently estimated to be up to $0.04 per share based on the CAD/$ exchange rate as of December 1, 2015) of distributions from certain funds held in escrow following Campus Crest’s disposition of its interests in its former Montreal joint venture. If all or a portion of the Contingent Consideration has not been released from escrow prior to the Merger effective time, the Contingent Consideration will instead be paid in the form of one CVR for each share of Campus Crest common stock, with each CVR representing the right to receive a pro rata share of the escrowed funds if and when they are released from escrow. The aggregate amount of the Merger Consideration is currently expected to be $7.01 per share of Campus Crest common stock. Generally, for U.S. federal income tax purposes, you will recognize gain (or loss) to the extent the Merger consideration per share of Campus Crest common stock is greater than (or less than) your adjusted tax basis in that share. For such purposes, your basis in your Campus Crest common stock will generally be equal to the price at which you purchased such stock less any distributions you received that constituted a return of capital prior to the Merger. The amount of gain or loss you recognize, and the timing of such gain or loss, depends on whether the Contingent Consideration is paid in cash at the Merger effective time or in CVRs as there is substantial uncertainty with respect to the U.S. federal income tax treatment of the CVRs. In addition, under certain circumstances, we may be required to withhold a portion of your Merger Consideration under applicable tax laws, and we intend to withhold a portion of the Merger Consideration paid to non-U.S. stockholders to the extent required under the Foreign Investment in Real Property Tax Act, which we refer to as “FIRPTA.” Please see “The Merger — Material U.S. Federal Income Tax Consequences” on page 73 for a more complete discussion of the U.S. federal income tax consequences of the Merger. Tax matters can be complicated and the tax consequences of the Merger to you will depend on your particular tax situation. We encourage you to consult your tax advisor regarding the tax consequences of the Merger to you.

Q:	Should I send in my stock certificates now?

A:	No. If the Merger is completed, you will receive a separate letter of transmittal with instructions for the surrender of your Campus Crest common stock share certificates. Please do not send in your stock certificates with your proxy.

Q:	What constitutes a quorum for the Annual Meeting?

A:	Under our Bylaws, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum. If you submit a properly executed proxy card or submit your proxy or voting instructions by telephone or Internet, even if you abstain from voting, your shares of Campus Crest common stock will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

Banks, brokerage firms and other nominees who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion on “routine” matters. When a broker does not receive instructions from a non-record owner on how to vote shares with respect to a “non-routine” matter, a broker “non-vote” occurs. Broker “non-votes” will be treated as present for purposes of determining whether a quorum is present, but will not be counted as votes cast “FOR” or “AGAINST” any matter.

Q:	What happens if I sell my common stock before the Annual Meeting?

A:	The record date is earlier than both the date of the Annual Meeting and the closing of the Merger. In order to receive the per-share Merger Consideration, you must hold your shares upon completion of the Merger. If you held shares of Campus Crest common stock on the record date but transfer them prior to the Merger effective time, you will retain your right to vote at the Annual Meeting, but not the right to receive the Merger Consideration for such shares. The right to receive such consideration when the Merger becomes effective will pass to the person who owns the shares that you previously owned.

Q:	What will happen if I abstain from voting or fail to vote?

A:	Approval of the Merger and the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of common stock of Campus Crest entitled to vote thereon as of the close of business on the record date for the Annual Meeting. Because the required vote for this proposal is based on the number of outstanding shares of Campus Crest common stock that are entitled to be cast rather than on the number of votes actually cast, failure to vote shares and abstentions will have the same effect as voting “against” the proposal to approve the Merger and the Merger Agreement.

The required vote for election of directors and the other proposals presented at the Annual Meeting is based on the number of votes actually cast by holders of outstanding shares of Campus Crest common stock that are entitled vote, rather than on the number of votes entitled to be cast, and because abstentions are not treated as votes cast, failure to vote shares and abstentions will have no effect on the outcome of the election of directors or the other proposals at the Annual Meeting.

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares on the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the approval of the other six proposals to be considered at the Annual Meeting, in which case a broker non-vote will occur and your shares will not be voted on these matters. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares. The failure by the holders of shares of Campus Crest common stock to attend the Annual Meeting and vote or authorize a proxy to vote their shares of Campus Crest common stock at the Annual Meeting will have the same effect as a vote “against” the proposal to approve the Merger and the Merger Agreement, as will abstentions.

In order for your shares to be voted, you must either return the enclosed proxy card, authorize your proxy or voting instructions by telephone or Internet, or vote in person at the Annual Meeting. If you properly sign, date and return a proxy card, but do not indicate how your shares of Campus Crest common stock should be voted on a matter, the shares represented by your proxy will be voted as our Board of Directors recommends (i.e., ”FOR” the proposal to approve the Merger and the Merger Agreement and the other proposals recommended by our Board of Directors).

Q:	Why is my vote important?

A:	If you do not submit a proxy or voting instructions or vote in person at the Annual Meeting, it will be more difficult for us to obtain the necessary quorum to hold the Annual Meeting. In addition, because the proposal to approve the Merger and the Merger Agreement must be approved by the affirmative vote of holders of a majority of the outstanding shares of common stock of Campus Crest entitled to vote thereon as of the close of business on the record date for the Annual Meeting, failure to vote your shares will have the same effect as a vote against the approval of the Merger and the Merger Agreement.

Q:	What is the position of the Board of Directors regarding the proposals being presented at the Annual Meeting?

A:	Our Board of directors unanimously recommends that you vote “FOR” the proposal to approve the Merger and the Merger Agreement, “FOR” the non-binding, advisory, merger-related compensation proposal, “FOR” the approval of any adjournments of the Annual Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Annual Meeting to approve the Merger and the Merger Agreement, “FOR” the election of each of the director nominees named in Proposal 4, “FOR” the ratification of the selection by Campus Crest’s audit committee of Grant Thornton LLP as Campus Crest’s independent registered public accounting firm for the year ending December 31, 2015 and “FOR” the non-binding, advisory proposal to approve the compensation paid to Campus Crest’s named executive officers. Our Board of Directors makes no recommendation on the non-binding, advisory stockholder proposal regarding majority voting in uncontested director elections at Campus Crest.

Q:	What vote is required to approve the Merger and the Merger Agreement and the other proposals to be considered at the Annual Meeting?

A:	Approval of the Merger and the Merger Agreement requires the affirmative vote, in person or by proxy, of holders of a majority of the outstanding shares of common stock of Campus Crest entitled to vote thereon as of the close of business on the record date for the Annual Meeting. Failure to submit a vote (i.e., not submitting a proxy card, authorizing your proxy or voting instructions by telephone or Internet, or voting in person), abstentions and “broker non-votes” will have the same effect as a vote against Proposal 1.

Election of a nominee to the Board of Directors requires the affirmative vote of a plurality of the votes cast by stockholders present or in person or represented by proxy and entitled to vote at the Annual Meeting. Each of the other proposals to be voted upon at the Annual Meeting requires the affirmative vote of the holders of a majority of the votes cast on the proposal.

Q:	Why am I being asked to consider and cast a vote on the non-binding proposal to approve the merger-related compensation?

A:	In July 2010, the U.S. Securities and Exchange Commission adopted rules that require public companies to seek a non-binding, advisory vote to approve certain compensation that may become payable to their named executive officers in connection with merger transactions.

Q:	What will happen if stockholders do not approve the non-binding, advisory proposal to approve the merger-related compensation?

A:	The vote to approve the non-binding, advisory Merger-Related Compensation Proposal is a vote separate and apart from the vote to approve the Merger and the Merger Agreement. Approval of this proposal is not a condition to completion of the Merger. The vote on this proposal is a non-binding, advisory vote only, and it is not binding on us, our Board of Directors or our compensation committee. Further, the underlying arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the non-binding, advisory vote, if the Merger is completed, our named executive officers will be eligible to receive the compensation that may become payable to them in connection with the Merger, in accordance with the terms and conditions applicable to such compensation.

Q:	Do any of Campus Crest’s directors and executive officers have any interest in the Merger that is different than mine?

A:	Yes. Our Board of Directors and executive officers have certain interests in the Merger that may be different from, or in addition to, the interests of our stockholders, including the consideration that they would receive with respect to their outstanding restricted stock in Campus Crest in connection with the Merger. Additionally, our executive officers may become entitled to receive certain severance payments and benefits following the closing of the Merger. See “The Merger—Interests of Our Directors and Executive Officers in the Merger” for additional information about possible interests that our directors and executive officers may have in the Merger that are different than yours.

Q:	How do I cast my vote?

A:	Stockholders may vote their shares of Campus Crest common stock at the Annual Meeting in one of four ways: (i) by mail via the enclosed proxy card, (ii) by telephone at the toll-free number provided on the enclosed proxy card, (iii) over the Internet at the Web site provided on the enclosed proxy card or (iv) in person at the Annual Meeting.

Q:	If my shares of Campus Crest common stock are held in “street name” by my broker or bank, will my broker or bank vote my shares for me?

A:	If you own shares of Campus Crest common stock through a broker, bank or other nominee (i.e., in “street name”), you must provide voting instructions in accordance with the instructions on the voting instruction card that your broker, bank or other nominee provides to you, since brokers, banks and other nominees do not have discretionary voting authority with respect to non-routine matters, such as approval of the Merger and the Merger Agreement, the Merger-Related Compensation proposal, the Adjournment Proposal, election of directors and executive compensation proposals. Brokers normally do have discretion to vote on routine matters, such as ratification of auditors. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank or other nominee who can give you directions on how to vote your shares of Campus Crest common stock. If you hold your shares of Campus Crest common stock through a broker, bank or other nominee and wish to vote in person at the Annual Meeting, you must obtain a “legal proxy,” executed in your favor, from the broker, bank or other nominee (which may take several days). If you do not obtain a legal proxy from your broker, bank or other nominee, you can still attend the Annual Meeting, but you will not be able to vote your shares at the Annual Meeting.

Q:	Do I need identification to attend the Annual Meeting in person?

A:	Yes. Please bring proper identification. Anyone without proper identification will not be admitted to the Annual Meeting.

Q:	If I am going to attend the Annual Meeting, should I return my proxy card(s)?

A:	Yes. Returning your signed and dated proxy card(s) ensures that your shares of Campus Crest common stock will be represented and voted at the Annual Meeting. You may revoke your proxy at any time prior to the vote at the Annual Meeting by filing with our Secretary a written revocation of your proxy or by delivering an authorized proxy bearing a later date or by attending the meeting and voting in person.

Q:	Can I participate if I am unable to attend the Annual Meeting?

A:	If you are unable to attend the Annual Meeting in person, we encourage you to complete, sign, date and return your proxy card, or submit your proxy or voting instructions by telephone or Internet.

Q:	How will my proxy be voted?

A:	All shares of Campus Crest common stock held by stockholders entitled to vote and represented by properly completed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting as instructed on the proxies. If you properly sign, date and return a proxy card, but do not indicate how your shares of Campus Crest common stock should be voted on a matter, the shares represented by your proxy will be voted as our Board of Directors recommends, i.e., ”FOR” the proposal to approve the Merger and the Merger Agreement, “FOR” the non-binding, advisory, merger-related compensation proposal, “FOR” the approval of any adjournments of the Annual Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Annual Meeting to approve the Merger and the Merger Agreement, “FOR” the election of each of the director nominees named in Proposal 4, “FOR” the ratification of the selection by Campus Crest’s audit committee of Grant Thornton LLP as Campus Crest’s independent registered public accounting firm for the year ending December 31, 2015 and “FOR” the non-binding, advisory proposal to approve the compensation paid to Campus Crest’s named executive officers.

Q:	Can I revoke my proxy or change my vote after I have delivered my proxy?

A:	Yes, you may revoke a previously authorized proxy at any time before the Annual Meeting by filing with our Secretary a written revocation of your proxy or by delivering an authorized proxy bearing a later date either over the Internet, by mail or by telephone or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in itself, constitute revocation of a previously authorized proxy.

If you hold your shares of common stock in “street name” with a bank, broker firm, dealer, trust company or other nominee, only that nominee can exercise the right to vote with respect to the shares of common stock that you beneficially own through such nominee and only upon receipt of your specific instructions. Accordingly, you may change your voting instructions only by following the directions received from your bank, broker firm, dealers, trust company or other nominee for changing your voting instructions.

Q:	What rights do I have if I oppose the Merger?

A:	If you are a Campus Crest common stockholder of record on the record date, you can vote against the proposal to approve the Merger and the Merger Agreement. You are not, however, entitled to appraisal rights, dissenters’ rights or similar rights of an objecting stockholder under Maryland law. See “No Dissenters’ Rights of Appraisal” for more information.

Q:	What will happen to my shares of Campus Crest common stock after the Merger?

A:	Following the completion of the Merger, your shares of Campus Crest common stock will be cancelled pursuant to the Merger Agreement in exchange for the right to receive the Merger Consideration for each share of Campus Crest common stock you hold. Trading in shares of Campus Crest common stock on the New York Stock Exchange will cease. Price quotations for shares of Campus Crest common stock will no longer be available and we will cease filing reports with the Securities and Exchange Commission.

Q:	Have any stockholders already agreed to approve the Merger?

A:	To our knowledge, there are no agreements between any stockholders who are entitled to vote at the Annual Meeting in which a stockholder has agreed to vote in favor of approval of the Merger.

Q:	Where can I find more information about Campus Crest?

A:	Campus Crest files certain information with the Securities and Exchange Commission. You may read and copy this information at the Securities and Exchange Commission’s public reference facilities. You may call the Securities and Exchange Commission at 1-800-SEC-0330 for information about these facilities. This information is also available on the Securities and Exchange Commission’s website at www.sec.gov and on our website at http://campuscrest.com. Except as provided in “Where You Can Find More Information”, the information found on, or otherwise accessible through, these websites is not incorporated into, and does not form a part of, this Proxy Statement or any other report or document Campus Crest files with or furnishes to the Securities and Exchange Commission. You can also request copies of these documents from us. See “Where You Can Find More Information.”

Q:	Who will solicit and pay the cost of soliciting proxies?

A:	Campus Crest will bear the cost of the solicitation of proxies for the Annual Meeting. Our Board of Directors is soliciting your proxy on Campus Crest’s behalf. In addition to the use of mails, proxies may be solicited by personal interview, telephone, facsimile, e-mail or otherwise, by the directors, officers and other employees of Campus Crest. In addition, we have engaged Innisfree M&A Incorporated to assist in the solicitation of proxies for a fee not to exceed $20,000 and reimbursement of out-of-pocket expenses. We will also request persons, firms and corporations holding shares of Campus Crest common stock in their names or in the names of their nominees, that are beneficially owned by others, to send or cause to be sent proxy materials to and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

Q:	What should I do if I receive more than one set of voting materials for the Annual Meeting?

A:	You may receive more than one set of voting materials for the Annual Meeting, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your Campus Crest common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please submit each separate proxy or voting instruction card that you receive by following the instructions set forth in each separate proxy or voting instruction card.

Q:	Who can help answer my questions about the Annual Meeting or the other proxy materials?

A:	If you have any questions about the Annual Meeting, the proxy materials or how to submit your proxy or the enclosed proxy card or voting instructions, or if you need additional copies of this Proxy Statement, the enclosed proxy card or voting instructions, you should contact:

Campus Crest Communities, Inc.

2100 Rexford Road

Suite 400

Charlotte, North Carolina 28211

(704) 496-2500

Attention: Investor Relations

You may also contact Innisfree M&A Incorporated, our proxy solicitor, as follows:

Innisfree M&A Incorporated

501 Madison Avenue

New York, NY 10022

Stockholders may call toll-free: (888) 750-5834

Banks and brokers may call collect: (212) 750-5833

If your broker holders your shares, you should also contact your broker for additional information.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We intend to announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission following the Annual Meeting. All reports that we file with the Securities and Exchange Commission are publicly available on the Securities and Exchange Commission’s website at www.sec.gov when filed.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement and the documents incorporated herein by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The forward-looking statements, which include statements regarding the proposed Merger may be identified by the inclusion of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “goal” and variations of such words and other similar expressions, and are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. These statements, as they relate to Campus Crest, Parent, Merger Sub, the management of any such company or the proposed Merger, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. Campus Crest intends that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Campus Crest’s actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

•	the outcome of the legal proceedings that have been, or may be, instituted against Campus Crest and others following announcement of our entering into the Merger Agreement;

•	the inability to complete the proposed Merger due to the failure to satisfy the conditions to the Merger, including obtaining the approval of Campus Crest’s stockholders, certain required lender consents and other closing conditions more fully described in the Merger Agreement and this Proxy Statement;

•	potential difficulties in employee retention as a result of the proposed Merger;

•	the value of any CVRs which may be issued in connection with the Merger;

•	legislative, regulatory and economic developments;

•	risks related to the disruption of management’s attention from Campus Crest’s ongoing business operations due to the proposed Merger as well as risks that the proposed Merger disrupts current plans and operations of Campus Crest;

•	the effect of the announcement of the proposed Merger on Campus Crest’s relationships with colleges and universities, relationships with tenants, operating results and business generally; and

•	other risks and uncertainties described under “Item 1A. Risk Factors” in the Campus Crest’s Annual Report on Form 10-K for the year ended December 31, 2014 and in the Campus Crest’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2015, June 30, 2015 and September 30, 2015 and in other documents filed with the Securities and Exchange Commission by Campus Crest.

Given these uncertainties, current and prospective investors should be cautioned in their reliance on such forward-looking statements. Except as required by law, Campus Crest disclaims any obligation to update any such factors or to publicly announce the results of any revision to any of the forward-looking statements contained herein to reflect future events or developments. A more comprehensive discussion of risks, uncertainties, financial reporting restatements, and forward-looking statements may be seen in Campus Crest’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission.

THE PARTIES TO THE MERGER

Campus Crest Parties

Campus Crest, a Maryland corporation formed in March 2010, is a self-administered and self-managed real estate investment trust (“REIT”) focused on owning and managing a high-quality student housing portfolio located close to college campuses. Campus Crest currently owns (i) limited partnership interests in, and (ii) all of the issued and outstanding equity interests in the sole general of, the Operating Partnership, which is a Delaware limited partnership formed in March 2010. Campus Crest holds substantially all of its assets, and conducts substantially all of its business, through the Operating Partnership. As of October 19, 2015, Campus Crest, through its affiliates, had ownership interests in 79 student housing properties with over 42,000 beds across North America. Campus Crest is traded on the New York Stock Exchange under the symbol “CCG.”

CCGSR, Inc. (“CCGSR”) is a newly formed Delaware corporation created solely for the purpose of representing the stockholders of Campus Crest pursuant to the Merger Agreement if the CVRs are issued at the closing of the Merger as part of the Contingent Consideration. CCGSR has not carried on any activities to date other than activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the Merger Agreement.

The address of Campus Crest is 2100 Rexford Road, Suite 414, Charlotte, North Carolina, 28211. The telephone number of Campus Crest is (704) 496-2500.

HSRE Parties

HSRE Quad Merger Parent, LLC (“Parent”) is a newly formed Delaware limited liability company and an affiliate of Harrison Street Real Estate Capital, LLC, a Delaware limited liability company (“HSRE”). HSRE Quad Merger Sub, LLC (“Merger Sub”) is a newly formed Maryland limited liability company and a wholly owned subsidiary of Parent. Parent and Merger Sub are collectively referred to as the “HSRE Parties.” The HSRE Parties were created solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Neither Parent nor Merger Sub has carried on any activities to date other than activities incidental to their formation and activities undertaken in connection with the transactions contemplated by the Merger Agreement. The HSRE Parties are affiliates of HSRE, a real estate private equity firm founded in September 2005 that directly and through its affiliates, has approximately $8 billion in assets under management through commingled funds and public securities products. The commingled funds focus exclusively on the Education, Healthcare and Storage segments of the US & European real estate markets. Since inception, HSRE has acquired or developed over $10 billion of real estate throughout 480 properties in 40 states including over 63,000 student housing beds, more than 14,000 senior housing units, over 5.9 million square feet of medical office space, and more than 92,000 self-storage units.

The address of the HSRE Parties and HSRE is 71 South Wacker Drive, Suite 3575, Chicago, IL 60606. The telephone number of the HSRE Parties and HSRE is (312) 920-0500.

THE ANNUAL MEETING

We are furnishing this Proxy Statement to our stockholders as part of the solicitation of proxies by our Board of Directors for use at the Annual Meeting in connection with the matters to be voted on at the Annual Meeting which include, among other things, the adoption of the Merger Agreement and the consummation of the proposed Merger. This Proxy Statement provides our stockholders with the information they need to know to be able to vote or instruct their vote to be cast at the Annual Meeting and should be read carefully in its entirety.

Date, Time and Purpose of the Annual Meeting

This Proxy Statement is being furnished to our stockholders in connection with the solicitation of proxies by our Board of Directors to be exercised at the annual Meeting to be held on January 26, 2016 at 10:00 a.m., Eastern Time, at our corporate headquarters at 2100 Rexford Road, Suite 414, Charlotte, North Carolina 28211, unless adjourned or postponed to a later date. The purpose of the Annual Meeting is for you to consider and vote on the following matters:

1.	to approve the Merger of Campus Crest with and into Merger Sub, pursuant to the terms and conditions of the Merger Agreement;

2.	to approve on an advisory (non-binding) basis the compensation that may become payable to Campus Crest’s named executive officers in connection with the Merger;

3.	to approve any adjournments of the Annual Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Annual Meeting to approve the Merger and the Merger Agreement;

4.	to elect eight (8) directors to hold office until our 2016 annual meeting of stockholders and until their successors have been duly elected and qualified, or, if earlier, until the closing of the Merger;

5.	to ratify the selection by Campus Crest’s audit committee of Grant Thornton LLP as Campus Crest’s independent registered public accounting firm for the year ending December 31, 2015;

6.	to approve on an advisory (non-binding) basis the compensation paid to Campus Crest’s named executive officers; and

7.	to consider on an advisory (non-binding) basis a stockholder proposal regarding majority voting in uncontested director elections at Campus Crest.

We are not aware of any other business to be acted upon at the Annual Meeting or any postponements or adjournments thereof. If, however, other matters are properly brought before the Annual Meeting or any postponements or adjournments thereof, the persons named as proxies on the enclosed proxy card will vote on those matters in their discretion.

The affirmative vote of holders of a majority of the outstanding shares of common stock of Campus Crest entitled to vote thereon as of the close of business on the record date for the Annual Meeting is required to approve the Merger Agreement and for the Merger to occur. A copy of the Merger Agreement is attached as Exhibit A to this Proxy Statement, which we encourage you to read carefully in its entirety.

Record Date, Notice and Quorum

The record date for the Annual Meeting is December 1, 2015. You are entitled to receive notice of and vote at the Annual Meeting if you owned shares of Campus Crest common stock as of the close of business on the record date for the Annual Meeting. At the close of business on the record date, there were approximately 64,756,541 shares of Campus Crest common stock outstanding and entitled to vote at the Annual Meeting, held by approximately 39 holders of record. Stockholders entitled to vote at the Annual Meeting will have one vote on each matter submitted to a vote at the Annual Meeting for each share of Campus Crest common stock that you owned as of the close of business on the record date.

A quorum of stockholders is necessary to hold a valid meeting. Under our Bylaws, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum. If you submit a properly executed proxy card or submit your proxy or voting instructions by telephone or Internet, even if you abstain from voting, your shares of Campus Crest common stock will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Banks, brokerage firms and other nominees who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion on “routine” matters. When a broker does not receive instructions from a non-record owner on how to vote shares with respect to a “non-routine” matter, a broker “non-vote” occurs. Broker “non-votes” will be treated as present for purposes of determining whether a quorum is present, but will not be counted as votes cast “FOR” or “AGAINST” any matter.

In the event that a quorum is not present at the Annual Meeting or additional votes must be solicited in connection with the approval of the Merger and the Merger Agreement, it is expected that the Annual Meeting will be adjourned without notice (other than by announcement at the meeting if the adjourned meeting will be held on a date not more than 120 days after the original record date) to solicit additional proxies.

Required Vote

It is very important that ALL of our stockholders vote their shares of Campus Crest common stock, so please promptly authorize your proxy by either completing and returning the enclosed proxy card in the postage-paid envelope as promptly as possible or submitting your proxy or voting instructions by telephone or Internet. As of the record date, there were approximately 64,756,541 shares of Campus Crest common stock outstanding. The votes required to approve each proposal are as follows:

•	Proposal 1 (Approval of the Merger and the Merger Agreement). The approval of the Merger and the Merger Agreement requires the affirmative vote, in person or by proxy, of holders of a majority of the outstanding shares of common stock of Campus Crest entitled to vote thereon as of the close of business on the record date for the Annual Meeting. Each holder of common stock entitled to vote at the Annual Meeting is entitled to cast one vote on each matter presented at the Annual Meeting for each share of Campus Crest common stock owned by such stockholder on the record date. Because the required vote for this proposal is based on the number of votes our common stockholders are entitled to cast rather than on the number of votes cast, failure to vote your shares of Campus Crest common stock (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have the same effect as voting “against” the proposal to approve the Merger and the Merger Agreement. Approval of this proposal is a condition to the completion of the Merger. In the event this proposal is not approved, the Merger cannot be completed.

•	Proposal 2 (Merger-Related Compensation Proposal). The approval, on a non-binding, advisory basis, of the Merger-Related Compensation Proposal requires the affirmative vote of the holders of a majority of the votes cast on the proposal at the Annual Meeting. If a stockholder fails to cast a vote on this proposal, in person or by authorizing a proxy, such failure will not have any effect on the outcome of this proposal. In addition, abstentions are not considered votes cast and therefore will have no effect on the outcome of this proposal. As a non-binding advisory vote, the result of this proposal will not be binding on us, our Board of Directors or our compensation committee.

•	Proposal 3 (Adjournment Proposal). The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the votes cast on the proposal at the Annual Meeting. If a stockholder fails to cast a vote on this proposal, in person or by authorizing a proxy, such failure will not have any effect on the outcome of this proposal. In addition, abstentions are not considered votes cast and therefore will have no effect on the outcome of this proposal.

•	Proposal 4 (Election of Directors). The election of a nominee to the Board of Directors requires the affirmative vote of a plurality of the votes cast by stockholders present or in person or represented by proxy and entitled to vote at the Annual Meeting. If a stockholder fails to cast a vote on this proposal, in person or by authorizing a proxy, such failure will not have any effect on the outcome of this proposal. In addition, abstentions are not considered votes cast and therefore will have no effect on the outcome of this proposal.

•	Proposal 5 (Ratification of the Selection by the Audit Committee of the Independent Registered Public Accounting Firm). The ratification of the selection by Campus Crest’s audit committee of Grant Thornton LLP as Campus Crest’s independent registered public accounting firm for the year ending December 31, 2015 requires the affirmative vote of the holders of a majority of the votes cast on the proposal. If a stockholder fails to cast a vote on this proposal, in person or by authorizing a proxy, such failure will not have any effect on the outcome of this proposal. In addition, abstentions are not considered votes cast and therefore will have no effect on the outcome of this proposal.

•	Proposal 6 (Advisory (Non-Binding) Vote on Campus Crest Executive Compensation). The approval, on a non-binding, advisory basis, of the compensation paid to Campus Crest’s named executive officers requires the affirmative vote of the holders of a majority of the votes cast on the proposal. If a stockholder fails to cast a vote on this proposal, in person or by authorizing a proxy, such failure will not have any effect on the outcome of this proposal. In addition, abstentions are not considered votes cast and therefore will have no effect on the outcome of this proposal.

•	Proposal 7 (Non-Binding Stockholder Proposal on Majority Voting in Uncontested Director Elections). The approval, on a non-binding, advisory basis, of a stockholder proposal regarding majority voting in uncontested director elections at Campus Crest requires the affirmative vote of the holders of a majority of the votes cast on the proposal. If a stockholder fails to cast a vote on this proposal, in person or by authorizing a proxy, such failure will not have any effect on the outcome of this proposal. In addition, abstentions are not considered votes cast and therefore will have no effect on the outcome of this proposal.

•	Other Proposals: Approval of any other proposal to be voted upon at the Annual Meeting requires the affirmative vote of the holders of a majority of the votes cast on the proposal.

Brokers normally have discretion to vote on routine matters, such as ratification of auditors, but not on non-routine matters, such as approval of the Merger and the Merger Agreement, the Merger-Related Compensation proposal, the Adjournment Proposal, election of directors and executive compensation proposals. A “broker non-vote” occurs when a broker does not have discretionary voting authority on a non-routine matter because the broker has not received instructions from its client as to how to vote on a particular proposal. If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under New York Stock Exchange (“NYSE”) rules to vote your shares on the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the approval of the other six proposals to be considered at the Annual Meeting, in which case a broker non-vote will occur and your shares will not be voted on these matters. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares. The failure by the holders of shares of Campus Crest common stock to attend the Annual Meeting and vote or authorize a proxy to vote their shares of Campus Crest common stock at the Annual Meeting will have the same effect as a vote “against” the proposal to approve the Merger and the Merger Agreement, as will abstentions. If you properly sign, date and return a proxy card, but do not indicate how your shares of Campus Crest common stock should be voted on a matter, the shares represented by your proxy will be voted as our Board of Directors recommends (i.e., “FOR” the proposal to approve the Merger and the Merger Agreement and the other proposals recommended by our Board of Directors).

As of the record date, our directors and executive officers owned and are entitled to vote an aggregate of approximately 406,518 shares of Campus Crest common stock, entitling them to exercise approximately 0.52% of the voting power of shares of Campus Crest common stock entitled to vote at the Annual Meeting. Our directors and executive officers have informed us that they intend to vote the shares of Campus Crest common stock that they own in favor of the proposal to approve the Merger and the Merger Agreement, in favor of the non-binding, advisory Merger-Related Compensation Proposal and in favor of the Adjournment Proposal.

Votes cast by proxy or in person at the Annual Meeting will be counted by the person appointed by us to act as inspector of election for the Annual Meeting. The inspector of election will also determine whether a quorum is present at the Annual Meeting.

Recommendations of the Board of Directors

Proposal 1 (Approval of the Merger and the Merger Agreement). After careful consideration, our Board of Directors has determined that the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement are advisable and fair to and in the best interests of Campus Crest and its stockholders, has unanimously approved the Merger Agreement and the consummation of the Merger and unanimously recommends that our stockholders vote “FOR” the proposal to approve the Merger and the Merger Agreement.

Proposal 2 (Merger-Related Compensation Proposal). Our Board of Directors also recommends that you vote “FOR” the non-binding, advisory Merger-Related Compensation Proposal.

Proposal 3 (Adjournment Proposal). Our Board of Directors also recommends that you vote “FOR” any adjournment of the Annual Meeting if necessary to permit solicitation of further proxies if there are not sufficient votes at the time of the Annual Meeting to approve the Merger and the Merger Agreement.

Proposal 4 (Election of Directors). Our Board of Directors also recommends that you vote “FOR” the election of each of the director nominees named in Proposal 4.

Proposal 5 (Ratification of the Selection by the Audit Committee of the Independent Registered Public Accounting Firm). Our Board of Directors also recommends that you vote “FOR” the ratification of the selection by Campus Crest’s audit committee of Grant Thornton LLP as Campus Crest’s independent registered public accounting firm for the year ending December 31, 2015.

Proposal 6 (Advisory (Non-Binding) Vote on Campus Crest Executive Compensation). Our Board of Directors also recommends that you vote “FOR” the non-binding, advisory proposal to approve the compensation paid to Campus Crest’s named executive officers.

Proposal 7 (Non-Binding Stockholder Proposal on Majority Voting in Uncontested Director Elections). Our Board of Directors makes no recommendation on the non-binding, advisory stockholder proposal regarding majority voting in uncontested director elections at Campus Crest.

How to Authorize a Proxy

Holders of record of shares of Campus Crest common stock may vote or cause their shares to be voted by proxy using one of the following methods:

•	mark, sign, date and return the enclosed proxy card by mail;

•	authorize your proxy or voting instructions by telephone or by Internet by following the instructions included with your proxy card; or

•	appear and vote in person by ballot at the Annual Meeting.

Regardless of whether you plan to attend the Annual Meeting, we request that you authorize a proxy to vote your shares of Campus Crest common stock as described above as promptly as possible.

If you vote by Internet or telephone, your vote must be received before 11:59 p.m. Eastern Time on January 25, 2016, the day before the Annual Meeting.

If you own common stock through a broker, bank or other nominee (i.e., in “street name”), you must provide voting instructions in accordance with the instructions on the voting instruction card that your broker, bank or other nominee provides to you, as brokers, banks and other nominees do not have discretionary voting authority with respect to any of the proposals described in this Proxy Statement. You should instruct your broker, bank or other nominee as to how to vote your shares of Campus Crest common stock following the directions contained in such voting instruction card. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank or other nominee who can give you directions on how to vote your shares of Campus Crest common stock. If you hold your shares of Campus Crest common stock through a broker, bank or other nominee and wish to vote in person at the Annual Meeting, you must obtain a “legal proxy,” executed in your favor, from the broker, bank or other nominee (which may take several days).

Proxies and Revocation

If you authorize a proxy, your shares of Campus Crest common stock will be voted at the Annual Meeting as you indicate on your proxy. If no instructions are indicated when you authorize your proxy, your shares of Campus Crest common stock will be voted in accordance with the recommendations of our Board of Directors. Our Board of Directors recommends that you vote “FOR” the proposal to approve the Merger and the Merger Agreement, “FOR” the non-binding, advisory, merger-related compensation proposal, “FOR” the approval of any adjournments of the Annual Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Annual Meeting to approve the Merger and the Merger Agreement, “FOR” the election of each of the director nominees named in Proposal 4, “FOR” the ratification of the selection by Campus Crest’s audit committee of Grant Thornton LLP as Campus Crest’s independent registered public accounting firm for the year ending December 31, 2015 and “FOR” the non-binding, advisory proposal to approve the compensation paid to Campus Crest’s named executive officers. Our Board of Directors makes no recommendation on the non-binding, advisory stockholder proposal regarding majority voting in uncontested director elections at Campus Crest.

You may revoke your proxy at any time, but only before the proxy is voted at the Annual Meeting, in any of three ways:

•	by delivering, prior to the date of the Annual Meeting, a written revocation of your proxy dated after the date of the proxy that is being revoked to our Secretary at Campus Crest Communities, Inc., at 2100 Rexford Road, Suite 414, Charlotte, North Carolina 28211;

•	by delivering to our Secretary a later-dated, duly executed proxy or by authorizing your proxy by telephone or by Internet at a date after the date of the previously authorized proxy relating to the same shares of Campus Crest common stock; or

•	by attending the Annual Meeting and voting in person by ballot.

Attendance at the Annual Meeting will not, in itself, constitute revocation of a previously granted proxy. If you own shares of Campus Crest common stock in “street name,” you may revoke or change previously granted voting instructions by following the instructions provided by the broker, bank or other nominee that is the registered owner of the shares.

We do not expect that any matters other than the proposals set forth above will be brought before the Annual Meeting. If, however, such a matter is properly presented at the Annual Meeting or any postponements or adjournments of the Annual Meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies.

Solicitation of Proxies

We will bear the cost of solicitation of proxies for the Annual Meeting. In addition to the use of mails, proxies may be solicited by personal interview, telephone, facsimile, e-mail or otherwise, by our directors, officers and other employees without additional compensation for such activities. In addition, we have engaged Innisfree M&A Incorporated to assist in the solicitation of proxies for a fee not to exceed $20,000 and reimbursement of out-of-pocket expenses. We will also request persons, firms and corporations holding shares of Campus Crest common stock in their names or in the names of their nominees, that are beneficially owned by others, to send or cause to be sent proxy materials to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses in doing so.

Exchange of Stock Certificates

Our stockholders should not send stock certificates with their proxies. Separate transmittal documents for the surrender of certificated and uncertificated shares of Campus Crest common stock in exchange for Merger Consideration will be mailed to our stockholders as soon as practicable following completion of the Merger. See “The Merger Agreement—Exchange and Payment Procedures” beginning on page 85.

Adjournments

Although it is not currently expected, subject to approval of the adjournment proposal, the Annual Meeting may be adjourned for the purpose of soliciting additional proxies if we believe it is reasonably likely that the Merger will not be approved at the Annual Meeting when convened on January 26, 2016, or when reconvened following any adjournment. Any adjournments may be made to a date not more than 120 days after the original record date without notice (other than by an announcement at the Annual Meeting), by the affirmative vote of the holders of a majority of the votes cast on the adjournment proposal, whether or not a quorum exists.

Postponements

At any time prior to convening the Annual Meeting, our Board of Directors may postpone the Annual Meeting for any reason without the approval of our stockholders to a date not more than 120 days after the original record date (subject to certain restrictions in the Merger Agreement).

PROPOSAL 1—PROPOSAL TO APPROVE THE MERGER AND MERGER AGREEMENT

We are asking our stockholders to vote on a proposal to approve the Merger and the Merger Agreement.

For detailed information regarding this proposal, see the information about the Merger and the Merger Agreement throughout this Proxy Statement, including the information set forth in the sections entitled “The Merger” and “The Merger Agreement.” A copy of the Merger Agreement is attached as Exhibit A to this Proxy Statement.

Approval of the proposal to approve the Merger and the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of common stock of Campus Crest entitled to vote thereon as of the record date for the Annual Meeting. Because the required vote for this proposal is based on the number of votes our common stockholders are entitled to cast rather than on the number of votes actually cast, failure to vote your shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have the same effect as voting “against” the proposal to approve the Merger and the Merger Agreement.

Approval of this proposal is a condition to the completion of the Merger. In the event this proposal is not approved, the Merger cannot be completed.

Recommendation of the Board of Directors:

Our Board of Directors unanimously recommends that our stockholders vote “FOR” the proposal to approve the Merger and the Merger Agreement.

THE MERGER

General Description of the Merger

Subject to the terms and conditions of the Merger Agreement, at the closing of the Merger, Campus Crest will merge with and into Merger Sub, with Merger Sub surviving the Merger as a wholly owned subsidiary of Parent, and the separate existence of Campus Crest will cease. In connection with the consummation of the Merger, the stockholders of Campus Crest will automatically become entitled to the right to receive, in exchange for each share of Campus Crest common stock, (i) $6.97 in cash (the “Cash Consideration”), and (ii) a pro rata share (currently estimated to be up to $0.04 per share based on the CAD/$ exchange rate as of December 1, 2015) of distributions from certain funds held in escrow following Campus Crest’s disposition of its interests in its former Montreal joint venture (the “Contingent Consideration,” and together with the Cash Consideration, the “Merger Consideration”). If all or a portion of the Contingent Consideration has not been released from escrow prior to the Merger effective time, the Contingent Consideration will instead be paid in the form of one non-transferable contingent value right (“CVR”) for each share of Campus Crest common stock, with each CVR representing the right to receive a pro rata share of the escrowed funds if and when they are released from escrow. The Merger will become effective at such time as the Articles of Merger are duly filed with, and accepted by, the State Department of Assessments and Taxation of Maryland or at such subsequent date and time as Campus Crest and Merger Sub shall agree and specify in the Articles of Merger. We sometimes use the term “Merger effective time” in this Proxy Statement to refer to the time the Merger becomes effective.

Following the consummation of the Merger, the surviving entity of the Merger will enter into a separate merger agreement with one of its wholly owned subsidiaries and the Operating Partnership, pursuant to which such wholly owned subsidiary and the Operating Partnership will merge. Upon the consummation of the Operating Partnership Merger, in accordance with the Operating Partnership Merger Agreement and subject to the terms and conditions of the Operating Partnership Merger Agreement, each then-outstanding limited partnership unit in the Operating Partnership will be converted into the right to receive an amount equal to the Merger Consideration.

Our Board of Directors has approved the Merger Agreement and the consummation of the Merger and the transactions contemplated thereby, and has declared the Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement advisable, fair to and in the best interests of Campus Crest and its stockholders.

Background of the Merger

As part of its ongoing evaluation of Campus Crest’s business, our Board has periodically considered potential opportunities to maximize shareholder value through a variety of strategic alternatives, including potential business combinations, the sale of the company, acquisitions of significant properties, and issuances of debt, equity and hybrid securities to fund our growth. Our Board has also periodically evaluated Campus Crest’s performance and execution of its business plans.

Campus Crest historically has been vertically integrated and self-managed, meaning that it has developed and constructed many of its residential apartment communities, and then managed them. As of the beginning of 2014, Campus Crest had 11 student housing projects under construction that were due to be ready for occupancy by the important fall 2014 semester start dates for its various college communities. Beginning in July 2014, our Board became concerned about Campus Crest’s construction and development activities as it learned that a number of the 2014 construction projects were over budget and would not be completed on time, leading to cost-overruns, additional expenses to provide temporary alternative accommodations to new residents, and significantly impacting occupancy, rental revenues and Campus Crest’s return on investment. Many of these projects were financed with complicated joint venture financing pursuant to which Campus Crest bore much of the construction risk and frequently guaranteed or was primarily liable on the underlying construction indebtedness. Following a management and Board review of the construction and development activities in September 2014, the Board agreed on a number of important initiatives in early October:

•	Campus Crest would simplify its business model by discontinuing all construction and development activities and focusing on organic growth, it would eliminate the construction and development department, and it would place most of its remaining undeveloped land up for sale.

•	Campus Crest would seek to finalize the acquisition of the remaining interests in the Copper Beech portfolio of apartment communities, and simplify its balance sheet by reducing the number of properties held in joint venture arrangements.

•	The Board would evaluate its executive leadership team.

•	The Board would strengthen its governance and recruit additional Board members with industry and REIT experience.

•	The Board would engage a financial adviser and legal counsel to help the Board undertake a comprehensive review of strategic alternatives.

In early October 2014, Campus Crest exited its construction and development activities, eliminated many of the positions in its construction and development department, and the head of construction and development and the Chief Operating Officer tendered their resignations. At the same time, Campus Crest accelerated negotiations with Dr. John R. McWhirter, the controlling equity owner of the Copper Beech entities, regarding Campus Crest’s interest in acquiring the remainder of the ownership interests in the Copper Beech portfolio. Campus Crest had originally entered into an agreement to acquire the Copper Beech portfolio in February 2013 in a purchase agreement which gave Campus Crest the ability to acquire control of the portfolio over time.

In late October 2014, the Board engaged the law firm of Kilpatrick, Townsend & Stockton LLP (“Kilpatrick”) to advise the Board in its strategic review process.

At its regular quarterly meeting in Charlotte on October 27, 2014, the Board approved the negotiated terms of the Copper Beech purchase agreement for the remaining interests. The new agreement with Dr. McWhirter and the McWhirter Family Limited Partnership (which we refer to as “MFLP”) provided for the acquisition by Campus Crest of the remaining equity interests in 32 properties in the Copper Beech portfolio for $60.3 million cash, the assumption of approximately $140.6 million of indebtedness and the issuance of approximately 12.4 million units in the Campus Crest operating partnership. Campus Crest would also agree to indemnify the partners of MFLP for certain taxes they might incur if certain of the acquired properties were sold in transactions that caused the partners to incur significant taxes, and agreed to nominate Dr. McWhirter to the Campus Crest Board of Directors at the next annual stockholders meeting and to allow him after the closing of the transaction to attend meetings as an observer until such meeting.

At the October 27 meeting, the Board also discussed the considerable operational challenges facing the company and the impact of underperforming properties on Campus Crest’s financial results, and was briefed on the significant impairment charges Campus Crest would likely need to take for the third fiscal quarter just ended as a consequence of the discontinuance of construction and development activities and related issues. The Board also discussed, among other things, the state of the student housing market and Campus Crest’s prospects and the potential alternatives available to Campus Crest. At the meeting, representatives of Moelis & Company LLC (“Moelis”), a leading global independent investment bank, presented to the Board a general view on the performance of Campus Crest as compared to competitor firms and other REITs, the capital markets and the company’s capital structure and capital needs, and broadly discussed a process for considering a range of strategic alternatives. In executive session at the end of the October 27 meeting, and in further meetings held in executive session on October 31, 2014 and November 2, 2014, the Board discussed the likely need to effect further change in the executive leadership of Campus Crest.

On November 3, 2014, Campus Crest executed an engagement letter with Moelis to act as exclusive financial advisor to the Board with respect to a potential capital raising transaction, a sale transaction or a restructuring of the company. Later that day, the full Board met to discuss the recent results and to review a draft of the proposed earnings release. That evening, co-founder and Chief Executive Officer, Ted W. Rollins, and Chief Financial Officer, Donnie Bobbitt, tendered their resignations. On November 4, 2014, Campus Crest announced the resignations of the Chief Executive Officer and Chief Financial Officer, and the appointment of Richard Kahlbaugh, the lead independent outside director, to serve in an Interim CEO capacity while the Board continued its strategic review process. Campus Crest also announced the execution of the new Copper Beech agreement, and the commencement of the Board’s strategic repositioning of Campus Crest. Campus Crest also announced its results for the third fiscal quarter, noting that the company would take an impairment write-down of over $122 million, was planning to reduce its common stock dividend, and was withdrawing its previous earnings guidance for the year.

On November 10 and 11, 2014, at the Board’s direction, representatives of Moelis began to contact investors identified by management and Moelis, in consultation with the Board, as potential investors in or purchasers of Campus Crest. Representatives of Moelis initially contacted four significant real property investors (not including HSRE) considered to be potentially interested in acquiring Campus Crest or a significant number of Campus Crest properties. Representatives of Moelis had preliminary conversations with each of them to determine their potential interest. Although no immediate proposals were received, each of them expressed interest in participating in the strategic process and each eventually signed confidentiality agreements. With Moelis’ assistance, Campus Crest began to populate an on-line data room to allow interested parties who sign an appropriate confidentiality agreement to have access to confidential company information.

From November 2014 to January 2015, Campus Crest actively marketed its undeveloped properties, ultimately culminating in a sale of substantially all of these properties in January 2015.

On December 4, 2014, Clinton Group, Inc., a manager of an activist investor fund, issued a press release criticizing Campus Crest’s recent performance and announcing that it was nominating candidates to fill four of the five seats on the Campus Crest Board of Directors. On December 5, 2014, Campus Crest announced that it had retained Korn Ferry to conduct an executive search to identify highly qualified, REIT-experienced independent directors for nomination for election to the Board of Directors at the company's 2015 Annual Meeting.

In mid-December 2014, at the direction of the Board, representatives of Moelis and members of the Board contacted three additional potentially interested parties, including one apartment property management company who expressed interest in having its leadership team take over senior management of Campus Crest and having Campus Crest acquire that company’s portfolio of apartment communities. We refer to that management company as “Party A.” Also in mid-December 2014, Campus Crest’s Interim CEO Richard Kahlbaugh and its Chief Investment Officer Aaron Halfacre met with representatives of Party A over breakfast in Philadelphia for a preliminary discussion regarding the nature of Party A’s interest and capabilities. The discussions were high level and general in nature. Mr. Kahlbaugh requested that Party A put a proposal in writing if Party A continued to have interest.

On December 18, 2014, the Board met to discuss Campus Crest’s financial situation and hear a report from Moelis analyzing various scenarios impacting Campus Crest’s dividend paying capability, loan covenant compliance, comparative market data and market expectations. The next day, Campus Crest announced that the Board had approved a 45% reduction in the dividend payout on the Campus Crest common stock for the fourth quarter of 2014.

On January 5, 2015, Mr. Kahlbaugh and Board members Dan Simmons and Jim McCaughan met over lunch with principals of Party A. Party A described its interest in having Campus Crest acquire Party A’s management company, the hiring of Party A’s management team to serve as the Campus Crest senior executive team, and also a possible significant equity investment by an unnamed potential investor. The discussions were high level and general in nature. Mr. Kahlbaugh expressed interest in talking further with Party A and told Party A to put its proposal in writing if Party A had a sincere interest in continuing discussions so that he could share it with the Board.

On January 6, 2015, Mr. Kahlbaugh received a letter from Party A outlining the general terms of its preliminary nonbinding proposal. Mr. Kahlbaugh again conveyed the Board’s interest in continuing discussions, and asked Moelis to contact Party A’s financial advisor. Mr. Kahlbaugh also delivered a proposed form of confidentiality agreement to Party A which would be required to be executed if Party A desired to review confidential information and continue discussions. Party A objected to the standstill and related provisions of the confidentiality agreement and refused to sign the confidentiality agreement with those terms, but indicated interest in continuing the discussions.

From January 9, 2015 to January 27, 2015, Moelis continued to contact parties that it, the Board and management had identified as potentially interested parties with the financial capacity and interest in acquiring or investing in Campus Crest. During this time, representatives of Moelis had conversations with nine parties, six of whom later entered into confidentiality agreements with Campus Crest. HSRE was not among the parties contacted at that time.

On January 12, 2015, the Board met to discuss Campus Crest’s cash position and liquidity needs, and the status and impact of the pending Copper Beech transaction. The Board approved the sale of six of the undeveloped parcels which Campus Crest had marketed for sale, and one additional property which Campus Crest held in a joint venture with an affiliate of HSRE. At the meeting, Mr. Kahlbaugh also briefed the Board on his meeting with Party A and the nonbinding proposal received from Party A. The Board expressed interest in continuing discussions with Party A as part of the strategic review process. The Board also heard an update on Korn Ferry’s continued search for three or four new candidates for possible nomination to the Board.

In mid-January, 2015, Mr. Kahlbaugh received a letter of interest from a large private equity fund expressing interest in exploring a strategic transaction with Campus Crest which could involve an infusion of an unspecified amount of capital in combination with the engagement of an experienced student housing property management company to manage the Campus Crest properties. The fund was directed to contact representatives of Moelis and have an opportunity to submit an indication of interest in the Board’s strategic review process. This party entered into a confidentiality agreement and engaged in a limited due diligence review, but it declined to submit an indication of interest in the strategic review process.

On January 16, 2015, Campus Crest received a preliminary non-binding term sheet from Party A outlining in very general terms its proposal for Party A to bring its management team and management company to Campus Crest for a purchase price of $8 million paid by Campus Crest, the execution of executive employment agreements for Party A’s management team, an option to acquire certain other apartment communities being managed by Party A on unspecified terms, and a possible strategic equity investment of up to $100 million by an unnamed third party investor on terms to be agreed later. At the Board’s request, representatives of Moelis contacted Party A to better understand Party A’s proposal, and remind Party A that it would be required to sign a confidentiality agreement if it wished to continue to participate in the Board’s strategic review process with other potentially interested parties. Party A indicated that it wanted to engage in exclusive discussions with Campus Crest, but refused to sign a confidentiality agreement. At the Board’s direction, representatives of Moelis told Party A that they would be welcome to participate in the strategic review process but Party A’s participation would need to be on the same terms as other participants.

On January 29, 2015, Campus Crest updated its online data room with additional confidential non-public information to be made available to potentially interested parties invited to participate in the strategic review process who executed confidentiality agreements. At the Board’s direction, Moelis sent first round bid process letters to all parties who had been identified by the Board, Campus Crest management and Moelis as potentially interested parties who were believed to have the financial capacity to acquire Campus Crest or make a significant investment in Campus Crest. The bid instructions required interested participants to execute a form of confidentiality agreement and submit a preliminary nonbinding indication of interest by February 20, 2015. The form of confidentiality agreement required interested participants to maintain the confidentiality of information obtained in the process, and agree to a two-year standstill provision which prohibited participants from seeking to acquire Campus Crest or otherwise seeking to control or influence the control of Campus Crest except as a participant in the review process. The form confidentiality agreement also prohibited participants from asking the Board to waive the standstill provisions, and from hiring Campus Crest employees identified in the due diligence process.

On January 30, 2015, the Copper Beech transaction closed on the terms previously disclosed.

From January 30 to February 10, 2015, representatives of Moelis and the Campus Crest management team engaged in discussions and shared confidential information with multiple interested parties.

On February 10, 2015, at its regular quarterly meeting in Charlotte, the Board discussed the strategic review process. Dr. McWhirter attended the meeting as an observer as permitted by the Copper Beech purchase agreement. Representatives of Moelis and management first provided an overview of the recent initiatives undertaken by the company, including the recent dividend reduction, sales of various properties which had been held for development, the closing of the Copper Beech transaction, and efforts to reduce general and administrative expenses. The Board discussed the ongoing capital structure initiatives being explored by management, including the potential renegotiation or refinancing of Campus Crest’s credit facilities and other efforts to reduce Campus Crest’s significant indebtedness. The Board also reviewed comparative information which indicated that Campus Crest’s outstanding indebtedness compared unfavorably against its peer firms on a number of measures, such as overall net leverage, its ratio of debt to total assets, and its interest and fixed charge coverage ratios. Representatives of Moelis also provided an overview of the strategic review process underway. Representatives of Moelis reported that Moelis had held preliminary discussions with 15 potential bidders, 11 of whom were sent confidentiality agreements, and eight had signed confidentiality agreements and had been given access to the online data room. The other three interested parties were still in negotiation over the terms of the confidentiality agreement. HSRE was not among the parties who were initially contacted by Moelis. The Board also discussed with Moelis the potential for a significant equity raise by the company to reduce debt, including the range of terms that would be expected from investors in an equity raise in the current environment and its advantages and challenges, including the likely significant discount to current market price that any significant equity investor would likely demand. Kilpatrick also provided a brief summary of the Board’s fiduciary duties and obligations in assessing the various strategic alternatives.

On February 13, 2015, Clinton Group emailed a draft of a press release and letter addressed to the Board, which Clinton Group indicated it intended to issue the following week, that was highly critical of the Board’s oversight of the company and stated that Clinton Group was partnering with Party A in connection with its proxy solicitation efforts to place four members on the Campus Crest Board. The correspondence also encouraged the Board to pursue a transaction with Party A.

On February 15, 2015, the Board met again to discuss the strategic review process and Clinton Group’s correspondence. At the meeting, the Board approved the formation of a special Transaction Committee to be comprised of Mr. Kahlbaugh, Mr. Simmons and two other potential nominees to the Board who the Board had identified in its search for new REIT-experienced board members and expected to appoint soon. The Board tasked the Transaction Committee with reviewing, evaluating and making recommendations to the full Board regarding the potential strategic alternatives available to Campus Crest to enhance realizable value for its stockholders. The Board also promoted Mr. Halfacre to serve as President of Campus Crest while the Board continued its search for a permanent Chief Executive Officer, and Mr. Kahlbaugh was elected to continue as non-executive Chairman. Following an update from Moelis and members of the Campus Crest management team on the ongoing strategic review process, the Board determined to make a public announcement of the strategic review process in order to assure that the review process generated sufficient interest from all parties who might have an interest in acquiring or investing in Campus Crest but had not previously been identified in the process.

Campus Crest issued a press release the next day, February 16, 2015, announcing that the Board had authorized Campus Crest to explore a broad range of strategic, operational and financial alternatives to further enhance shareholder value, and that the company had received multiple inquiries from a number of qualified parties that expressed interest in discussing a potential transaction with Campus Crest. The Board also announced that Moelis and Kilpatrick were assisting Campus Crest in a comprehensive and thorough analysis of all potential alternatives. Later that day, Clinton Group released its press release and letter to the Board stating that it was partnering with Party A in connection with its proxy solicitation efforts to place four members on the Campus Crest Board, and encouraging the Board to pursue a transaction with Party A.

On February 17, 2015, Campus Crest responded to the Clinton Group press release, noting in a press release that members of the Board and management had met with Clinton Group and Party A and continued to encourage them to participate in the strategic review process on the same terms as other interested parties. Later that day, members of the Campus Crest management team and representatives of Moelis conducted due diligence calls with three interested parties who had been given access to the online data room and reassured potential parties that the Clinton Group press release would not slow the review process down and reiterated the Board’s sincere interest in considering all available strategic alternatives. Also on February 17, Campus Crest contacted HSRE to inquire as to whether HSRE would have any interest in participating in the strategic review process, and requested that HSRE contact Moelis if it desired to participate in the process.

On February 19, 2015, at the request of the Board, representatives of Moelis met with Clinton Group to discuss Clinton Group’s concerns. Clinton Group expressed support for the strategic review process if it resulted in a sale of the company on favorable terms, but expressed concern that an alternative transaction, such as a minority equity investment, would be unnecessarily dilutive to stockholders. Clinton Group proposed that the company acquire Party A’s management company and management team, and appoint three of Clinton Group’s nominees to the Board to replace three current directors. Moelis relayed these proposals to the full Board. On February 20, 2015, Clinton Group emailed a revised proposal to Moelis, which was relayed to the full Board, providing further details on its proposal that Campus Crest acquire Party A’s management company, including that Campus Crest would have an option to acquire Party A’s property portfolio on terms to be mutually agreed. On February 23, 2015, Clinton Group filed a preliminary proxy statement describing its intention to solicit proxies in support of its Board nominees, and broadly criticizing the Board and Campus Crest management.

From February 19 to 26, 2015, Moelis received first-round indications of interest from seven different parties, including HSRE, proposing a range of potential proposals to acquire Campus Crest, make a significant equity or debt investment, acquire certain properties, or seek to refinance part of Campus Crest’s outstanding debt.

HSRE submitted its first preliminary non-binding indication of interest on February 21, 2015, indicating its interest in acquiring 100% of the outstanding common stock of Campus Crest at a proposed purchase price of $8.60 per share in cash for all shares and operating company interests other than those held by its purchaser group, subject to due diligence and negotiation of definitive agreements. In its proposal, HSRE indicated that an investment fund controlled by former Campus Crest CEO Ted W. Rollins and also MFLP and Dr. McWhirter were included as part of the HSRE purchaser group, although the extent of the involvement of Mr. Rollins and Dr. McWhirter was not described. Although neither Mr. Rollins nor Dr. McWhirter owned any significant number of shares of Campus Crest common stock, each did have a sizeable investment in the Campus Crest operating partnership, with Mr. Rollins’ investment fund owning operating partnership units constituting approximately 0.03% of the fully diluted Campus Crest equity interests, and Dr. McWhirter and his affiliates owning operating partnership units constituting approximately 16.0% of the fully diluted Campus Crest equity interests. The financial advisor to HSRE in connection with the Merger was Raymond James & Associates, Inc. (“Raymond James”), a leading investment bank, which was one of the lead underwriters of Campus Crest’s initial public offering in 2010 and in its subsequent public offerings in 2012 and 2013, and also served as financial advisor to Campus Crest in connection with Campus Crest’s agreement to acquire the Copper Beech portfolio in 2013. An affiliate of Raymond James is a lender under Campus Crest’s senior credit facility.

Campus Crest has worked with HSRE to jointly develop student apartment communities since 2008, and has been a party to a number of active joint venture arrangements with HSRE during that time. As of December 31, 2014, Campus Crest held 12 operating properties in various joint ventures with HSRE affiliates. These joint venture arrangements have been described in great detail in Campus Crest’s periodic filings, including its Form 10-K for the 2014 fiscal year and its subsequent Forms 10-Q for the first, second and third fiscal quarters of 2015. In connection with each joint venture with HSRE, a subsidiary of Campus Crest generally forms a joint venture with an affiliate of HSRE pursuant to which Campus Crest is responsible for the day-to-day management of the business and affairs of the joint venture, subject to HSRE’s right to consent to major decisions. Each party typically contributes a portion of the required equity investment, and Campus Crest typically guarantees all or a portion of the construction financing for the underlying properties. In addition to distributions to which Campus Crest is entitled as an investor in each joint venture, Campus Crest typically receives fees for providing services to the properties held by the joint venture pursuant to development and construction agreements and property management agreements. As part of the Board’s strategic repositioning and balance sheet simplification efforts announced in November 2014, Campus Crest and HSRE have consummated a number of transactions in 2015 to unwind several of these joint ventures through a combination of selling properties held by the joint ventures, purchasing or selling a party’s interest to the other joint venture partner, or swapping properties or interests in the joint ventures for other interests. These 2015 transactions are described in significant detail in Campus Crest’s Form 10-Q for the quarter ended September 30, 2015.

From February 23 to March 3, 2015, HSRE and representatives of Moelis discussed the terms of the Campus Crest confidentiality agreement, including particularly the concerns of Campus Crest as to the confidentiality of Campus Crest’s information in light of the several long-standing joint venture relationships between the parties. Kilpatrick and HSRE’s legal counsel, DLA Piper, exchanged revised drafts of the confidentiality agreement and discussed the provisions. Campus Crest was reluctant to provide certain information that might compromise its rights under its various joint venture relationships with HSRE affiliates.

In late February 2015, management contacted the lenders under Campus Crest’s senior credit facility in order to seek further waivers of certain material financial covenants under the credit facility to allow time for the cost-cutting initiatives, property sales and dividend reduction to have a positive impact on the balance sheet and financial covenants, and time for the Board to complete its strategic review process. Members of the management team informed the Board that because of the complexity of the Copper Beech transaction and other matters, it was unlikely that Campus Crest would be able to file its Form 10-K for the 2014 fiscal year on time. On February 25, 2015, the lenders granted a waiver of certain financial covenants through the quarter ended September 30, 2015. At a meeting later that afternoon, the Board reviewed a draft of the 2014 year-end earnings press release and approved the filing of a Form 12b-25 to report the expected late filing of the Form 10-K.

The next day, February 26, 2015, the Board met with representatives of Moelis and Kilpatrick to review the results of the first round of bids from the strategic review process. Because HSRE’s proposal indicated that Dr. McWhirter was participating with HSRE in its proposal in some capacity, Dr. McWhirter was not invited to attend the meeting or any subsequent meetings while he remained affiliated with any potential bidder. At the meeting, Moelis summarized the process undertaken by the Board and Moelis in soliciting proposals from potentially interested parties, reporting that of the 20 contacts made, 17 were sent a form confidentiality agreement to sign, 10 parties had signed confidentiality agreements and commenced due diligence in the on-line data room, and seven parties had submitted an indication of interest outlining a proposal – five outlining proposals for the acquisition of all of Campus Crest and two outlining minority equity investment proposals. Moelis also summarized the various proposals received and discussed with the Board the relative strengths and weaknesses of each proposal, including the HSRE proposal described above. Party A did not submit a proposal or enter into a confidentiality agreement. The proposals to acquire all of Campus Crest included indicative purchase prices per share of $6.25, $7.25 to $7.75, $8.25 to $8.75, $8.50 to $9.00, and HSRE’s proposal of $8.60 per share for the common stock and operating partnership units not held by its purchaser group.

At the February 26, 2015, Board meeting, representatives of Moelis also summarized the two investment proposals received, with each interested party proposing to make a senior preferred equity investment in Campus Crest, one in the amount of $150 million from an investor we refer to as “Party D,” and the other in the amount of $200 million from an investor we refer to as “Party E,” with liquidation preferences, dividends at a rate of 10%, and board representation. The Board discussed the investment proposals in detail with Moelis, noting that each of the investment proposals would be highly dilutive to current shareholders. It was noted that neither of Campus Crest’s two primary publicly traded competitors had submitted a proposal, and the Board directed Moelis to reach back out to each of them again to determine definitively whether either might have interest in participating in the process. Prior to making contact with the primary publicly traded competitors each competitor made public statements to the market to the effect that they were aware of the process and were not interested in participating. Moelis shared these comments with the Board in subsequent discussions and materials. The Board also discussed Campus Crest’s recent performance in the capital markets relative to its peers and the market in general, and discussed key metrics impacting Campus Crest’s market value. The Board decided to move forward with the three highest full-company proposals, and to invite the three leading bidders to participate in a second round of diligence and discussions before asking for final proposals, while also continuing to engage with other interested parties. The leading bidders included HSRE with a preliminary bid of $8.60 per share, another real property investment fund we refer to as “Party B” with a preliminary bid of $8.50 to $9.00 per share, and a third real property investment fund we refer to as “Party C” with a bid of $8.25 to $8.75 per share. Following the meeting, representatives of Moelis contacted HSRE, Party B and Party C to invite those three for further discussions so that each could have the opportunity to revise its proposal in the second round before a preferred bidder was selected.

Later on February 26, 2015, Campus Crest released its earnings for fiscal 2014 and provided an update on its strategic review process. In addition to describing the closing of the Copper Beech transaction, the discontinuance of the internal construction and development activities, the reduction of the common stock dividend rate, the results of cost-cutting initiatives, and the sale of undeveloped properties, Campus Crest also noted that the Board was conducting a broad review of multiple strategic alternatives which could include such potential outcomes as a key investment in, or the acquisition of, Campus Crest.

The next day, February 27, 2015, Campus Crest filed a Form 12b-25 announcing that its 2014 Form 10-K would be filed late, and Clinton Group issued a press release announcing that it had sent an “open letter” to Campus Crest shareholders describing its partnership with Party A and proposing that the Board allow Party A to take over management of Campus Crest rather than pursuing the strategic review process being undertaken by the Board.

On March 8, 2015, DLA Piper and Kilpatrick finalized negotiation of the HSRE confidentiality agreement and HSRE and Campus Crest executed the confidentiality agreement. HSRE was then provided access to the on-line data room.

On March 13, 2015, Clinton Group filed with the SEC a lengthy presentation that outlined its criticisms of the Board and described in detail its joint plan with Party A for Party A to take over management of Campus Crest. Clinton Group notes, however, that its “nominees will not stand in the way of a bona fide change of control transaction at a market clearing price.”

On March 14, 2015, the Board met to receive an update on the strategic review process. Representatives of Moelis updated the Board on the various proposals previously received and the status of those proposals. The Board was informed that Party B, which had very recently announced another large student housing investment, had dropped out of the process after expressing some unspecified concerns about the quality of Campus Crest’s housing portfolio and indicating that any follow up bid would be significantly below its initial indicative bid. In addition, Moelis reported that another potentially interested party whose preliminary bid of $7.25 to $7.75 had not been one of the top three bids but had asked to stay in consideration if other bids did not materialize, similarly dropped out of the process after indicating that it would not increase its previous bid. Moelis also described several new inquiries from property management companies, which, like Party A, managed relatively small portfolios of student housing properties, and which had expressed interest in merging their portfolios with Campus Crest and taking over management of the combined portfolio, but which would not result in any material infusion of capital. Moelis also described its continued engagement with Party D over the terms of its preferred equity investment proposal, and also with the remaining interested parties to have them identify their sources of financing and finalize their bids. After further discussion, the Board directed Moelis to continue discussions with the interested parties to explore the full range of alternatives available.

On March 16, 2015, at a meeting of the Board’s Audit Committee that was attended by all directors, the Board was informed by Campus Crest’s independent auditor that the auditor had identified a number of significant deficiencies and several material weaknesses in Campus Crest’s internal controls, and, as a result of the additional work that would be needed to finalize the auditor’s review of controls and other matters, the Form 10-K for fiscal 2014 was unlikely to be ready to file by the extended March 17 deadline. Following the Audit Committee meeting, the full Board met to discuss several proposed additions to the Board that had been identified in the Board’s search for additional experienced directors, including Curtis McWilliams. The Board also learned that one other highly experienced nominee with significant REIT experience had withdrawn his name from consideration. The Board determined to hold off appointing any new directors for the time being, but asked Mr. McWilliams to attend Board meetings as a non-Board observer until the Board was prepared to announce a full slate of director nominees. The Board agreed to pay Mr. McWilliams fees for his attendance at Board meetings, and reimburse him for his travel expenses, in the same amounts that he would have been entitled to receive if he were a member of the Board.

Also on March 16, 2015, Kilpatrick finalized a proposed form of merger agreement for potentially interested parties to review and revise with suggested revisions with their second round bid proposals, and, at the direction of the Board, Moelis sent the form to each of HSRE and Party C, together with instructions for the second round of the process. The form merger agreement contemplated an all-cash merger of Campus Crest with the purchaser and included customary no-shop and fiduciary out provisions, and a 30-day “go-shop” period following the signing of the merger agreement, but did not specify the amount of termination fees that would be payable by Campus Crest under certain circumstances. At the direction of the Board, Moelis also sent instructions for the second round of the process to Party D without the proposed form of merger agreement, as Party D continued to express interest solely in a minority investment.

On March 18, 2015, Campus Crest issued a press release providing an update on the expected timing of its filing of its Form 10-K for fiscal 2014, and indicated that it had received notice from the NYSE informing the company that its failure to file the Form 10-K was a default under the NYSE’s continued listing criteria.

On March 19, 2015, representatives of Moelis and Campus Crest management held a due diligence conference call with HSRE, DLA Piper, HSRE’s financial advisor and Mr. Rollins.

On March 27, 2015, the Board met to discuss the progress of the Form 10-K filing. Management reported that Campus Crest’s independent auditor had expressed new concerns about the company’s ability to satisfy the financial covenants under its credit facilities over the next four quarters without elimination of the common dividend and suspension of dividends on the Campus Crest preferred stock. Although management believed that planned asset sales and other transactions over the course of that period would allow the company to stay in compliance with the financial covenants, Campus Crest did not have definitive agreements in place for such transactions, with the result that the auditor was unable to include them in its going concern analysis and indicated that its policies would prevent the auditor from issuing a “clean” audit opinion without a pause in the payment of dividends. As a consequence, the Board determined to suspend dividends for the remainder of the 2015 fiscal year unless subsequent events and transactions permitted it to do so. Management also reported that the Form 10-K was nearing completion, and that the critical filing date was March 31, 2015, which was the deadline in the financial reporting covenants of the company’s credit facilities.

On March 27, 2015, HSRE submitted its second round non-binding indication of interest to acquire the common stock of Campus Crest, reducing its proposed purchase price per share from $8.60 to $8.11 per share. HSRE included a proposed markup of the form merger agreement. HSRE’s offer was conditioned on two significant conditions: first, the proposal was conditioned upon HSRE reaching agreement with all of the limited partners in the Campus Crest operating partnership to agree to roll over their limited partnership interests into HSRE’s investment vehicle; and second, the proposal was conditioned upon Campus Crest’s prior sale of its Montreal joint venture interests. The proposal was further conditioned upon continued property-level due diligence, a full review of Campus Crest’s annual audited financial statements when filed, and a thirty-day period of exclusive negotiations. Notably, the offer indicated that Dr. McWhirter and MFLP were no longer part of the HSRE purchaser group. Mr. Rollins’ investment fund, however, remained a member of the purchaser group.

On March 31, 2015, Campus Crest filed its fiscal 2014 Form 10-K, disclosing that its disclosure controls and procedures were not effective as of December 31, 2014 and in prior periods, and that its internal control over financial reporting was not effective as of December 31, 2014, in each case due to the material weaknesses in internal control over financial reporting.

The next morning, on April 1, 2015, Campus Crest announced the suspension of dividends for 2015 unless it were to successfully consummate certain asset sales, raise additional capital, refinance its existing credit facilities, and/or experience sufficient improvement in its operating results.  Campus Crest noted that it remained “extremely focused on pursuing Campus Crest's strategic repositioning, and strengthening our financial and liquidity position,” and that suspending the dividend payment was “a prudent step as we enhance our balance sheet and ensure compliance with the covenants in our financial agreements.”

On April 2, 2015, Clinton Group issued another “open letter” to Campus Crest stockholders, criticizing the dividend cut and what it believed to be an absence of “qualified student housing management,” and suggesting that these factors were causing the Campus Crest common stock to trade at a significant discount to Campus Crest’s estimated NAV per share. Clinton Group again proposed that Campus Crest pursue a transaction with Party A and hire its management team, or pursue a sale of Campus Crest, which it indicated would yield a price of $8.50 to $9.50 per share. Clinton Group added: “While we believe that the stock would be worth more than $10.00 a share in a year under a newly constituted Board of Directors, a refreshed executive team with [the Party A] management team at the helm, the adoption of their operating strategy, and the re-instatement of the dividend, we continue to pledge we will not stand in the way of a change of control transaction acceptable to our fellow shareholders.”

On April 6, 2015, the Board met again to discuss the strategic review process. At the meeting, Moelis updated the Board on the status of the various proposals received in the second round of the review process. Moelis reported that, following significant due diligence and property visits, Party C had submitted a revised, materially lower proposal, with a nonbinding offer priced at $6.60 to $6.80 per share. The Board discussed that the revised proposal from HSRE, while lower than its initial bid but still favorable at $8.11 per share, had considerable contingencies that made the Board question the reliability of the bid, including significant additional required due diligence and the requirement that Campus Crest dispose of its Montreal joint venture interests on favorable terms, and also was contingent on HSRE reaching agreement with all of the Campus Crest operating partnership unit holders to rollover their interests into the HSRE fund formed to acquire Campus Crest. The Board also discussed that the HSRE bid appeared to underestimate Campus Crest’s aggregate outstanding indebtedness, which suggested that the bid was likely to decrease with further due diligence. The Board discussed the significant contingencies associated with the HSRE bid, and noted the significant history of dealings with HSRE which involved a pattern of demanded price concessions as the negotiations progressed. The Board was reluctant to enter into exclusive negotiations with HSRE at this point, given the significant uncertainty in the likelihood of reaching a definitive agreement and the fact that granting exclusivity would prevent the Board from considering other potential alternatives, and directed Moelis to communicate to HSRE the Board’s interest in continuing discussions as part of the strategic review process on a non-exclusive basis, and that the Board would consider exclusive negotiations if HSRE were to eliminate the conditionality of its proposal and come back with a more firm proposal. The Board was unsatisfied overall with the second round bids and chose not to move forward with any party at the time, but directed Moelis to continue discussions with all interested parties and to continue to explore the full range of alternatives. Representatives of Moelis contacted HSRE’s financial advisor shortly after the meeting and were informed that HSRE was unwilling, without an exclusive negotiating period, to engage in the significant due diligence it would require in order to proceed with substantive negotiations due to the significant expense it would incur without assurance of a transaction. Representatives of Moelis relayed HSRE’s position to the Board.

On the morning of April 13, 2015, the Board met again to discuss the strategic review process. At the meeting, Moelis updated the Board on the status of the various proposals previously received, and also noted considerable interest being shown by a new potential investor regarding a possible equity and debt investment, including the potential for a loan facility that would refinance the existing senior bank facility. The Board directed Moelis to continue those discussions to determine if the investor would submit an indication of interest with the details of its potential transaction structure, but in later discussions the investor declined to make a proposal for unspecified reasons. The Board also discussed Moelis’ recent meetings with both HSRE and Party E as Moelis attempted to get each party to improve its proposal and lessen the conditionality of its proposal.

Later on the evening of April 13, 2015 and in several meetings on April 14, 2015, the Board reconvened to discuss the status of efforts to recruit additional Board members with significant REIT experience and to hire a permanent CEO and CFO to strengthen the company’s management team, including advanced discussions with an experienced apartment REIT executive regarding the CEO position, and also with Alvarez & Marsal, a leading global professional services firm (“A&M”), regarding the potential for filling one or both positions on an interim basis. The Board discussed the difficulties with recruiting board members and executives in light of the company’s recent results, the ongoing strategic review process, and the pending proxy solicitation by Clinton Group. When the Board reconvened on the evening of April 14, 2015, it learned that the apartment REIT executive had declined the CEO position. Following the meeting, the Board moved forward to engage A&M to provide an Interim CEO and Interim CFO.

On April 19, 2015, Clinton Group contacted Moelis to request a meeting to discuss Clinton Group’s ongoing proxy solicitation. On April 20, 2015, at the Board’s request, Moelis met with Clinton Group to discuss Clinton Group’s proposed terms for settling the proxy solicitation. The Board met later that day to discuss Clinton Group’s proposal, which would add three Clinton Group nominees to the Board and require Campus Crest to hire the Party A management team if the strategic review process were not successfully concluded within 60 days. At the April 20 Board meeting, the Board discussed the background of several of Clinton Group’s nominees and the Board’s difficulties in recruiting new well-qualified nominees, and communicated to Clinton Group the Board’s willingness to appoint at least one of those nominees to the Board, plus other independent outside nominees if qualified. The Board refused, however, to agree to a deadline for the strategic review process or to commit to consummating a transaction with Party A, but reiterated its invitation for Party A to participate in the review process on the same terms as other interested bidders. The Board also received a further update on the status of the strategic review process and other alternatives being considered. Discussions between Moelis and Clinton Group continued over the next few days, and the Board met again on April 20, 2015, to discuss the progress of the discussions.

On April 26, 2015, Moelis updated the Board by email to report on recent discussions with various parties, including one potential lender who was considering a proposal to replace the company’s senior bank facilities on attractive terms, and further discussions with the company’s senior lender group regarding covenant relief. Moelis also reported that discussions were continuing with other new and existing participants in the review process, including one new potential interested party who was considering signing a confidentiality agreement and participating in the process, and continued interest from Party E who had indicated it intended to submit a new proposal.

On April 27, 2015, Campus Crest issued a press release announcing the engagement of A&M to staff the CEO and CFO positions on an interim basis, and to update investors on the status of the ongoing strategic review process. Campus Crest stated that it was “continuing with its comprehensive and thorough analysis to explore a broad range of strategic, operational and financial alternatives to further enhance shareholder value,” and remained committed to maximizing shareholder value through a thorough and robust review process.

On April 28, 2015, Campus Crest’s independent auditor notified the company that upon the completion of the auditor’s review of Campus Crest’s financial statements for the quarter ended March 31, 2015 and the filing of the related Quarterly Report on Form 10-Q, the auditor would decline to stand for re-election as the independent auditor for Campus Crest.

In early May, discussions with Clinton Group to settle its proxy solicitation accelerated as the Board desired to remove the distraction that the proxy solicitation was having on the management team and the impact on the strategic review process. From May 1 to May 3, 2015, the Board met several times to discuss revised settlement proposals from Clinton Group and to give direction to Moelis and Kilpatrick on terms that would be acceptable to the Board. On May 3, 2015, Campus Crest and Clinton Group worked with Moelis, Kilpatrick and Clinton Group’s legal counsel to finalize the terms of the settlement agreement. Under the final settlement terms, the Board agreed to appoint two Clinton Group nominees, Raymond Mikulich and Randall Brown, each with significant real estate and REIT experience, and also to appoint Mr. McWilliams to the Board. Although appointed by Clinton Group, Mr. Mikulich and Mr. Brown were not otherwise affiliated with Clinton Group and the Board determined that they, along with Mr. McWilliams, were independent. The Board also adopted a written charter for the Transaction Committee clarifying the authority of the Transaction Committee to:

•	study, review, monitor and evaluate potential strategic transactions,

•	study, review, monitor and evaluate potential opportunities to discharge, amend, repay or refinance existing indebtedness of the company and/or its subsidiaries,

•	seek fairness of process with respect to proposed strategic transactions,

•	engage in a determination of whether the terms of any proposed strategic transaction are fair and reasonable and in the best interest of the company’s shareholders, and

•	make recommendations to the Board with respect thereto.

The Board also appointed Mr. McWilliams, Mr. Mikulich and Mr. Kahlbaugh to constitute the Transaction Committee, with Mr. McWilliams serving as chair of the committee. Campus Crest also agreed to engage in discussions with Party A as part of the strategic review process, conditioned upon Party A’s execution of a confidentiality agreement.

The next day, on May 4, 2015, Campus Crest announced the settlement of the Clinton Group proxy solicitation and filed the settlement agreement with the SEC. In its press release announcing the settlement, Campus Crest stated that the Transaction Committee would oversee a comprehensive and thorough analysis to explore a broad range of strategic, operational and financial alternatives to further enhance shareholder value. Later that day, Party A executed a confidentiality agreement and was provided access to Campus Crest’s online data room and commenced its due diligence review.

Between May 4 and May 15, 2015, various potentially interested parties contacted Moelis and management to discuss the company’s recent results and the next steps in the review process.

On May 15 and 18, 2015, the newly reconstituted Transaction Committee met with representatives of Moelis to discuss the strategic review process, the actions taken by Campus Crest since the start of the review process, the range of potential strategic alternatives that might be available to the company, and the feedback provided to Moelis by the various interested parties who had participated in the review process. The Transaction Committee also heard an update from Campus Crest management on the status of the company’s outstanding indebtedness and financial condition, including the likely need for further bank waivers of certain financial covenants after the current waivers expire with the reporting of the third quarter financial results in November 2015. The Transaction Committee was concerned that further waivers might not be forthcoming on reasonable terms, or at all, if the company did not make significant progress soon in its strategic review process, noting that the failure to obtain such waivers could put the company in default under a significant portion of its outstanding indebtedness, and any strategic alternative pursued by the Board would need to address the outstanding indebtedness. Among other concerns from interested parties, Moelis reported that there had been doubt expressed by several of the bidders as to the Board’s commitment to considering strategic alternatives, but that the resolution of the Clinton Group settlement agreement and changes in the Transaction Committee composition had been perceived as indicating a renewed commitment to considering strategic alternatives. In addition, although neither of Campus Crest’s publicly traded competitors in the student housing REIT industry had responded to inquiries from Moelis to assess their interest in participating in the review process, both of them had publicly stated on earnings conference calls their lack of interest in Campus Crest’s properties. The Transaction Committee gave instructions to Moelis to contact on an expedited basis all parties who had previously expressed interest and agreed on a timeline and process for considering any new proposals received. After discussing that previous bidders had been reluctant to commit to the expense of extensive due diligence without Campus Crest’s agreement to negotiate exclusively with a leading bidder, Moelis was instructed to communicate to bidders that the Board was prepared to enter into exclusive negotiations with a leading bidder who submits a compelling proposal.

On May 18, 2015, the Board met again to discuss the strategic review process. Dr. McWhirter joined the meeting as an observer after providing assurances that he was no longer affiliated with HSRE or any other potential bidder. Kilpatrick provided an overview of the fiduciary duties and responsibilities of the Board in conducting the strategic review process, reminded directors of the importance of candor, confidentiality and independence in considering strategic alternatives, and asked each director and Dr. McWhirter individually to confirm the absence of any contractual or other relationships or agreements with any parties participating in the strategic review process. All directors and Dr. McWhirter confirmed the absence of any such relationships or agreements. Mr. McWilliams provided the Board with a description of the work of the Transaction Committee since the May 4 meeting, including meetings with Moelis, a summary of the participants currently believed to be considering proposals, and the proposed timing and structure of the process, with Moelis being directed to contact potentially interested parties and requiring best and final proposals to be submitted by the week of June 8, 2015. He also reported that there had been significant new interest received since the announcement of the Clinton Group settlement and the accompanying changes in the composition of the Transaction Committee. The Board then approved the timing and structure proposed by the Transaction Committee, and directed the Transaction Committee to report back on its progress.

From May 15 to June 11, 2015, at the direction of the Board, representatives of Moelis contacted six potentially interested parties, including HSRE, who had previously communicated interest or had made a proposal, and described the Transaction Committee’s review plan. Party B also contacted Moelis expressing renewed interest in considering another proposal. During this time, interested parties spent considerable time reviewing materials posted to the company’s on-line data room, and discussed with management and representatives of Moelis the company’s recent financial results, the updated leasing status of Campus Crest’s apartment communities for the fall, the fiscal 2014 audit opinion which had identified a number material weaknesses and significant deficiencies in internal controls, and the recent notification that the company’s independent auditor would not continue in that role. During this time, seven acquisition proposals were received at purchase prices of between $5.75-$7.40 per share, and two investment proposals were also received. The leading proposal again was from HSRE, who submitted a new non-binding indication of interest indicating interest in acquiring 100% of the Campus Crest common stock for a price between $7.10 and $7.40 per share, conditioned upon Campus Crest’s prior sale of its Montreal joint venture interests and further conditioned on all limited partners in the Campus Crest operating partnership agreeing to roll over their limited partner interests into a newly formed HSRE investment vehicle, but expressing confidence that an agreement with the limited partners could be reached in a timely manner. HSRE also indicated that it would require a 30-day period of exclusivity, and included a revised markup of the form merger agreement to reflect its bid. The other leading bids received were from Party A, now working together with another large investment fund which we refer to as “Party F” to propose an indicative bid of $7.05 per share, Party B, with an indicative bid of $7.00-$7.25 per share, and one more real estate investment fund, who we refer to as “Party G,” with an indicative bid of $6.40 per share.

The two minority investment proposals were submitted by Party D and Party E, who had each made proposals previously. Party D’s new proposal was for a debt issuance of $125 to $150 million consisting of a combination of exchangeable notes and subordinated notes, and requesting two Board seats. The Party E proposal consisted of a proposed investment of $250 million in new capital in a combination of preferred equity and common stock on undescribed terms, the sale of approximately $200 million of new student housing properties from Party E’s joint venture partner to Campus Crest in return for an aggregate consideration to be determined, and the sale of that joint venture partner’s management company to Campus Crest on unspecified terms, with the management company taking over management of the Campus Crest portfolio of properties.

On June 11, 2015, the Transaction Committee met with representatives of Moelis to discuss the various proposals received. The committee directed Moelis to move forward with the four leading bidders by requesting that each bidder refine its proposal and remove as much of the conditionality of its proposal as possible before the committee would select a leading bidder with whom it would negotiate exclusively. The Transaction Committee discussed that the investment proposals from Party D and Party E were expensive and dilutive to shareholders and did not provide a solution to the company’s financial covenant concerns, but viewed the proposals as possible partial solutions if the terms could be improved and no viable bid for the whole company was submitted. As a consequence, the committee directed Moelis to continue discussions with Party D and Party E to seek to improve their bids. Over the next two weeks, representatives of Moelis and management held multiple meetings with each of the leading bidders and with Party D and Party E, and, at the direction of the Transaction Committee, Moelis asked each bidder to submit its best and final offer. Party G submitted a revised proposal with a purchase price of $7.00 per share, and Party A submitted a revised price of $6.65 per share. Party B declined to submit a revised proposal.

On June 23, 2015, HSRE submitted a revised non-binding indication of interest with a $7.25 per share offer price for 100% of the company’s common stock, conditioned on Campus Crest’s sale of its Montreal joint venture interests and reaching agreement with the limited partners of the Campus Crest operating partnership to redeem their limited partnership interests for not more $140 million, including the acquisition of the interests of Dr. McWhirter and MFLP in the four remaining properties held jointly by Campus Crest and MFLP, and also obtaining releases from the tax protection agreement entered into between Campus Crest and MFLP in connection with the Copper Beech transaction. HSRE again sought a 30-day exclusivity period as a condition to moving forward.

On June 24 and June 29, 2015, the Transaction Committee met with Moelis to review final bids and develop a process for moving forward. With HSRE submitting the leading bid, the committee directed Moelis to contact Party G, the bidder with the next highest bid, to see if it would improve its bid before the committee selected a leading bidder. Party G declined to improve its proposal.

The Board met the next day on June 30, 2015, to discuss the status of the review process with Moelis, Kilpatrick and the Transaction Committee. Because of his potential involvement with the HSRE proposal, Dr. McWhirter was not invited to attend this meeting or any of the subsequent meetings of the Board, despite his observer rights under the Copper Beech agreement. Mr. McWilliams and Moelis reported on the status of strategic review process, and recommended that the Board approve entering into exclusive negotiations with HSRE as the leading bidder. Kilpatrick and Moelis described the likely timing and expected process going forward if HSRE were to be selected as the leading bidder. Moelis also described its preliminary financial analyses of the company, and the Board discussed the various potential alternatives to a sale of the company. The Board also heard an update on the status of Campus Crest’s proposed disposition of its Montreal joint venture interests, noting that each of the leading bidders in the strategic review process had stipulated that the disposition of the Montreal interests and the related CAD 56 million loan guaranty be a condition precedent to a transaction. Management reported that the sale negotiations with respect to the Montreal interests were progressing well, and that the parties expected to close on the sale in early August if the buyer were able to secure financing for the purchase. Based on the recommendation of the Transaction Committee, the Board authorized the entry into exclusive negotiations with HSRE for up to 30 days, provided that HSRE’s purchase price remain in the range of $7.25 to $7.50 per share, and authorized the Transaction Committee to finalize the terms of an exclusivity agreement with HSRE.

On July 2, 2015, HSRE submitted a revised non-binding indication of interest lowering its offer price to $7.15 per share for 100% of the company’s common stock, and indicated that it had reached an agreement in principle with Dr. McWhirter and MFLP to acquire all of the limited partnership interests held by MFLP. On July 2, 2015, the Transaction Committee met again with Moelis to discuss the revised HSRE bid, which had fallen below the threshold set by the Board as a condition to its approval of exclusive negotiations with HSRE. The committee directed Moelis to convey its concern with the lower price and requesting HSRE to raise its bid back to at least $7.25 per share if it wished to proceed on an exclusive basis. The Transaction Committee again discussed potential alternatives to a sale of the company, including whether the piecemeal disposition of the company’s portfolio of properties or a third-party management structure would provide a better return to shareholders. The committee concluded that a transaction on the terms proposed by HSRE presented the most favorable outcome for shareholders, if the transaction could be consummated on the terms proposed.

On July 7, 2015, HSRE submitted a revised non-binding indication of interest to acquire 100% of the company’s outstanding common stock for $7.25 per share. The revised proposal included confirmation from Dr. McWhirter and MFLP that MFLP had reached an agreement in principal to sell its Campus Crest operating partnership interests back to the company in connection with the closing of a merger with HSRE. The proposal was conditioned upon Campus Crest’s sale of the Montreal joint venture interest and upon the closing of HSRE’s agreement with Dr. McWhirter and MFLP, but was not subject to a financing contingency. It also required a 30-day exclusivity period as a condition to going forward. Later that day, the Board met with the Transaction Committee, Moelis and Kilpatrick to discuss the revised proposal from HSRE and to update the Board on the status of the review process. Representatives of Moelis reported on the status of the strategic review process, summarized the revised HSRE proposal, and described an updated joint proposal from Party A and Party F. The Board discussed with management the updated financial projections prepared by management and the company’s historic poor performance over the past five years as compared to internal projections. The Board also discussed the current strategic proposals and alternatives to proceeding with one of the proposals, including the impact of the review process on the company’s discussions with its senior lenders regarding its credit facilities. The Board discussed the revised HSRE proposal in detail, and then authorized the entry into exclusive negotiations with HSRE for up to 30 days, provided that HSRE’s purchase price remain at least $7.25 per share. Following the meeting, Kilpatrick provided HSRE’s financial adviser and counsel with a draft exclusivity agreement which prohibited Campus Crest from soliciting inquiries or proposals regarding, continuing or entering into negotiations with respect to, providing nonpublic information in connection with, or entering into any confidentiality agreement, term sheet, letter of intent or other arrangement regarding, an acquisition of a material amount of assets or securities of, or other business combination or consolidation with, Campus Crest, for a period of thirty days.

Over the next seven days, Campus Crest, HSRE and their respective legal and financial advisors engaged in extended negotiations over the terms of the exclusivity agreement. HSRE insisted that Campus Crest agree to reimburse HSRE for its transaction expenses if the parties failed to enter into a definitive merger agreement because of a failure of the sale of the Montreal properties to close, and Campus Crest insisted on maintaining the ability to continue discussions with its lenders over the potential refinancing of the company’s outstanding debt. Campus Crest and HSRE executed the exclusivity agreement on July 14, 2015, with Campus Crest agreeing to an exclusivity period through August 4, 2015, subject to HSRE’s option to extend that date by 10 days to August 14, 2015, if it were to provide confirmation that it was not requesting a reduction in the $7.25 per share offer price. Campus Crest also agreed to pay for new property condition reports and related environmental assessments for each of its properties on the condition that the reports be owned by Campus Crest and be available for use by other bidders in the process if the exclusivity period were to expire. Following execution of the exclusivity agreement, HSRE and DLA Piper immediately commenced an extensive due diligence investigation.

Between July 14 and July 16, executives and other employees and advisors of HSRE met with representatives of Moelis and Campus Crest management for due diligence purposes.

On July 16, 2015, DLA Piper provided a revised markup of the draft merger agreement. The draft merger agreement contemplated an all-cash merger of Campus Crest with a newly formed HSRE acquisition vehicle and included customary no-shop and fiduciary out provisions, but it did not provide for a “go-shop” period following the signing of the merger agreement and did not specify the amount of any termination fees that would be payable by Campus Crest under certain circumstances. Also on July 16, 2015, Campus Crest released its March 31 fiscal quarter financial results and held a conference call with the investor community. On the call, Campus Crest management provided a brief update on the strategic review process, and made the following statement:

“Since December 2014, the Board of Directors of Campus Crest has been conducting a comprehensive and thorough analysis of a broad range of strategic operational and financial alternatives to enhance shareholder value. The Board engaged financial and legal advisors and formed a three-person transaction committee of independent directors to help evaluate and make recommendations as to alternatives. In early May we added three new independent directors with significant industry experience to our Board and reconstituted the transaction committee with two of those new directors. We are pleased that our process has generated significant interest, including more than 30 inbound inquiries resulting in more than two dozen parties signing nondisclosure agreements granting them access to an extensive online data room. The Board has been busy evaluating the best course forward for Campus Crest and its shareholders. The transaction committee, working closely with our outside financial and legal advisors, has evaluated a range of alternative proposals, including asset sales; raising various forms of capital; refinancing indebtedness; partnering with an outside management team; and the potential sale of the company. At this time, while the Board has not eliminated any of those alternatives, at the recommendation of the transaction committee the Board is currently focused on pursuing the potential sale of the company as the alternative most favorable to shareholders. The transaction committee is engaged in discussions with the leading potential purchaser, but we must stress that at this time we have no binding agreement for any transaction, and those discussions are subject to continued due diligence and reaching mutual agreement on many important terms. It is therefore entirely possible that those discussions will not result in an agreement for the sale of the company. If we are able to reach mutually acceptable terms on a definitive agreement, such transaction would be subject to a shareholder vote and other customary conditions. To allow time for these discussions to conclude, the Board has determined to postpone the annual meeting that had been scheduled for July 30. Please look for a separate announcement as to the rescheduled date in the near future.”

From July 16 to 30, 2015, Kilpatrick, Moelis, management and the Transaction Committee discussed the issues raised in the DLA Piper markup of the merger agreement and Kilpatrick prepared a responsive revised draft. The primary open issues identified in the initial draft included HSRE’s request that the closing of the Merger be subject to receipt of consent from all of the company’s mortgage lenders and that the sale of the Montreal joint venture interests be closed prior to the signing of the merger agreement, Campus Crest’s concerns with the lack of details provided regarding HSRE’s acquisition financing, HSRE’s rejection of a go-shop provision that would allow the Board to continue to solicit superior acquisition proposals, the size of the termination fee payable by the company if the deal were not to close, and the interim operating covenants that would be imposed on Campus Crest between the signing of the merger agreement and the closing of the Merger.

On July 30, 2015, Kilpatrick provided a revised draft of the merger agreement to DLA Piper. The revised draft addressed the Transaction Committee’s concerns with the prior draft, and requested that HSRE’s ultimate parent entity guaranty the purchaser’s obligations under the merger agreement if the purchaser would be a newly formed acquisition vehicle dependent on debt financing to pay the merger consideration.

On August 3, 2015, management updated the Transaction Committee regarding the status of the Montreal sale, noting that the purchaser’s financing had fallen through and it would likely take an extended period of time to secure alternative financing, if it could do so at all. Management, Moelis and Kilpatrick began exploring potential structures to exclude the Montreal property and CAD 56 million guaranty of the Montreal joint venture’s debt from the overall merger with HSRE, including the use of a contingent value right, or CVR, structure to accomplish this, as HSRE and several other leading bidders had made it clear that the disposition of the Montreal interests and the CAD 56 million guaranty was a condition to its proposal.

On August 3, 2015, representatives of HSRE met with the Campus Crest management team for due diligence purposes.

On August 4, 2015, Kilpatrick and DLA Piper discussed by telephone the outstanding issues under the merger agreement. Later that day, HSRE confirmed that it was not requesting a reduction in the $7.25 per share merger price, and exercised its option to extend the exclusivity period to August 14, 2015, in accordance with the terms of the exclusivity agreement.

On August 7, 2015, HSRE and its advisors expressed concerns about continued delays in the filing Campus Crest’s Form 10-Q for the first fiscal quarter ended March 31, 2015, and the company’s failure to provide draft financial statements for the second fiscal quarter ended June 30, 2015, noting that the delays were making it impossible for HSRE to complete its financial due diligence and finalize its financing. HSRE also expressed concern about the delays in disposing of the Montreal interests, and concerns that the Montreal sale price proceeds might not be as high as previously projected by Campus Crest.

On August 11, 2015, DLA Piper provided a revised draft of the merger agreement, and discussed the revised draft with Kilpatrick the next day by telephone.

On August 14, 2015, the members of the Transaction Committee met in person in Charlotte in connection with the Board’s regular quarterly meeting, and most of the other directors joined the meeting in order to hear an update on the strategic review process. At the meeting, Moelis provided an update on the discussions with HSRE, noting that HSRE had reported that its due diligence was going well but that it had three primary concerns: (i) HSRE’s inability to convert its agreement in principle with Dr. McWhirter and MFLP into a definitive agreement, (ii) the failure of the Montreal sale to close and concerns that the sale price would be less than expected, and (iii) the continued delays in the company’s finalization of its first quarter Form 10-Q and delivery of draft second quarter financials. The Transaction Committee discussed the Montreal sale situation and the difficulties the buyer was having with its financing, noting that it no longer looked possible to close the Montreal sale by the end of August, and that each of the leading bidders (including HSRE) had been reluctant to commit to a transaction until Montreal was resolved satisfactorily. The committee also discussed the status of the other potential bidders who had previously submitted proposals and other alternatives potentially available to the company should the HSRE bid fall through. The committee discussed indications that the back-up bidders would likely remain interested if the HSRE bid were to fall through, but noted considerable uncertainty as to how firm their pricing would be, and the considerable time that would be required for another bidder to finalize a transaction. The committee then approved an extension of the exclusivity period with HSRE until five business days after Campus Crest delivers to HSRE a draft of Campus Crest’s second quarter financial statements. The committee also directed management and Moelis to continue to explore all alternatives for a go-forward strategy in the event no transaction is reached. Later that afternoon, at its regular quarterly meeting, the Board continued the discussion of the strategic review process. Management provided an update on the company’s cash flow forecast, and discussed the company’s performance against the forecast, noting that the company was performing slightly better against the forecast than projected. The Board also discussed the impacts of a dispute with Dr. McWhirter and MFLP over various intra-company loan balances between entities that had transferred to Campus Crest in the Copper Beech transaction and those that remained with MFLP, and the status of discussions with Dr. McWhirter to resolve these balances. Kilpatrick also provided an update on the status of the negotiations with HSRE over the merger agreement and the status of HSRE’s due diligence investigation.

From August 14 to August 21, 2015, Campus Crest and HSRE and their respective advisors began discussing the possible use of a CVR structure to segregate the Montreal interests and CAD 56 million guaranty from the merger transaction but preserve value for the Campus Crest shareholders from an eventual sale.

On August 17, 2015, Kilpatrick, DLA Piper and tax advisors for Campus Crest and HSRE met to discuss various tax and REIT issues related to the structure of merger. Later that day, Campus Crest delivered a draft of its second quarter financials to HSRE.

On August 21, 2015, the Transaction Committee met to discuss the status of discussions with the company’s bank lending group in which Campus Crest had requested a waiver to allow additional time to file the second quarter Form 10-Q. The committee was also briefed on the status of negotiations with HSRE and on the Montreal disposition, and discussed the plan to utilize a CVR structure to segregate the Montreal property and guaranty from the merger transaction. Management also reported that the intra-company loan issues with Dr. McWhirter and MFLP were still unresolved, and HSRE had communicated that it expected the company to resolve the dispute. The committee directed Moelis to communicate to HSRE the committee’s expectation that HSRE resolve that issue in its overall agreement with MFLP. Later that day, Campus Crest, HSRE and their respective advisors held a lengthy conference call to discuss open issues under the merger agreement.

On August 24, 2015, the Transaction Committee met to discuss the negotiations with HSRE. At the meeting, Moelis reported that HSRE had reaffirmed that HSRE’s agreement with MFLP regarding redemption of the partners’ operating partnership interests and release of the tax protection rights must be a condition to HSRE’s obligation to close the merger. The committee discussed whether, in light of this new development, it should agree to further extend the exclusivity period for HSRE beyond its current expiration date of midnight on the date of the meeting. Management reported that completion of the Form 10-Q for the second quarter continued to be delayed was not expected to be ready to be filed until September 15, and that HSRE was insisting on preserving exclusivity through the filing of the Form 10-Q. After considerable discussion, the Transaction Committee agreed to extend exclusivity to September 15, 2015, but reserved the right to earlier terminate exclusivity after August 31, 2015, if the Board does not believe satisfactory progress was being made on the merger agreement terms because those terms were not finalized by that date. Later that day, Campus Crest issued a press release announcing the continued delay in the filing of the Form 10-Q for the second quarter beyond the extended SEC filing deadline, and receipt of notification from the NYSE that the delayed filing would put the company in default under the NYSE’s continued listing criteria.

On August 25, 2015, the parties held an all-hands negotiation session at DLA Piper’s offices in Chicago. The parties discussed at length the issues regarding required lender consents, HSRE’s financing of the transaction, termination fees and reverse termination fees payable by the parties, the scope of the non-solicitation provisions of the merger agreement, and the possible structure of a CVR arrangement to address the delay in the closing of the Montreal sale. Campus Crest insisted that HSRE guaranty payment of a substantial reverse termination fee in the event the HSRE purchaser entity should fail to obtain financing to fund the merger consideration. The parties were generally in agreement with the use of a CVR structure that would carve out the Montreal properties and Montreal debt guaranty from the merger transaction. Under the CVR structure, if the Montreal interests were not sold prior to the Merger effective time, HSRE would deduct sufficient funds from the cash merger consideration to discharge the Montreal debt guaranty and place the funds in escrow to be available, along with the net proceeds, if any, from the sale of the Montreal interests, for pro rata distribution to the Campus Crest common stockholders after the Merger effective time.

On August 28, 2015, Campus Crest concluded its discussions with its bank lending group and received a waiver from the banks that provided Campus Crest with additional time, until September 30, 2015, to finalize its second quarter financials and file its Form 10-Q. However, the waiver effectively prohibited Campus Crest from requesting further draws on the credit facility and implemented a cash sweep provision which would apply unless Campus Crest entered into a change of control transaction by September 30, 2015, and required Campus Crest to collateralize the credit facility with equity in its subsidiaries if a change of control transaction was not entered into by November 15, 2015.

Later on August 28, 2015, the Transaction Committee met again to discuss the HSRE negotiations. At the meeting, Moelis provided an update on the progress over the past week, and summarized the most significant remaining open issues, including the relative size of termination and reverse termination fees payable by the parties, and the lender consent closing condition. The committee was informed that HSRE would not guaranty the reverse termination fee because of prohibitions contained in its fund documents, but that HSRE has proposed instead that the termination fee payable by Campus Crest be reduced to 1% of the aggregate merger consideration, and that the HSRE purchaser affiliate be subject to a reverse termination fee equal to 2% of the aggregate merger consideration. The committee discussed that the 2% reverse termination fee would be significantly lower than similar fees payable in comparable transactions, and would consequently offer the company less protection in the event HSRE’s financing were to fall through. At the same time, the committee noted that the 1% fee payable by the company was also unusually low and thus favorable to Campus Crest because it would make it easier for an interested party to make a superior proposal to acquire the company. The committee was willing to accept the 1% and 2% thresholds, but insisted that the ultimate owners of HSRE agree to guaranty at least half of the 2% personally, a concept that was never ultimately agreed to by HSRE.

On August 31, 2015, Kilpatrick provided a revised draft of the merger agreement to DLA Piper containing the CVR structure among other changes. Representatives of Moelis and HSRE’s financial adviser later held a conference call to discuss the open issues under the merger agreement. HSRE offered to place half of the reverse termination fee into an escrow account to secure its payment, and offered to reduce the lender consent threshold to 50% of the outstanding debt, but with a cap on the breakage costs that would be required to be absorbed by HSRE and with any additional breakage costs reducing the merger consideration.

On September 4, 2015, the Transaction Committee met to discuss the HSRE negotiations. HSRE had reported to management that the terms and availability of its debt financing had been preliminarily agreed. Kilpatrick and Moelis provided an update on the status of negotiations regarding the draft merger agreement, and described the recent discussions with HSRE on the termination fee and lender consent issues. Moelis reported that the HSRE principals were not willing to personally guarantee any portion of the reverse termination fee, but would agree to place the full 2% reverse termination fee in escrow at the signing of the merger agreement. The committee discussed that since the reverse termination fee was lower than desired, it would require that the threshold for “superior proposals” that the Board could terminate the merger agreement to pursue should be lowered from 50% to 35% to allow the Board to consider a favorable minority investment transaction proposal, since such a proposal appeared to be the most likely alternative for Campus Crest that could emerge following announcement of a transaction that could be superior to the HSRE proposal. The Transaction Committee also discussed the feasibility of setting the lender consent threshold at a reasonable threshold, such as 85%, with HSRE obtaining an “accordion” feature in its financing to allow it to draw down additional funds if needed to fund higher debt defeasance costs in the event some consents were not obtained, thus reducing the significant conditionality that the lender consent condition would otherwise impose on the transaction. The committee also discussed the likely tradeoffs it might need to consider between the certainty of close and the potential for a reduction in the aggregate merger consideration over the lender consent issue. The committee directed Kilpatrick and Moelis to convey the committee’s agreement with a 2% reverse termination fee from HSRE, backed by a fully funded escrow account, an 85% lender consent threshold with no reduction in merger consideration, a reduction in the threshold for considering “superior proposals” from 50% to 35%, and a termination fee payable by Campus Crest in the amount of 1% of the aggregate merger consideration.

On September 5, 2015, DLA Piper provided a further markup of the merger agreement. The revised agreement raised several new issues and closing conditions, including a requirement that HSRE’s agreement with Dr. McWhirter and MFLP close as a condition to the merger, and requiring the company to reimburse HSRE for all of HSRE’s transaction expenses if the company’s shareholders failed to approve the merger agreement for any reason. Although the draft accepted the 1% termination fee and fully escrowed 2% reverse termination fee, the revised draft failed to resolve the considerable conditionality remaining with the lender consent condition, and reflected continued disagreement on the definition of “material adverse change” used throughout the merger agreement.

On September 8, 2015, Kilpatrick and DLA Piper held a conference call to discuss the merger agreement open issues, and on September 9, 2015, Kilpatrick provided DLA Piper with a revised draft of the merger agreement which provided, among other things, that Campus Crest’s obligations to pay HSRE’s transaction expenses be capped at $1 million in the event the Campus Crest shareholders should fail to approve the merger and the merger agreement.

On September 10, 2015, Campus Crest, HSRE, DLA Piper, Kilpatrick, Moelis and HSRE’s financial advisor held an all-hands drafting conference call to seek to resolve the open issues on the merger agreement, but made only slight progress. Due to the continued unresolved issues in the merger agreement and delays in the resolution of HSRE’s agreement with Dr. McWhirter and MFLP, the Board postponed its meeting previously scheduled for September 11 to consider approval of the transaction.

On September 11, 2015, HSRE provided initial drafts of its agreement with Dr. McWhirter and MFLP, and initial drafts of its debt commitment letters. The draft MFLP agreement provided, among other things, for an aggregate payment funded by HSRE of $140 million to Dr. McWhirter and the MFLP limited partners contemporaneously with the closing of the Merger in return for (i) the redemption of their units in the Campus Crest operating partnership, (ii) the sale of their interests in several properties that were jointly owned with Campus Crest, and (iii) their release of Campus Crest’s obligations under their tax protection agreement with Campus Crest. The MFLP agreement contained a number of conditions to the parties’ obligations to close HSRE’s acquisition of the MFLP interests, which added further conditionality to HSRE’s proposed merger terms with Campus Crest since HSRE insisted that the closing of the MFLP agreement be a condition to the closing of the Campus Crest merger. The debt commitment letters also contained considerable conditionality with respect to the lenders’ obligations to fund the debt needed to pay the merger consideration, including due diligence and loan syndication conditions.

On September 13, 2015, the Transaction Committee met to discuss the status of the negotiations with HSRE, the continued unresolved issues with the merger agreement, and the significant conditionality in the debt commitment letters and MFLP agreement. Moelis and Kilpatrick described the significant conditions, and noted that it had become apparent that although HSRE had stated that it was working to remove as many of the debt closing conditions as possible, HSRE’s financing was likely to retain several closing conditions that were more significant than typical for similar transactions, since the financing was largely based on the Campus Crest real estate portfolio rather than the continuation of Campus Crest as a going concern. Significant open issues with the HSRE transaction included (i) the conditionality of HSRE’s financing commitments, (ii) the continued unresolved issues with Dr. McWhirter and MFLP regarding intra-company loans and HSRE’s agreement with them to acquire their Campus Crest operating partnership interests, (iii) the material adverse change definition in the merger agreement, and (iv) the lender consent condition. The committee also discussed that the exclusivity period with HSRE was set to expire in two days on September 15. The committee was disinclined to agree to a further extension in the absence of clear progress on the outstanding issues and improvements with the conditionality in HSRE’s debt commitments. The committee directed Moelis to convey to HSRE the committee’s dissatisfaction with the lack of progress and need to lessen the contingencies in its debt commitments. The Transaction Committee also noted that the exclusive discussions with HSRE had gone on too long, and the company needed to either reach an agreement with HSRE quickly or seek an alternative solution. The committee determined to hold a daily conference call with Moelis, Kilpatrick and management to stay as close as possible to the HSRE negotiations.

On September 14, 2015, DLA Piper provided a further markup of the merger agreement, and Kilpatrick and DLA Piper held a conference call to discuss the continued open issues. Kilpatrick conveyed that although the Transaction Committee understood that the closing of HSRE’s agreement with Dr. McWhirter and MFLP was a condition to the closing of the Merger, that the committee would require that HSRE agree to use its best reasonable efforts to consummate the MFLP transaction, including waiving, if necessary, certain closing conditions in the MFLP agreement. Later that day, the Transaction Committee held its regular daily call with Moelis and Kilpatrick. Moelis and Kilpatrick provided an update to the committee on developments since the prior day’s meeting, reporting that the same open issues on the merger agreement remained open. Management reported that the second quarter Form 10-Q was being reviewed by Campus Crest’s new independent auditor, and should be ready for filing soon.

On September 15, 2015, during the Transaction Committee’s regular daily call with Moelis and Kilpatrick, Moelis reported that HSRE had delivered drafts of its equity commitment letters, and Moelis and Kilpatrick reported that the commitments appeared to be reasonably acceptable. Kilpatrick provided an update on the status of the merger agreement discussions, and reported that HSRE would consider waiving certain closing conditions in the MFLP agreement if necessary to assure Campus Crest of the closing of the transaction. Management also provided an update on the timing of the filing of the second quarter Form 10-Q, noting that the Form 10-Q was substantially complete and a draft would be provided to HSRE later in the day. Management also reported that it had commenced discussions with Dr. McWhirter regarding the settlement of the intra-company loan balances, but no agreement had been reached. The committee determined not to extend the exclusivity period with HSRE, but agreed to continue discussions on a non-exclusive basis while considering other alternatives. The committee discussed whether to affirmatively reach out to other potentially interested parties once exclusivity expired that evening, and voiced concerns that such efforts might negatively impact HSRE’s ability to finalize its financing. The Transaction Committee directed Moelis to refresh the list of potentially interested parties to be prepared to contact them in a few days while trying to resolve the remaining open issues with HSRE.

Later on September 15, Kilpatrick and DLA Piper held a series of conference calls with subject area experts from each firm to discuss and seek to resolve the merger agreement open issues. That afternoon, the parties were able to resolve the last remaining outstanding questions regarding Campus Crest’s REIT status, and Campus Crest reached agreement with Dr. McWhirter and MFLP regarding the intra-company loans and related issues.

On September 16, 2015, Kilpatrick provided a further revised draft of the merger agreement to DLA Piper. Later that day, the Transaction Committee held its regular daily call with Moelis and Kilpatrick to hear an update on the status of the merger agreement negotiations. Management reported that the Form 10-Q draft was under review by Campus Crest’s new independent auditor and the filing would be delayed by several more days.

On September 17, 2015, on its regular daily call with Moelis and Kilpatrick, the Transaction Committee discussed the outstanding merger agreement issues and received an update from management on the efforts to sell the Montreal interests. Management reported that it remained in discussions with the company’s joint venture partner to purchase its Montreal interests, and that the purchaser was making good progress identifying an alternative financing source to fund the purchase. Although the committee felt that progress was being made on the HSRE merger transaction, the continued delays in reaching final agreement with HSRE was concerning, and the committee and Moelis discussed contacting a select group of potential interested bidders who were believed to have continued interest to let them know that there was a limited window of opportunity to make a superior proposal. The committee discussed that, given the slow but meaningful progress being made on the HSRE negotiations, it was unlikely that a competing proposal could be finalized and agreed to before the HSRE merger terms were finalized, but the committee thought it prudent to consider seeking other proposals in the event that the HSRE transaction did not get finalized.

On September 18 and 19, 2015, Management was informed that the financing for the disposition of the Montreal interests appeared to be progressing well, with the new financing source expected to approve financing terms in the next few days. In addition, HSRE notified management that it was making progress in reaching agreement with its lenders to remove many of the closing conditions in its financing commitments. DLA Piper provided a further markup of the merger agreement, but the lender consent closing condition, material adverse change definition, and conditionality of HSRE’s debt financing commitments continued to be unresolved.

On September 20, 2015, the Transaction Committee met again with Moelis, Kilpatrick and management to discuss the status of HSRE’s financing and other open issues. Management reported that HSRE had informed management that many, but not all, of the most significant closing conditions had been eliminated, but that HSRE had concerns about a few Campus Crest properties which were not performing well enough to support their debt service and HSRE was considering requiring the company to carve the properties and their underlying debt out of the merger transaction. Management also reported that the settlement agreement with Dr. McWhirter and MFLP was nearly complete, and the Form 10-Q should be ready to file within a few days.

On September 21, 2015, Kilpatrick provided additional comments on the draft merger agreement to DLA Piper. Later that day, at the direction of the Transaction Committee, Moelis contacted Party F to ascertain its interest in submitting a new joint proposal with Party A. The Transaction Committee directed Moelis to only contact Party F at that time because Party F was perceived as being the bidder most likely to be in position to make a proposal quickly if the HSRE transaction should not be finalized.

On September 22, 2015, the Transaction Committee met for a further update on the HSRE negotiations and to hear the results of Moelis’ outreach to Party F. Representatives of Moelis reported that Party F had indicated that it was planning to submit a new joint financing proposal with Party A. In discussion, the committee noted that, unlike the prior proposal from Party A/Party F, the new proposal would be for an investment only, and would not be a proposal to acquire all of Campus Crest. Management provided an update on the status of the Form 10-Q filing, noting that the company expected to be ready to file the Form 10-Q as early as September 25, 2015. The committee directed Moelis to let HSRE know that Campus Crest intended to file the Form 10-Q within the next few days, and that HSRE must resolve all outstanding issues by September 25.

On September 23, 2015, the Transaction Committee held its daily call with Moelis, Kilpatrick and management. Management reported that HSRE continued to be unable to resolve the last outstanding issues in its discussions with Dr. McWhirter and MFLP, but that HSRE expected to receive its final debt financing commitments on Monday September 28, 2015. Management also reported that the independent auditor was nearing the completion of its review of the Form 10-Q, which should be finalized shortly. Later that evening, Kilpatrick provided a revised draft of the merger agreement to DLA Piper proposing a resolution of the lender consent issue and other outstanding issues.

On September 24, 2015, the Transaction Committee met again with Moelis, Kilpatrick and management. Moelis provided an update on HSRE’s financing commitments, reporting that one of the lenders had given its final approval, and the other lender had given final approval on one portion and expected final approval on the remaining portion by September 28, 2015. Kilpatrick provided an update on the status of the merger agreement negotiations, noting that progress on the lender consent issue was being made and should be resolved soon. Management reported that the Form 10-Q was nearly final and was being reviewed by the Audit Committee, which was expected to approve it for filing on September 25 or 28. Moelis reported that its discussions with the financial adviser to the Party A/Party F bidding group were going well, that the parties had been given new access to the on-line data room and refreshed financial information, and that the parties appeared to be spending considerable time on due diligence.

On September 25, 2015, Campus Crest, HSRE, Moelis, Kilpatrick, DLA Piper and HSRE’s financial advisor held an all-hands conference call to seek to resolve the open issues on the merger agreement. On the call, HSRE explained that it would not be able to fund the reverse termination fee amount into escrow until at least 10 business days after signing the merger agreement, due to its need to make a capital call to its investors to fund the account. Later that day, Kilpatrick provided a revised draft of the merger agreement to DLA Piper, containing, among other things, a covenant obligating HSRE to fund the reverse termination fee escrow within 21 days of signing the merger agreement, and, if not so deposited within 21 days, suspending the non-solicitation provisions in the merger agreement until the funds are deposited and permitting Campus Crest to terminate the merger agreement if the funds were not deposited within such time.

On September 26, 2015, DLA Piper provided a revised draft of the merger agreement to Kilpatrick. Later that day, the Transaction Committee held its regular update call with Moelis, Kilpatrick and management to discuss the HSRE negotiations and continued discussions with the Party A/Party F group.

On September 27, 2015, Campus Crest, HSRE, Moelis, Kilpatrick, DLA Piper and HSRE’s financial advisor held another all-hands conference call to seek to resolve the remaining open issues on the merger agreement. Later that day, the Transaction Committee held its regular update call with Moelis, Kilpatrick and management. Moelis reported that HSRE had stated that is was not prepared to move forward immediately on the merger agreement due to the several remaining outstanding issues, including the finalization of its financing commitments, the unresolved lender consent issue, and the additional time needed to finalize its agreement with Dr. McWhirter and MFLP. Frustrated with the lack of progress, the Transaction Committee directed Moelis and management to immediately reach out to a broader group of potentially interested bidders who had previously expressed interest, including both potential acquisition proposals and potential minority investment proposals as an alternative to the HSRE transaction. At the same time, the committee directed Moelis, management and Kilpatrick to work diligently to seek to resolve the remaining open issues with HSRE, which the committee still believed presented the most attractive alternative if the terms could be finalized. Later that day, management had numerous calls with HSRE to discuss due diligence and the terms of the debt financing.

On September 28, 2015, the Transaction Committee met early in the morning with Moelis, Kilpatrick and management to discuss Moelis’ outreach to other potentially interested bidders. The committee discussed the scope of the canvassing that Moelis and management were engaged in to explore whether there may be another viable alternative to the HSRE proposal, given the continued issues preventing the signing of a definitive agreement with HSRE, while continuing to negotiate with HSRE to try to resolve the open issues. The committee again discussed that the HSRE proposal remained the most attractive proposal, if it could be finalized, but that the committee needed to continue to explore other possible proposals in case the HSRE proposal could not finalized. Management informed the committee that the second quarter Form 10-Q would be finalized later in the day and would be filed before market open on September 29, 2015, and that the company intended to issue a press release indicating that the discussions with the leading potential purchaser and other interested parties were continuing. The committee reconvened later that evening. Moelis reported that one of the early round bidders, a large private equity fund had reached out to Moelis to inquire as to whether the Board would be interested in receiving a new minority investment proposal. Based on the prior direction from the Transaction Committee, Moelis encouraged the investor to make a proposal if interested, but explained to the committee that the investor’s previous proposal had been at a very low indicative price and was not expected to submit a viable proposal in the current round. The committee discussed with Moelis a broader list of additional potentially interested parties to contact, and the committee directed Moelis to continue to reach out to those parties to express the company’s interest in receiving reasonable alternative proposals. Management reported that the Montreal buyer’s financing had been approved, and that the parties were planning to close the Montreal sale as early as October 15, 2015.

Immediately following the September 28 Transaction Committee meeting, the full Board met to hear an update on the strategic review process and to discuss the status of the Form 10-Q for the second quarter. The chair of the Audit Committee reported that the Form 10-Q would be ready for filing by the next morning. The chair of the Transaction Committee reported on the status of the negotiations with HSRE and the renewed discuss with the Party A/Party F group. Management provided an update on the status of the proposed Montreal sale, including the expectation that the Montreal sale should close by mid-October. Moelis next described the steps it had been taking at the direction of the Transaction Committee to reach out to other potentially interested bidders while at the same time continuing to seek to finalize terms with HSRE. The Board discussed the range of potential alternatives, and the impact of the financial covenants under the company’s senior bank credit facility on the viability of other alternatives, noting that the company’s current bank waivers expire with the release of the September 30 financial statements, with the result that the company could be in default under the facility if additional waivers were not obtained. Management noted that the lending group was increasingly concerned with the company’s financial covenant profile, and that the company could not be assured that additional covenant relief waivers could be obtained on reasonable terms, if at all. Under the current waivers, if Campus Crest did not enter into a sale transaction by September 30, 2015, a cash sweep mechanism would go into effect, and if no transaction were entered into by November 15, 2015, the company would be required to pledge the stock of its subsidiaries to the banks. The Board discussed that a minority investment into the company was unlikely to be sufficient to pay off all bank debt and would require significant additional concessions from the lenders, and that there was no assurance that such concessions could be obtained on reasonable terms, if at all.

Later in the evening on September 28, HSRE provided revised drafts of its debt commitment letters. The revised letters reflected that most, but not all, of the significant closing conditions were removed.

Early in the morning on September 29, 2015, Campus Crest released its second quarter financial results and filed its Form 10-Q for the second quarter. In the press release, Campus Crest provided an update on the Board’s strategic review process, noting that the Board continued to pursue a potential sale of the company, and remained engaged in discussions with the leading potential purchaser which were ongoing and subject to reaching mutual agreement on terms and conditions. The release also noted, however, that he Board had not eliminated any alternatives and would continue to consider and discuss with interested parties a range of potential strategic alternatives.

Later on September 29, 2015, the Transaction Committee held its daily call with Moelis, Kilpatrick and management. Management reported that the company, Dr. McWhirter and MFLP had executed a settlement agreement resolving the intra-company loans and related issues, and that Dr. McWhirter and MFLP were close to resolving their open issues with the proposed agreement with HSRE. Management also reported that the talks with HSRE continued to progress, albeit slowly, and that HSRE indicated that it would be making a revised written proposal to the company the next day. The committee discussed that it believed that HSRE would likely revise its offer price downward, and directed Moelis to continue to reach out to potentially interested parties. Moelis reported on its conversations with several potential bidders. The committee also discussed the proposed terms of the sale of the Montreal interests to the company’s joint venture partner, and the purchaser’s request that Campus Crest agree to certain adjustments to the transaction terms in order to allow the purchaser to pursue a more certain financing package and quicker close. The committee approved the revised sale terms conditioned upon the closing of the Montreal sale occurring not later than October 31, 2015.

Late that evening, DLA Piper provided to Kilpatrick a revised draft of the merger agreement, and discussed the revised agreement briefly with Kilpatrick.

On September 30, 2015, Kilpatrick provided a further revised draft of the merger agreement to DLA Piper. Later that day the Transaction Committee held its regular daily call with Moelis, Kilpatrick and management. Management provided an update on its various calls with HSRE that day, noting that HSRE had reported that it had finalized its financing, but had continued concerns about several Campus Crest properties which it indicated were too costly to pay off and too difficult to finance. HSRE indicated that it was planning to propose a price decrease in its proposal to $7.05 per share, if the company were to resolve the issues with those properties at no exposure to HSRE, or to $6.75 per share if HSRE were to be responsible for resolving the issues with the indebtedness on those properties. Each proposal would also be increased by the amount of net proceeds, if any, from the Montreal sale transaction, which was expected to add another $0.12 to $0.13 per share, depending upon exchange rates, to the overall Merger consideration. HSRE also reported that it had still not finalized its agreement with Dr. McWhirter and MFLP. HSRE indicated it would submit a revised written proposal the next day identifying the substantial unanticipated costs that it had uncovered in due diligence and which it believed justified a purchase price reduction. The Transaction Committee discussed the general categories of purported concerns identified by HSRE, and determined to wait to see the written proposal from HSRE before responding point-by-point to HSRE on the identified concerns. The committee also discussed the potential impact of the identified concerns on the merger consideration and the range of concessions that might be reasonable under the circumstances, given the timing concerns and absence of a superior proposal.

On October 1, 2015, during its regular daily update call, the Transaction Committee discussed the status of the HSRE transaction, and the results of calls by Moelis and management with other potentially interested bidders. Management reported that it would be speaking with the Party A/Party F group later that day to discuss a possible investment proposal, and Moelis reported on discussions with several other potential bidders that were considering making a proposal. The committee directed Moelis and management to continue to explore all possible alternative proposals.

On October 2, 2015, DLA Piper provided a revised draft of the merger agreement to Kilpatrick.

On October 3, 2015, Moelis received a written proposal from the Party A/Party F group proposing a $100 million investment in the form of five-year, 9% subordinated notes and non-cancellable warrants to acquire shares of common stock of Campus Crest constituting 19.9% of the outstanding common stock at $6 per share. The proposal would also require Campus Crest to hire the Party A management team and acquire the Party A management company for an unspecified price.

On October 4, 2015, the Transaction Committee met with Moelis, Kilpatrick and management to discuss the new proposal from Party A/Party F, and the status of the continued discussions with HSRE. The committee discussed the details of the Party A/Party F proposal and the company valuation implied and return assumptions underlying the proposal. The committee was concerned with the 5-year-no-call and 9% current pay features of the debt proposal, the lack of any equity investment, the unlimited term on the warrants, and the failure of the proposal to provide a solution to the company’s outstanding bank debt. The proposal would require the company’s bank lenders to accept a partial pay down of principal and agree to significant additional waivers, which could not be assured. The committee also requested Moelis to be prepared to deliver an opinion as to the fairness of any transaction to the Campus Crest common stockholders, and agreed to amend Moelis’ engagement letter to provide for a fairness opinion and a separate fee therefor, which would be deducted from the overall engagement fee. Moelis indicated that it was prepared to undertake the fairness analysis, and referred committee members to its correspondence with the committee earlier that day describing any prior relationships that Moelis was aware of with participants in the strategic review process. Of note, Moelis reported that it had not previously been engaged by HSRE for any services, but that Moelis as a firm had provided certain financial advisory services in the past (unrelated to Campus Crest) for Party F, including two pending assignments, although no members of the Moelis team working on the Campus Crest strategic review process were members of the Moelis team providing financial advisory services to Party F. Moelis also confirmed its belief that it was able to provide independent advice to the Board and the Transaction Committee in connection with a transaction with HSRE.

On October 5, 2015, HSRE delivered a revised proposal letter to Campus Crest detailing its concerns identified in its due diligence investigation and which it argued supported a purchase price reduction to $7.05 per share if certain identified properties were disposed of prior to the consummation of the transaction without cost to Campus Crest or HSRE, or to $6.75 per share if those properties (and their related debt) were to remain in the transaction. HSRE separately outlined its continuing unresolved issues preventing finalization of its agreement with Dr. McWhirter and MFLP. As previously communicated orally, the proposals excluded the expected net proceeds from the Montreal sale, which if Montreal were sold at the expected price would result in an additional approximately $0.12 to $0.13 per share, depending on exchange rates, in purchase price to the Campus Crest shareholders.

Later on October 5, the Transaction Committee held its regular daily update call to discuss the revised written proposal from HSRE. It was also reported that HSRE was finally making progress with Dr. McWhirter and MFLP and that the outlook was favorable that the terms would be agreed shortly. Moelis reported on its discussions with Party F regarding the Party A/Party F proposal. The committee discussed the revised HSRE proposal, and directed Moelis to inform HSRE that the committee would not respond on the proposal until HSRE finalized its negotiations with Dr. McWhirter and MFLP.

On October 6, 2015, Kilpatrick and DLA Piper discussed by telephone the remaining open issues in the merger agreement. Later on October 6, the Transaction Committee held its daily update call. At the meeting, Moelis reported that it held an in-person meeting with a large team of executives and advisors from the Party A/Party F group to discuss their proposal in more detail. The group articulated its plan to use a substantial portion of the $100 million investment to pay down senior debt which it believed would be sufficient to obtain the cooperation of the bank syndicate, and would also plan to effect substantial property dispositions to further reduce debt levels, among other plans. It also expressed a willingness to consider investing more funds if needed. The proposal would also require Campus Crest to acquire the Party A management company for $5 million, and for the senior management of Party A to receive executive employment agreements with Campus Crest. They also indicated willingness to consider a payment-in-kind, or PIK, feature for a portion of their investment, and would also consider making an equity investment of an unspecified size. They expressed confidence that they could move quickly to finalize the transaction terms and fund their investment. The Transaction Committee discussed the Party A/Party F proposal in detail, including discussion as to a proper and fair comparison of the Party A/Party F partial investment proposal against the HSRE whole-company proposal, and how to account for the significant execution risks of the Party A/Party F partial solution to the full solution of the HSRE proposal. The committee also discussed the continued negotiations with HSRE, including the point-by-point discussion with HSRE on HSRE’s claimed unanticipated cost items. The committee discussed countering the HSRE proposal with a share price of $6.93 - $6.95 per share (plus Montreal net proceeds), and directed Moelis to convey a proposal to finalize a transaction at that price if HSRE was prepared to announce a transaction by Friday, October 9. The committee also directed Moelis to inform HSRE that after October 9 the committee would concentrate its efforts on seeking an alternative solution. Similarly, the committee directed Moelis to communicate to the Party A/Party F team that they needed to respond no later than October 8 with an improved proposal.

On October 7, 2015, the Transaction Committee held its regular daily update call with Moelis, Kilpatrick and management. Moelis provided an update on continued discussions with HSRE and with the Party A/Party F group. Moelis also reported on several lengthy follow-up calls with the financial advisors to the Party A/Party F group, who indicated that the group would be receptive to a two-staged deal in which they would invest capital up front in an amount sufficient to be of interest to the senior bank group, and then would invest further capital in an unspecified amount subject to Campus Crest shareholder approval. Moelis reported that the Party A/Party F group seemed motivated to reach a deal, and had been highly active in the on-line data room.

On October 8, 2015, DLA Piper provided a revised, substantially final draft of the merger agreement and discussed the minor outstanding points with Kilpatrick. Later that day, Moelis received a revised written proposal from the Party A/Party F group providing for the same investment of $100 million in subordinated notes and warrants to acquire 19.9% of the company at $6 per share, but limiting the warrant term to 5 years, providing for a PIK feature at a higher interest rate for a portion of the investment, and allowing the debt to be pre-paid after two years with a sliding scale prepayment penalty. Under the proposal, the Party A/Party F group would also commit to purchase $20 million of common stock subject to Campus Crest shareholder approval. As before, the proposal would require installation of Party A’s management team as management of Campus Crest, and for Campus Crest to purchase Party A’s management company.

On October 9, 2015, HSRE responded to Moelis with a revised merger consideration proposal at $6.88 per share (plus an estimated $0.12 to $0.13 of Montreal net sale proceeds), but substantially lowered the size of the basket that would be available to make payments necessary to obtain required lender consents. The parties continued discussions through the weekend.

On October 10, 2015, the Transaction Committee met to discuss the revised proposals from HSRE and the Party A/Party F group. At the meeting, Moelis summarized the revised HSRE proposal and its conversations with HSRE. Moelis next described the revised proposal received from the Party A/Party F group, and the committee engaged in considerable discussion over the value of the Party A/Party F proposal and the underlying business assumptions that the group appeared to be making to support its investment. The committee expressed concerns that these assumptions underestimated the likely cost structure for the company and the issues that would need to be resolved in order for the proposal, which was predominantly a high-yield debt investment, to be a good value for Campus Crest shareholders. The committee determined that the Party A/Party F proposal valued the company by the equivalent of an estimated $1.00 to $1.50 per share less than the HSRE proposal, and would also require significant improvement in the company’s operating results and debt negotiations with senior lenders in order to be close to being comparable to the HSRE proposal. The committee also discussed that the HSRE proposal would allow Campus Crest to promptly proceed with its planned engagement of a third party property management firm to manage Campus Crest’s housing communities, thereby allowing Campus Crest to begin realizing the operational benefits and expected cost savings of the third party management proposal which were expected to help facilitate an alternative investment transaction if the transaction with HSRE were to fail to close. The committee directed Moelis to communicate to the Party A/Party F group that the proposal needed significant improvement to be competitive. The committee also directed Moelis to communicate a counter proposal to HSRE indicating that the Transaction Committee would recommend that the full Board approve a transaction at a $6.90 per share price (plus Montreal net proceeds), with restoration of the lender consent basket to the amount previously agreed, provided that HSRE finalized its agreement with Dr. McWhirter and MFLP.

On Sunday, October 11, 2015, the Transaction Committee met to discuss the status of the discussions with HSRE and the Party A/Party F group. Management reported that HSRE appeared very motivated to finalize a transaction and that HSRE’s negotiations with Dr. McWhirter and MFLP were reportedly concluded on substantially the same terms previously described, but it would likely take a few days to get all 14 MFLP parties to sign. The committee directed Moelis to convey its revised proposal to HSRE as discussed the evening before, and to contact the Party A/Party F group to allow it one more opportunity to improve its proposal by at least 15% across the board to be comparable to the alternatives being considered by the committee. The committee directed Moelis and management to continue pushing on both HSRE and the Party A/Party F group until one or the other were finalized on acceptable terms.

Later that day, DLA Piper provided an updated draft of the merger agreement to address potential currency exchange fluctuations between the date of the signing of the merger agreement and the date, if ever, that HSRE were required to place Canadian dollars in escrow to defease the Montreal guaranty, and further revisions to clarify the calculation of the net proceeds from the Montreal sale. Kilpatrick and DLA Piper discussed by telephone the resolution of the remaining open issues in the merger agreement other than the merger consideration.

On October 12, 2015, HSRE accepted the Transaction Committee’s counter proposal of $6.90 per share (plus Montreal net proceeds) with the restored lender consent basket, resolving the last outstanding issues with the HSRE merger terms, and reported that Dr. McWhirter and a majority of the MFLP limited partners had executed a final agreement with HSRE, with the few remaining signatures expected soon. At a Transaction Committee meeting later that afternoon, the committee discussed the timing and logistics of the steps required to finalize the merger agreement, including the receipt of a fairness opinion from Moelis, the final recommendation of the committee to the full Board, and full Board review and approval. At the meeting, Moelis also provided an update on its continued discussions with the Party A/Party F group, reporting that the group had indicated some willingness to improve its proposal, but was reluctant to provide specifics without a face-to-face meeting and further discussions, and suggesting that it would be difficult to improve its pricing materially, particularly without a specific counter proposal from the committee. The committee engaged in significant discussion over the terms of the Party A/Party F proposal, and directed Moelis to communicate to the group that at least $50 million of the investment would need to be in the form of equity at a price of at least $6 per share, and the return on the subordinated debt portion of the investment would need to be considerably lower. The committee considered that it was unlikely that the Party A/Party F group would improve its proposal significantly enough to be comparable to the HSRE proposal, and again discussed concerns and uncertainty as to whether final terms could be negotiated and finalized with the Party A/Party F group without losing the fully negotiated HSRE proposal. The committee also questioned whether the Party A/Party F proposal could generate comparable value for Campus Crest shareholders over time as compared to the more certain return of the HSRE proposal. It was noted, however, that the merger agreement with HSRE allowed the Board to terminate the merger agreement to pursue a superior proposal with payment of a modest termination fee of 1%, including to pursue a 35% minority investment, which meant that if the Party A/Party F group was serious in its willingness to improve its offer it would still have an opportunity to do so after the merger agreement was signed.

At the meeting, representatives of Moelis made a presentation regarding its financial analyses. After further discussion, the committee reviewed draft resolutions for the approval of the merger with HSRE, and Moelis indicated that it was prepared to deliver an opinion to the full Board as to the fairness of the merger consideration from a financial point of view to the common stockholders. The committee then unanimously adopted resolutions approving the merger and recommending that that full Board approve the merger on the terms described, conditioned on HSRE’s delivery of a fully executed agreement with Dr. McWhirter and MFLP before Campus Crest would sign the merger agreement.

Immediately following the October 12 Transaction Committee meeting, the full Board met to discuss the HSRE and Party A/Party F proposals. On behalf of the Transaction Committee, Mr. McWilliams provided an update on developments over the prior two weeks since the last Board meeting. At the request of the Board, representatives of Moelis made a presentation to the Board describing the strategic review process, the various proposals received, a summary of recent developments and its financial analyses and delivered to the Board an oral opinion, which was confirmed by delivery of a written opinion, dated October 13, 2015, addressed to the Board to the effect that, as of the date of the opinion and based upon and subject to the conditions and limitations set forth in the opinion, the consideration to be received in the Merger by holders of shares of Campus Crest common stock (other than HSRE and its affiliates) is fair, from a financial point of view, to such holders. The Board discussed the Moelis presentation at length, and engaged in considerable discussion regarding the review process and final terms of the HSRE proposal and the Party A/Party F proposal. Kilpatrick summarized in detail the material terms of the final Merger Agreement and the draft board resolutions distributed prior to the meeting and answered questions from directors. Mr. McWilliams stated that the Transaction Committee had approved the merger transaction with HSRE, as described in the draft resolutions circulated prior to the meeting and adopted by the Transaction Committee, and recommended that the full Board approve the same. The Board agreed to reconvene the next day to hear an update on the HSRE agreement with Dr. McWhirter and MFLP.

On October 12 and 13, 2015, HSRE provided updated copies of its debt commitment letters, and Kilpatrick and DLA Piper discussed resolution of the final minor open issues in the merger agreement, and exchanging successive revised drafts of the merger agreement.

On October 13, 2015, the full Board reconvened to hear an update on the status of the HSRE transaction and on the continued discussions with the Party A/Party F group. Kilpatrick first reviewed with the Board the duties of directors in connection with the transactions being considered by the Board. Next, management reported that all signatures had been obtained on HSRE’s agreement with Dr. McWhirter and MFLP except one signature, that of an elderly widow of a former associate of Dr. McWhirter which was expected shortly. Moelis reported that the Party A/Party F group continued to express interest in pursuing a transaction with Campus Crest, and a willingness to consider improving its proposal, but that the Party A/Party F group declined to provide specifics at that time. The Board engaged in lengthy discussion with Moelis and management regarding the terms of the Party A/Party F proposal and a comparison of the valuation of that proposal as opposed to the HSRE terms. The Board also discussed the additional time it would take to reach agreement with the Party A/Party F group over the terms, and the uncertainty that final terms could be reached on acceptable terms, if at all. The Board directed Moelis to continue discussions with the Party A/Party F group and to seek further details and improved terms in the event the transaction with HSRE did not go forward. The Board directed Moelis to immediately inform the Transaction Committee if Moelis should receive a significantly improved proposal from the Party A/Party F group so that the Transaction Committee could analyze it and take appropriate action. The Board discussed the provisions of the Merger Agreement that would allow the Party A/Party F group to make a compelling superior proposal after the Merger Agreement was signed if it desired to do so, noting that the termination fee of just under 1% of the equity value was a very low fee that would be unlikely to deter an investor or buyer with serious interest. Moelis and Kilpatrick described the provisions contained in many, but not all, of the confidentiality agreements signed by interested potential bidders in the strategic review process that purported to prohibit the signatory from approaching the Board with an offer or requesting that the Board waive the standstill provisions of the agreement in order to allow the potentially interested bidder to make a proposal. The Board directed Moelis to communicate, prior to the execution of any merger agreement with HSRE, to all signatories to such confidentiality agreements to inform them that all signatories were automatically released from such standstill provisions upon Campus Crest’s entry into an agreement with a third party with respect to a change in control of Campus Crest.

At the October 13 Board meeting, after considerable discussion, and taking into account the fairness opinion delivered by Moelis and the other factors described below in great detail under the heading “—Recommendations and Reasons for the Merger”, including the Board’s belief that the Merger is more favorable to the Campus Crest stockholders than other strategic alternatives available to Campus Crest, including remaining an independent public company, the Board unanimously adopted resolutions which, among other things, approved the merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement and resolved to recommend that the Campus Crest common stockholders vote for the approval of the Merger and the Merger Agreement. However, because of uncertainty surrounding the timing of HSRE finalizing its agreement with Dr. McWhirter and MFLP, the Board conditioned its approval on HSRE obtaining all signatures on its agreement with Dr. McWhirter and MFLP within 24 hours, and if not obtained, then further Board approval would be required.

Over the next few days, HSRE worked to obtain the last signature on its agreement with Dr. McWhirter and MFLP.

On October 15, 2015, the full Board met again to review the HSRE transaction and any further discussions with the Party A/Party F group. The Board discussed the continued difficulties for HSRE in obtaining the last required signature on its agreement with Dr. McWhirter and MFLP, and the Board’s unwillingness to sign a merger agreement with HSRE that was conditioned on closing the MFLP agreement if that agreement was not in effect prior to execution of the merger agreement. Moelis also provided a brief update on the status of discussions with the Party A/Party F group regarding its proposed investment. Moelis reported that the Party A/Party F group continued to express interest but had not provided definitive terms that could be responded to. The Board directed Moelis to continue to engage with the Party A/Party F group to seek better terms in case the HSRE transaction did not move forward. The Board again unanimously approved the HSRE terms and authorized management to execute the merger agreement, but, given the fluidity of the discussions and possibility that the Party A/Party F group might improve its proposal, the Board conditioned approval on finalizing and executing the Merger Agreement by midnight on the next night, and if not executed by that time, further Board action would be required.

On October 16, 2015, Moelis communicated with all signatories to confidentiality agreements with Campus Crest from the strategic review process that the standstill provisions of the confidentiality agreements would automatically expire upon any announcement of a change of control transaction. Later that evening, the final signature on the MFLP agreement was obtained and Kilpatrick and DLA Piper quickly worked to put the Merger Agreement in executable form and resolve all outstanding agreement and due diligence issues. HSRE then provided fully executed copies of its debt and equity commitment letters and the fully executed MFLP agreement, and then Campus Crest and HSRE each executed the Merger Agreement. Campus Crest and HSRE issued a joint press release announcing the execution of the Merger Agreement later that evening.

On October 30, 2015, Campus Crest completed the sale of its Montreal interests and was released from all obligations under its CAD 56 million guaranty of the Montreal joint venture’s indebtedness. Upon the closing of the Montreal sale, Campus Crest received net proceeds estimated at $0.12 per share, based on then-current exchange rates, less approximately $0.045 per share, based on then-current exchange rates, held in escrow to satisfy potential Canadian tax withholdings and to secure Campus Crest’s indemnification obligations under the sale agreement.

On November 5, 2015, HSRE deposited the sum of $10 million into an escrow account to fund its obligations under the Merger Agreement to pay a reverse termination fee under certain circumstances.

Recommendations on Merger-Related Proposals and Reasons for the Merger

Proposal 1 (Approval of the Merger and the Merger Agreement). After careful consideration, our Board of Directors has determined that the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement are advisable and fair to and in the best interests of Campus Crest and its stockholders, has unanimously approved the Merger Agreement and the consummation of the Merger and unanimously recommends that our stockholders vote “FOR” the proposal to approve the Merger and the Merger Agreement.

Proposal 2 (Merger-Related Compensation Proposal). Our Board of Directors also recommends that you vote “FOR” the non-binding, advisory Merger-Related Compensation Proposal.

Proposal 3 (Adjournment Proposal). Our Board of Directors also recommends that you vote “FOR” any adjournment of the Annual Meeting if necessary to permit solicitation of further proxies if there are not sufficient votes at the time of the Annual Meeting to approve the Merger and the Merger Agreement.

In evaluating the Merger, our board of directors consulted with Campus Crest’s senior management and outside legal and financial advisors and, in reaching its decision to unanimously approve the transactions contemplated by the Merger Agreement, including the Merger, carefully considered numerous factors that our Board of Directors believed supported its decision, including the following material factors:

•	our Board of Directors’ knowledge of the business, operations, financial condition, earnings and prospects of Campus Crest, as well as its knowledge of the current and prospective environment in which Campus Crest operates, including economic and market conditions;

•	the unanimous recommendation by the Transaction Committee of the Board of Directors that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, be adopted and approved by the Board of Directors and that the stockholders of Campus Crest approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger;

•	the belief that the Merger is more favorable to Campus Crest’s stockholders than other strategic alternatives available to Campus Crest following a long and publicly announced process with multiple interested parties, including remaining an independent public company;

•	the current and historical trading price for a share of Campus Crest common stock and the fact that the Merger Consideration of $7.01 per share represents an approximate 23.4% premium over Campus Crest’s closing price on October 16, 2015 (the closing price on the trading day of the announcement of the proposed Merger), and an approximate 8.1%, 29.3% and 31.9% premium over the volume weighted average prices of Campus Crest common stock over the 12-month, 3-month, and 1-month periods ended October 16, 2015, respectively;

•	the substantial amount of indebtedness carried by Campus Crest, and the continued need for Campus Crest to seek waivers of its financial covenants under its indebtedness in order to avoid default, the most recent of which waivers were set to expire with the reporting of financial results for the quarter ended September 30, 2015;

•	general macroeconomic challenges and economic weakness that could impede rent increases;

•	the likelihood that the Merger would be completed based on, among other things, the lack of a financing condition;

•	Campus Crest’s long relationship with affiliates of HSRE as joint venture partners in helping to finance the acquisition and development of more than twenty apartment communities operated by Campus Crest over the last seven years, which meant that HSRE had a good understanding of our business;

•	the terms and conditions of the Merger Agreement, which were reviewed by our Board of Directors with their legal advisors, and the fact that such terms were the product of arm’s-length negotiations between the parties;

•	Campus Crest’s ability to terminate the Merger Agreement, under certain circumstances, in order to enter into a definitive agreement providing for a superior proposal if our Board of Directors determines, after consultation with advisors and after taking into account any changes to the terms of the Merger Agreement proposed by Parent, that the superior proposal continues to be a superior proposal, subject to payment of a termination fee of $5 million, which equates to less than 1% of the aggregate Merger Consideration;

•	the $10 million reverse termination fee payable to Campus Crest if the Merger Agreement is terminated under certain circumstances, which amount was deposited into escrow on November 5, 2015;

•	the opinion of Moelis, dated October 13, 2015, to our Board of Directors as to the fairness, from a financial point of view and as of the date of the opinion, of the consideration to be received by holders (other than Parent and its affiliates, including Merger Sub) of shares of Campus Crest common stock, as of the date of the opinion and based upon and subject to the assumptions, limitations, qualifications and conditions set forth in the opinion and as more fully described below in the section entitled “Opinion of Our Financial Advisor;”

•	the fact that the Merger Consideration will provide Campus Crest stockholders with immediate fair value, almost entirely in cash, for all of their shares of Campus Crest common stock;

•	the limited number of potential purchasers with the financial ability to acquire us; and

•	the fact that the Merger would be subject to the approval of our stockholders, and the fact that our stockholders would be free to reject the Merger by voting against the Merger for any reason, including if a higher offer were to be made prior to the Annual Meeting (although we may be required to pay a termination fee under certain circumstances if we subsequently were to enter into a definitive agreement relating to, or to consummate, an acquisition proposal).

Our Board of Directors also considered a variety of risks and other potentially negative factors concerning the Merger and the Merger Agreement, including the following:

•	the Merger would preclude our stockholders from having the opportunity to participate in the future performance of our assets, future potential earnings growth, future potential appreciation of the value of our common stock or future dividends that could be realized depending on our future performance;

•	the significant costs involved in connection with entering into and completing the Merger, the substantial time and effort of management required to consummate the Merger and related disruptions to the operation of our business;

•	the restrictions on the conduct of our business prior to the completion of the Merger, which could delay or prevent us from undertaking business opportunities that may arise pending completion of the Merger;

•	the pending Merger or failure to complete the Merger may cause harm to relationships with our employees, relationships with colleges and universities, relationships with tenants and other business associates and may divert management and employee attention away from the day-to-day operation of our business;

•	our inability to solicit competing acquisition proposals and the possibility that a termination fee of $5 million payable by us upon the termination of the Merger Agreement could discourage other potential bidders from making a competing bid to acquire us;

•	the risks that, despite the absence of a financing condition, Parent fails to have the funds available to pay the Merger Consideration;

•	the fact that our exclusive remedy, available if the Merger Agreement is terminated in certain circumstances, would be limited to a reverse termination fee payable by Parent in the amount of $10 million, which amount was placed in escrow on November 5, 2015; and

•	the fact that some of our directors and executive officers have interests in the Merger that may be different from, or in addition to, our stockholders generally (see “—Interests of Our Directors and Executive Officers in the Merger).”

The above discussion of the factors considered by our Board of Directors is not intended to be exhaustive and is not provided in any specific order or ranking, but does set forth material factors considered by our Board of Directors. In view of the wide variety of factors considered in connection with its evaluation of the Merger and the complexity of these matters, our Board of Directors did not consider it practicable to, and did not attempt to, quantify, rank or otherwise assign relative or specific weight or values to any of these factors, and individual directors may have held varied views of the relative importance of the factors considered. Our Board of Directors viewed its position and recommendation as being based on an overall review of the totality of the information available to it, including discussions with Campus Crest’s management and legal and financial advisors, overall considered these factors to be favorable to, and to support, its determination regarding the Merger Agreement and the Merger, and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of approving the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. This explanation of Campus Crest’s reasons for entering into the Merger Agreement and other information presented in this section is forward-looking in nature and should be read in light of the “Cautionary Statement Regarding Forward-Looking Statements.”

For the reasons set forth above, our Board of Directors has unanimously approved the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement and has declared the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement advisable, fair to and in the best interests of Campus Crest and its stockholders. Our Board of Directors unanimously recommends that you vote “FOR” the proposal to approve the Merger and the Merger Agreement, “FOR” the non-binding, advisory merger-related compensation proposal and “FOR” the proposal to approve any adjournments of the Annual Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Annual Meeting to approve the Merger and the Merger Agreement.

Opinion of Our Financial Advisor

At a meeting of Campus Crest’s Board of Directors on October 12, 2015, Moelis delivered to Campus Crest’s Board of Directors an oral opinion, which was confirmed by delivery of a written opinion, dated October 13, 2015, addressed to Campus Crest’s Board of Directors to the effect that, as of the date of the opinion and based upon and subject to the conditions and limitations set forth in the opinion, the consideration to be received in the Merger by holders of shares of Campus Crest common stock (other than Parent and its affiliates) is fair, from a financial point of view, to such holders.

The full text of Moelis’ written opinion dated October 13, 2015, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Exhibit B to this Proxy Statement and is incorporated herein by reference. You are urged to read Moelis’ written opinion carefully and in its entirety. Moelis’ opinion was provided for the use and benefit of Campus Crest’s Board of Directors (in its capacity as such) in its evaluation of the Merger. Moelis’ opinion is limited solely to the fairness, from a financial point of view, of the consideration to be received in the Merger by the holders of shares of Campus Crest common stock (other than Parent and its affiliates), and does not address Campus Crest’s underlying business decision to effect the Merger or the relative merits of the Merger as compared to any alternative business strategies or transactions that might be available with respect to Campus Crest and does not constitute advice or a recommendation to any stockholder of Campus Crest as to how such stockholder should vote or act with respect to the Merger or any other matter. Moelis’ opinion was approved by a Moelis fairness opinion committee.

In arriving at its opinion, Moelis, among other things:

•	reviewed certain publicly available business and financial information relating to Campus Crest, including certain publicly available research analysts’ financial forecasts;

•	reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of Campus Crest furnished to Moelis by Campus Crest, including financial forecasts provided to or discussed with Moelis by the management of Campus Crest;

•	conducted discussions with members of senior management and representatives of Campus Crest concerning the publicly available and internal information described in the foregoing, as well as the business and prospects of Campus Crest generally;

•	conducted discussions with members of senior management and representatives of Campus Crest concerning the probability and the estimated timing and amount of the payment of the Per Share Contingent Consideration (as defined in the Merger Agreement);

•	reviewed publicly available financial and stock market data of certain other companies in lines of business that Moelis deemed relevant;

•	considered the results of efforts by or on behalf of Campus Crest, including by Moelis at Campus Crest’s direction, to solicit indications of interest from third parties with respect to a possible acquisition of all or a portion of Campus Crest;

•	reviewed the financial terms of certain other transactions that Moelis deemed relevant;

•	reviewed a draft, dated October 13, 2015, of the Merger Agreement;

•	participated in certain discussions and negotiations among representatives of Campus Crest and HSRE and their respective advisors; and

•	conducted such other financial studies and analyses and took into account such other information as Moelis deemed appropriate.

Management of Campus Crest also advised Campus Crest’s Board of Directors and Moelis in respect of certain significant operating and capital structure challenges that have adversely affected Campus Crest and potential future developments (including potential near-term liquidity issues) that could adversely affect Campus Crest, and Moelis took the foregoing into consideration.

In connection with its review, Moelis did not assume any responsibility for independent verification of any of the information supplied to, discussed with or reviewed by Moelis for the purpose of its opinion and has, with the consent of Campus Crest’s Board of Directors, relied on such information being complete and accurate in all material respects. In addition, with Campus Crest’s consent, Moelis did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of Campus Crest, nor was Moelis furnished with any such evaluation or appraisal. Moelis was furnished with a draft of an independent third-party evaluation of Campus Crest’s assets that was commissioned by Campus Crest; however, Campus Crest did not deem this evaluation relevant because it was undertaken at a “desktop” level without physical property inspection and Moelis did not take such evaluation into account in its financial analyses. With respect to the financial forecasts and other information and data relating to Campus Crest (including as to the probability and the estimated timing and amount of the payment of the Per Share Contingent Consideration) referred to above, Moelis assumed, at the direction of Campus Crest’s Board of Directors, that such financial forecasts and other information and data was reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Campus Crest as to the future performance of Campus Crest.

Moelis’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Moelis as of, the date of the opinion. Moelis’ opinion did not address the fairness of the Merger or any aspect or implication of the Merger to, or any other consideration of or relating to, the holders of any class of securities (including holders of Company OP Units (as defined in the Merger Agreement)), creditors or other constituencies of Campus Crest, other than the fairness from a financial point of view of the consideration to be received in the Merger by the holders of shares of Campus Crest common stock (other than Parent and its affiliates). In addition, Moelis did not express any opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Merger, or any class of such persons, relative to the consideration to be received in the Merger or otherwise. At the direction of Campus Crest’s Board of Directors, Moelis was not asked to, nor did it, offer any opinion as to any terms of the Merger Agreement, the escrow agreement to be entered into by Parent, Merger Sub, Campus Crest and CCGSR relating to the Montreal joint venture (the “Montreal Escrow Agreement”), the contingent value rights agreement to be entered into by Parent and CCGSR (the “CVR Agreement”), the CVRs (including, without limitation, the form or structure of the Per Share Contingent Consideration or the CVRs), the value of the Exchange Rate or the Exchange Rate Adjusted Guaranty Amount (each as defined in the Merger Agreement) at any future date or any aspect or implication of the Merger, except for the Merger consideration to the extent expressly specified in Moelis’ opinion. In rendering its opinion, Moelis assumed, with the consent of Campus Crest’s Board of Directors, that the sale of the properties owned by Campus Crest’s former Montreal joint venture or Campus Crest’s former Montreal joint venture would be consummated on the terms described to Moelis. The CVRs are subject to significant transfer restrictions and are not freely tradable, and Moelis has not expressed any opinion as to the value of the CVRs when issued pursuant to the Merger or at any time thereafter or the price or range of prices at which shares of Campus Crest common stock may be purchased or sold at any time. Moelis has not evaluated the solvency or fair value of Campus Crest under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Moelis is not a tax, legal, regulatory or accounting expert and has assumed and relied upon, without independent verification, the assessments of Campus Crest and its other advisors with respect to tax, legal, regulatory and accounting matters.

In rendering its opinion, Moelis also assumed, at the direction of Campus Crest’s Board of Directors, that the final executed form of the Merger Agreement would not differ in any material respect from the draft that Moelis reviewed, that the terms of the Montreal Escrow Agreement and the CVR Agreement, when executed, would not differ in any respect material to the analysis of Moelis or the opinion of Moelis from the terms described to Moelis prior to the date of the opinion, that the terms of the sale of the properties owned by Camus Crest’s former Montreal joint venture or Campus Crest’s former Montreal joint venture would not differ in any respect material to the analysis of Moelis or the opinion of Moelis from the terms described to Moelis prior to the date of the opinion, that the amount of the Cash Merger Consideration (as defined in the Merger Agreement) would be at least $6.90 and the amount of the Per Share Contingent Consideration would be at least $0.13, that the Merger would be consummated in accordance with its terms and that the parties to the Merger Agreement would comply with all the material terms of the Merger Agreement. Moelis also assumed, with the consent of Campus Crest’s Board of Directors, that all governmental, regulatory, lender or other consents and approvals necessary for the consummation of the Merger would be obtained without the imposition of any delay, limitation, restriction, divestiture or condition that would have an adverse effect on Campus Crest or the Merger.

Except as described in this summary, Campus Crest and its Board of Directors imposed no other instructions or limitations on Moelis with respect to the investigations made or procedures followed by Moelis in rendering its opinion.

The following is a summary of the material financial analyses presented by Moelis to Campus Crest’s Board of Directors at its meeting held on October 12, 2015 in connection with its opinion.

Some of the summaries of financial analyses below include information presented in tabular format. In order to fully understand Moelis’ analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Moelis’ analyses. For the avoidance of doubt, in the calculation of implied share price, Moelis used the fully diluted Campus Crest share count which includes the total amount of Operating Partnership units. In addition, Moelis utilized Campus Crest’s financial projections and capital structure pro-forma for the strategic transactions completed, announced or planned in 2015.

Financial Analyses of Campus Crest

Moelis’ valuation of Campus Crest’s standalone business plan assumed that in order to reduce leverage to prevent a default, Campus Crest would be able to achieve a normalized capital structure without requiring significant concessions to lenders or dilutive equity financings. Campus Crest management indicated that this involves significant risk. While this risk does not lend itself to being financially quantified it should be considered in interpreting the analyses presented.

Selected Public Companies Analysis. Moelis reviewed financial and stock market information of the following selected publicly traded REITs that own and operate student housing real estate properties:

•	Education Realty Trust, Inc.
•	American Campus Communities, Inc.

Although none of the selected companies are directly comparable to Campus Crest, the companies included were chosen because they are U.S.-listed publicly traded companies with similar asset characteristics as Campus Crest. Accordingly, the analysis of publicly traded companies was not simply mathematical. Rather, it involved complex considerations and qualitative judgments concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the public trading value of such companies. Moelis reviewed, among other things, multiples of Net Operating Income (“NOI”) estimates based on Campus Crest’s management projections. Moelis did not utilize forward Adjusted Funds from Operations (“FFOA”) multiples based on Moelis’ determination that: (i) implying an FFOA multiple based on an analysis of Campus Crest’s peers was not applicable because Campus Crest’s leverage is significantly higher than its peers which impacts the amount of interest input into the calculation of FFOA, (ii) Campus Crest has undergone a significant number of organizational and operational changes, all of which impact the amount of SG&A input into the calculation of FFOA and do not reflect a run-rate operational metric and (iii) calculation of multiples based on forward NOI is consistent with Wall Street research analyses focused on the student housing REIT sector. Moelis also calculated both nominal and economic capitalization rates. This analysis indicated the following implied Enterprise Value (“EV”) ranges for calendar years ended 2015 and 2016:

	Projection ($mm)	Implied Cap Rate Range (Low)	Implied Cap Rate Range (High)	Implied EV Range (Low)	Implied EV Range (High)
2015E Nominal NOI	$113	7.00%	6.25%	$1,612	$1,805
2016E Nominal NOI	$114	7.25%	6.50%	$1,576	$1,758
2015E Economic NOI	$100	6.50%	5.75%	$1,538	$1,738
2016E Economic NOI	$102	6.75%	6.00%	$1,509	$1,697

This analysis further indicated the following implied per share reference ranges for Campus Crest, as compared to the assumed merger consideration:

Implied Per Share Reference Range Based on 2015E Nominal NOI	Implied Per Share Reference Range Based on 2016E Nominal NOI	Implied Per Share Reference Range Based on 2015E Economic NOI	Implied Per Share Reference Range Based on 2016E Economic NOI	Assumed Merger Consideration
$4.78 - $7.26	$4.32 - $6.66	$3.82 - $6.40	$3.45 - $5.87	$7.03

Discounted Cash Flow Analysis. Moelis performed a discounted cash flow (“DCF”) analysis of Campus Crest using a financial forecast and other information and data provided by Campus Crest’s management to calculate the present value of the estimated future unlevered free cash flows projected to be generated by Campus Crest. In performing the DCF analysis of Campus Crest, Moelis utilized a range of discount rates of 7.00% to 9.00% to calculate estimated present values as of September 30, 2015 of (i) Campus Crest’s estimated unlevered free cash flows for the period from October 2015 through December 2018, and (ii) estimated terminal values derived by applying a capitalized economic NOI method. The capitalized NOI method estimated the terminal value assuming Campus Crest would be valued at the end of the forecast period based on the terminal NOI (excluding management fees) and a terminal year capitalization rate of 5.75% to 6.50% (implying a perpetuity growth rate of 1.6% to 4.1%). This analysis indicated the following implied per share reference range for Campus Crest, as compared to the assumed merger consideration:

Implied Per Share Reference Range	Assumed Merger Consideration
$4.11 - $7.65	$7.03

Other Information

Moelis also noted for Campus Crest’s Board of Directors certain additional factors that were not considered part of Moelis’ financial analysis with respect to its opinion but were referenced for informational purposes, including, among other things, the historical trading prices for Campus Crest’s common stock during the 12-month, 3-month, and 1-month periods ended, and as of, October 9, 2015 (the last trading day prior to the meeting of the Campus Crest Board of Directors held on October 12, 2015), which reflected volume weighted average prices during such periods of $6.50, $5.42, $5.15, and $5.70 per share, respectively, with the consideration to be received in the Merger implying premiums of 8.2%, 29.7%, 36.6%, 23.4% to such prices, respectively.

Moelis considered a Selected Precedent Transactions Analysis, but determined that the selected precedent transactions that Moelis reviewed lacked sufficient comparability to the Merger, based on a variety of factors and circumstances distinguishing such transactions, including that transactions in the student housing market are typically completed at the single-asset level rather than being structured as full company sales. Accordingly, Moelis did not perform a selected precedent transactions analysis in reaching its opinion.

Miscellaneous

This summary of the analyses is not a complete description of Moelis’ opinion or the analyses underlying, and factors considered in connection with, Moelis’ opinion. The preparation of a fairness opinion is a complex analytical process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Moelis’ opinion. In arriving at its fairness determination, Moelis considered the results of all of its analyses and did not base its opinion solely on any one factor or analysis. Rather, Moelis made its fairness determination on the basis of its experience and professional judgment after considering the results of all of its analyses.

No company or transaction used in the analyses described above is identical to Campus Crest or the Merger. In addition, such analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because the analyses described above are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, neither Campus Crest, nor Moelis or any other person assumes responsibility if future results are materially different from those forecast.

The consideration to be received in the Merger was determined through arms’ length negotiations between Campus Crest and HSRE and was approved by Campus Crest’s Board of Directors. Moelis did not recommend any specific consideration to Campus Crest or its Board of Directors, or that any specific amount or type of consideration constituted the only appropriate consideration for the Merger.

Moelis acted as financial advisor to Campus Crest in connection with the Merger and will receive a fee for its services, currently estimated to be approximately $15.8 million in the aggregate, $3 million of which became payable in connection with the delivery of its opinion, regardless of the conclusion reached therein, and the principal portion of the remainder of which is contingent upon completion of the Merger and a portion of which is contingent upon payments being made on the Per Share Contingent Consideration. Campus Crest has also agreed to reimburse Moelis for direct and reasonable expenses Moelis has incurred in performing services arising out of its engagement. In addition, Campus Crest has agreed to indemnify Moelis for certain liabilities, including liabilities under the federal securities laws, arising out of its engagement.

Moelis’ affiliates, employees, officers and partners may at any time own securities of Campus Crest and HSRE. In the past two years, Moelis has not provided investment banking or other services to HSRE or, other than as contemplated by Moelis’ engagement letter with Campus Crest entered into in connection with the Merger, Campus Crest. In the future, Moelis may provide such services to HSRE and may receive compensation for such services.

Campus Crest’s Board of Directors selected Moelis as Campus Crest’s financial advisor in connection with the Merger because Moelis has substantial experience in similar transactions. Moelis is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, and valuations for corporate and other purposes.

Certain Unaudited Prospective Financial Information of Campus Crest

Except with respect to guidance provided and/or updated from time to time in the ordinary course of business, Campus Crest does not generally make public long term forecasts or internal projections as to future revenues, earnings, funds from operations or other results due to, among other reasons, the uncertainty inherent in the underlying assumptions and estimates. However, we are including below certain unaudited prospective financial information of Campus Crest that was prepared by our management team and made available to our Board of Directors in connection with its evaluation of the Merger. This information also was provided, in varying forms, to our financial advisor for its use in connection with the financial analyses that it performed in connection with rendering its opinion to our Board of Directors, as described under “—Opinion of Our Financial Advisor,” as well as to Parent in connection with its evaluation of the Merger. The inclusion of this information should not be regarded as an indication that any of Campus Crest, our Board of Directors, our financial advisor, Parent or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results. None of Campus Crest, our Board of Directors, our financial advisor, Parent or any of their respective affiliates assumes any responsibility for the validity, reasonableness, accuracy or completeness of the prospective financial information described herein.

The unaudited prospective financial information was, in general, prepared solely for internal use and is subjective in many respects. As a result, the prospective results may not be realized and actual results may be significantly higher or lower than estimated. Since the unaudited prospective financial information covers multiple years, that information by its nature becomes less predictive with each successive year.

You should review Campus Crest’s filings with the Securities and Exchange Commission for a description of risk factors with respect to our business. See also “Cautionary Statement Regarding Forward-Looking Statements” and “Where You Can Find More Information.” The unaudited prospective financial information was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with GAAP, published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the unaudited prospective financial information requires significant estimates and assumptions that make it inherently less comparable to the similarly titled GAAP measures in Campus Crest’s historical GAAP financial statements.

Neither Campus Crest’s independent registered public accounting firm nor any other independent accountants have compiled, examined or performed any audit or other procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The report of Campus Crest’s independent registered public accounting firm contained in Campus Crest’s Annual Report on Form 10-K for the year ended December 31, 2014 relates to the historical financial information of Campus Crest and does not extend to the unaudited prospective financial information and should not be read to do so. Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after the date on which it was prepared, and Campus Crest has not undertaken any efforts to, nor is it under any duty to, update the unaudited prospective financial information to reflect any such subsequent circumstances or events.

The unaudited prospective financial information reflects, as of October 7, 2015, Campus Crest management’s estimates of financial performance and estimates of the impact of certain strategic transactions and does not give effect to the Merger and the related transactions contemplated by the Merger Agreement. In the unaudited prospective financial information, management has assumed that Campus Crest’s property management operations will transition to a third-party property management company during the first quarter of 2016. Additionally, SG&A expenses assume the use of consultant management through the first quarter of 2016 and that thereafter Campus Crest will significantly reduce its SG&A in 2016 and 2017. The unaudited prospective financial information also assumes that Campus Crest resumes payment of the 8.0% dividend on its Series A Cumulative Redeemable Preferred Shares in 2016, including dividends accrued since Campus Crest announced that it had suspended dividend payments in April 2015.

The following table presents selected unaudited prospective financial data for the twelve month periods ended December 31, 2015 through December 31, 2019 for Campus Crest, and includes: (i) the impact of the following transactions: (A) the acquisition of additional membership interests in the Copper Beech portfolio (the first closing was completed on January 30, 2015, the second closing was completed on April 30, 2015 and the purchase of the remaining interest of Copper Beech Klondike and Northbrook Greens was completed on June 27, 2015); (B) the sale of Campus Crest’s 10% interest in the joint venture property, The Grove at Stillwater, Oklahoma (completed on January 30, 2015); (C) the sale of Campus Crest’s 63.9% interest in the joint venture properties, The Grove at Conway, Arkansas and The Grove at Lawrence, Kansas (completed on March 31, 2015); (D) the sale of Campus Crest’s 20% ownership interest in The Grove at Norman, Oklahoma to HSRE and Campus Crest’s acquisition of the remaining 90% ownership interest in The Grove at Fayetteville, Arkansas from HSRE (completed on August 7, 2015); (E) the sale of Campus Crest’s 10% interest in the joint venture property, The Grove at Laramie, Wyoming (completed on September 2, 2015); and (F) the sale of Campus Crest’s 63.9% interest in the joint venture property, The Grove at San Angelo, Texas (completed on September 10, 2015); and (ii) the expected impact of the following transactions: (A) Campus Crest’s acquisition of the remaining 80% ownership interest in The Grove at Indiana, Pennsylvania from HSRE (estimated closing in the fourth quarter of 2015); (B) Campus Crest’s acquisition of the remaining 70% ownership interest in The Grove at Greensboro, North Carolina from HSRE (estimated closing in the first quarter of 2016); (C) the sale of Campus Crest’s 30% ownership interest in The Grove at Louisville, Kentucky to HSRE (estimated closing in the first quarter of 2016); (D) Campus Crest’s disposition of its interests in its former Montreal joint venture (estimated closing on December 31, 2015); and (E) the sale of Campus Crest’s 48% interest in Copper Beech at Kalamazoo - Phase II (estimated closing in the first quarter of 2016) (the transactions in (i) and (ii), collectively, the “Assumed Transactions”).

$ in millions
Management Projections (1)	Calendar Year Ended December 31,					4-Year
	2015	2016	2017	2018	2019	CAGR
Total Revenue	$209.6	$213.0	$221.0	$227.0	$230.3	2.4%
Total Operational Expenses	$(99.3)	$(99.0)	$(100.3)	$(101.9)	$(103.4)	1.0%
Total NOI	$110.4	$114.0	$120.6	$125.2	$126.9	3.5%
NOI Margin	52.6%	53.5%	54.6%	55.1%	55.1%
Total G&A (2)	$(39.7)	$(27.5)	$(20.7)	$(21.2)	$(21.5)	(14.2)%
EBITDA	$70.7	$86.5	$100.0	$104.0	$105.3	10.5%
EBITDA Margin	33.7%	40.6%	45.2%	45.8%	45.7%
Interest Expense	$(49.2)	$(46.3)	$(48.1)	$(48.1)	$(48.5)
Preferred Dividends	$(3.1)	$(21.4)	$(12.2)	$(12.2)	$(12.2)
Overhead Depreciation	(2.1)	(2.4)	(2.4)	(2.4)	(2.4)
FFOA	$16.4	$16.5	$37.3	$41.4	$42.3	26.7%
FFOA Margin	7.8%	7.7%	16.9%	18.2%	18.4%
Adjusted FFOA (3)	$7.3	$25.6	$37.3	$41.4	$42.3	55.3%
Adjusted FFOA Margin	3.5%	12.0%	16.9%	18.2%	18.4%
Operating Metrics
Average Portfolio Occupancy	85.3%	90.4%	92.3%	93.5%	93.5%	2.3%
Average Portfolio Total RevPOB	$554	$551	$558	$565	$573	0.9%
Available Beds (4)	37,780	36,572	36,572	36,572	36,572

(1)	Includes pro rata contribution from joint ventures.
(2)	Includes property management related expenses.
(3)	Adjusted to reflect full-year payment of preferred dividend.
(4)	Adjusted to reflect percent ownership of joint venture properties.

The following table presents the same unaudited prospective financial data for the twelve month periods ended December 31, 2015 through December 31, 2019 for Campus Crest, but includes the full-year pro forma impact of the Assumed Transactions as if such transactions were completed on January 1, 2015.

$ in millions
Management Projections (1)	Calendar Year Ended December 31,					4-Year
	2015	2016	2017	2018	2019	CAGR
Total Revenue	$209.0	$212.9	$221.0	$227.0	$230.3	2.4%
Total Operational Expenses	$(96.4)	$(99.0)	$(100.3)	$(101.9)	$(103.4)	1.8%
Total NOI	$112.6	$114.0	$120.6	$125.2	$126.9	3.0%
NOI Margin	53.9%	53.5%	54.6%	55.1%	55.1%
Total G&A (2)	$(39.7)	$(27.4)	$(20.7)	$(21.2)	$(21.5)	(14.2)%
EBITDA	$72.9	$86.5	$100.0	$104.0	$105.3	9.6%
EBITDA Margin	34.9%	40.6%	45.2%	45.8%	45.7%
Interest Expense	$(47.0)	$(46.3)	$(48.1)	$(48.1)	$(48.5)
Preferred Dividends	$(3.1)	$(21.4)	$(12.2)	$(12.2)	$(12.2)
Overhead Depreciation	(2.1)	(2.4)	(2.4)	(2.4)	(2.4)
FFOA	$20.8	$16.5	$37.3	$41.4	$42.3	19.4%
FFOA Margin	9.9%	7.8%	16.9%	18.2%	18.4%
Adjusted FFOA (3)	$11.6	$25.7	$37.3	$41.4	$42.3	38.1%
Adjusted FFOA Margin	5.6%	12.0%	16.9%	18.2%	18.4%
Operating Metrics
Average Portfolio Occupancy	89.0%	90.4%	92.3%	93.5%	93.5%	1.2%
Average Portfolio Total RevPOB	$545	$551	$558	$565	$573	1.3%
Available Beds (4)	36,572	36,572	36,572	36,572	36,572

(1)	Includes pro rata contribution from joint ventures.
(2)	Includes property management related expenses.
(3)	Adjusted to reflect full-year payment of preferred dividend.

(4)	Adjusted to reflect percent ownership of joint venture properties.

NOI, EBITDA, FFOA and adjusted FFOA are “non-GAAP financial measures” set forth in Item 10(e) of Regulation S-K and should not be considered as alternatives to net income (determined in accordance with GAAP) as an indication of our performance. Campus Crest calculates NOI by subtracting property-level operational expenses from property-level revenues. Campus Crest calculates EBITDA by subtracting general and administrative expenses, including third party property management expenses from NOI. Campus Crest calculates FFOA by subtracting interest (including mortgage, construction, and corporate-level debt), preferred dividends and overhead depreciation from EBITDA. Campus Crest calculates adjusted FFOA by adjusting FFOA to be based only on one year of preferred dividend payments. None of these non-GAAP measures represents cash generated from operating activities determined in accordance with GAAP, and none of the metrics represent a measure of liquidity or an indicator of our ability to make cash distributions.

While presented with numeric specificity, the unaudited prospective financial information reflects a number of assumptions and estimates regarding, among other things, interest rates, corporate financing activities (including our ability to finance our operations and investments and refinance certain of our outstanding indebtedness and the terms of any such financing or refinancing and leverage ratios), the amount and timing of our investments and the yield to be achieved on such investments, the amount and timing of capital expenditures, distribution rates, occupancy and the amount of general and administrative costs.

The assumptions made in preparing the above unaudited prospective financial information may not reflect actual future conditions. The estimates and assumptions underlying the unaudited prospective financial information involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions which may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among others, risks and uncertainties described under “Cautionary Statement Regarding Forward-Looking Statements,” as well as the risks described in the periodic reports of Campus Crest filed with the Securities and Exchange Commission, all of which are difficult to predict and many of which are beyond our control. Accordingly, the projected results may not be realized, and actual results likely will differ, and may differ materially, from those reflected in the unaudited prospective financial information, whether or not the Merger is completed.

You should not place undue, if any, reliance on the unaudited prospective financial information set forth above, and such prospective financial information should not be utilized as public guidance. No representation is made by Campus Crest or any other person to any stockholder or other person regarding the ultimate performance of Campus Crest compared to the information included in the above unaudited prospective financial information. The inclusion of unaudited prospective financial information in this Proxy Statement should not be (i) regarded as an indication that the prospective financial information will be necessarily predictive of actual future events, and such information should not be relied on as such, or (ii) deemed an admission or representation by Campus Crest or our Board of Directors that such information is viewed by Campus Crest or our Board of Directors as material information of Campus Crest. You should review the description of Campus Crest’s reported results of operations and financial condition and capital resources during 2014 and the first, second and third quarter of 2015, including in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Campus Crest’s periodic reports filed with the Securities and Exchange Commission.

NONE OF CAMPUS CREST, OUR BOARD OF DIRECTORS OR OUR FINANCIAL ADVISOR INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE UNAUDITED PROSPECTIVE FINANCIAL RESULTS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH UNAUDITED PROSPECTIVE FINANCIAL RESULTS ARE NO LONGER APPROPRIATE, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW.

Financing of the Merger

In order to close the Merger, Parent will require funds necessary to:

•	pay the holders of Campus Crest common stock the amounts due to them under the Merger Agreement;

•	redeem or set aside sufficient funds for the redemption of Campus Crest’s 8.00% Series A Cumulative Redeemable Preferred Stock;

•	assume, refinance or pay off existing indebtedness of Campus Crest as contemplated by the Merger Agreement;

•	purchase certain interests in the Operating Partnership, and certain joint venture properties;

•	pay certain limited partners of the Operating Partnership an amount equal to the Merger Consideration;

•	pay off the outstanding 4.75% Exchangeable Senior Notes due 2018 issued by the Operating Partnership; and

•	pay all fees and expenses related to the Merger and the financing of the Merger,

The Merger will be funded through a combination of:

•	equity financing in the aggregate amount of up to approximately $927 million to be provided by (i) HSRE-Quad Core, LP (“Quad Core”), (ii) HSRE Quad V, LLC (“Quad V”), and (iii) HSRE Core Holding I, LLC (“Core I” and together with Quad Core and Quad V, collectively, the “Sponsors”), each of which is an affiliate of HSRE, pursuant to the equity commitment letters described below;

•	debt financing in the aggregate amount of up to $750 million to be provided by (i) PNC Bank, National Association (“PNC”), as Administrative Agent, along with certain other banks and financial institutions (the “PNC Debt Facility”), and (ii) Bank of America, N.A. (“BOA”), as Administrative Agent, along with certain other banks and financial institutions (the “BOA Debt Facility” and collectively, the “Debt Financing”), pursuant to the debt commitment letters described below; and

•	our cash on hand.

The funding under the equity and debt commitment letters is subject to certain conditions, including conditions that do not relate directly to the Merger Agreement. Those amounts might be insufficient if, among other things, one or more of the parties to the commitment letters fails to fund the committed amounts in breach of such commitment letters or if the conditions to the commitments to fund the amounts set forth in such commitment letters are not met. The failure of Parent or its affiliates to obtain any portion of the committed financing (or alternative financing) is likely to result in the failure of the Merger to be consummated. In that case, Parent may be obligated to pay the $10 million reverse termination fee to Campus Crest, as described under "—The Merger Agreement—Termination Fees."

The consummation of the Merger is not subject to any financing conditions, although funding of the financing is subject to the satisfaction of the conditions set forth in the respective equity and debt commitment letters under which the applicable financing will be provided.

Equity Financing

Parent has entered into (i) an equity commitment letter with Quad Core, dated as of October 16, 2015, pursuant to which Quad Core has committed $677,950,000, (ii) an equity commitment letter with Quad V, dated as of October 16, 2015, pursuant to which Quad V has committed to contribute to Parent prior to the closing of the Merger, up to an amount equal to $207,550,000, and (iii) an equity commitment letter with Core I, dated as of October 16, 2015, pursuant to which Core I has committed to contribute to Parent prior to the closing of the Merger, up to an amount equal to $41,650,000.

The Sponsors’ obligations to fund the equity financings contemplated by the equity commitment letters are generally subject to (a) the conditions precedent to the obligations of Parent and Merger Sub under the Merger Agreement to consummate the Merger having been satisfied or waived in accordance with the terms and conditions thereof, and (b)(i) the conditions precedent to the obligations of the lenders under the debt commitment letters having been satisfied or waived in accordance with the terms and conditions thereof, or (ii) Parent’s and its affiliates receipt of the debt financing contemplated by the Merger Agreement (or alternative financing on the terms permitted by the Merger Agreement).

The obligation of the Sponsors to fund the equity financing commitment generally will terminate upon the earliest to occur of (a) the consummation of the Merger, (b) the termination of the Merger Agreement in accordance with its terms, and (c) any assertion by Campus Crest or any of its affiliates, in any legal proceeding, claim, suit, or action that (i) the Sponsors’ respective liability under or in respect of its equity commitment letter, the Merger Agreement, or any the transactions contemplated in the Merger Agreement or any related matters is not limited to its respective commitment contained in its commitment letter, or that the limitations of such liability in respect of its commitment is illegal, invalid or unenforceable, in whole or in part, (ii) any affiliate of the Sponsors has any liability under the respective equity commitment letter or any transactions contemplated by its equity commitment letter, or (iii) any affiliate of the Sponsors (other than Parent or Merger Sub) has any liability under or in respect of the Merger Agreement or the Merger.

Debt Financing

On October 8, 2015, Harrison Street Real Estate Partners V, L.P., an affiliate of Parent, received a debt commitment letter (the “PNC Debt Commitment Letter”) from PNC to make and fund, upon the terms and subject to the conditions set forth in the PNC Debt Commitment Letter, a senior secured term loan facility in the original principal balance of up to $190,000,000 with additional availability under an accordion feature to raise the total principal balance to an amount of up to $275,000,000. The PNC Debt Facility is secured by multiple first mortgage loans. The "Borrower", under the PNC Debt Commitment Letter, refers to existing or to-be-formed single-purpose entities that will own the properties that will secure the PNC Debt Facility. The PNC Debt Commitment Letter permits PNC to terminate its obligations to fund under the PNC Debt Facility in certain circumstances including, but not limited to: (i) the failure of the parties to execute and deliver definitive documentation on or prior to February 12, 2016, (ii) the failure of Harrison Street Real Estate Partners V, L.P. to comply with its obligations under the PNC Debt Commitment Letter or the related fee letter or (iii) the failure of PNC or the other lenders providing the PNC Debt Facility to receive, subject to the terms and conditions of the PNC Debt Commitment Letter, requested information deemed reasonably necessary to complete the syndication of the PNC Debt Facility.

On October 9, 2015, HSRE-Quad Core Holding 2, LLC, an affiliate of Parent, received a debt commitment letter (the “BOA Debt Commitment Letter”) from BOA to make and fund, upon the terms and subject to the conditions set forth in the BOA Debt Commitment Letter, a senior unsecured term loan facility in the initial principal amount of up to $350,000,000 with additional capacity under an additional delayed draw to raise the total principal balance to an amount of up $475,000,000. The “Borrower”, under the BOA Debt Commitment Letter, refers to HSRE-Quad Core Holding 2, LLC. The BOA Debt Commitment Letter permits BOA to terminate its obligations to fund under the BOA Debt Facility in certain circumstances including, but not limited to: (i) the failure of the parties to execute and deliver definitive documentation on or prior to February 12, 2016, (ii) the failure of HSRE-Quad Core Holding 2, LLC to comply with its obligations under the BOA Debt Commitment Letter or the related fee letter or (iii) the failure of BOA or the other lenders providing the BOA Debt Facility to receive, subject to the terms and conditions of the BOA Debt Commitment Letter, requested information deemed reasonably necessary to complete the syndication of the BOA Debt Facility.

Interests of Our Directors and Executive Officers in the Merger

In considering the recommendation of Campus Crest’s board of directors to approve the Merger and the Merger Agreement, stockholders should be aware that certain directors and executive officers of Campus Crest have interests in the Merger that may be different from, or in addition to, the interests of stockholders generally and which may create potential conflicts of interest. Campus Crest’s Board of Directors was aware of these interests and considered them, among other matters, in approving the Merger Agreement, the Merger and the other transactions contemplated thereby and making its recommendations that the stockholders of Campus Crest approve the Merger and the Merger Agreement. Set forth below are descriptions of these interests, including interests in equity or equity-based awards, change in control severance arrangements and other compensation and benefit arrangements that may be realized by virtue or as a result of the consummation of the Merger. The dates used in the discussions below to quantify certain of these interests have been selected for illustrative purposes only. They do not necessarily reflect the dates on which certain events may or will occur.

Restricted Stock

As of immediately prior to the Merger effective time, each share of Campus Crest’s restricted stock that is outstanding immediately prior to the Merger effective time will vest in full, will be treated as an outstanding share of Campus Crest common stock and will be cancelled and converted into the right of the holder to receive an amount in cash, without interest, less any applicable withholding or other taxes, equal to the Merger Consideration. Mr. Halfacre, our President and Chief Investment Officer, currently has restricted stock awards for 50,000 shares of Campus Crest stock that will vest only if the closing price of Campus Crest’s common stock exceeds specified dollar amounts between $9.00 per share and $13.00 per share.

The following table summarizes the aggregate number of outstanding shares of restricted stock held by each of Campus Crest’s named executive officers and directors, and the consideration that each of them may become entitled to receive in connection with the vesting and settlement of these awards, in each case, assuming continued employment or service through the Merger effective time and assuming the Merger effective time occurred on December 1, 2015 based on an estimated Merger Consideration of up to $7.01.

Executive Officer / Director:	Aggregate No. Restricted Shares (#)	Resulting Consideration ($)
Aaron Halfacre (1)	—	$—
Scott Rochon	4,996	35,021.96
Randall H. Brown	7,000	49,070.00
Richard S. Kahlbaugh	12,178	85,367.78
Jim McCaughan	14,000	98,140.00
Denis McGlynn	18,337	128,542.37
Curtis McWilliams	7,000	49,070.00
Raymond Mikulich	7,000	49,070.00
Lauro Gonzalez Moreno	16,334	114,501.34
Daniel L. Simmons	18,337	128,542.37

(1)	Assumes that the requisite stock prices are not reached, and Mr. Halfacre’s 50,000 shares of restricted stock are forfeited prior to the Merger effective time.

Deferred Compensation

Campus Crest maintains a nonqualified deferred compensation plan, under which certain members of management or other highly compensated employees may elect to defer receipt of up to 75% of their base salary and up to 100% of their incentive based compensation, and under which matching contributions may be made by Campus Crest. Upon consummation of the Merger, any unvested amounts in the plan will become fully vested. If a participant incurs a separation from service at the time of the Merger or within two years following the Merger, the participant will be paid the participant’s account balance in the plan in a lump sum within 60 days following the separation from service (unless such distribution is subject to a delay for six months under Code Section 409A).

The following table summarizes the aggregate amounts held by each of Campus Crest’s named executive officers under the deferred compensation plan as of December 1, 2015, and any portion of such amount which is unvested and which will vest upon consummation of the Merger.

Executive Officer / Director	Unvested Account Balance	Total Account Balance
Scott Rochon	$1.43	$4,663.69

Payments upon Change in Control

As a result of the change in control that would result from the Merger, certain Campus Crest executive officers would be entitled to certain severance benefits if the executive's employment is terminated under certain circumstances following the Merger.

Campus Crest currently is party to an employment agreement with Mr. Halfacre, which provides that if within two years following a change in control (which would include the Merger) Mr. Halfacre’s employment is terminated by Campus Crest other than for "cause," or by him with "good reason," he is entitled to receive a severance payment equal to two times the sum of his then current annual base salary and an amount equal to the cash incentive bonus paid to him for the immediately preceding fiscal year. In addition, Mr. Halfacre’s employment agreement provides that Mr. Halfacre will receive a transaction bonus equal to $200,000 in a lump sum upon the closing of the Merger.

Campus Crest currently is party to an employment agreement with Mr. Rochon, which provides that if within two years following a change in control (which would include the Merger) Mr. Rochon’s employment is terminated by Campus Crest other than for "cause," or by him with "good reason," he is entitled to receive a severance payment equal to two times the sum of his then current annual base salary and an amount equal to the cash incentive bonus paid to him for the immediately preceding fiscal year (of if no such bonus was paid, an amount equal to 50% of Mr. Rochon’s target bonus for the fiscal year in which his termination date occurs). In addition, Mr. Rochon’s employment agreement provides that Mr. Rochon will receive a transaction bonus equal to $240,000 in a lump sum within 10 days following the closing of the Merger.

The table below under "—Quantification of Payments and Benefits" reflects the amount of payments and benefits that each of Campus Crest’s named executive officers would be entitled to receive upon termination of such executive's employment without "cause" or resignation for "good reason" following the Merger. In the event of a termination by the surviving entity for cause or by the executive without good reason, including in connection with a change in control, such executive would not be entitled to any of such amounts.

Indemnification of Our Directors and Officers

The Merger Agreement provides that for a period of six years after the Merger effective time, all rights to indemnification existing in favor of our directors and officers contained in our charter and bylaws in effect as of the date of the Merger Agreement will become the obligations of the surviving entity in the Merger, and the surviving entity shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless such directors and officers against all losses, claims, damages, liabilities, fees, expenses, judgments and fines arising in whole or in part out of actions or omissions by any of them in their capacity as our directors or officers occurring at or prior to the Merger effective time (including in respect of the Merger and the other transactions contemplated by the Merger Agreement) and, subject to certain conditions, shall pay related legal fees, costs and expenses incurred by them in connection therewith.

The Merger Agreement requires that the surviving entity maintain our directors’ and officers’ liability insurance policies in effect on the date of the Merger Agreement for at least six years after the closing of the Merger (or substitute policies with at least the same coverage and amounts as our existing policies, provided that such substitution does not result in any gaps or lapses of coverage) with respect to claims arising from facts or events that occurred on or before the closing of the Merger including, without limitation, in respect of the transactions contemplated by the Merger Agreement). This requirement is subject to a maximum cost of 300% of our current annual premium paid for such insurance (which we refer to as the maximum cost). If the cost to maintain or procure such insurance coverage exceeds the maximum cost, Parent will maintain or procure for such six-year period as much coverage as can be obtained for the maximum cost. Pursuant to the terms of the Merger Agreement, prior to the Merger effective time, Parent or Campus Crest may purchase, for an aggregate amount that shall not exceed the maximum cost, a 6-year prepaid “tail policy” on terms and conditions providing at least materially equivalent benefits as the current policies of directors’ and officers’ liability insurance maintained by Campus Crest and its subsidiaries with respect to matters existing or occurring prior to the Merger effective time, covering without limitation the Merger and other transactions contemplated by the Merger agreement. If such prepaid “tail policy” has been obtained by Parent or Campus Crest, it will be deemed to satisfy all such obligations of the Parent to obtain directors’ and officers’ liability insurance.

The parties have agreed not to terminate or modify the obligations described above regarding directors’ and officers’ indemnification in such a manner as to adversely affect our directors and officers, and such obligations must be assumed by any successor entity to the surviving entity in the Merger as a result of any consolidation, merger, dissolution or transfer of all or substantially all of its properties and assets.

Quantification of Payments and Benefits

The table below sets forth the estimated amounts of payments and benefits that each named executive officer of Campus Crest could receive that are based on or otherwise relate to the Merger. These amounts have been calculated assuming:

•	the Merger is consummated on December 1, 2015 based on an estimated Merger Consideration of up to $7.01; and

•	the termination of employment by Campus Crest without "cause" or by the executive for "good reason" (each as defined in the executive’s employment agreement) occurs immediately following the closing of the Merger.

Golden Parachute Compensation

Named Executive Officer	Cash ($)(1)(2)	Equity ($)(3)	Transaction Bonus ($)(4)	Total ($)
Aaron Halfacre	$1,400,000	$0	$200,000	$1,600,000
Scott Rochon	$1,010,000	$35,022	$240,000	$1,285,022

(1)	The cash severance payment, as further described above under "—Payments upon Change in Control," is an amount equal to two times base salary plus two times the incentive amounts paid to the executive for the prior fiscal year (or if no such incentive amounts were paid for the prior fiscal year, 50% of the target bonus for the fiscal year in which the termination date occurs). The calculations in the table are based on these executive officers' annual base salaries as of December 1, 2015 ($350,000 for Mr. Halfacre and $202,000 for Mr. Rochon).

(2)	Estimated amounts included in this column are "double trigger" benefits and subject to the execution and non-revocation of a release of claims in favor of Campus Crest and our affiliates. The executive officers would only be entitled to receive the estimated compensation in this column upon termination of such executive's employment without "cause" or resignation for "good reason" (each as defined in the employment agreement) following the Merger. In the event of a termination by the surviving entity for cause or by the executive without good reason, including in connection with a change in control, such executive would not be entitled to any of the amounts reflected in this column.

(3)	Represents the aggregate value of the "Resulting Consideration" shown for the applicable executive in the tables under the heading "—Restricted Stock."

(4)	Represents the transaction bonus payable upon the closing of the Merger pursuant to the executive’s employment agreement.

Mr. Coles, our Interim Chief Executive Officer, and Mr. Makuch, our Interim Chief Financial Officer, are not entitled to any severance payments or transaction bonuses from Campus Crest in connection with the Merger.

Regulatory Matters

We are unaware of any material federal, state or foreign regulatory requirements or approvals that are required for the execution of the Merger Agreement or the completion of the Merger, other than the filing of the Articles of Merger with, and the acceptance of such Articles of Merger for record by, the State Department of Assessments and Taxation of Maryland.

Litigation Relating to the Merger

On October 27, 2015, a purported class action related to the Merger Agreement, Grossman v. CCGSR, et al., was filed in the Circuit Court for Baltimore City, Maryland, Case No. 24-C-15-005422, against Campus Crest, CCGSR, HSRE, Parent, Merger Sub and the members of our Board of Directors. Seven other lawsuits, Latuso v. Campus Crest et al., Silverwood v. Campus Crest, et al., Cekot v. Campus Crest, et al., Powis v. CCGSR, et al., Zhang v. CCGSR, et. al., Bushansky v. Campus Crest, et. al., and Wei Lin v. Campus Crest, et. al., were subsequently filed in the Circuit Court for Baltimore City, Maryland, Case Nos. 24-C-15-005415, 24-C-15-005414, 24-C-15-005476, 24-C-15-005501, 24-C-15-005502, 24-C-15-005542 and 24-C-15-005642 on October 27, 2015, October 27, 2015, October 30, 2015, November 2, 2015, November 2, 2015, November 5, 2015 and November 10, 2015, respectively.

These eight lawsuits generally allege breaches of fiduciary duties by our directors in connection with the Merger Agreement. More specifically, the complaints allege that the individual defendants failed to take appropriate steps to maximize stockholder value and improperly favored themselves in connection with the proposed transaction. Some of the complaints further assert that the Merger Agreement contains several deal protection provisions that are unnecessarily preclusive and an amended complaint further alleges that Campus Crest failed to make adequate disclosures to its stockholders in the preliminary proxy statement filed on November 16, 2015. The complaints also allege that some or all of HSRE, Parent, Merger Sub, and, in certain cases, David Coles, our interim chief executive officer, Aaron Halfacre, our President and Chief Investment Officer, and CCGSR aided and abetted the directors' purported breaches of fiduciary duty. The complaints seek to permanently enjoin defendants from consummating the proposed Merger or, to the extent already implemented, to rescind the Merger Agreement or grant rescissory damages, in addition to various additional remedies. On November 9, 2015, plaintiffs in three of the cases, Brian Silverwood, Michael Cekot and Stephen Bushansky, requested that the Circuit Court for Baltimore City consolidate seven of the separate actions. The defendants believe that all of the allegations against them lack merit and intend to defend against the lawsuits vigorously.

Material U.S. Federal Income Tax Consequences

The following summarizes the material U.S. federal income tax consequences of the Merger to holders of our common stock whose shares are exchanged for the right to receive the per-share Cash Consideration and the per-share Contingent Consideration (which may be paid in cash or in the form of a non-transferable contingent value right or “CVR”) pursuant to the Merger Agreement.

This discussion is based on current law, is for general information only and is not tax advice. This discussion is based on the Code, applicable U.S. Treasury regulations promulgated under the Code, referred to as the “Treasury Regulations,” judicial decisions and published administrative rulings, each, as in effect as of the date hereof and all of which are subject to change or different interpretations, possibly with retroactive effect and any such change could affect the accuracy of the statements and conclusions set forth in this discussion. We have not requested, and do not plan to request, any rulings from the Internal Revenue Service of the United States, which we refer to in this Proxy Statement as the “IRS,” concerning our tax treatment or the tax treatment of the Merger, and the statements in this proxy are not binding on the IRS or any court. This discussion of material U.S. federal income tax considerations is not binding on the IRS. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any described herein.

This discussion does not address (i) U.S. federal taxes other than income taxes, (ii) state, local or non-U.S. taxes or (iii) tax reporting requirements, in each case, as applicable to the Merger. This summary assumes that our shares are held as capital assets within the meaning of Section 1221 of the Code and does not address all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances and does not address the tax consequences of the Merger to holders of restricted stock, or holders of Operating Partnership units. In addition, this discussion does not address U.S. federal income tax considerations applicable to special classes of holders of our common stock, including, for example:

•	banks and other financial institutions;

•	holders that are classified as a partnership or other pass-through entities including a subchapter S corporation under the Code;

•	persons acting as nominees or otherwise not as beneficial owners;

•	insurance companies;

•	broker-dealers;

•	tax-exempt organizations or persons holding our common stock in a tax-deferred or tax advantaged account (except to the extent specifically set forth below);

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark to market method of accounting;

•	persons holding shares of our common stock as part of a straddle, hedge, constructive sale, conversion transaction, or other integrated transaction for U.S. federal income tax purposes;

•	regulated investment companies;

•	REITs;

•	certain U.S. expatriates;

•	persons subject to the alternative minimum tax;

•	foreign (non-U.S.) governments;

•	non-U.S. holders as defined below, that hold, or at any time have held, more than 5% of any class of our stock (except to the extent specifically set forth below);

•	non-U.S. holders (as defined below) who own or who have owned (actually or constructively) more than 5% of Campus Crest common shares;

•	persons whose “functional currency” is not the U.S. dollar;

•	persons holding our restricted stock or who otherwise acquired shares of our common stock as compensation;

•	persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code; and

•	“controlled foreign corporations,” “passive foreign investment companies,” or corporations that accumulate earnings to avoid U.S. federal income tax.

For purposes of this discussion, a “U.S. holder” means a beneficial owner of shares of our common stock that is:

•	an individual citizen or resident of the United States for U.S. federal income tax purposes;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or any political subdivision thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust (A) the administration of which is subject to the primary supervision of a U.S. court and with respect to which one or more “United States persons” (as defined in the Code) have the authority to control all substantial decisions, or (B) that has a valid election in place under applicable Treasury Regulations to be treated as a United States person.

For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of shares of our common stock that, for U.S. federal income tax purposes, is an individual, corporation, estate or trust and is not a U.S. holder as described in the bullets above.

If any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes holds our common stock the tax treatment of its partners or members generally will depend on the status of the partner or member and the activities of the entity. If you are a partner of a partnership or a member of a limited liability company or other entity classified as a partnership for U.S. federal income tax purposes and that entity is holding our common stock, you should consult your tax advisor. Moreover, each holder should consult its tax advisor regarding the U.S. federal income tax consequences to it of the Merger in light of its own particular situation, as well as any consequences of the Merger to such holder arising under the laws of any other taxing jurisdiction.

THE U.S. FEDERAL INCOME TAX RULES APPLICABLE TO THE MERGER, HOLDING AND DISPOSING OF CAMPUS CREST COMMON STOCK AND TO REITS GENERALLY ARE HIGHLY TECHNICAL AND COMPLEX. HOLDERS OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS, AND POTENTIAL CHANGES IN APPLICABLE TAX LAWS, IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

Consequences to us of the Merger

For U.S. federal income tax purposes, we will treat the Merger as if we had sold all of our assets to Merger Sub in exchange for the cash merger consideration, the contingent merger consideration and the assumption of our liabilities outstanding as of the Merger effective time (including our share of the liabilities of our Operating Partnership and then made a liquidating distribution of the aggregate merger consideration to our stockholders in exchange for their shares of our common stock. Because as a REIT, we are generally entitled to receive a deduction for liquidating distributions and we anticipate that our deemed liquidating distribution will exceed our taxable income recognized as a result of the Merger, together with any other undistributed taxable income recognized in the taxable year of the Merger. We anticipate that we will not be subject to U.S. federal income tax on any gain recognized in connection with the Merger and the other transactions contemplated by the Merger Agreement.

Consequences of the Merger to U.S. Holders of Shares of Our Common Stock

For purposes of this discussion we have assumed that the Contingent Consideration will be paid in cash at the Merger effective time. For a discussion of the tax consequences of the receipt of CVRs see “—Consequences of the Receipt of CVRs to U.S. Holders of Shares of Our Common Stock.”

General.    The receipt of the cash merger consideration and per-share contingent consideration (the “aggregate transaction consideration”) by U.S. holders in exchange for their common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes (and also may be a taxable transaction under applicable state, local and foreign income and other tax laws). In general, a U.S. holder of our common stock will recognize gain or loss for U.S. federal income tax purposes equal to the difference between:

•	the amount of aggregate transaction consideration received in exchange for our common stock; and

•	the U.S. holder’s adjusted tax basis in our common stock.

The aggregate amount of this consideration currently is estimated to be $7.01 per share of our common stock, which is the sum of:

•	the Cash Consideration of $6.97 per share; and

•	the Contingent Consideration which equates to a pro rata share (currently estimated to be up to $0.04 per share based on the CAD/$ exchange rate as of December 1, 2015) of distributions from certain funds held in escrow following Campus Crest’s disposition of its interests in its former Montreal joint venture to be paid in cash or CVRs at the Merger effective time.

Gain or loss will be calculated separately for each block of shares of stock, with a block consisting of shares acquired at the same cost in a single transaction. This gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the Merger the common stock has been held for more than one year. An individual U.S. holder will be subject to tax on net capital gain at a maximum U.S. federal income tax rate of 20%. Additionally, a 3.8% Medicare unearned contribution tax will apply to all or a portion of the gain recognized by individuals, trusts and estates whose income exceeds certain threshold levels. Capital gains of corporate U.S. holders generally are taxable at the regular tax rates applicable to corporations. The deductibility of a capital loss recognized in the exchange is subject to limitations under the Code. In addition, the IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a tax rate of 25% to a portion of the capital gain realized by a non-corporate stockholder on the sale of REIT stock that would correspond to the REIT’s “unrecaptured Section 1250 gain.”

Special Rule for U.S. Holders Who Have Held Shares of Our Common Stock Less than Six Months.    A U.S. holder who has held our common stock for less than six months at the time of the Merger, taking into account the holding period rules of Section 246(c)(3) and (4) of the Code, and who recognizes a loss on the receipt of the aggregate transaction consideration in the Merger, will be treated as recognizing a long-term capital loss to the extent of any capital gain dividends received from us, or such holder’s share of any designated retained capital gains, with respect to such common stock.

Consequences of the Receipt of CVRs to U.S. Holders of our Common Stock

If the Merger Consideration consists of cash and CVRs, the amount of gain or loss a U.S. holder recognizes, and the timing and potentially the character of a portion of such gain or loss, depends on the U.S. federal income tax treatment of the CVR, with respect to which there is substantial uncertainty.

Assuming the Merger Consideration consists of cash and CVRs, the receipt of the Merger Consideration may be treated as either a “closed transaction” or an “open transaction” for U.S. federal income tax purposes. It is the position of the Internal Revenue Service, reflected by Treasury Regulations, that only in “rare and extraordinary cases” is the value of property so uncertain that open transaction treatment is available. The installment method of reporting any gain attributable to the receipt of a CVR is not available because our common stock is traded on an established securities market. The following sections discuss the U.S. federal income tax consequences of the receipt of the Merger Consideration in the form of cash and CVRs in the event it is treated as an open transaction, and, alternatively, in the event it is treated as a closed transaction. There is no authority directly addressing whether contingent payment rights with characteristics similar to the rights under a CVR should be treated as “open transactions” or “closed transactions,” and such question is inherently factual in nature. According holders are urged to consult their tax advisors regarding this issue. The CVRs may also be treated as debt instruments for U.S. federal income tax purposes. However, as such treatment is unlikely, the discussion below does not address the tax consequences of such a characterization. We urge you to consult your tax advisor with respect to the proper characterization of the receipt of a CVR.

Treatment as Open Transaction.

The receipt of the CVRs would generally be treated as an “open transaction” if the value of the CVRs cannot be “reasonably ascertained.” If the receipt of the Merger Consideration is treated as an “open transaction” for United States federal income tax purposes, a U.S. holder should generally recognize capital gain for United States federal income tax purposes upon consummation of the Merger if and to the extent the amount of cash received exceeds such U.S. holder’s adjusted tax basis in the Campus Crest common stock surrendered pursuant to the Merger.

Subject to the Section 483 rules discussed below, if the transaction is “open” for United States federal income tax purposes, the CVRs would not be taken into account in determining a U.S. holder’s taxable gain upon receipt of the Merger Consideration and a U.S. holder would take no tax basis in the CVRs, but would recognize capital gain as payments with respect to the CVRs are made or deemed made in accordance with the U.S. holder’s regular method of accounting, but only to the extent the sum of such payments (and all previous payments under the CVRs), together with the amount received upon consummation of the Merger discussed above, exceeds such U.S. holder’s adjusted tax basis in the Campus Crest common stock surrendered pursuant to the Merger.

Subject to the Section 483 rules discussed below, if the transaction is “open” for United States federal income tax purposes, a U.S. holder who does not receive cumulative payments pursuant to the Merger (including payments on the CVRs, if any) with a fair market value at least equal to such U.S. holder’s adjusted tax basis in the Campus Crest common stock surrendered pursuant to the Merger, will recognize a capital loss in the year that the U.S. holder’s right to receive further payments under the CVRs terminates.

Treatment as Closed Transaction

If the value of the CVRs can be “reasonably ascertained,” the transaction should generally be treated as “closed” for United States federal income tax purposes, in which event a U.S. holder should generally recognize capital gain or loss for United States federal income tax purposes upon consummation of the Merger equal to the difference between (x) the sum of (i) the fair market value of the CVRs received, determined on the date of the consummation of the Merger, and (ii) the amount of cash received, and (y) such U.S. holder’s adjusted tax basis in the Campus Crest common stock surrendered pursuant to the Merger.

If the transaction is “closed” for United States federal income tax purposes, a U.S. holder’s initial tax basis in the CVRs will equal the fair market value of the CVRs on the date of the consummation of the Merger. The holding period of the CVRs will begin on the day following the date of the consummation of the Merger.

Payments Under the CVR

Treatment as Open Transaction. If the transaction is treated as an “open transaction,” a payment in the future to a U.S. holder of a CVR should be treated as a payment under a contract for the sale or exchange of our common stock to which Section 483 of the Code applies.

Under Section 483, a portion of a payment made pursuant to a CVR more than one year after the date of the exchange of our common stock for the Merger Consideration will be treated as interest, which will be ordinary income to the U.S. holder of the CVR. The interest amount will equal the excess of the amount received over its present value at the consummation of the Merger, calculated using the applicable federal rate as the discount rate and using such U.S. holder’s regular method of accounting (such amount being taken into account when paid, in the case of a cash method holder, and, when fixed, in the case of an accrual method holder). The portion of the payment pursuant to the CVR that is not treated as interest under Section 483 of the Code should be treated as gain from the sale of the Campus Crest common stock, as discussed above.

Treatment as Closed Transaction. There is no authority directly on point with respect to the treatment of payments similar to those under the CVRs. You should therefore consult your tax advisor as to the taxation of such payments. Under characterization as a “closed transaction,” a portion of a payment with respect to each CVR would likely be treated as a non-taxable return of a U.S. holder’s adjusted tax basis in the CVR to the extent thereof. A payment in excess of such amount may be treated as either (i) payment with respect to a sale of a capital asset, (ii) income taxed at ordinary rates, or (iii) dividends. Additionally, it is possible that, were a payment to be treated as being with respect to the sale of a capital asset, a portion of such payment would constitute imputed interest under Section 483 of the Code (as described directly above under “Treatment as Open Transaction”).

Due to the legal and factual uncertainty regarding the valuation and tax treatment of the CVRs, you are urged to consult your tax advisors concerning the recognition of gain, if any, resulting from the receipt of CVRs in the Merger.

Consequences of the Merger to Non-U.S. Holders of Shares of Our Common Stock

General.    The U.S. federal income tax consequences of the Merger to a non-U.S. holder will depend on various factors, including whether the receipt of the Merger Consideration is treated as a distribution from us to our stockholders that is attributable to gain from the sale of “United States real property interests.” The IRS announced in Notice 2007-55 that it intends to (1) take the position that under current law a non-U.S. holder’s receipt of a liquidating distribution from a REIT (including the receipt of the aggregate transaction consideration in exchange for shares of our common stock in the Merger, which will be treated as a deemed liquidation for U.S. federal income tax purposes) is generally subject to tax under FIRPTA as a distribution to the extent attributable to gain from the sale of United States real property interests, and (2) issue regulations that will be effective for transactions occurring on or after June 13, 2007, clarifying this treatment. Although legislation effectively overriding Notice 2007-55 has previously been proposed, it is not possible to say if or when any such legislation will be enacted. As a result, the following paragraphs provide alternative discussions of the U.S. federal income tax consequences that would arise to the extent the tax treatment set forth in Notice 2007-55 does or does not apply.

Notwithstanding the discussion in the following paragraphs, we intend to take the position that the Merger Consideration received in exchange for our common stock in the Merger will be subject to tax in accordance with Notice 2007-55 as described in more detail below. In general, the provisions governing the taxation of distributions by REITs can be less favorable to non-U.S. holders than the taxation of sales or exchanges of REIT stock by non-U.S. holders, and non-U.S. holders should consult their tax advisors regarding the application of these provisions.

In addition, 35% (or 20% to the extent provided in Treasury Regulations) of any such amounts paid to a non-U.S. holder will be withheld and remitted to the IRS. Notwithstanding the foregoing, to the extent the tax treatment set forth in Notice 2007-55 does not apply, or if a non-U.S. holder has not owned more than 5% of Campus Crest common stock at any time during the one-year period ending as of the Merger effective time and Campus Crest common stock is "regularly traded," as defined by applicable Treasury Regulations, on an established securities market located in the U.S., then the 35% withholding tax described above would not apply, and such non-U.S. holder would instead be subject to the rules described below under "—Taxable Sale of our Common Stock." We believe that Campus Crest common stock is regularly traded on an established securities market in the U.S. as of the date of this Proxy Statement.

Distribution of Gain from the Disposition of U.S. Real Property Interests.    To the extent the tax treatment set forth in Notice 2007-55 applies to the Merger, and to the extent the aggregate transaction consideration received by non-U.S. holders in the Merger is attributable to gain from the deemed sale of our U.S. real property interests, then subject to the 5% Exception, discussed below, such amount will be treated as income effectively connected with a U.S. trade or business of the non-U.S. holder and generally will be subject to U.S. federal income tax on a net basis. In that event, a corporate non-U.S. holder will also be subject to an additional 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty). In addition, 35% (or 20% to the extent provided in Treasury Regulations) of any such amounts paid to a non-U.S. holder will be withheld and remitted to the IRS. However, the 5% Exception, discussed below, would apply to a non-U.S. holder of shares of our common stock if the non-U.S. holder did not own more than 5% of the shares of our common stock at any time during the one-year period ending on the date of the Merger, and our common stock is "regularly traded," as defined by applicable Treasury Regulations, on an established securities market located in the United States (the “5% Exception”). If the 5% Exception were to apply to a non-U.S. holder, the FIRPTA tax and withholding described above would not apply and the non-U.S. holder would be subject to the rules discussed under “-Taxable Sales of Shares of Our Common Stock.” We believe that our common stock is regularly traded on an established securities market in the United States as of the date of this Proxy Statement. In view of the FIRPTA tax and withholding that will apply to a non-U.S. holder’s receipt of the Merger Consideration, non-U.S. holders are urged to consult with their tax advisors regarding the possible application of those provisions.

If the tax treatment set forth in Notice 2007-55 were not to apply, the 35% (or 20% to the extent provided in Treasury Regulations) withholding tax described above would not apply, and a non-U.S. holder would instead be subject to the rules described below under “—Taxable Sale of Shares of Our Common Stock.”

Taxable Sale of Shares of Our Common Stock.   The tax consequences described in this section titled “—Taxable Sale of Shares of Our Common Stock” would apply to a sale of shares of our common stock by a non-U.S. holder subject to the 5% Exception and, also to the extent a non-U.S. holder’s receipt of merger consideration in the Merger would be treated as a sale of its Campus Crest common stock (and not attributable to gain from the sale of our U.S. real property interests, including the receipt of consideration under a CVR). As stated above, we intend to take the position that Notice 2007-55 applies to the Merger. Accordingly, the tax treatment described in this section titled “—Taxable Sale of Shares of Our Common Stock” is expected to apply only to a sale of shares of our common stock by a non-U.S. holder subject to the 5% Exception and to the extent a non-U.S. holder’s receipt of merger consideration is treated as a sale of its Campus Crest common stock.

Subject to the discussion of backup withholding below, a non-U.S. holder should not be subject to U.S. federal income taxation on any gain recognized unless: (1) the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, or, if an applicable income tax treaty applies, the gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; (2) the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the Merger and certain other requirements are met; or (3) the non-U.S. holder’s shares of common stock constitute United States real property interests under FIRPTA.

A non-U.S. holder whose gain is effectively connected with the conduct of a trade or business in the United States will generally be subject to U.S. federal income tax on such gain on a net basis in the same manner as a U.S. holder. In addition, a non-U.S. holder that is a corporation may be subject to the 30% branch profits tax on such effectively connected gain described in clause (1) of the previous paragraph.

A non-U.S. holder who is an individual present in the United States for 183 days or more in the taxable year of the Merger and who meets certain other requirements will be subject to a flat 30% tax on the gain recognized on the sale, which may be offset by U.S. source capital losses. In addition, the non-U.S. holder may be subject to applicable alternative minimum taxes.

If a non-U.S. holder’s common stock constitutes a United States real property interest under FIRPTA, any gain recognized by such holder in the Merger will be treated as income effectively connected with a U.S. trade or business of the non-U.S. holder and generally will be subject to U.S. federal income tax on a net basis in the same manner as a U.S. holder. A non-U.S. holder’s shares of common stock generally will not constitute a United States real property interest if either (1) we are a “domestically controlled qualified investment entity” at the time of the Merger, or (2) both (a) shares of our common stock are regularly traded on an established securities market at the date of the Merger and (b) the non-U.S. holder holds 5% or less of the total fair market value of shares of our common stock at all times during the shorter of (x) the five-year period ending with the date of the Merger and (y) the non-U.S. holder’s holding period for the common stock. Our common stock is regularly traded on an established securities market as of the date of this Proxy Statement. In addition, a “qualified investment entity” includes a REIT. Assuming we qualify as a REIT through the date of the Merger, we will be a “domestically controlled qualified investment entity” at the time of the Merger if non-U.S. holders held directly or indirectly less than 50% in value of shares of our common stock at all times during the five-year period ending with the Merger effective date. Although we believe that we currently are a domestically controlled REIT, no assurances can be given that the actual ownership of our stock has been or will be sufficient for us to qualify as a “domestically controlled qualified investment entity” at the Merger effective time.

Income Tax Treaties.    If a non-U.S. holder is eligible for treaty benefits under an income tax treaty with the United States, the non-U.S. holder may be able to mitigate certain of the U.S. federal income tax consequences discussed above, such as the branch profits tax. Non-U.S. holders should consult their tax advisor regarding possible relief under an applicable income tax treaty.

U.S. Withholding Tax.    As described above, it is not entirely clear whether the receipt of the Merger Consideration by a non-U.S. holder will be treated as a sale or exchange of shares of our common stock (in the event that Notice 2007-55 does not apply) or as a distribution from us that is attributable to gain from the deemed sale of our United States real property interests in the Merger (in the event that Notice 2007-55 does apply). Accordingly, we intend to withhold U.S. federal income tax at a rate of 35% (or 20% to the extent provided in applicable Treasury Regulations) from the portion of the aggregate transaction consideration that is, or is treated as, attributable to gain from the sale of United States real property interests and paid to a non-U.S. holder unless such holder qualifies for the 5% exception described above (in which case, a 30% withholding rate would apply (unless reduced by an applicable income tax treaty to such amount, as described above).

A non-U.S. holder may be entitled to a refund or credit against the holder’s U.S. federal income tax liability, if any, with respect to any amount withheld pursuant to FIRPTA, provided that the required information is furnished to the IRS on a timely basis. Non-U.S. holders should consult their tax advisor regarding withholding tax considerations.

Information Reporting and Backup Withholding

Backup withholding, currently at a rate of 28%, and information reporting, may apply to the Merger Consideration received pursuant to the exchange of shares of our common stock in the Merger. Backup withholding will not apply, however, to a holder who:

•	in the case of a U.S. holder, furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on an IRS Form W-9 or successor form;

•	in the case of a non-U.S. holder, furnishes an applicable IRS Form W-8 or successor form; or

•	is otherwise exempt from backup withholding and complies with other applicable rules and certification requirements.

Backup withholding is not an additional tax and any amount withheld under these rules may be credited against the holder’s U.S. federal income tax liability and may entitle the holder to a refund if required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 through 1474 of the Code, Treasury Regulations promulgated thereunder, published administrative guidance implementing such sections or Treasury Regulations, and any rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections (such Sections commonly referred to as FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. The application of FATCA withholding to the payment of the Merger Consideration made to a non-U.S. holder with respect to our common stock pursuant to the Merger is not entirely clear. FATCA withholding could potentially apply to any such payments or distributions if such payments or distributions are treated for U.S. federal income tax purposes as dividends from sources within the United States rather than as gross proceeds from the sale or disposition of our common stock. If FATCA withholding would otherwise apply to any such payments or distributions, recipients thereof should not be subject to FATCA withholding if they provide a timely and properly executed copy of the appropriate version of IRS Form W-8 or W-9 (or such other form as may be required by FATCA) establishing an exemption from FATCA withholding. We urge you to consult your tax advisor regarding FATCA and the application of these rules to such payments or distributions.

THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF THE POTENTIAL TAX CONSIDERATIONS RELATING TO THE MERGER AND IS NOT TAX ADVICE. THEREFORE, HOLDERS OF SHARES OF OUR COMMON STOCK ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES.

Delisting and Deregistration of Shares of Campus Crest Common Stock

If the Merger is completed, shares of Campus Crest common stock will no longer be traded on the New York Stock Exchange and will be deregistered under the Exchange Act.

THE MERGER AGREEMENT

The following summarizes the material provisions of the Merger Agreement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. The summary of the material terms of the Merger Agreement below and elsewhere in this Proxy Statement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this Proxy Statement as Exhibit A and which we incorporate by reference into this Proxy Statement. We urge you to read the copy of the Merger Agreement attached to this Proxy Statement as Exhibit A carefully and in its entirety, as the rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained or incorporated by reference into this Proxy Statement.

The Merger Agreement contains representations and warranties made by Campus Crest, Parent and Merger Sub. These representations and warranties, which are set forth in the copy of the Merger Agreement attached to this Proxy Statement as Exhibit A, were made for the purposes of negotiating and entering into the Merger Agreement between the parties. In addition, these representations and warranties were made as of specified dates, may be subject to standards of materiality different from what may be viewed as material to our stockholders, or may have been used for the purpose of allocating risk between the parties instead of establishing such matters as facts. Moreover, the representations and warranties are qualified in a number of important respects, including through the use of exceptions for certain matters disclosed by the party that made the representations and warranties, and information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this Proxy Statement, may have changed since the date of the Merger Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this Proxy Statement. None of the representations and warranties will survive the closing of the Merger and, therefore, they will have no legal effect under the Merger Agreement after the closing of the Merger.

Structure

At the Merger effective time, Campus Crest will be merged with and into Merger Sub with Merger Sub surviving as a wholly owned subsidiary of Parent. All of Campus Crest’s and Merger Sub’s assets and liabilities will become those of the surviving entity. Following the completion of the Merger, shares of Campus Crest common stock will no longer be traded on the New York Stock Exchange and will be deregistered under the Exchange Act.

Closing; Effective Time

The closing of the Merger under the Merger Agreement is set to occur no later than the second business day after the satisfaction or waiver of the conditions precedent set forth in the Merger Agreement, unless another date is agreed to by Parent and Campus Crest. Throughout this Proxy Statement, we sometimes refer to the date on which the closing of the Merger occurs as the closing date.

On the closing date, Campus Crest and Merger Sub will file Articles of Merger with the State Department of Assessments and Taxation of Maryland to effect the Merger. The Merger will be effective upon such time as the Articles of Merger have been accepted for record by the State Department of Assessments and Taxation of Maryland or such later time as agreed to by the parties and specified in the Articles of Merger.

Organizational Documents

At the Merger effective time, the articles of organization and the limited liability company agreement of Merger Sub will become the articles of organization and the limited liability company agreement of the surviving entity.

Manager

The sole member of Merger Sub immediately prior to the Merger effective time will manage the surviving entity following the Merger effective time.

Appraisal Rights

No appraisal rights will be available to the holders of shares of Campus Crest common stock in connection with the consummation of the Merger.

Treatment of Common Stock and Restricted Stock

At the Merger effective time, each issued and outstanding share of Campus Crest common stock (excluding shares of common stock (i) held by Campus Crest as treasury stock, (ii) owned by any direct or indirect wholly owned Company Subsidiary, or (iii) that are issued or outstanding and owned directly or indirectly by Parent or Merger Sub immediately prior to the Merger effective time, which in each case will be automatically cancelled and retired and will cease to exist) will automatically be converted into the right to receive (i) $6.97 in cash (the “Cash Consideration”), and (ii) a pro rata share (currently estimated to be up to $0.04 per share based on the CAD/$ exchange rate as of December 1, 2015) of distributions from certain funds held in escrow following Campus Crest’s disposition of its interests in its former Montreal joint venture (the “Contingent Consideration,” and together with the Cash Consideration, the “Merger Consideration”). If all or a portion of the Contingent Consideration has not been released from escrow prior to the Merger effective time, the Contingent Consideration will instead be paid in the form of one non-transferable contingent value right (“CVR”) for each share of Campus Crest common stock, with each CVR representing the right to receive a pro rata share of the escrowed funds if and when they are released from escrow.

Each share of Campus Crest restricted stock outstanding immediately prior to the Merger effective time that is subject to vesting or other lapse restrictions pursuant to Campus Crest’s Amended and Restated Equity Incentive Compensation Plan or any restricted stock award agreement will automatically vest and become free of such restrictions immediately prior to the Merger effective time and will be automatically converted in the right to receive the Merger Consideration, without interests, less any applicable tax withholding.

The Merger Agreement provides that, if Campus Crest had been unable to sell its former Montreal joint venture prior to the Merger effective time then, subject to the terms of the Merger Agreement, Parent would have been obligated to deposit an amount (the “Montreal Guaranty Amount”) sufficient to fully satisfy Campus Crest’s CAD56 million guaranty of the outstanding debt on the properties owned by its former Montreal joint venture (the “Montreal Guaranty”) into an escrow account, and that amount (converted to US Dollars at the then-current exchange rate) would have been deducted from the Cash Consideration payable to stockholders at the Merger effective time. In addition, Campus Crest would have deposited its ownership interests in its former Montreal joint venture into an escrow account, and CCGSR, as stockholders’ representative, would have had responsibility for seeking to sell such ownership interests in the Montreal joint venture on behalf of and for the benefit of the stockholders. In such event, the entire Contingent Consideration per share payable to stockholders would have been represented by a CVR, with each CVR entitled to a pro-rata share of the net proceeds of any sale of the ownership interests in the Montreal joint venture after the effective time (after taking into account certain operating expenses, taxes and transaction costs), plus a pro rata portion of the Montreal Guaranty Amount, if any, that was not required to satisfy the Montreal Guaranty. Notwithstanding the foregoing, Campus Crest sold its former Montreal joint venture on October 30, 2015 for net proceeds of approximately $0.12 per share based on the CAD/$ exchange rate as of October 30, 2015, and the Montreal Guaranty was extinguished at that time. As a consequence, the net proceeds will be distributed to stockholders as part of the Merger Consideration, consisting of $6.97, which will be added to the Cash Consideration, and the remainder will comprise the Contingent Consideration.

The Contingent Consideration consists of a pro rata share of distributions from certain funds held in escrow following Campus Crest’s disposition of its former Montreal joint venture. There are two separate escrow accounts. One of the escrow accounts holds CAD3,408,750 (or approximately $0.033 per share of Campus Crest common stock based on the CAD/$ exchange rate as of December 1, 2015) which was withheld from the net sale proceeds from the sale of the Montreal joint venture in order to pay Canadian withholding tax that may be due on the sale. Campus Crest has filed a request with the Canada Revenue Authority to issue a certificate certifying that the sale proceeds are not subject to such tax, and the tax escrow funds will be (i) released from the escrow upon Campus Crest’s delivery of the certificate to the escrow agent, or (ii) reduced by the amount of any such tax, and the balance released. In addition, CAD450,000 of the net proceeds (or approximately $0.004 per share of Campus Crest common stock based on the CAD/$ exchange rate as of December 1, 2015) from the sale was deposited in an escrow account to secure certain indemnification obligations of Campus Crest arising out of the sale of the Montreal joint venture. If there are no valid claims against the indemnification escrow, the indemnification escrow funds are due to be released on February 27, 2016.

If either of these escrow amounts is released from escrow prior to the Merger effective time, then the released funds will be paid to Campus Crest stockholders together with the Cash Consideration. If the Merger effective time occurs before either of these funds are released from escrow, then the CVRs will be issued to stockholders at the Merger effective time and the escrowed funds will be distributed to stockholders in respect of their CVRs when and if the underlying funds are released from escrow. Although Campus Crest currently expects the entire amount of the funds to be released from each of these escrows, there is no assurance that all or any part of the funds will be released, or any certainty as to the timing of any release. If all or a portion of the Contingent Consideration has not been released from escrow prior to the Merger effective time, the Contingent Consideration will instead be paid in the form of one CVR for each share of Campus Crest common stock, with each CVR representing the right to receive a pro rata share of the escrowed funds if and when they are released from escrow. The CVRs are not freely transferable and, accordingly, will not be listed on any securities exchange.

Treatment of Preferred Stock

At the Merger effective time, Campus Crest will either (i) cause each share of its 8.00% Series A Cumulative Redeemable Preferred Stock to be redeemed in accordance with the terms thereof, or (ii) set aside sufficient funds for the redemption of each such share in trust for the benefit of the holders of such preferred stock in accordance with the terms thereof.

Dividends

Under the terms of the Merger Agreement, Campus Crest may not authorize, declare or pay dividends to holders of Campus Crest common stock during the term of the Merger Agreement without the prior written consent of Parent, except for (i) the declaration and payment by Campus Crest of regular quarterly dividends in accordance with past practice for the period up to the closing date of the Merger, (ii) the declaration and payment of dividends or other distributions to Campus Crest or any (a) subsidiary of Campus Crest, or (b) joint venture (or subsidiaries thereof) in which Campus Crest owns (directly or indirectly) less than fifty percent of the membership interest, but for which Campus Crest or one of its subsidiaries directly or indirectly controls the day-to-day management (clause (a) and (b), collectively the “Company Subsidiaries”), by any directly or indirectly wholly owned Company Subsidiary, and (iii) dividends or other distributions by any Company Subsidiary that is not wholly owned, directly or indirectly, by Campus Crest, in accordance with the terms of the organizational documents of such Company Subsidiary.

Notwithstanding the foregoing, Campus Crest and the Company Subsidiaries are permitted, under the terms of the Merger Agreement, to make (or increase) dividends or distributions reasonably necessary for Campus Crest to maintain its status as a REIT and/or avoid or reduce the imposition of any entity-level income or excise tax.

Treatment of Our Operating Partnership Units

Following the Merger effective time, the surviving entity will enter into a merger agreement with the Operating Partnership and a wholly owned subsidiary of the surviving entity, pursuant to which such wholly owned subsidiary and the Operating Partnership will merge. Upon the consummation of the Operating Partnership Merger, in accordance with the Operating Partnership Merger Agreement and subject to the terms and conditions of the Operating Partnership Merger Agreement, each then-outstanding limited partnership unit in the Operating Partnership will be converted into the right to receive an amount equal to the Merger Consideration.

Exchange and Payment Procedures

Immediately following acceptance of the Articles of Merger by the State Department of Assessments and Taxation of Maryland, Parent will deposit, or cause to be deposited, with a paying agent, for the benefit of the holders of shares of Campus Crest common stock and certain limited partners of the Operating Partnership, cash sufficient to effect the payment of the aggregate Cash Consideration.

As soon as practicable after the Merger effective time (but no later than the second business day thereafter), the surviving entity will cause the paying agent to mail to each holder of Campus Crest common stock as of immediately prior to the Merger effective time a letter of transmittal and instructions for use in effecting the surrender of the certificates or book-entry shares in exchange for the Merger Consideration to which the holder thereof is entitled. Upon surrender of a certificate or book-entry shares that previously represented shares of Campus Crest common stock to the paying agent, together with a letter of transmittal, duly completed and validly executed, the holder of such certificate or book-entry shares will be entitled to receive the applicable Merger Consideration. Until surrendered, each certificate or book-entry shares (other than shares of common stock that are cancelled pursuant to the Merger Agreement) will be deemed, at any time after the Merger effective time, to represent only the right to receive upon such surrender the Merger Consideration, without interest, into which the shares of Campus Crest common stock previously represented by such certificate or book-entry shares are convertible.

As soon as practicable after the effective time of the Operating Partnership Merger, the surviving entity will cause the paying agent to deliver the applicable Merger Consideration in exchange for each then-outstanding limited partnership unit in the Operating Partnership.

No Further Ownership Rights

All consideration paid upon the surrender of a certificate or book-entry shares, including the Cash Consideration and the Contingent Consideration, will be deemed to have been paid in full satisfaction of all rights pertaining to shares of Campus Crest common stock previously represented by such certificate or book-entry shares, and, at the Merger effective time, the stock transfer books of Campus Crest will be closed and there will be no further registration of transfers on the stock transfer books of the surviving entity of the shares of Campus Crest common stock which were outstanding immediately prior to the Merger effective time. From and after the Merger effective time, holders of certificates or book-entry shares outstanding immediately prior to the Merger effective time will cease to have any rights with respect to such shares of Campus Crest common stock except as otherwise provide for in the Merger Agreement or by applicable law.

Undistributed Merger Consideration

Any portion of the funds made available to the paying agent that remains undistributed to holders of certificates or book-entry shares on the date that is one year after the Merger effective time will be delivered to the surviving entity or its designee, and any holder of a certificate or book-entry shares who has not theretofore complied with the exchange and payment procedures contained in the Merger Agreement must thereafter look only to the surviving entity (subject to abandoned property, escheat or other similar laws) and only as a general creditor thereof with respect to the payment of any Merger Consideration to which such holder is entitled upon the surrender of a certificate or book-entry shares. Any portion of the funds made available to the paying agent that remains unclaimed by holders of certificates or book-entry shares on the date that is immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity shall, to the extent permitted by law, become the property of the surviving entity, free and clear of all claims or interests of any person previously entitled thereto.

None of Parent, Merger Sub, Campus Crest, the surviving entity, the paying agent or their respective representatives will be liable to any person in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

Lost, Stolen or Destroyed Certificates

If any certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, and, if required by the surviving entity, the posting of a bond in such reasonable amount as the surviving entity may direct, as an unsecured indemnity against any claim that may be made against it with respect to such certificate, the paying agent will deliver in exchange for such lost, stolen or destroyed certificate, the Merger Consideration payable pursuant to the Merger Agreement in respect of the shares of Campus Crest common stock formerly represented by such certificate.

Tax Withholding

All payments under the Merger Agreement, including payment of the Merger Consideration, are subject to applicable withholding requirements. To the extent that any amounts are deducted by Parent, the surviving entity or the paying agent, as applicable, in accordance with the terms and conditions of the Merger Agreement, such deducted and withheld amounts shall be treated for purposes of the Merger Agreement as having been paid to the person in respect of which such deduction and withholding was made, and shall be paid by the Parent, the surviving entity or the paying agent, as applicable, to the appropriate governmental entity.

Representations and Warranties

Campus Crest made customary representations and warranties in the Merger Agreement that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement or in the disclosure schedules delivered in connection therewith. These representations and warranties relate to, among other things:

•	organization, standing and corporate power;

•	Campus Crest’s capitalization and ownership in its subsidiaries;

•	authorization to enter into the Merger Agreement and to complete the Merger and the other transactions contemplated thereby;

•	the enforceability of the Merger Agreement against Campus Crest;

•	the absence of conflicts with, or violations or breaches of, or defaults under, organizational documents, contracts and laws applicable to Campus Crest or any of its subsidiaries as a result of executing, delivering, performing under or complying with the provisions of the Merger Agreement;

•	consents, approvals, orders or authorizations of, actions by or in respect of, or registrations, declarations or filings with governmental authorities required by or with respect to Campus Crest or any of its subsidiaries in connection with the execution, delivery and performance of the Merger Agreement by Campus Crest or the consummation of the transactions contemplated thereby;

•	the completeness and accuracy of reports filed with the Securities and Exchange Commission by Campus Crest since January 1, 2012;

•	the absence of undisclosed liabilities;

•	the absence of certain changes or events since June 30, 2015;

•	the absence of undisclosed litigation and orders;

•	material contracts, the enforceability of such materials contracts and the absence of any violation of, or default under, any material contract;

•	compliance with laws generally and possession and validity of permits;

•	environmental matters affecting Campus Crest and the Company Subsidiaries;

•	labor matters affecting Campus Crest and its subsidiaries;

•	Campus Crest’s and its subsidiaries’ employee benefit plans;

•	tax matters, including Campus Crest’s qualification and taxation as a REIT;

•	Campus Crest’s and the Company Subsidiaries’ owned and leased real property;

•	lease rolls relating to the real property owned and leased by Campus Crest and the Company Subsidiaries;

•	intellectual property owned or licensed by Campus Crest and its subsidiaries;

•	action required to be taken by Campus Crest to exempt the Merger Agreement and the Merger from the requirements of any takeover laws of the Maryland General Corporation Law;

•	the absence of undisclosed broker’s, finder’s, financial advisor’s or other similar fee;

•	financial advisor’s opinion;

•	the vote of Campus Crest’s stockholders required in connection with the approval of the Merger and the Merger Agreement;

•	contracts with certain related parties;

•	insurance policies; and

•	monthly operating budget for the 2015-2016 academic year.

The Merger Agreement also contains customary representations and warranties made, jointly and severally, by Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	organization, standing and corporate power;

•	authorization to enter into the Merger Agreement and to complete the Merger and the other transactions contemplated thereby;

•	the enforceability of the Merger Agreement against Parent and Merger Sub;

•	the absence of conflicts with, or violations or breaches of, or defaults under, organizational documents, contracts and laws applicable to Parent or Merger Sub as a result of executing, delivering, performing under or complying with the provisions of the Merger Agreement;

•	consents, approvals, orders or authorizations of, actions by or in respect of, or registrations, declarations or filings with governmental authorities required by or with respect to Parent or Merger Sub in connection with the execution and delivery of the Merger Agreement by Parent and Merger Sub or the consummation of the transactions contemplated thereby;

•	the ownership of Merger Sub and absence of prior conduct of business activities of Merger Sub;

•	their financial resources, including in particular the debt and equity financing which will provide the acquisition financing at the Merger effective time sufficient to consummate the Merger;

•	their ownership of no shares of Campus Crest common stock;

•	the absence of pending or threatened litigation or orders against Parent or Merger Sub;

•	the absence of any contract between Parent or Merger Sub and any member of Campus Crest’s management or directors;

•	the solvency of the surviving entity and its subsidiaries;

•	the absence of undisclosed broker’s, finder’s, financial advisor’s or other similar fee; and

•	their acknowledgement of the exclusivity of the representations and warranties made by Campus Crest in the Merger Agreement.

Conduct of Business Pending the Merger

Under the Merger Agreement, Campus Crest has agreed that, subject to certain exceptions set forth in the Merger Agreement, between the date of the Merger Agreement and the earlier of the closing date and the termination of the Merger Agreement in accordance with its terms (which period we refer to as the interim period), it will, and to the extent that it has the ability to do so by contract or otherwise, will cause each Company Subsidiary to:

•	conduct its business in the ordinary course consistent with past practice; and

•	use commercially reasonable efforts to preserve intact in all material respects its current business organization, goodwill, ongoing businesses and Campus Crest’s qualification as a REIT.

Campus Crest has also agreed that during the interim period, subject to certain exceptions described in the Merger Agreement or unless Parent gives its prior written consent, Campus Crest will not, and will not, to the extent it has the ability to do so, permit any of the Company Subsidiaries to, among other things:

•	declare, set aside or pay any dividend on or make any other distributions with respect to the Campus Crest common stock or the capital stock of any of its subsidiaries, except for (i) the declaration and payment by Campus Crest of regular quarterly dividends in accordance with past practice for the period up to the closing date, (ii) the declaration and payment of dividends or other distributions to Campus Crest or any of the Company Subsidiaries by any directly or indirectly wholly owned Company Subsidiary, and (iii) dividends or other distributions by any Company Subsidiary that is not wholly owned, directly or indirectly, by Campus Crest, in accordance with the terms of the organizational documents of such Company Subsidiary. Notwithstanding the foregoing, Campus Crest and the Company Subsidiaries are permitted to make (or increase) dividends or distributions reasonably necessary for Campus Crest to maintain its status as a REIT and/or avoid or reduce the imposition of any entity-level income or excise tax;

•	split, subdivide, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu or in substitution for shares of its capital stock;

•	purchase, redeem or otherwise acquire its own securities or equity equivalents;

•	issue, deliver, sell, grant, pledge or otherwise encumber any shares of capital stock or other ownership interests;

•	amend its organizational documents;

•	make any acquisition of the capital stock or other ownership interest or assets of any other person for consideration in the aggregate in excess of $100,000 for all such transactions;

•	adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

•	incur any indebtedness for borrowed money, guarantee any indebtedness of a third party, enter into any contract with respect to any indebtedness, or issue or sell debt securities that would result in an aggregate increase in the amount of outstanding indebtedness of the consolidated company by more than $100,000;

•	sell, transfer, lease, license, mortgage, sell or leaseback or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or other assets, except for liens securing existing indebtedness, pursuant to contracts in force as of the date of the Merger Agreement, dispositions of obsolete or worthless assets, transfers among Campus Crest and the Company Subsidiaries or the sale of Campus Crest’s direct and indirect ownership interests and other rights in certain properties in Montreal;

•	pay, discharge, settle or satisfy any suit, action or claim other than (i) settlements that require payments not to exceed $100,000 individually or $250,000 in the aggregate, and do not require any other actions or impose any other material restrictions on the business or operations of Campus Crest or any of the Company Subsidiaries, or (ii) those in the ordinary course of business consistent with past practices of any worker’s compensation claims or employee claims filed with the Equal Employment Opportunity Commission, so long as such settlements do not exceed $100,000 individually or $250,000 in the aggregate;

•	amend or modify in any material respect any material contract or enter into any new contract that (i) if entered into prior to the date of the Merger Agreement, would have been required to be disclosed as a material contract in the Merger Agreement or (ii) is not terminable upon 30 days’ notice without penalty or premium;

•	(i) adopt, enter into, terminate or materially amend any employee benefit plan, any other agreement, plan or policy involving Campus Crest or any of the Company Subsidiaries and any of their current or former employees or board members that is not terminable at will or any retention or bonus agreement involving Campus Crest or any of the Company Subsidiaries and any of their current or former employees or board members, (ii) other than to comply with any contract entered into prior to the date of the Merger Agreement, increase the compensation, bonus or fringe or other benefits offered by Campus Crest or the Company Subsidiaries other than increases in the ordinary course of business consistent with past practice, (iii) take any action to accelerate the vesting or payment of any compensation or benefit under any employee benefit plan or (iv) loan or advance any money or other property (other than reimbursement of reimbursable expenses or any advances of such expenses pursuant to Campus Crest credit cards or otherwise in the ordinary course of business consistent with past practice) to any current or former board member or officer of Campus Crest or any of the Company Subsidiaries;

•	enter into any contract or engage in any transaction with one or more of Campus Crest’s directors, officers or stockholders, or with any organization of which one or more of Campus Crest’s directors, officers or stockholders is a director, officer, manager or the holder of any office with similar authority, has a direct or indirect financial interest or directly or indirectly controls, is controlled by or is under common control with;

•	adopt or implement any stockholder rights plan or similar arrangement;

•	elect to be subject to any state takeover, “control-share” or other similar statute or regulation with respect to Campus Crest, the Merger, the Merger Agreement or the transactions contemplated thereby;

•	make any material change in any method of financial accounting principles or practices, except for any such change required by a change in GAAP or applicable law;

•	(i) settle or compromise any material tax claim, audit or assessment, (ii) make or change any material tax election (including Campus Crest’s election to qualify as a REIT), change any annual tax accounting period, adopt or change any method of tax accounting, (iii) amend any material tax returns or file claims for material tax refunds, or (iv) enter into any material closing agreement, surrender in writing any right to claim a material tax refund, offset or other reduction in tax liability or consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment relating to Campus Crest or the Company Subsidiaries;

•	enter into any material agreement or other similar contract with respect to any joint venture, strategic partnership or alliance or with respect to the acquisition of any real property;

•	take any action to exempt any person from, or make any acquisition of securities of Campus Crest by any person not subject to, any state takeover statute or similar statute or regulation that applies to Campus Crest;

•	fail to use reasonable best efforts to maintain material current insurance coverages, or fail to enforce the material rights of Campus Crest of any of its subsidiaries under any such existing coverage;

•	except as set forth in the budget, make any capital expenditure in excess of $25,000 or a series of capital expenditures which are in the aggregate in excess of $100,000;

•	decrease the average rental rates charged for any student housing community in a manner which would reasonably be expected to result in the average rental rates for such community for the 2016/2017 leasing period to be lower by more than one percent in the aggregate as compared to those target rental rates for such community set forth in Campus Crest’s 2016 leasing plan (with respect to the 2016/2017 leasing period);

•	make expenditures during the interim period for advertising, marketing, concessions and rent inducements for any student housing community that would reasonably be expected to cause such expenditures to exceed by more than five percent the aggregate amounts for such expenditures contemplated for such community for such period in the Campus Crest’s 2016 marketing budget;

•	negotiate or refinance any form of indebtedness having a maturity date at any time between the date of the Merger Agreement and the 180th day following the closing date; or

•	authorize, agree or commit to do any of the foregoing.

Acquisition Proposals

Subject certain limitations described in this section “Acquisition Proposals,” as of the date of the Merger Agreement, Campus Crest agreed to cause (a) its representatives, and (b) each of the Company Subsidiaries and each of their respective representatives, to (i) immediately cease all activities, discussions and negotiations with any persons that may have been ongoing with respect to a “takeover proposal” (as hereinafter defined), and (ii) deliver a written notice to each such person to the effect that Campus Crest was ending all discussions and negotiations with respect to such takeover proposal, and requesting that each such person return or destroy all confidential information concerning Campus Crest and the Company Subsidiaries.

As more thoroughly described in the Merger Agreement, Campus Crest has agreed that it will not and will not permit the Company Subsidiaries to:

•	solicit, initiate or knowingly encourage or take any action to facilitate any inquiries or the making of any proposal or offer that constitutes, or may reasonably be likely to lead to, any takeover proposal;

•	provide any non-public information, or afford access to the properties, books, records, or personnel of Campus Crest or any of its subsidiaries to, or knowingly assist, participate in, facilitate or encourage any effort by, any person that Campus Crest, any of its subsidiaries, or any of its or any of its subsidiaries’ respective agents has reason to believe is considering making, or has made, any takeover proposal;

•	enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain a takeover proposal or otherwise in connection with any takeover proposal;

•	approve, endorse, recommend, or execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to a takeover proposal or any proposal or offer that could reasonably be expected to lead to a takeover proposal;

•	amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of Campus Crest or any of its subsidiaries;

•	take any action to exempt any person from, or make any acquisition of securities of Campus Crest by any person not subject to, any state takeover statute or similar statute or regulation that applies to Campus Crest with respect to a takeover proposal or otherwise; or

•	resolve or agree to do any of the foregoing or otherwise authorize or permit any of its agents to take any such action.

Prior to the approval of the Merger and the Merger Agreement by Campus Crest’s stockholders, Campus Crest may (i) participate in negotiations or discussions with any third party that has made (and not withdrawn) a bona-fide, unsolicited takeover proposal in writing that Campus Crest’s Board of Directors believes in good faith, after consultation with outside legal counsel and Campus Crest’s financial advisor, constitutes or would reasonably be expected to result in a “superior proposal” (as hereinafter defined), and (ii) thereafter furnish non-public information or data relating to Campus Crest or any of its subsidiaries to such third-party with which it has entered into a confidentiality agreement with provisions relating to confidentiality and standstill arrangements that are no less favorable to Campus Crest than the provisions of the confidentiality agreement entered into with Parent and afford access to the properties, books, records, or personnel of Campus Crest and its subsidiaries. Campus Crest will promptly provide to Parent and Merger Sub any material non-public information that is provided to any such person which has not previously been provided to Parent and Merger Sub, and Campus Crest’s Board of Directors will not take any such action unless Campus Crest has delivered to Parent a prior written notice advising Parent that it intends to take such action.

Campus Crest will notify Parent promptly (but in no event later than twenty-four hours) after receipt by Campus Crest, its subsidiaries, or any of its or their respective agents, of any takeover proposal, any inquiry that Campus Crest reasonably believes could be expected to lead to a takeover proposal, any request for non-public information relating to Campus Crest or any of its subsidiaries or for access to the business, properties, assets, books or records of Campus Crest or any of its subsidiaries by any third party. In such notice, Campus Crest will identify the third party making, and details of the material terms and conditions of, any such takeover proposal, indication or request. Campus Crest will keep Parent reasonably informed, on a current and prompt basis, of the status of any such takeover proposal, inquiry or request (including the material terms and conditions thereof and any modifications thereto), and Campus Crest will promptly provide Parent with any non-public information concerning Campus Crest’s business, present or future performance, financial condition or results of operations, provided to any third party that has not been previously provided to Parent. Campus Crest will provide Parent with at least forty-eight hours prior notice of any meeting of Campus Crest’s Board of Directors at which such board is reasonably expected to consider any takeover proposal.

As more thoroughly described in the Merger Agreement, the term “takeover proposal” means any inquiry, proposal, offer or indication of interest from any person (other than Parent and its subsidiaries) relating to any:

•	direct or indirect sale, lease, exchange, transfer, license, acquisition or disposition of assets of Campus Crest or any of its subsidiaries equal to ten percent or more of Campus Crest’s consolidated assets or to which ten percent or more of Campus Crest’s net revenues or net income on a consolidated basis are attributable;

•	direct or indirect acquisition of five percent or more (or, in the case of any person beneficially owning five percent or more of the outstanding shares of Campus Crest common stock as of the date of the Merger Agreement, any additional shares) of any class of outstanding voting or equity securities of Campus Crest or any of its subsidiaries;

•	tender offer or exchange offer that if consummated would result in any person beneficially owning five percent or more (or, in the case of any person beneficially owning five percent or more of the outstanding shares of Campus Crest common stock as of the date of the Merger Agreement, any additional shares) of any class of outstanding voting or equity securities of Campus Crest or any of its subsidiaries;

•	liquidation, dissolution (or the adoption of a plan of liquidation or dissolution), recapitalization, extraordinary dividend (whether in cash or other property) or other significant corporate reorganization of Campus Crest or any of its subsidiaries;

•	merger, consolidation or other combination involving Campus Crest and any third party other than a subsidiary; or

•	any combination of the foregoing types of transactions if the sum of the percentage of consolidated assets, net revenues or net income and Campus Crest common stock involved is five percent or more.

As more thoroughly described in the Merger Agreement, the term “superior proposal” means a written, bona-fide takeover proposal, which, in the good faith determination of Campus Crest’s Board of Directors, taking into consideration the various legal, financial, and regulatory aspects of such takeover proposal (provided that, for purposes of this definition of “superior proposal” only, references to five percent in the definition of takeover proposal are deemed to be references to thirty-five percent and the person making such takeover proposal (including any required financing, stockholder approval requirements of the person making the proposal, regulatory approvals, stockholder litigation, breakup fee and expense reimbursement provisions, expected timing and risk and likelihood of consummation, and, to the extent deemed appropriate by Campus Crest’s Board of Directors, such other factors that may be considered in making such a determination under the Maryland General Corporation Law, including any revisions to the terms of the Merger Agreement proposed by Parent) if consummated, would result in a transaction that is more favorable from a financial point of view to the stockholders of Campus Crest than the transactions contemplated by the Merger Agreement.

Except as described in the following paragraph, neither Campus Crest’s Board of Directors nor any committee thereof may (i)(A) fail to make, amend, change, qualify, withhold, withdraw or modify, or publicly propose to amend, change, qualify, withhold, withdraw or modify, in a manner adverse to Parent or Merger Sub, the recommendation of the Board of Directors that the Campus Crest stockholders adopt the Merger Agreement and approve the Merger, or (B) adopt, approve, endorse or recommend, or publicly propose to adopt, approve, endorse or recommend to the Campus Crest stockholders any takeover proposal or superior proposal, (ii) fail to recommend against acceptance of any tender or exchange offer for the Campus Crest common stock within ten business days after commencement of such offer, (iii) make any public statement inconsistent with the recommendation of Campus Crest’s Board of Directors that the Campus Crest stockholders adopt the Merger Agreement and approve the Merger (actions described in clauses (i) – (ii), a “Company Adverse Recommendation Change”), (iv) authorize, cause or permit Campus Crest or any of its subsidiaries or any of its or their respective agents to enter into any agreement relating to a takeover proposal, or (v) resolve to do any of the foregoing.

Prior to the time the approval of Campus Crest’s stockholders is obtained relating to the Merger and the Merger Agreement, but not after, Campus Crest’s Board of Directors may make a Company Adverse Recommendation Change or cause Campus Crest to (or permit any Company Subsidiary to) enter into an agreement relating to a takeover proposal only if the Board of Directors has determined in good faith, after consultation with its financial advisor and outside legal counsel, (i) that failure to take such action would reasonably be expected to cause such board to be in breach of its fiduciary duties under applicable law and (ii) that such takeover proposal constitutes a superior proposal. Prior to taking such action Campus Crest must comply with its obligations described in this section “Acquisition Proposals” and:

•	Campus Crest has given Parent at least five business days’ prior written notice of its intention to take such action (which notice must include a copy of the superior proposal, a copy of the relevant proposed transaction agreements and a copy of any financing commitments related thereto);

•	Campus Crest and its subsidiaries will negotiate, and will cause their respective agents to negotiate, in good faith with Parent during such five business day period, to the extent Parent wishes to negotiate, in order to enable Parent to propose revisions to the terms of the Merger Agreement and any other agreements relating to the transactions contemplated thereunder such that the takeover proposal would no longer constitute a superior proposal;

•	following the end of such five business day period, Campus Crest’s Board of Directors will have considered in good faith any proposed revisions to the Merger Agreement and any other agreements relating to the transactions contemplated thereby proposed in writing by Parent, and shall have determined that the takeover proposal would continue to constitute a superior proposal if such revisions were to be given effect; and

•	in the event that, after the commencement of such five business day period, there is any material change to the terms of such takeover proposal, Campus Crest shall deliver to Parent an additional notice, and the five business day period shall be extended, if applicable, in order to ensure that at least three business days remain in such period subsequent to the time that Campus Crest notifies Parent of any such material revision (it being understood that there may be multiple extensions).

Stockholders’ Meeting

Campus Crest has agreed to, as soon as practicable, but in no event later than forty-five days after this Proxy Statement has been cleared by the Securities and Exchange Commission and its staff for mailing to the Campus Crest stockholders, with certain exceptions, duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining stockholder approval to adopt the Merger Agreement and approve the Merger.

Unless Campus Crest’s Board of Directors has effected a Company Adverse Recommendation Change, as permitted by and in accordance with the provisions described in “Acquisition Proposals,” the Board of Directors will recommend that the Campus Crest stockholders adopt the Merger Agreement and approve the Merger and use its reasonable best efforts to obtain the approval of the Campus Crest stockholders.

Agreement to Take Certain Actions

Upon the terms and subject to the conditions of the Merger Agreement, each of Campus Crest, Parent and Merger Sub has agreed to use its respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement.

Certain Other Covenants

The Merger Agreement contains certain other covenants of the parties to the Merger Agreement relating to, among other things:

•	the filing of a Proxy Statement with the Securities and Exchange Commission, and cooperation in preparing the Proxy Statement and in responding to any comments received from the Securities and Exchange Commission on the Proxy Statement;

•	giving Parent and its authorized representatives reasonable access to Campus Crest’s and the Company Subsidiaries’ properties, books, contracts, personnel and records and the confidentiality of information obtained by Parent;

•	the indemnification of Campus Crest’s and the Company Subsidiaries’ directors and officers;

•	the fees and expenses of the parties to the Merger Agreement;

•	the consultation regarding any press releases or other public statements with respect to the Merger Agreement or the Merger;

•	notification of certain matters;

•	actions necessary so that no takeover statute becomes applicable to the Merger Agreement or the transactions contemplated by the Merger Agreement;

•	delivery of resignation letters of Campus Crest’s directors;

•	the debt and equity commitments received by Parent to fund the Merger Consideration;

•	the disposition of equity securities of Campus Crest resulting from the transactions contemplated by the Merger Agreement by the officers and directors of Campus Crest;

•	notice to the holders of the 4.75% Exchangeable Senior Notes due 2018 issued by the Operating Partnership;

•	cooperation to obtain all of the consents, approvals and waivers relating to the indebtedness of Campus Crest and its subsidiaries as are required to permit the consummation of the Merger;

•	certain litigation;

•	transfers, prior to but contingent upon the Merger effective time, by Campus Crest of certain properties;

•	cooperation regarding the purchase of certain interests in the Operating Partnership, the purchase of the remaining interests in certain joint venture properties, and certain other matters;

•	SEC filings; and

•	the transfer of employees in Montreal and benefit plans providing benefits to such employees to the purchaser of Campus Crest’s direct and indirect ownership interests and other rights in certain properties in Montreal.

Conditions to the Merger

The obligations of the parties to complete the Merger are subject to the satisfaction or waiver of the following mutual conditions:

•	the affirmative adoption of the Merger Agreement and approval of the Merger by a majority of the outstanding shares of common stock of Campus Crest entitled to vote thereon as of the record date for the Annual Meeting; and

•	no law, injunction, order, decree or ruling enacted, promulgated, issued, entered, amended or enforced by any governmental entity having jurisdiction over the parties to the Merger Agreement shall be in effect, whether temporary, preliminary or permanent, enjoining, restraining, preventing or prohibiting consummation of the Merger or making the consummation of the Merger illegal.

The obligations of Parent and Merger Sub to complete the Merger are further subject to the satisfaction or waiver of the following conditions:

•	the representations and warranties of Campus Crest must have been true and correct at and as of the closing date as though made on and as of the closing date (except (i) for such changes resulting from actions permitted under the Merger Agreement, (ii) to the extent any such representation or warranty is made as of a time other than the closing date, such representation or warranty need only be true and correct at and as of such time, or (iii) where the failure of any such representation or warranty to be true and correct (without giving effect to any materiality or Material Adverse Effect qualification or limitation) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (as hereinafter defined), other than with respect to certain specific representations and warranties, which must be true and correct in all respects), and Parent must have received a certificate signed on behalf of Campus Crest by an executive officer of Campus Crest to such effect;

•	Campus Crest must have performed in all material respects all covenants and obligations required to be performed by it under the Merger Agreement at or prior to the closing date (other than with respect to certain specific covenants and agreements, which must be performed in all respects), and Parent must have received a certificate signed on behalf of Campus Crest by an executive officer of Campus Crest to such effect;

•	since the date of the Merger Agreement, there must not have occurred any changes, events or circumstances that constitute a Material Adverse Effect, and Parent and Merger Sub must have received a certificate signed on behalf of Campus Crest by an executive officer of Campus Crest to such effect;

•	Parent and Merger Sub must have received an opinion, dated as of the closing date, of Kilpatrick, Townsend & Stockton LLP to the effect that, at all times since its taxable year ended December 31, 2011 through the closing date, Campus Crest has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code;

•	all necessary consents and waivers from third parties in connection with the consummation of the Merger and the other transactions contemplated by the Merger Agreement must have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not reasonably be expected to have a Material Adverse Effect;

•	Parent must have received a certificate, duly completed and executed on behalf of Campus Crest by an executive officer of Campus Crest certifying that Campus Crest is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended;

•	subject to the certain limitations set forth in the Merger Agreement, the parties shall have received from the applicable lenders certain specific consents, approvals and waivers relating to the assumption, on substantially the same terms, by Parent or an affiliate thereof of not less than eighty-five percent (measured by outstanding principal balance) of certain indebtedness of Campus Crest and its subsidiaries;

•	Parent shall have received payoff letters executed by the lenders and other financing sources set forth in the Merger Agreement setting forth all amounts (including principal and accrued but unpaid interest) necessary to repay in full any such indebtedness through the closing, and providing that, upon payment in full of such amounts, all obligations with respect to the indebtedness owed to such lender or other financing source will be satisfied and released, and that any and all related liens will be terminated and released, each in form and substance reasonably satisfactory to Parent;

•	the transactions contemplated by the agreement governing the purchase of certain interests in the Operating Partnership, the purchase of the remaining interests in certain joint venture properties and certain other matters must have been closed, conditioned only upon the occurrence of the closing of the Merger; and

•	In the event that Campus Crest’s Form 10-K for the fiscal year ended December 31, 2015 shall have become due under the Exchange Act (without giving effect to any extensions permitted thereunder), Campus Crest shall have filed such 2015 Form 10-K with the Securities and Exchange Commission.

Campus Crest’s obligations to complete the Merger are further subject to the satisfaction or waiver of the following conditions:

•	the representations and warranties of Parent and Merger Sub must have been true and correct at and as of the closing date as though made on and as of the closing date (except (i) for such changes resulting from actions permitted under the Merger Agreement, (ii) to the extent any such representation or warranty is made as of a time other than the closing date, such representation or warranty need only be true and correct at and as of such time, or (iii) where the failure of any such representation or warranty to be true and correct (without giving effect to any materiality or Parent Material Adverse Effect qualification or limitation) would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect), and Campus Crest shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect;

•	Parent and Merger Sub must have performed in all material respects all obligations required to be performed by them under the Merger Agreement at or prior to the closing date, and Campus Crest must have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect;

•	since the date of the Merger Agreement, there must not have occurred any changes, events or circumstances that constitute a Parent Material Adverse Effect, and Campus Crest must have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect;

•	all necessary consents and waivers from third parties in connection with the consummation of the Merger and the other transactions contemplated by the Merger Agreement must have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not reasonably be expected to have a Parent Material Adverse Effect;

Termination of the Merger Agreement

The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Merger effective time:

•	by mutual written consent of Parent and Campus Crest;

•	by either Parent or Campus Crest if:

•	the Merger has not been consummated on or before March 31, 2016 (provided that (i) such right to terminate is not available to any party whose willful and material breach of a representation, warranty or covenant in the Merger Agreement has been a principal cause of or resulted in the failure of the Merger to be consummated on or before such date, and (ii) in the event that prior to such date all of the closing conditions precedent to the obligations of Parent and Merger Sub to consummate the Merger have been met other than the condition precedent that the parties obtain from the applicable lenders certain specific consents, approvals and waivers relating to the assumption, on substantially the same terms, by Parent or an affiliate thereof of not less than eighty-five percent (measured by outstanding principal balance) of certain indebtedness of Campus Crest and its subsidiaries, such date shall be deemed to be extended until May 31, 2016);

•	any law, injunction, order, decree or ruling is in effect enjoining, restraining, preventing or prohibiting consummation of the Merger or making the consummation of the Merger illegal and has become final and nonappealable after the parties have used reasonable best efforts to have such law, injunction, order, decree or ruling removed, repealed or overturned; or

•	the requisite Campus Crest stockholder approval relating to the Merger and the Merger Agreement is not obtained at the Annual Meeting.

•	by Parent if:

•	Campus Crest breaches or fails to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, which breach or failure to perform (i) would give rise to the failure of a condition precedent to the obligations of Parent and Merger Sub to consummate the Merger, and (ii) is incapable of being cured, or is not cured, by Campus Crest within 30 calendar days following receipt of written notice of such breach or failure to perform from Parent (provided that Parent shall not have the right to terminate the Merger Agreement if Parent or Merger Sub is then in breach of any representation, warranty, covenant or agreement under the Merger Agreement that would result in the conditions precedent to the obligations of Campus Crest to consummate the Merger not being satisfied);

•	the Campus Crest Board of Directors effects a Company Adverse Recommendation Change, withdraws or modifies in any manner adverse to Parent its approval or recommendation of the Merger or the Merger Agreement in connection with, or approves or recommends, any takeover proposal; or

•	Campus Crest enters into, or publicly announces its intention to enter into, an agreement in respect of a takeover proposal, or Campus Crest has breached in any material respect the provisions described in “Acquisition Proposals” and such violation or breach has resulted in the receipt by Campus Crest of a takeover proposal.

•	by Campus Crest if:

•	Parent or Merger Sub has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, which breach or failure to perform (i) would give rise to the failure of a condition precedent to the obligations of Campus Crest to consummate the Merger, and (ii) is incapable of being cured, or is not cured, by Parent and Merger Sub within 30 calendar days following receipt of written notice of such breach or failure to perform from Campus Crest (provided that Campus Crest shall not have the right to terminate the Merger Agreement if Campus Crest is then in breach of any representation, warranty, covenant or agreement under the Merger Agreement that would result in the conditions precedent to the obligations of Parent and Merger Sub to consummate the Merger not being satisfied);

•	the Campus Crest Board of Directors authorizes Campus Crest to enter into, or publicly announces its intention to enter into, an agreement in respect of a takeover proposal, or the Board of Directors effects a Company Adverse Recommendation Change, withdraws or modifies in any manner adverse to Parent its approval or recommendation of the Merger or the Merger Agreement in connection with, or approves or recommends, any takeover proposal, in either instance, in accordance with the provisions of Merger Agreement and Campus Crest has paid the $5 million termination fee to Parent; or

•	(i) all of the conditions to the obligations of Parent and Merger Sub to consummate the Merger have been satisfied (other than those that require deliveries or are tested at the time of closing, which conditions would have been satisfied if the closing had occurred at the time of such termination), (ii) Campus Crest has irrevocably confirmed by written notice to Parent that all conditions to the obligations of Campus Crest to consummate the Merger have been satisfied (other than those that require deliveries or are tested at the time of closing, which conditions would have been satisfied if the closing had occurred at the time of such termination) or that it has provided an irrevocable notice of waiver (effective as of closing) of any unsatisfied conditions to the obligations of Campus Crest to consummate the Merger and it is prepared to consummate the Merger at the closing, and (iii) Parent and Merger Sub do not receive the proceeds of their financing on the terms provided for in the debt and equity commitment letters or any alternative financing and, as a result, fail to consummate the Merger within two business days following the delivery of such notice (provided that Campus Crest shall not have the right to terminate the Merger Agreement if Campus Crest is then in breach of any representation, warranty, covenant or agreement under the Merger Agreement that would result in the conditions precedent to the obligations of Parent and Merger Sub to consummate the Merger not being satisfied).

Termination Fees

Termination Fee and Expenses Payable by Campus Crest

Campus Crest has agreed to pay a $5 million termination fee (the “termination fee”) to Parent if:

•	(i) after the date of the Merger Agreement and prior to obtaining the approval of the Campus Crest stockholders of the Merger and the adoption of the Merger Agreement (or prior to the termination of the Merger Agreement if there has been no stockholders’ meeting), a takeover proposal shall have been made to Campus Crest or shall have been made directly to the Campus Crest stockholders generally, (ii) thereafter the Merger Agreement is terminated by Parent or Campus Crest because the Merger has not been consummated by March 31, 2016 (subject to the other provisions of “Termination of the Merger Agreement”) or because the approval of the Campus Crest stockholders of the Merger and the adoption of the Merger Agreement is not obtained at the Annual Meeting, or by Parent because Campus Crest has breached or failed to perform any of its representations, warranties, covenants or agreement set forth in the Merger Agreement which breach or failure to perform (a) would give rise to the failure of a condition precedent to the obligations of Parent and Merger Sub to consummate the Merger, and (b) is incapable of being cured, or is not cured, by Campus Crest within 30 calendar days following receipt of written notice of such breach or failure to perform from Parent, and (iii) within twelve months after such termination, Campus Crest consummates a transaction that constitutes a takeover proposal or enters into an agreement with respect to any takeover proposal;

•	the Merger Agreement is terminated by Parent because (i) the Campus Crest Board of Directors effects a Company Adverse Recommendation Change, withdraws or modifies in any manner adverse to Parent its approval or recommendation of the Merger or the Merger Agreement in connection with, or approves or recommends, any takeover proposal, or (ii) Campus Crest enters into, or publicly announces its intention to enter into, an agreement in respect of a takeover proposal, or Campus Crest has breached in any material respect the provisions described in “Acquisition Proposals” and such violation or breach has resulted in the receipt by Campus Crest of a takeover proposal; or

•	the Merger Agreement is terminated by Campus Crest because the Campus Crest Board of Directors authorizes Campus Crest to enter into, or publicly announces its intention to enter into, an agreement in respect of a takeover proposal, or the Board of Directors effects a Company Adverse Recommendation Change, withdraws or modifies in any manner adverse to Parent its approval or recommendation of the Merger or the Merger Agreement in connection with, or approves or recommends, any takeover proposal.

Additionally, Campus Crest has agreed that if the Merger Agreement is terminated by Parent because (i) Campus Crest has breached or failed to perform any of its representations, warranties, covenants or agreement set forth in the Merger Agreement, which breach or failure to perform (a) would give rise to the failure of a condition precedent to the obligations of Parent and Merger Sub to consummate the Merger, and (b) is incapable of being cured, or is not cured, by Campus Crest within 30 calendar days following receipt of written notice of such breach or failure to perform from Parent, or (ii) the approval of the Campus Crest stockholders of the Merger and the adoption of the Merger Agreement is not obtained at the Annual Meeting, then Campus Crest will pay to Parent an amount equal to Parent’s reasonable and documented out of pocket expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby (provided that if the Merger Agreement is terminated by Parent because the approval of the Campus Crest stockholders of the Merger and the adoption of the Merger Agreement is not obtained at Annual Meeting, the aggregate amount of such expenses payable by Campus Crest shall not exceed $1 million). If, following such payment of such expenses, Parent is paid a termination fee, the aggregate amount of expenses paid by Campus Crest shall be netted against the termination fee.

Reverse Termination Fee and Expenses Payable by Parent

Parent has agreed to pay a $10 million reverse termination fee (the “reverse termination fee”) to Campus Crest if Campus Crest terminated the Merger Agreement because (i) all of the conditions to the obligations of Parent and Merger Sub to consummate the Merger have been satisfied (other than those that require deliveries or are tested at the time of closing, which conditions would have been satisfied if the closing had occurred at the time of such termination), (ii) Campus Crest has irrevocably confirmed by written notice to Parent that all conditions to the obligations of Campus Crest to consummate the Merger have been satisfied (other than those that require deliveries or are tested at the time of closing, which conditions would have been satisfied if the closing had occurred at the time of such termination) or that it has provided an irrevocable notice of waiver (effective as of closing) of any unsatisfied conditions to the obligations of Campus Crest to consummate the Merger and it is prepared to consummate the Merger at the closing, and (iii) Parent and Merger Sub do not receive the proceeds of their financing on the terms provided for in the debt and equity commitment letters or any alternative financing and, as a result, fail to consummate the Merger within two business days following the delivery of such notice. On November 5, 2015, Parent caused $10 million to be placed into an escrow account to fund the potential payment to us of the reverse termination fee.

Additionally, Parent has agreed that if the Merger Agreement is terminated by Campus Crest because Parent has breached or failed to perform any of its representations, warranties, covenants or agreement set forth in the Merger Agreement, which breach or failure to perform (i) would give rise to the failure of a condition precedent to the obligations of Campus Crest to consummate the Merger, and (ii) is incapable of being cured, or is not cured, by Parent and Merger Sub within 30 calendar days following receipt of written notice of such breach or failure to perform from Campus Crest, then Parent will pay to Campus Crest an amount equal to Campus Crest’s out of pocket expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby. If, following such payment of such expenses, Campus Crest is paid a reverse termination fee, the aggregate amount of expenses paid by Parent shall be netted against the reverse termination fee.

Material Adverse Effect; Parent Material Adverse Effect

As more thoroughly described in the Merger Agreement, the term “Material Adverse Effect” means any condition, circumstance, change, event or occurrence, that, individually or in the aggregate, has had or would reasonably be expected to have, a material adverse effect on the assets, business, results of operations or financial condition of Campus Crest and the Company Subsidiaries taken as a whole, or would reasonably be expected to prevent, materially delay or materially impair Campus Crest’s ability to consummate the Merger or the other transactions contemplate by the Merger Agreement, other than conditions, circumstances, changes, events, occurrences or effects:

•	generally affecting (i) the segments of the off-campus student housing market in which Campus Crest and the Company Subsidiaries operate (the “Industry”), provided that such changes, events, occurrences or effects do not affect Campus Crest and the Company Subsidiaries, in a materially disproportionate manner as compared to other participants in the Industry, or (ii) the economy, credit or financial or capital markets, in the United States or elsewhere in the world, including changes in interest or exchange rates, provided that such changes, events, occurrences or effects do not affect Campus Crest and the Company Subsidiaries in a materially disproportionate manner as compared to other participants in the Industry; or

•	arising out of, resulting from or attributable to (i) changes in law or in GAAP, or changes in general legal, regulatory or political conditions, (ii) the negotiation, execution, announcement or performance of the Merger Agreement or the consummation of the transactions contemplated thereby, including the impact thereof on relationships, contractual or otherwise, with vendors, clients, customers, partners or employees, (iii) acts of war, sabotage, hostilities or terrorism, or any escalation or worsening of any such acts of war, sabotage, hostilities or terrorism threatened or underway as of the date of the Merger Agreement that do not disproportionately affect Campus Crest and the Company Subsidiaries in a materially disproportionate manner as compared to other participants in the Industry, (iv) earthquakes, hurricanes, tornados or other natural disasters that do not disproportionately affect Campus Crest the Company Subsidiaries in a materially disproportionate manner as compared to other participants in the Industry, (v) any action taken, or omissions, by Campus Crest of any of the Company Subsidiaries that is specifically required by the Merger Agreement or is taken or omitted with Parent’s written consent or at Parent’s written request, (vi) any decline in the market price, or change in trading volume, of the capital stock of Campus Crest (it being understood that the facts or occurrences giving rise or contributing to such decline or change that are not otherwise excluded from the definition of a “Material Adverse Effect” may be deemed to constitute, or be taken into account in determining whether there has been, is, or would be a Material Adverse Effect on Campus Crest), or (vii) any failure to meet any analysts or internal or public projections, forecasts or estimates of revenue or earnings in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of a “Material Adverse Effect” may be taken into account in determining whether there has been, is, or would be a Material Adverse Effect on Campus Crest).

As more thoroughly described in the Merger Agreement, the term “Parent Material Adverse Effect” means any condition, circumstance, change, event or occurrence that, individually or in the aggregate, would reasonably be expected to prevent, materially delay or materially impair Parent’s or Merger Sub’s ability to consummate the Merger and the other transactions contemplated thereby.

Amendment and Waiver

The Merger Agreement may be amended by the parties at any time prior to the Merger effective time, except that after the approval of the Merger Agreement by the Campus Crest stockholders, no amendment may be made which under applicable law requires the approval of the Campus Crest stockholders without such further approval.

At any time prior to the Merger effective time, any party to the Merger Agreement may (i) extend the time for the performance of any of the obligations or other acts of the other parties thereto, (ii) waive any inaccuracies in the representations and warranties of the other parties contained in the Merger Agreement or in any document, certificate or writing delivered pursuant thereto by the other parties, and (iii) subject to the requirements of applicable law, waive compliance with any of the agreements or conditions for the benefit of such party contained in the Merger Agreement. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties granting the waiver or extension. Neither the waiver by any of the parties to the Merger Agreement of a breach of or a default under any of the provisions of the Merger Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of the Merger Agreement or to exercise any right or privilege thereunder, may be construed as a waiver of any other breach or default, or as a waiver of any future breaches of, defaults under or rights to exercise such provisions, rights or privileges thereunder.

Specific Performance

The parties to the Merger Agreement agreed that irreparable damage would occur if any provision of the Merger Agreement is not performed in accordance with its specific terms or is otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. The parties will be entitled to seek equitable relief, including injunctive relief and specific performance, to prevent breaches of the provisions of the Merger Agreement and to enforce specifically the Merger Agreement and its terms and provisions in the courts of the State of Maryland.

Notwithstanding the foregoing, Campus Crest will be entitled to specific performance to cause Parent and Merger Sub to consummate the Merger only if:

•	all of the closing conditions to the obligations of Parent and Merger Sub to consummate the Merger have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the closing, each of which is then capable of being satisfied at a closing on such date) at the time when the closing would have occurred but for the failure of Parent to comply with its obligations to effect the closing pursuant to the terms of the Merger Agreement; and

•	Campus Crest does not have the right to terminate the Merger Agreement pursuant to the terms thereof.

PROPOSAL 2— ADVISORY (NON-BINDING) PROPOSAL TO APPROVE CERTAIN MERGER-RELATED COMPENSATION

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) under the Exchange Act, we are asking our stockholders to vote at the Annual Meeting, on a non-binding, advisory basis, on a proposal to approve the compensation that may become payable to our named executive officers, Mr. Halfacre, our President and Chief Investment Officer, and Mr. Rochon, our Chief Accounting Officer, in connection with the Merger. Mr. Coles, our Interim Chief Executive Officer, and Mr. Makuch, our Interim Chief Financial Officer, do not participate in the nonqualified deferred compensation plan and are not entitled to the vesting of any equity awards or any severance payments or transaction bonuses from Campus Crest in connection with the Merger. Information intended to comply with Item 402(t) of Regulation S-K concerning this compensation to Mr. Halfacre and Mr. Rochon, subject to certain assumptions described therein, is presented in the section entitled “The Merger—Interests of Our Directors and Executive Officers in the Merger.”

In order to approve this Proposal 2, we are asking our stockholders to vote “FOR” the adoption of the following resolution:

“RESOLVED, that Campus Crest’s stockholders approve, on a non-binding, advisory basis, the compensation that may become payable to Campus Crest’s named executive officers in connection with the Merger.”

The stockholder vote on merger-related compensation is a non-binding, advisory vote only, and it is not binding on us or our Board of Directors. Further, the underlying arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the non-binding, advisory vote, if the Merger is completed, our named executive officers will be eligible to receive the compensation that may become payable to our named executive officers in connection with the Merger, in accordance with the terms and conditions applicable to such compensation.

Approval of this proposal, which includes adoption of the above resolution, on a non-binding, advisory basis, requires the affirmative vote of the holders of a majority of the votes cast on the proposal at the Annual Meeting. Abstentions are not considered votes cast and therefore will have no effect on the outcome of this proposal. Approval of this proposal is a not a condition to the completion of the Merger.

Recommendation of the Board of Directors:

Our Board of Directors unanimously recommends that our stockholders vote “FOR” the proposal to approve, on a non-binding, advisory basis, the merger-related compensation proposal.

PROPOSAL 3—PROPOSAL TO APPROVE ADJOURNMENTS OF THE ANNUAL MEETING

We are asking our stockholders to vote on a proposal to approve any adjournments of the Annual Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Annual Meeting to approve the Merger and the Merger Agreement.

If the number of shares of Campus Crest common stock voting in favor of Proposal 1 to approve the Merger and the Merger Agreement is insufficient to approve Proposal 1 at the time of the Annual Meeting, then Campus Crest may move to adjourn the Annual Meeting in order to enable the Board of Directors to solicit additional proxies in favor of such proposal. In that event, stockholders will be asked to vote only upon the adjournment proposal, and not on any other proposal, including Proposal 1. If Campus Crest stockholders approve the adjournment proposal, Campus Crest may adjourn the Annual Meeting one or more times and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies or authorized a proxy by using the Internet or telephone. Among other things, approval of the adjournment proposal could mean that, even if Campus Crest has received proxies representing a sufficient number of votes against the approval of Proposal 1 such that the proposal would be defeated, Campus Crest may adjourn the Annual Meeting without a vote on Proposal 1 and seek to obtain sufficient votes in favor of approval of Proposal 1 to obtain approval of that proposal.

Approval of this proposal requires the affirmative vote of the holders of a majority of the votes cast on the proposal at the Annual Meeting. Abstentions are not considered votes cast and therefore will have no effect on the outcome of this proposal. Approval of this proposal is a not a condition to the completion of the Merger.

Recommendation of the Board of Directors:

Our Board of Directors unanimously recommends that our stockholders vote “FOR” the adjournment proposal.

PROPOSAL 4—ELECTION OF DIRECTORS

Our Board of Directors currently consists of eight directors, each with terms expiring at the 2015 Annual Meeting of Stockholders. As previously disclosed, on November 3, 2014, Ted W. Rollins tendered his resignation as Chairman of the Board and Chief Executive Officer of Campus Crest and as a member of the Board of Directors, effective immediately. The Board of Directors appointed Randall H. Brown and Raymond C. Mikulich, each previously nominated by the Clinton Group, Inc. and its affiliated funds, to the Board and also appointed Curtis B. McWilliams to the Board, effective as of May 6, 2015. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated each of Randall H. Brown, Lauro Gonzalez-Moreno, Richard S. Kahlbaugh, James W. McCaughan, Denis McGlynn, Curtis B. McWilliams, Raymond C. Mikulich and Daniel L. Simmons (each, a “Nominee”) to serve as directors for one-year terms until the 2016 Annual Meeting of Stockholders and until their successors are duly elected and qualified, or, if earlier, until the closing of the Merger. Pursuant to the terms of the Merger Agreement, if the Merger is completed, each director of Campus Crest in office immediately prior to the Merger effective time will deliver a resignation that will be effective at the Merger effective time. Each of the Nominees currently serves as a director. Each of the directors, other than Randall H. Brown, Raymond C. Mikulich and Curtis B. McWilliams, was elected by the stockholders at the 2014 Annual Meeting of Stockholders. Based on its review of the relationships between the director nominees and Campus Crest, the Board of Directors has affirmatively determined that each Nominee is “independent” under the rules of the New York Stock Exchange, or NYSE.

The Board of Directors knows of no reason why any Nominee would be unable to serve as a director. If any Nominee is unavailable for election or service, the Board of Directors may designate a substitute nominee and the persons designated as proxy holders on the proxy card will vote for the substitute nominee recommended by the Board of Directors.

Nominees for Election for a One-Year Term Expiring at the 2016 Annual Meeting of Stockholders

Name	Age	Title
Lauro Gonzalez-Moreno	53	Director
Richard S. Kahlbaugh	55	Chairman of the Board
Randall H. Brown	57	Director
Curtis McWilliams	59	Director
Raymond Mikulich	62	Director
Daniel L. Simmons	62	Director
James W. McCaughan	64	Director
Denis McGlynn	69	Director

The biographical descriptions below set forth certain information with respect to each Nominee for election as a director at the Annual Meeting. Richard S. Kahlbaugh, Denis McGlynn and Daniel L. Simmons have served on the Board of Directors since our initial public offering in October 2010. The Board has identified specific attributes of each Nominee that the Board has determined qualify that person for service on the Board.

Lauro Gonzalez-Moreno Committees: • Compensation	Mr. Gonzalez-Moreno has been a member of our Board of Directors since May 2013. Since 2008 he has held various roles at Amgen, Inc., a pharmaceutical company, including Executive Director, Business Performance Team and Enterprise Risk Management and Executive Director, Acquisition Integration Center of Excellence. From 2005 to 2008, he served as CEO of Vita Brevis, a business development and consulting company he co-founded. Prior to Amgen, he served as CEO of companies owned by Vodafone, Citigroup, and Loral Space and Communications. Mr. Gonzalez-Moreno also held the role of CEO at Satmex, the largest Latin-American satellite operator with commercial operations in 38 countries. As CEO, he guided the organization through its privatization, corporate transformation, and international growth. He started his career at McKinsey and Company in Mexico, and later pioneered the firm’s start-up operations in Brazil. Throughout his career he has served on multiple boards, most recently serving on the Board and Audit Committees of Maxcom Telecomunicaciones, a NYSE listed company. Mr. Gonzalez-Moreno received his BS from Texas A&M University and his MBA from the Fuqua School of Business at Duke University.

Our Board of Directors determined that Mr. Gonzalez-Moreno’s extensive experience in corporate restructuring and refinancing, in addition to his breadth of management experience makes him well-qualified to serve on our Board of Directors.

Richard S. Kahlbaugh Committees: • Nominating and Corporate Governance (Chair) • Executive (Chair) • Transaction • Risk & Investment

Mr. Kahlbaugh has been a member of our Board of Directors since October 2010 and currently serves as Board Chairman. From November 2014 until February 2015 Mr. Kahlbaugh served as our Interim Chief Executive Officer. Since April 2010, Mr. Kahlbaugh has served as the chairman, chief executive officer and president of Fortegra Financial Corporation (NYSE: FRF) (“Fortegra”), an insurance services company which was publicly-traded until it was sold to Tiptree Financial, Inc. in December 2014. Since June 2007, Mr. Kahlbaugh has served as the Chief Executive Officer and President of Fortegra and from 2004 until June 2007, he served in various roles at Fortegra, including Chief Operating Officer from 2004 until June 2007, Executive Vice President from 2006 to 2007 and Senior Vice President from 2004 to 2006. Mr. Kahlbaugh received his BA from the University of Delaware and his JD from the Delaware Law School.

Our Board of Directors determined that Mr. Kahlbaugh’s senior management experience, as well as his experience in general business finance and operations, make him well-qualified to serve on our Board of Directors.

James W. McCaughan Committees • Audit (Chair)

Mr. McCaughan has been a member of our Board of Directors since April 2014. Mr. McCaughan currently is a Partner for New Phase Advisory Services, a small boutique consulting firm that provides advice to “C” level executives and also provides interim CEO and CFO services. From January 2008 to June 2013, Mr. McCaughan served as Senior Vice President and Chief Financial Officer for De Lage Landen Financial Services a subsidiary of Rabobank in the Netherlands. As the CFO, Mr. McCaughan was responsible for overseeing the U.S. operations and its $11 billion portfolio. De Lage Landen specializes in vendor relationships in the small and mid-ticket leasing industry. Prior to De Lage Landen, Mr. McCaughan was the Senior Vice President and Chief Financial Officer of Campus Crest Group, a predecessor entity to Campus Crest, from February 2006 to December 2007.

Prior to Campus Crest Group, Mr. McCaughan was a Partner at CD Ventures (now Julip Run Capital), a small private equity firm specializing in raising equity, mezzanine financing and structured debt to acquire emerging businesses with revenues between $10 million to $100 million from May 2003 to February 2006.

For 20 years Mr. McCaughan worked at Rollins Leasing Corp (RLC–NYSE) in Wilmington, DE, (one of the top 3 Truck Leasing and Logistics firms in the U.S.) in various levels of executive management with his last position as VP of Administration, Treasurer and Chief Financial Officer. Subsequent to the sale of Rollins Leasing Corp to Penske Leasing/GE Capital, Mr. McCaughan was given the responsibility for the overall integration of Rollins Leasing Corp into Penske Leasing Corp. Mr. McCaughan started his career with Coopers & Lybrand in the Philadelphia office. He subsequently worked for Ford Motor Company in Dearborn, MI working in the finance organization. Mr. McCaughan left Ford Motor Company to become Corporate Controller at National Railway Utilization Corp. located in Greenville, SC and oversaw Campus Crest’s growing from a privately held organization to its initial public offering.

Mr. McCaughan received his undergraduate degree in Business from Villanova University and his MBA from St. Joseph’s University.

Our Board of Directors determined that Mr. McCaughan’s experience with our predecessor and his accounting and financial experience make him well-qualified to serve on our Board of Directors. Our Board of Directors has also determined that Mr. McCaughan qualifies as an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission.

Denis McGlynn Committees: • Risk & Investment

Mr. McGlynn has been a member of our Board of Directors since October 2010. Since October 1996, Mr. McGlynn has served as the President, Chief Executive Officer and Director of each of Dover Downs Gaming & Entertainment, Inc. and Dover Motorsports, Inc. Dover Downs Gaming & Entertainment, Inc. (NYSE: DDE) is a publicly-traded gaming and entertainment company. Dover Motorsports, Inc. (NYSE: DVD) is a publicly-traded holding company that markets and promotes motorsports entertainment in the United States. Since November 1979, Mr. McGlynn has served as President of Dover Downs, Inc., the predecessor of both Dover Downs Gaming & Entertainment, Inc. and Dover Motorsports, Inc. Mr. McGlynn received his BBA from Pace College and was an officer in the United States Air Force.

Our Board of Directors determined that Mr. McGlynn’s public company and business management experience makes him well-qualified to serve on our Board of Directors.

Daniel L. Simmons Committees: • Compensation (Chair) • Risk & Investment • Executive

Mr. Simmons has been a member of our Board of Directors since October 2010. In January 2002, Mr. Simmons co-founded Harbor Retirement Associates, LLC, a senior living development and management company, and Mr. Simmons served as a principal of HRA Holdings, LLC, the holding company of Harbor Retirement Associates, LLC, until July 2012. Presently, Mr. Simmons serves as a consultant to the senior living industry. Prior to forming HRA Holdings, LLC, Mr. Simmons served as a consultant to CNL Financial Group, Inc., where he provided advice on the formation, registration and strategic direction of CNL Retirement Properties, Inc., an unlisted REIT. Mr. Simmons attended Florida State University and the University of South Florida.

Our Board of Directors determined that Mr. Simmons’ REIT, property development and management experience makes him well-qualified to serve on our Board of Directors.

Curtis McWilliams Committees: • Nominating and Corporate Governance • Risk & Investment (Chair) • Transaction (Chair) • Audit	Mr. McWilliams has been a member of our Board of Directors since May 2015. Mr. McWilliams is a real estate industry veteran with over 25 years of experience in finance and real estate. Mr. McWilliams currently serves as a member of the Ashford Hospitality Prime, Inc. Board of Directors and retired from his position as President and Chief Executive Officer of CNL Real Estate Advisors, Inc. in 2010 after serving in such role since 2007. CNL Real Estate provides advisory services relating to commercial real estate acquisitions and asset management and structures strategic relationships with U.S. and international real estate owners and operators for investments in commercial properties across a wide variety of sectors. From 1997 to 2007, Mr. McWilliams also served as the President and Chief Executive Officer, as well as serving as a director from 2005 to 2007, of Truststreet Properties, Inc., which under his leadership became the then-largest publicly-traded restaurant REIT with over $3 billion in assets. Mr. McWilliams has approximately 13 years of experience with REITs and, during his career at CNL Real Estate, helped launch and then served as the President of two REIT joint ventures between CNL Real Estate and Macquarie Capital and the external advisor for both such REITs. Mr. McWilliams previously served on the Board of Directors and as the Audit Committee Chairman of CNL Bank, a state bank in the State of Florida, from 1999 to 2004. Mr. McWilliams also has approximately 13 years of investment banking experience at Merrill Lynch & Co., where he started as an associate and later served for several years as a Managing Director. Mr. McWilliams has a Master’s degree in Business with a concentration in Finance from the University of Chicago Graduate School of Business and a Bachelor of Science in Engineering in Chemical Engineering from Princeton University.

Our Board of Directors determined that Mr. McWilliams broad real estate experience, including extensive experience with REITs, as well as his financial markets experience, make him well qualified to serve on our Board of Directors.

Randall H. Brown Committees: • Audit • Compensation

Mr. Brown has been a member of our Board of Directors since May 2015. Mr. Brown’s qualifications as a director include his 20 years of experience in the real estate and student housing industry. He most recently served as the Executive Vice President, Chief Financial Officer and Treasurer of Education Realty Trust, Inc., the second largest public student housing REIT in the United States, from January 2005 until June 2014. Mr. Brown joined Education Realty Trust’s predecessor company, Allen & O’Hara, Inc., as its Chief Financial Officer, Treasurer and Secretary in June 1999. Prior to joining Allen & O’Hara, Mr. Brown served as director of corporate finance for Promus Hotel Corporation (now part of Hilton Hotels Corporation). Prior to his promotion to director of corporate finance, Mr. Brown served as manager of capital analysis and planning for Promus. Mr. Brown began his career at Price Waterhouse LLP and also held various financial and accounting positions at International Paper Company and Holiday Inn, Inc. Mr. Brown received a BBA from the University of Memphis and a B.S. from the University of Tennessee at Martin. Mr. Brown is a Certified Public Accountant (inactive), a member of the American Institute of Certified Public Accountants and previously served on the Real Estate Advisory Board at Fogelman College of Business at the University of Memphis and as an Advisory Board Member, College Business & Global Affairs, at the University of Tennessee, Martin.

Our Board of Directors determined that Mr. Brown’s significant experience in the real estate and student housing industries, including particularly his experience as an executive officer of one of the largest publicly-traded student housing REITs in the nation, make him well qualified to serve on our Board of Directors.

Raymond Mikulich Committees: • Transaction • Risk & Investment	Mr. Mikulich has been a member of our Board of Directors since May 2015. Mr. Mikulich is a veteran real estate finance and investment professional who has successfully navigated five real estate cycles in his 40-year career. He currently serves as the Chairman of Altus Group Limited, a real estate software, services and data company listed on the Toronto stock exchange. He is also Managing Partner and Chief Investment Officer for Ridgeline Capital Group, LLC, and the Chief Executive Officer of HomeLPC, LLC. Both entities are real estate investment companies based in New York, NY. Previously, Mr. Mikulich was head of Apollo Global Real Estate North America from September 2010 until December 2011 and was co-head and functioned as chief executive officer of Lehman Brothers Real Estate Private Equity from 1999 through March 2007 and head of Lehman Brothers’ Real Estate Investment Banking prior to that. Mr. Mikulich was a Managing Director of Lehman Brothers and a member of the firm’s private equity investment and operating committees. Prior to joining Lehman Brothers in 1982, Mr. Mikulich was with LaSalle National Bank, Chicago, and its parent ABN/AMRO, for seven years, where he was involved in property acquisitions and joint ventures on behalf of European pension funds, real estate and REIT restructurings and lending. He has served as a Trustee of the Urban Land Institute, on the Board of The Real Estate Roundtable, as a member of the Advisory Board of the National Association of Real Estate Investment Trusts (NAREIT), as well as numerous other industry organizations and the Real Estate Advisory Boards at Harvard, Columbia University and the University of Wisconsin. Mr. Mikulich received a B.A. at Knox College and a J.D. from Chicago Kent College of Law. Mr. Mikulich is a Certified Counsel of Real Estate and Chartered Surveyor.

Our Board of Directors determined that Mr. Mikulich’s career and significant experience in the real estate industry and vast knowledge and experience in real estate finance and investment make him well qualified to serve on our Board of Directors.

Recommendation of the Board of Directors:

Our Board of Directors unanimously recommends that our stockholders vote “FOR” each Nominee.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board Leadership

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single generally accepted approach to providing Board leadership and the right Board leadership structure may vary as circumstances warrant. Consistent with this understanding, our independent directors consider the Board’s leadership structure on an annual basis.

The Board of Directors annually elects a Chairman of the Board, who may or may not be the chief executive officer of Campus Crest. From our formation in 2010 until October 2013, Ted W. Rollins, our Chief Executive Officer, and Michael S. Hartnett, our Chief Investment Officer during that period, served as Co-Chairmen of the Board. In October 2013, Mr. Hartnett stepped down as Co-Chairman, although he remained on the Board, and Mr. Rollins became the sole Chairman. On November 3, 2014, Mr. Rollins tendered his resignation as Chairman of the Board and Chief Executive Officer of Campus Crest and as a member of the Board of Directors. Richard S. Kahlbaugh currently serves as the Chairman of the Board of Directors.

The Board of Directors believes separating the positions of Chairman and Chief Executive Officer allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead our Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors recognizes the time, effort, and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as our Board’s oversight responsibilities continue to grow. Although Campus Crest does not have a policy mandating the separation of the roles of Chairman and Chief Executive Officer, the Board of Directors believes that having separate positions and having an independent outside Director serve as Chairman currently is the appropriate leadership structure for Campus Crest.

The Chairman of the Board presides at all meetings of the stockholders and of the Board as a whole. The Chairman performs such other duties, and exercises such powers, as from time to time shall be prescribed in our bylaws or by the Board.

Director Independence

Under the enhanced corporate governance standards of the NYSE, at least a majority of our directors, and all of the members of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, must meet the test of “independence.” The NYSE standards provide that to qualify as an “independent” director, in addition to satisfying certain bright-line criteria, the Board of Directors must affirmatively determine that a director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with Campus Crest). Our Board of Directors has affirmatively determined that each of our current directors satisfies the bright-line independence criteria of the NYSE and that none has a relationship with us that would interfere with such person’s ability to exercise independent judgment as a member of the Board of Directors. Mr. Kahlbaugh, the Chairman of our Board of Directors, served as our Interim Chief Executive Officer from November 4, 2014 until February 15, 2015, during which time he was not “independent” under the applicable NYSE standards.

We have implemented procedures for interested parties, including stockholders, to communicate directly with our independent directors. We believe that providing a method for interested parties to communicate directly with our independent directors, rather than the full Board of Directors, would provide a more confidential, candid and efficient method of relaying any interested party’s concerns or comments. See “Communication with the Board of Directors, Independent Directors and the Audit Committee.”

Board Meetings

The Board of Directors held 11 meetings in 2014, the audit committee held nine meetings in 2014, the compensation committee held five meetings in 2014, the nominating and corporate governance committee held two meetings in 2014 and the executive committee held two meetings in 2014. Each director attended more than 75% of the Board meetings and each director’s respective committee meetings in 2014. The Board of Directors does not have a policy with respect to directors’ attendance at Annual Meetings of Stockholders.

As required by the NYSE rules, the independent directors of our Board regularly meet in executive session, without management present. Generally, these executive sessions follow after each meeting of the Board and each committee meeting. In 2014, the independent directors of the Board met in executive session without management present eleven times. Our lead independent director presided over such independent, non-management sessions of the Board. There are currently no members of management on our Board.

Board Committees

Our Board of Directors has appointed an audit committee, a compensation committee and a nominating and corporate governance committee and has adopted a written charter for each of these committees. Each of these committees has three directors and is composed exclusively of independent directors, as required by and defined in the rules and listing qualifications of the NYSE and, with respect to the members of the audit committee, Rule 10A-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Moreover, to the extent required by Rule 16b-3 of the Exchange Act, our compensation committee is composed exclusively of non-employee directors who qualify as outside directors for purposes of Section 162(m) of the Internal Revenue Code. Our Board of Directors may from time to time establish other committees to facilitate the management of Campus Crest. Along those lines, upon the recommendation of the nominating and corporate governance committee, our Board of Directors established an executive committee in July 2013, which operates pursuant to a written charter.

Audit Committee

Our audit committee consists of James W. McCaughan, Randall Brown and Curtis McWilliams, each of whom is an independent director. Each member of the audit committee is financially literate and able to read and understand fundamental financial statements. Mr. McCaughan chairs our audit committee and serves as our audit committee financial expert, as that term is defined by the Securities and Exchange Commission. Our audit committee assists the Board of Directors in overseeing, among other things:

•	our system of internal controls;

•	our accounting and financial reporting processes;

•	the integrity and audits of our consolidated financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent auditors; and

•	the performance of our independent auditors and any internal auditors.

Our audit committee also is responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal controls. The audit committee has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel for this purpose where appropriate.

Our Board of Directors has adopted a policy for the review and approval of related person transactions requiring disclosure under Rule 404(a) of Regulation S-K. The policy provides that the audit committee is responsible for reviewing and approving or disapproving all interested transactions, including any transaction, arrangement or relationship in which (i) the amount involved may be expected to exceed $120,000 in any fiscal year, (ii) we will be a participant and (iii) a related person has a direct or indirect material interest. A related person is defined as an executive officer, director or nominee for election as director, or a greater than 5% beneficial owner of our common stock, or an immediate family member of the foregoing.

In addition, we have a written code of business conduct and ethics that covers a wide range of business practices and procedures and that establishes guidelines for our directors, officers and employees, including standards for many situations where potential conflicts of interest may arise. Our code of business conduct and ethics requires all directors, officers and employees to report any transactions or relationships that reasonably could be expected to give rise to a conflict of interest to the chairman of the audit committee or our chief financial officer or through our whistleblower hotline. In addition, our corporate governance guidelines require that each member of our Board of Directors consult the nominating and corporate governance committee in advance of accepting an invitation to serve on another company’s board. Because the facts and circumstances regarding potential conflicts are difficult to predict, the Board of Directors has not adopted a written policy for evaluating conflicts of interests. In the event a conflict of interest arises, the Board will review, among other things, the facts and circumstances of the conflict, our applicable corporate governance policies, the effects of any potential waivers of those policies, applicable state law, and the NYSE continued listing rules and regulations, and will consider the advice of counsel, before making any decisions regarding the conflict.

The audit committee held nine meetings in 2014.

Compensation Committee

Our compensation committee consists of Randall H. Brown, Lauro Gonzalez-Moreno and Daniel L. Simmons, each of whom is an independent director. Mr. Simmons chairs our compensation committee. The principal functions of our compensation committee include:

•	evaluating the performance of our officers;

•	establishing overall employee compensation policies and recommending, as appropriate or necessary, to our Board of Directors major compensation programs;

•	reviewing and approving the compensation payable to our named executive officers, including salary and bonus awards and awards under our Amended and Restated Equity Incentive Compensation Plan;

•	administering our Amended and Restated Equity Incentive Compensation Plan and any other compensation plans, policies and programs of ours;

•	assisting management in complying with our Proxy Statement and annual report disclosure requirements; and

•	discharging the Board’s responsibilities relating to compensation of our directors.

The compensation committee held five meetings in 2014.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Richard S. Kahlbaugh, Curtis B. McWilliams and Daniel L. Simmons, each of whom is an independent director. Mr. Kahlbaugh chairs our nominating and corporate governance committee. The principal functions of our nominating and corporate governance committee include:

•	seeking, considering and recommending to our Board of Directors qualified candidates for election as directors, recommending a slate of nominees for election as directors at the Annual Meeting of Stockholders and verifying the independence of directors;

•	recommending to our Board of Directors the appointment of each of our executive officers;

•	periodically preparing and submitting to our Board of Directors for adoption the committee’s selection criteria for director nominees;

•	reviewing and making recommendations on matters involving the general operation of our Board of Directors and our corporate governance;

•	annually recommending to our Board the nominees for each committee of the Board; and

•	annually facilitating the assessment of our Board of Directors’ performance as a whole and of the individual directors and report thereon to our Board.

The nominating and corporate governance committee held two meeting in 2014.

Executive Committee

Our executive committee consists of Richard S. Kahlbaugh and Daniel L. Simmons. Mr. Kahlbaugh chairs our executive committee. The executive committee has the authority to exercise the power and authority of the Board between meetings, except for the following (as well as any other powers reserved for the Board or the stockholders by Maryland law): (i) authorize dividends on stock; (ii) issue stock; (iii) recommend to the stockholders any action which requires stockholder approval; (iv) amend the bylaws; (v) elect directors or fill vacancies on the Board of Directors; (vi) adopt a resolution approving any merger or share exchange which does not require stockholder approval; (vii) fill vacancies on the committee or change its membership; (viii) or appoint standing committees of the Board of Directors or discharge the same. The executive committee held two meetings in 2014.

Risk Management

Our Board of Directors takes an active and informed role in our risk management policies and strategies. At least annually, our executive officers, who are responsible for our day-to-day risk management practices, present to the Board of Directors a comprehensive report on the material risks to Campus Crest, including credit risk, liquidity risk and operational risk. At that time, the management team also reviews with the Board of Directors our risk mitigation policies and strategies specific to each risk that is identified. If necessary, our Board of Directors may delegate specific risk management tasks to management or an appropriate committee. Throughout the year, management monitors our risk profile and, on a regular basis, updates the Board of Directors as new material risks are identified or the aspects of a risk previously presented to the Board materially change. The nominating and corporate governance committee, subject to the review of the audit committee, also actively monitors risks to Campus Crest throughout the year, and with the aid of management, identifies any additional risks that need to be elevated for the full Board’s consideration.

Nomination of Directors

Before each Annual Meeting of Stockholders, the nominating and corporate governance committee considers the nomination of all directors whose terms expire at the next Annual Meeting of Stockholders and also considers new candidates whenever there is a vacancy on the Board or whenever a vacancy is anticipated due to a change in the size or composition of the Board, a retirement of a director or for any other reasons. In addition to considering incumbent directors, the nominating and corporate governance committee may identify director candidates based on recommendations from the directors and executive officers. The committee may in the future engage the services of third-party search firms to assist in identifying or evaluating director candidates.

The nominating and corporate governance committee evaluates annually the effectiveness of the Board as a whole and of each individual director and identifies any areas in which the Board would be better served by adding new members with different skills, backgrounds or areas of experience. The nominating and corporate governance committee and the Board of Directors consider director candidates based on a number of factors including:

•	whether the candidate will be “independent,” as such term is defined by the NYSE listing standards;

•	whether the candidate has a general understanding of marketing, finance, corporate strategy and other elements relevant to the operation of a publicly-traded company in today’s business environment;

•	the candidate’s character, including whether the candidate possesses high personal and professional ethics, integrity and values;

•	the candidate’s educational and professional background, including whether the candidate has demonstrated leadership ability, with broad experience, diverse perspectives, and the ability to exercise sound business judgment;

•	whether the candidate has an understanding of our business, including experience in areas important to the operations of Campus Crest; and

•	whether the candidate provides a diversity of viewpoints, background, experience and demographics as compared the current members of the Board.

Candidates are also evaluated based on their understanding of our business and willingness to devote adequate time to carrying out their duties. The nominating and corporate governance committee also monitors the mix of skills, experience and background to assure that the Board has the necessary composition to effectively perform its oversight function. As noted immediately above, diversity characteristics of a candidate are just one of several factors considered by the committee when evaluating director candidates. A candidate will neither be included nor excluded from consideration solely based on his or her diversity traits. The nominating and corporate governance committee conducts regular reviews of current directors in light of the considerations described above and their past contributions to our Board of Directors. The Board reviews the effectiveness of its director candidate nominating policies annually.

The nominating and corporate governance committee will consider appropriate nominees for directors whose names are submitted in writing by a stockholder of Campus Crest. Director candidates submitted by our stockholders will be evaluated by the nominating and corporate governance committee on the same basis as any other director candidates. On May 3, 2015, Campus Crest entered into an agreement (the “Clinton Group Agreement”) with Clinton Group, Inc. and its affiliated funds (collectively, the “Clinton Group”). Pursuant to the Clinton Group Agreement, Campus Crest agreed to appoint two new directors proposed by the Clinton Group to the Board, including Raymond C. Mikulich and Randall H. Brown. In addition, Campus Crest agreed to appoint Curtis B. McWilliams to the Board. The Board appointed Messrs. Brown, Mikulich and McWilliams to the Board effective May 6, 2015. In connection with the execution of the Clinton Group Agreement, the Clinton Group terminated its pending proxy contest with respect to the election of directors at Campus Crest’s 2015 annual meeting of stockholders and agreed to take no further action in that regard. We did not receive any other nominations of directors by stockholders for the 2015 Annual Meeting of Stockholders.

Nominations must be addressed to Campus Crest Communities, Inc., 2100 Rexford Road, Suite 414, Charlotte, North Carolina 28211, Attn: Corporate Secretary, indicating the nominee’s qualifications and other relevant biographical information and providing confirmation of the nominee’s consent to serve as director, if elected. In order to be considered for the next annual election of directors, any such written request must comply with the requirements set forth in our bylaws and below under “Stockholder Proposals.”

Compensation Committee Interlocks and Insider Participation

During 2014, the Compensation Committee of our Board of Directors consisted of Lauro Gonzalez-Moreno, James W. McCaughan and Daniel L. Simmons. Mr. McCaughan was the Senior Vice President and Chief Financial Officer of Campus Crest Group, a predecessor entity to Campus Crest, from February 2006 to December 2007. None of the other members of our Compensation Committee during 2014 is or has been employed by us. None of our executive officers currently serves, or in the past three years has served, as a member of the Compensation Committee of another entity that has one or more executive officers serving on our Board of Directors or Compensation and Governance Committee. No member of the Compensation Committee during 2014 has any other business relationship or affiliation with us (other than his service as a director).

Non-Management Director Compensation for 2014

We pay a $25,000 annual director’s fee to each of our independent directors in cash. Each independent director also receives a fee of $5,000 for attendance at every in-person meeting of our Board of Directors and committee of our Board of Directors (unless a committee meeting is on the same day as a Board meeting) and a fee of $2,500 for attendance at every telephonic meeting of our Board of Directors and committee of our Board of Directors (unless a committee meeting is on the same day as a Board meeting). In addition, we pay an additional annual fee of $20,000 to the chair of our Audit Committee, an additional annual fee of $15,000 to the chair of each of our Compensation Committee and our Nominating and Corporate Governance Committee, and an additional annual fee of $30,000 to our lead independent director. Our independent directors are also eligible to receive awards under Campus Crest’s Amended and Restated Equity Incentive Compensation Plan (the “EICP”). Further, all members of our Board of Directors are reimbursed for their reasonable out-of-pocket costs and expenses in attending all meetings of our Board of Directors and its committees.

Our Board of Directors (or a duly formed committee thereof) may revise our non-employee directors’ compensation in its discretion.

The following table summarizes the compensation that we paid to our independent directors in 2014:

2014 Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock awards (1)	All Other Compensation(2)	Total
Lauro Gonzalez-Moreno	$70,000	$64,960	$9,625	$144,585
Richard S. Kahlbaugh	132,500	64,960	12,419	209,879
Denis McGlynn	80,000	64,960	11,772	156,732
James W. McCaughan	87,500	60,480	2,310	150,290
Daniel L. Simmons	97,500	64,960	11,772	174,232

(1)	The amounts in this column reflect the grant date fair value of stock awards issued to each independent director during the year ended December 31, 2014, in accordance with FASB ASC Topic 718. During 2014, each of Messrs. Gonzalez-Moreno, McGlynn, McCaughan, Simmons and Kahlbaugh received 7,000 shares of restricted common stock pursuant to our Amended and Restated Equity Incentive Compensation Plan. The grant date fair value for the 2014 restricted stock awards is calculated by multiplying the closing price of our common stock on the NYSE on the date of grant, which was $9.28 for restricted common stock awarded to Messrs. Gonzalez-Moreno, McGlynn, Simmons and Kahlbaugh and $8.64 for restricted common stock awarded to Mr. McCaughan, by the number of shares in the restricted stock award. As of December 31, 2014, the aggregate number of shares of common stock held by each independent director was as follows: Mr. Gonzalez-Moreno 7,000; Mr. Kahlbaugh, 21,237; Mr. McGlynn, 23,334; Mr. McCaughan, 7,000; and Mr. Simmons, 28,144.

(2)	The amounts in this column reflect the value of dividends paid on stock awards, where such amounts have not factored into the grant date fair value of the stock award.

Corporate Governance Matters

We have adopted a code of business conduct and ethics that applies to all our executive officers, employees and each member of our Board of Directors and corporate governance guidelines. We anticipate that any waivers of our code of business conduct and ethics will be posted on our website. The following documents are available at our website at www.campuscrest.com in the “Corporate Governance” area of the “Investors” section:

•	audit committee charter;

•	compensation committee charter;

•	nominating and corporate governance committee charter;

•	code of business conduct and ethics;

•	corporate governance guidelines; and

•	whistleblower procedures.

Each committee reviews its written charter annually. Copies of the documents listed above are available in print to any stockholder who requests them. Requests should be sent Campus Crest Communities, Inc., 2100 Rexford Road, Suite 414, Charlotte, North Carolina 28211, Attention: Corporate Secretary.

Policy on Hedging of Campus Crest Securities

We prohibit short sales of Campus Crest’s securities (a sale of securities which are not then owned) and derivative or speculative transactions in Campus Crest’s securities by our directors, officers and department heads, as well as certain designated employees.

Communication with the Board of Directors, Independent Directors and the Audit Committee

Our Board of Directors may be contacted by any party via mail at the address listed below.

Board of Directors

Campus Crest Communities, Inc.

2100 Rexford Road, Suite 414

Charlotte, North Carolina 28211

The audit committee has adopted a process for anyone to send communications to the audit committee with concerns or complaints concerning Campus Crest’s accounting, audit or internal controls issues, violations of federal securities laws, rules or regulations and retaliation against employees who make allegations of the foregoing. The audit committee can be contacted by any party via mail at the address listed below:

Chairman

Audit Committee

Campus Crest Communities, Inc.

2100 Rexford Road, Suite 414

Charlotte, North Carolina 28211

Alternatively, anyone may report openly, confidentially or anonymously any such matter by calling our ethics hotline at 1-877-208-5982, or communicating by email to www.reportlineweb.com/campuscrest, at any time. The toll-free line is managed by an outside, independent service provider and allows anyone to make a report without divulging his or her name. The hotline service provider is required to share the information provided in the report to our outside legal counsel as promptly as practicable. Our outside counsel will review such matters and, where appropriate, will forward to the chairman of the audit committee as promptly as practicable.

Relevant communications are distributed to the Board, or to any individual director or directors, as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, our Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded or redirected, as appropriate, such as: business solicitations or advertisements; junk mail and mass mailings; resumes and other forms of job inquiries; spam; and surveys.

In addition, material that is unduly hostile, threatening, potentially illegal or similarly unsuitable will be excluded; however, any communication that is excluded will be made available to any outside director upon request.

PROPOSAL 5—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our Board of Directors has selected the accounting firm of Grant Thornton LLP to serve as our independent registered public accountants for the year ending December 31, 2015, and the Board of Directors is asking stockholders to ratify this selection. Although current law, rules and regulations, as well as the audit committee charter, require Campus Crest’s independent auditor to be engaged, retained and supervised by the audit committee, the Board of Directors considers the selection of the independent auditor to be an important matter of stockholder concern and is submitting the selection of Grant Thornton LLP for ratification by stockholders as a matter of good corporate practice. Grant Thornton LLP has served as our independent registered public accountants since August 5, 2015 and is considered by our management to be well qualified. A representative of Grant Thornton LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

If the stockholders do not ratify the selection of Grant Thornton LLP, the selection of the independent registered public accounting firm will be reconsidered by the Audit Committee, although the Audit Committee would not be required to select a different independent registered public accounting firm for Campus Crest. The Audit Committee retains the power to select another firm as the independent registered public accounting firm for Campus Crest to replace the firm whose selection was ratified by Campus Crest’s stockholders in the event the Audit Committee determines that the best interest of Campus Crest warrants a change of its independent registered public accounting firm.

Recommendation of the Board of Directors:

Our Board of Directors unanimously recommends that our stockholders vote “FOR” the ratification of the selection of the independent registered public accounting firm.

AUDIT COMMITTEE REPORT

The following is a report by our audit committee regarding the responsibilities and functions of our audit committee.

The audit committee oversees Campus Crest’s financial reporting process on behalf of the Board of Directors, in accordance with the audit committee charter. Management is responsible for Campus Crest’s financial statements and the financial reporting process, including implementing and maintaining effective internal control over financial reporting and for the assessment of, and reporting on, the effectiveness of internal control over financial reporting. Campus Crest’s independent registered public accounting firm is responsible for expressing opinions on the conformity of Campus Crest’s audited financial statements with accounting principles generally accepted in the United States of America and on the effectiveness of Campus Crest’s internal control over financial reporting. KPMG LLP served as our independent registered public accountants from our formation in March 2010 until the completion of KPMG LLP’s review of Campus Crest’s condensed consolidated financial statements for the quarterly reporting period ended March 31, 2015 and the filing of the related Quarterly Report on Form 10-Q. The Audit Committee approved the appointment of Grant Thornton LLP as Campus Crest’s independent registered public accounting firm effective as of August 5, 2015.

In fulfilling its oversight responsibilities, the audit committee reviewed with management and KPMG LLP the audited financial statements for the year ended December 31, 2014 and the reports on the effectiveness of Campus Crest’s internal control over financial reporting as of December 31, 2014 contained in Campus Crest’s Annual Report on Form 10-K for the year ended December 31, 2014, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The audit committee also reviewed and discussed with management and KPMG LLP the disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Controls and Procedures” included in the Annual Report on Form 10-K for the year ended December 31, 2014.

In addition, the audit committee received and discussed the written disclosures and the letter from KPMG LLP that are required by applicable requirements of the Public Company Accounting Oversight Board regarding the firm’s communications with the audit committee concerning independence, discussed with KPMG LLP the firm’s independence from management and the audit committee, and discussed with KPMG LLP the matters required to be discussed by Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board.

In reliance on the reviews and discussions referred to above, prior to the filing of Campus Crest’s Annual Report on Form 10-K for the year ended December 31, 2014 with the SEC, the audit committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in such Annual Report for filing with the SEC.

The members of the audit committee are not professionally engaged in the practice of auditing or accounting. Members of the audit committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accountants. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions referred to above do not assure that the audit of Campus Crest’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that KPMG LLP is in fact “independent.”

Submitted by the audit committee of the Board of Directors

James W. McCaughan (Chairman)

Randall Brown

Curtis McWilliams

COMPENSATION COMMITTEE REPORT

The following is a report by the Compensation Committee of our Board of Directors regarding our executive officer compensation program.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained herein (the “CD&A”) with management of Campus Crest. Based on the Compensation Committee’s review of the CD&A and the Compensation Committee’s discussions of the CD&A with management, the Compensation Committee recommended to the Board of Directors (and the Board has approved) that the CD&A be included in Campus Crest’s Proxy Statement related to its 2015 Annual Meeting of Stockholders and the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2014.

Submitted by the Compensation Committee of the Board of Directors

Daniel L. Simmons (Chairman)

Lauro Gonzalez-Moreno

Randall H. Brown

EXECUTIVE OFFICERS

Biographical Information Regarding Our Executive Officers

The following table contains information regarding the executive officers of Campus Crest. These officers are appointed annually by the Board of Directors and serve at the Board’s discretion:

Name	Age	Title
David Coles	50	Interim Chief Executive Officer
Aaron Halfacre	42	President and Chief Investment Officer
John Makuch	44	Interim Chief Financial Officer
Scott Rochon	40	Chief Accounting Officer

The descriptions below set forth biographical information regarding executive officers who are not directors:

David Coles

Mr. Coles has served as Campus Crest’s Interim Chief Executive Officer since April 2015. Mr. Coles is a Managing Director with Alvarez & Marsal North America (“Alvarez & Marsal”). He specializes in business performance improvement, profitability analysis, working capital management and interim management. His primary areas of expertise include the formulation and implementation of improvement plans for underperforming businesses. Mr. Coles has served in senior advisory and interim CEO, CRO, CFO and COO roles. Mr. Coles most recently served as an advisor to M*Modal Inc., a $300 million revenue provider of transcription services and to ASR Software. Prior to M*Modal Inc., from 2011-2012, Mr. Coles was CFO of PHH Corp, a publicly traded residential mortgage originator, servicer and fleet management business. His role at this business involved managing internal and external financial reporting, evaluating strategic alternatives, capital raising, rating agency and investor communications, cash flow projection/reporting and working capital improvement.

During his service at Campus Crest, Mr. Coles will continue to be employed by Alvarez & Marsal and will not receive any compensation directly from Campus Crest or participate in any of Campus Crest’s employee benefit plans. Campus Crest will instead pay Alvarez & Marsal an hourly rate of $750 per hour for the services provided by Mr. Coles, and will reimburse Alvarez & Marsal for certain expenses.

Aaron Halfacre

Mr. Halfacre has served as our President and Chief Investment Officer since February 2015. Mr. Halfacre joined Campus Crest in August 2014 as Executive Vice President – Capital Markets, and was promoted to Chief Investment Officer in October 2014. Mr. Halfacre, as chair of our investment committee, oversees all capital deployment decisions pertaining to acquisitions, dispositions and new developments. Additionally, he leads our capital market activities with the investment and lending communities as well as the firm’s investor relations effort.

From October 2012 to May 2014, Mr. Halfacre served as Senior Vice President with Cole Real Estate Investments (NYSE: COLE), a NYSE listed REIT which subsequently merged with American Realty Capital Properties (NYSE: ARCP). At Cole and ARCP, Mr. Halfacre was tasked with capital markets activity and corporate strategy. From November 2005 to October 2012, Mr. Halfacre held senior leadership roles at BlackRock, Inc., the world’s largest investment manager, including serving as COO and member of the investment committee of an $18 billion global equities platform as well as Chief of Staff and Head of Product Development for BlackRock’s global real estate group. From June 2004 to November 2005, Mr. Halfacre served as Director of Marketing and Investor Relations at Green Street Advisors, a leading independent REIT research firm. Earlier experience includes time spent with Lehman Brothers and Charles Schwab.

Mr. Halfacre is a CFA® charterholder, has an MBA in finance from Rice University and holds an undergraduate degree in accounting from the College of Santa Fe.

John Makuch

Mr. Makuch has served as Campus Crest’s Interim Chief Financial Officer since April 2015. Mr. Makuch is a Managing Director with Alvarez & Marsal. During the past 22 years, Mr. Makuch has assisted firms in the execution of financial and operational performance improvement initiatives and has served as an interim officer of his clients, including roles as a CEO, COO, CFO, CRO, Controller and Treasurer. Mr. Makuch recently served as the Chief Restructuring Officer for a national developer and builder of multi-family housing and student housing projects. His position’s role included forecasting and managing liquidity, developing a multi-year business plan and disposition plan for certain assets, assisting the management team with rationalization of corporate overhead expenses, separating the multi-family business from the student housing business, and negotiating a restructuring of the company’s credit agreement with a lender group.

During his service at Campus Crest, Mr. Makuch will continue to be employed by Alvarez & Marsal and will not receive any compensation directly from Campus Crest or participate in any of Campus Crest’s employee benefit plans. Campus Crest will instead pay Alvarez & Marsal an hourly rate of $700 per hour for the services provided by Mr. Makuch, and will reimburse Alvarez & Marsal for certain expenses.

Scott Rochon

Mr. Rochon has served as Chief Accounting Officer of Campus Crest since October 2014, and is responsible for our accounting operations. Mr. Rochon joined Campus Crest as Senior Vice President and Corporate Controller in December 2012, and was promoted to Chief Accounting Officer in October 2014. From November 2014 to April 2015, Mr. Rochon served as Acting Chief Financial Officer of Campus Crest.

From 2002 through 2012, Mr. Rochon served in various finance roles within Kerzner International Hotels Limited, an international developer and operator of destination resorts, casinos and luxury hotels, including serving as Corporate Vice President of Accounting from January 2009 to December 2012. During this time, Mr. Rochon led corporate accounting activities, provided direction to property level finance departments, and served in other financial oversight roles. Mr. Rochon was in the audit practice at Arthur Andersen, LLP from 1997 to 2002. He received his BS from Virginia Tech and is a certified public accountant.

EXECUTIVE OFFICER COMPENSATION

Compensation Discussion and Analysis

Campus Crest experienced significant turnover in its named executive officers during 2014 and early 2015 as our Board of Directors began to implement a strategic repositioning of Campus Crest:

•	In October 2014, Brian L. Sharpe, Executive Vice President, Chief Facilities and Construction Officer, and Robert Dann, Chief Operating Officer, resigned. Angel Herrera, then serving as Chief Operating Officer of our property management subsidiary, was promoted to Chief Operating Officer of Campus Crest, Mr. Halfacre was promoted to Chief Investment Officer, and Mr. Rochon was promoted to the newly created position of Chief Accounting Officer.

•	In November 2014, Ted W. Rollins, Chairman and Chief Executive Officer, and Donald L. Bobbitt, Chief Financial Officer and Secretary, resigned. Mr. Kahlbaugh, then serving as our Lead Independent Director, was named Chairman of the Board and served as Interim Chief Executive Officer from November 2014 until February 2015. Mr. Rochon was appointed as Acting Chief Financial Officer, in addition to his responsibilities as Chief Accounting Officer.

•	In February 2015, Mr. Herrera resigned from his position as Chief Operating Officer, and Mr. Halfacre was promoted to the additional role as President of Campus Crest.

•	In April 2015, our Board appointed Alvarez & Marsal Managing Directors David Coles, as Interim Chief Executive Officer, and John Makuch, as Interim Chief Financial Officer.

As a result of these significant changes, the list of executives deemed to be serving as our “named executive officers” at various times during 2014 for purposes of this Proxy Statement is longer than would typically be required, and includes the following:

•	Ted W. Rollins, who served as Chairman and Chief Executive Officer from January 1, 2014 until his resignation on November 3, 2014;

•	Richard Kahlbaugh, who served as Chairman and Interim Chief Executive Officer from November 4, 2014 through December 31, 2014;

•	Michael S. Hartnett, who served as Vice-Chairman of Special Projects;

•	Donald L. Bobbitt, Jr., who served as Executive Vice President and Chief Financial Officer and Secretary from January 1, 2014 until his resignation on November 3, 2014;

•	Robert Dann, who served as Executive Vice President and Chief Operating Officer from January 1, 2014 until his resignation on October 1, 2014;

•	Brian L. Sharpe, who served as Executive Vice President, Chief Facilities and Construction Officer, from January 1, 2014 until his resignation on October 1, 2014;

•	Angel Herrera, who served as Executive Vice President and Chief Operating Officer of our property management subsidiary from April 28, 2014 until October 1, 2014, and as our Executive Vice President and Chief Operating Officer from October 1, 2014 through December 31, 2014;

•	Aaron Halfacre, our President and Chief Investment Officer, who served as our Executive Vice President and Chief Investment Officer as well as our Executive Vice President – Capital Markets during 2014; and

•	Scott Rochon, our Chief Accounting Officer, who also served as our Acting Chief Financial Officer from November 2014 to April 2015 and our Senior Vice President and Corporate Controller during 2014.

The following discussion and analysis of our 2014 compensation program for our named executive officers should be read together with the tables and related footnote disclosures detailed below.

Executive Compensation Program Objectives

The primary objectives of our executive compensation program are to attract, motivate and retain talented, high-caliber executives necessary to lead us in achieving business success, and to align their compensation with our short-term and long-term goals. To do this, our compensation program for executive officers is made up of the following components: (i) base salary, intended to compensate our executive officers for work performed during the fiscal year; (ii) annual cash bonuses, intended to reward our executive officers based on our yearly performance and their individual performance during the fiscal year; and (iii) equity-based awards under our Amended and Restated Equity Incentive Compensation Plan, designed to align our executive officers’ interests with our long-term performance. For all named executive officers, compensation is intended to be significantly performance-based, reflecting our belief that compensation paid to executive officers should be closely aligned with the performance of Campus Crest on both a short-term and long-term basis and the value realized for stockholders.

In establishing compensation for executive officers, the following summarizes our primary objectives:

•	attract and retain individuals of superior ability and managerial talent;

•	ensure senior officer compensation is aligned with our corporate strategies and business objectives and the long-term interests of our stockholders;

•	increase the incentive to achieve key strategic and financial performance measures by linking incentive award opportunities to the achievement of performance goals in these areas; and

•	enhance the officers’ incentives to provide increased value to stockholders, as well as promote retention of key management personnel, by providing a portion of total compensation opportunities for senior management in the form of shares of our common stock and other equity and equity-based awards.

Taking into consideration the foregoing objectives, we structure total compensation for our executives to provide a guaranteed amount of cash compensation in the form of base salaries, while also providing a meaningful amount of annual cash compensation that is at risk and dependent on our performance and the individual performance of the executives, in the form of annual bonuses. We also seek to provide a portion of total compensation in the form of equity-based awards in order to align the interests of executives and other key employees with those of our stockholders, and for retention purposes.

Role of the Compensation Committee and Management

The Compensation Committee, pursuant to its charter, determines all performance goals and compensation decisions for the chief executive officer and determines compensation decisions for the other named executive officers, including decisions regarding non-equity compensation and equity awards. In doing so, the Compensation Committee consults with our chief executive officer and our officers as appropriate. The Compensation Committee believes it is valuable to consider the recommendations of our chief executive officer and our other executive officers with respect to these matters because, given their knowledge of our operations, the student housing industry and the day-to-day responsibilities of our executive officers, they are in a unique position to provide the Compensation Committee perspective into the performance of our executive officers in light of our business at a given point in time.

The Compensation Committee is charged with, among other things, the responsibility of reviewing executive officer compensation policies and practices to ensure adherence to our compensation philosophies and that the total compensation paid to our executive officers is fair, reasonable and competitive, taking into account our competitive position within our industry and our named executive officers’ level of expertise and experience in their positions. The Compensation Committee’s primary responsibilities with respect to determining executive compensation are (i) setting and evaluating performance objectives for our senior management; (ii) approving all amendments to, and terminations of, all compensation plans and any awards under such plans; (iii) granting any awards under any performance-based annual bonus, long-term incentive compensation and equity compensation plans to executive officers; (iv) approving which executive officers and other employees receive awards under our equity and incentive compensation plans; and (v) conducting an annual review of all compensation plans.

Compensation Committee Consideration of the 2014 Vote on Executive Compensation

In determining our executive compensation program for 2014, the Compensation Committee considered the results of the 2014 advisory vote of our stockholders on executive compensation presented in our 2014 proxy statement. The Compensation Committee noted that more than 75% of the votes cast approved the compensation of our named executive officers as described in our 2013 proxy statement. The Compensation Committee believes that these voting results demonstrate stockholder support for Campus Crest’s current executive compensation programs and practices. Therefore, the Compensation Committee did not make any specific changes in the executive compensation program in response to the 2014 advisory vote.

Components and Criteria of Executive Compensation

The following narrative discusses the components of our named executive officer compensation program, including annual cash compensation, equity awards, and health and retirement benefits.

Annual Base Salary

Our named executive officers receive an annual base salary based on position-specific responsibilities, taking into account competitive market compensation for similar positions, the skills and experience of the individual, internal equity among executive officers and individual performance. For 2014, we paid Mr. Rollins an annualized base salary of $450,000. Pursuant to the terms of their respective employment agreements, we paid Mr. Hartnett an annualized base salary of $380,000, Mr. Bobbitt an annualized base salary of $320,000, Mr. Dann an annualized base salary of $360,000, Mr. Sharpe an annualized base salary of $275,000, Mr. Herrera an annualized base salary of $290,000 through October 1, 2014 and an annualized base salary of $325,000 through the end of 2014, Mr. Halfacre an annualized base salary of $275,000 from his hire date of July 31, 2014 through October 1, 2014 and an annualized base salary of $300,000 through the end of 2014, Mr. Rochon an annualized base salary of $187,200 through October 1, 2014 and an annualized base salary of $202,000 through the end of 2014. Mr. Kahlbaugh, who served as our interim chief executive officer from November 4, 2014 through February 15, 2015, did not receive any additional compensation for his service as interim chief executive officer of Campus Crest during 2014, but he did continue to receive director’s fees for his service as a director of Campus Crest during 2014. See “Executive Compensation – Non-Management Director Compensation for 2014” for more information regarding the director’s fees Mr. Kahlbaugh received for 2014.

Subject to the employment agreements, the Compensation Committee considers salary levels for our named executive officers annually as part of our performance review process as well as upon any promotion or other change in job responsibility. Changes in salary may reflect changes in the cost of living, changes in compensation paid by other employers, or the Compensation Committee’s assessment, in consultation with our chief executive officer and our other executive officers, of the individual’s performance.

Annual Incentive Compensation Program

In addition to an annual base salary, we have an annual incentive compensation program that consists of cash bonuses and restricted stock awards. The awards are designed to incentivize our named executive officers at a variable level of compensation based on our and such individual’s performance. In connection with the annual incentive compensation program, our Compensation Committee determines annual performance criteria that are flexible and that change with the needs of our business. Our incentive compensation program is designed to reward the achievement of specific financial and operational objectives. Pursuant to the program and their several employment agreements, for 2014, our named executive officers were eligible for a cash bonus of between 75% and 100% of their base salary through December 31, 2014, and a restricted stock award of between 75% and 100% of their base salary through December 31, 2014, depending on their achievement of individualized performance goals and the relative weighting of the applicable goals. In some cases, our incentive compensation program sets a threshold goal for a minimum award and an outperformance goal for a greater award. Achievement in excess of the threshold goal results in a pro rata increase in the amount of the bonus or stock award attributable to that goal, up to the point where achievement equals or exceeds the outperformance goal.

In 2014, our Compensation Committee considered the overall performance of Campus Crest in determining not to award any cash bonuses or restricted stock awards under the annual incentive compensation program for 2014. Mr. Herrera and Mr. Halfacre were entitled to certain awards pursuant to the terms of their employment agreements, as discussed below.

Annual Incentive Compensation Program — Cash Bonuses

The Compensation Committee approved annual cash bonuses for two of the named executive officers for 2014 at the following levels based on the terms of their employment agreements:

Executive	2014 Bonus[1]	Amount Paid in Cash	Amount Satisfied in Shares of Restricted Common Stock
Aaron Halfacre	$290,000	$-	$290,000
Angel Herrera	50,000	50,000	-

1.	For both Mr. Halfacre and Mr. Herrera the bonus was awarded as a condition of their respective employment agreements.

Annual Incentive Compensation Program — Equity Awards

Equity awards pursuant to our annual incentive compensation program and the other equity awards noted below are made to our named executive officers pursuant to our Amended and Restated Equity Incentive Compensation Plan. Time-vested equity awards are designed to focus and reward our named executive officers in accordance with our long-term goals and enhance stockholder value. In addition, because vesting is based on continued employment, our equity-based incentives also encourage the retention of our named executive officers through the award vesting period.

Pursuant to our annual incentive compensation program, performance-based equity grants were approved by the Compensation Committee for Angel Herrera. Mr. Herrera was awarded 11,137 shares of performance-based restricted common stock related to the successful performance of various goals included in his offer letter and related to his performance as Chief Operating Officer of Campus Crest’s property management subsidiary prior to his promotion to Chief Operating Officer of Campus Crest. Because this award was made in 2014, pursuant to applicable SEC disclosure rules such awards are reflected in the “Stock/OP Unit Awards” column of the Summary Compensation Table and the 2014 Grants of Plan-Based Awards Table in this Proxy Statement.

Executive	2014 Performance- Based Equity Awards
Angel Herrera	11,137

For the year ended December 31, 2014 our Compensation Committee determined not to award any other equity awards to our named executive officers.

Contractually-Required Restricted Stock Awards

As a condition of his employment agreement entered into on July 31, 2014 and our Amended and Restated Equity Incentive Compensation Plan, the following awards of restricted common stock were made to Aaron Halfacre.

Executive	Shares of Restricted Common Stock Granted Pursuant to Employment Agreement
Aaron Halfacre(1)(2)	50,000

(1)	Vesting of the shares will be triggered by the following conditions:

(i) 10,000 shares upon Campus Crest’s common share price closing at or above $9.00 per share prior to the third anniversary of the grant date;

(ii) 15,000 shares upon Campus Crest’s common share price closing at or above $10.00 per share prior to the third anniversary of the grant date;

(iii) 15,000 shares upon Campus Crest’s common share price closing at or above $11.50 per share prior to the third anniversary of the grant date; and

(iv) 10,000 shares upon Campus Crest’s common share price closing at or above $13.00 per share prior to the third anniversary of the grant date.

(v) Shares will not vest prior to the first anniversary of the grant date.

Any unvested shares will immediately vest upon a change of control, but only to the extent that the share price thresholds described above have been satisfied. If the share prices set forth above are not achieved prior to the third anniversary of July 31, 2014, these grants will be forfeited.

(2)	Until such time as the shares may be forfeited, Mr. Halfacre will be entitled to be paid an amount in dividends each quarter on the unvested shares to the extent that Campus Crest pays dividends on its common stock.

Benefits and Perquisites

Each of our named executive officers may participate in the standard company benefits that we offer to all full-time employees. These benefits include medical, dental and vision insurance, life insurance, paid time off and a 401(k) retirement plan, to which we make matching contributions. In addition, certain of our named executive officers received an automobile allowance of up to $12,000 per year, plus reimbursement for the costs of reasonable repairs, operating expenses and gas. During 2014 until November 3, 2014, our senior officers and management were also permitted to use our leased aircraft for personal travel, provided that they reimbursed us for our incremental cost associated with their actual usage.

Severance

Under their employment agreements, certain of our named executive officers are entitled to receive severance payments and benefits under certain circumstances in the event that his or her employment is terminated by us without “cause” or by the executive for “good reason,” or in the event of a “change of control” of us (each as defined in the applicable employment agreement). These severance payments and benefits are designed to protect and compensate our named executive officers under those circumstances. These circumstances, payments and benefits are described below under “Potential Payments upon Termination or Change of Control.”

Employment Agreements

Agreements with Current Executive Officers

Aaron Halfacre

On July 31, 2014, Campus Crest entered into an employment agreement with Mr. Halfacre to serve as Executive Vice President – Capital Markets (the “2014 Halfacre Employment Agreement”). The 2014 Halfacre Employment Agreement has a term until July 31, 2016, with automatic renewals for one-year terms unless either we or Mr. Halfacre give 90 days’ notice that the term will not be extended. The 2014 Halfacre Employment Agreement provides for an initial base salary of $275,000, which was increased to $300,000 effective October 1, 2014 (which may be increased by the Compensation Committee and the Board of Directors), a target bonus of 75% of base salary (with the actual bonus to be determined by the Compensation Committee and the Board of Directors), eligibility for grants of equity pursuant to the Amended and Restated Equity Incentive Compensation Plan and eligibility to participate in any other employee benefit plans, insurance policies or contracts maintained by us relating to retirement, health, disability, vacation, auto and other related benefits.

Pursuant to the 2014 Halfacre Employment Agreement, Mr. Halfacre is entitled to certain additional payments and benefits in the event his employment is terminated under certain circumstances. For a description of these payments and benefits, see “—Potential Payments upon Termination or Change of Control.”

The 2014 Halfacre Employment Agreement does not contain an Internal Revenue Code Section 280G excise tax gross-up provision.

The Board of Directors appointed Mr. Halfacre to the additional role of President of Campus Crest effective February 15, 2015.

On June 12, 2015, Campus Crest entered into an amended and restated employment agreement with Mr. Halfacre. On September 25, 2015, Campus Crest entered into an amendment to the amended and restated employment agreement with Mr. Halfacre.

Scott Rochon

On October 1, 2014, the Board appointed Scott Rochon to serve as Campus Crest’s Chief Accounting Officer. In connection with Mr. Rochon’s appointment, Mr. Rochon and Campus Crest entered into an Employment Agreement, dated October 27, 2014 and effective as October 1, 2014 (the “2014 Rochon Employment Agreement”). The 2014 Rochon Employment Agreement provides for an initial term of two years, with automatic renewals for one-year terms unless either Campus Crest or Mr. Rochon gives 120 days’ prior written notice that the term will not be extended. The 2014 Rochon Employment Agreement provides for an initial base salary of $202,000 (which may be increased by the Compensation Committee and the Board of Directors), a target bonus of between 75% and 100% of base salary (with the actual bonus to be determined by the Compensation Committee and the Board of Directors), eligibility for grants of equity pursuant to Campus Crest’s Amended and Restated Equity Incentive Compensation Plan (the “EICP”), eligibility to participate in any long term incentive plan approved by the Board with a target grant of up to 75% of base salary and eligibility to participate in any other employee benefit plans, insurance policies or contracts maintained by Campus Crest relating to retirement, health, disability, vacation and other related benefits.

Under the 2014 Rochon Employment Agreement, in the event that Mr. Rochon’s employment is terminated by Campus Crest without cause (as defined in the 2014 Rochon Employment Agreement), or Mr. Rochon terminates his employment for good reason (as defined in the 2014 Rochon Employment Agreement), he will receive the following compensation and benefits:

•	earned but unpaid salary as of the date of termination;

•	annual incentive amounts earned and payable that have not been paid;

•	accrued but unpaid paid time off due through the date of termination;

•	a severance payment in cash in an aggregate amount equal to one and one-half times the sum of (i) the then current base salary plus (ii) a pro rata amount of the annual incentive amounts Mr. Rochon would have earned for the fiscal year in which the termination occurs based upon Campus Crest’s actual performance for such fiscal year; and

•	vesting of all unvested equity awards held by Mr. Rochon that vest in the calendar year that includes the date of termination or that vest in the next following calendar year, provided that all other unvested equity awards held by Mr. Rochon will be forfeited and cancelled on the date of termination.

In the event that Mr. Rochon’s employment is terminated by Campus Crest with cause (as defined in the 2014 Rochon Employment Agreement) or Mr. Rochon terminates his employment other than for good reason (as defined in the 2014 Rochon Employment Agreement), under the 2014 Rochon Employment Agreement, Mr. Rochon will receive accrued and unpaid salary and benefits to which he is entitled. All equity awards held by Mr. Rochon at termination of employment will cease to vest as of the date of termination.

In the event of Mr. Rochon’s death or disability, pursuant to the 2014 Rochon Employment Agreement he will receive the following compensation and benefits:

•	earned but unpaid salary as of the date of termination;

•	annual incentive amounts earned and payable that have not been paid;

•	accrued but unpaid paid time off due through the date of termination;

•	in the case of disability, such rights under any disability plan as may be provided by Campus Crest; and

•	in the case of death, any other death benefits generally applicable to Campus Crest’s employees.

In the event that, within 24 months of a change of control (as defined in the 2014 Rochon Employment Agreement), Mr. Rochon’s employment is terminated by Campus Crest without cause or Mr. Rochon terminates his employment for good reason, he will receive the following compensation and benefits:

•	earned but unpaid salary as of the date of termination;

•	annual incentive amounts earned and payable that have not been paid;

•	accrued but unpaid paid time off due through the date of termination;

•	a severance payment in cash in an aggregate amount equal to two times the sum of (i) the then current base salary plus (ii) an amount equal to the incentive payments made to Mr. Rochon for the prior fiscal year (provided that, if no such incentive payments were made in the prior fiscal year, this amount will equal 50% of the target amount as defined in Campus Crest’s incentive plan); and

•	vesting of all unvested equity awards held by Mr. Rochon.

In connection with the execution of his employment agreement, Mr. Rochon also entered into a Confidentiality and Noncompetition Agreement pursuant to which, for so long as he is serving in his capacity as Chief Accounting Officer and for two years following the termination of his employment with Campus Crest, he has agreed not to compete with Campus Crest or solicit employees, agents or service providers of Campus Crest.

On March 31, 2015, Campus Crest entered into an agreement to amend the 2014 Rochon Employment Agreement with Mr. Rochon.

Agreements with Former Executive Officers

Ted W. Rollins

Ted W. Rollins, our former Chairman of the Board and Chief Executive Officer, and Campus Crest were party to an employment agreement dated October 19, 2010, which was subsequently amended August 5, 2013. As amended, the employment agreement had a term until January 1, 2016, with automatic renewals for one-year terms unless either party were to give 90 days’ prior notice that the term will not be extended. The agreement provided for an initial base salary of $450,000 (which may be increased by the Compensation Committee and the Board of Directors), a target bonus of between 75% and 100% of base salary (with the actual bonus to be determined by the Compensation Committee and the Board of Directors), eligibility for grants of equity pursuant to the EICP and eligibility to participate in any other employee benefit plans, insurance policies or contracts maintained by us relating to retirement, health, disability, vacation, auto and other related benefits.

Pursuant to his employment agreement, Mr. Rollins was entitled to certain additional payments and benefits in the event his employment is terminated under certain circumstances. For a description of these payments and benefits, see “—Potential Payments upon Termination or Change of Control.” His agreement did not contain an Internal Revenue Code Section 280G excise tax gross-up provision.

On November 3, 2014, Mr. Rollins tendered his resignation as Chairman of the Board and Chief Executive Officer of Campus Crest and as a member of the Board of Directors. In connection with Mr. Rollins’ resignation, Campus Crest and Mr. Rollins entered into a Separation Agreement, effective as of November 3, 2014 (the “Separation Agreement”). In addition to providing for the termination of Mr. Rollins’ employment as Chairman of the Board of Directors and Chief Executive Officer, the Separation Agreement provides that Mr. Rollins received the following compensation and benefits:

•	a cash payment of $20,372 to Mr. Rollins and $925,295 to an entity controlled by Mr. Rollins, each of which was paid in February 2015 and $1,192,978 to a Rabbi Trust for the benefit of an entity controlled by Mr. Rollins, each of which was paid in April 2015, a cash payment of $36,869 to be paid in September 2015; and

•	vesting of all unvested restricted stock awards held by Mr. Rollins on November 3, 2014.

Under his Separation Agreement, Mr. Rollins released and discharged Campus Crest and its affiliates and related parties from all claims resulting from anything that occurred prior to the date of such agreement. Mr. Rollins continues to be bound by the obligations, including post-termination obligations, under his Confidentiality and Noncompetition Agreement dated October 19, 2010.

Donald L. Bobbitt, Jr.

Donald L. Bobbitt, Jr., our former Executive Vice President and Chief Financial Officer and Secretary, and Campus Crest were party to an employment agreement dated October 19, 2010, which was subsequently amended August 5, 2013. As amended, the employment agreement had a term until January 1, 2015, with automatic renewals for one-year terms unless either we or Mr. Bobbitt were to give 90 days’ prior notice that the term will not be extended. Our employment agreement with Mr. Bobbitt provided for an initial base salary of $320,000 (which may be increased by the Compensation Committee and the Board of Directors), a target bonus of between 75% and 100% of base salary (with the actual bonus to be determined by the Compensation Committee and the Board of Directors), eligibility for grants of equity pursuant to the Amended and Restated Equity Incentive Compensation Plan and eligibility to participate in any other employee benefit plans, insurance policies or contracts maintained by us relating to retirement, health, disability, vacation, auto and other related benefits.

Pursuant to his employment agreement, Mr. Bobbitt was entitled to certain additional payments and benefits in the event his employment is terminated under certain circumstances. For a description of these payments and benefits, see “—Potential Payments upon Termination or Change of Control.” His employment agreement does not contain an Internal Revenue Code Section 280G excise tax gross-up provision.

Effective November 3, 2014, Mr. Bobbitt tendered his resignation as Executive Vice President, Chief Financial Officer and Secretary. In connection with Mr. Bobbitt’s resignation, Campus Crest and Mr. Bobbitt entered into a Separation Agreement, effective as of November 4, 2014 which provides for the following compensation and benefits:

•	a cash payment of $640,000 (equal to two times Mr. Bobbitt’s current annual base salary), to be paid in equal monthly installments over a period of 24 months commencing no later than November 5, 2014;

•	a cash payment of $717,478 (equal to two times the bonus paid to Mr. Bobbitt in 2014), to be paid in equal monthly installments over a period of 24 months commencing no later than November 5, 2014;

•	waiver of the requirement in Mr. Bobbitt’s restricted stock award dated April 22, 2013 that he be employed by Campus Crest on the date on which the performance condition specified in such award is satisfied in order to vest in such award; and

•	vesting of all other unvested restricted stock awards held by Mr. Bobbitt, on November 4, 2014.

Under his separation agreement, Mr. Bobbitt released and discharged Campus Crest and its affiliates and related parties from all claims resulting from anything that occurred prior to the date of such agreement, and Mr. Bobbitt continues to be bound by the obligations, including post-termination obligations, under his Confidentiality and Noncompetition Agreement dated October 19, 2010.

In connection with the termination of his employment, Mr. Bobbitt agreed to provide certain consulting services to Campus Crest as a transition advisor until May 2015.

Robert Dann

Robert Dann, our former Executive Vice President and Chief Operating Officer, and Campus Crest were party to an employment agreement dated April 2011 and subsequently amended August 5, 2013. As amended, the employment agreement had a term until January 1, 2015, with automatic renewals for one-year terms unless either we or Mr. Dann give 90 days’ prior notice that the term will not be extended. Our employment agreement with Mr. Dann provided for an initial base salary of $360,000 (which may be increased by the Compensation Committee and the Board of Directors), a target bonus of between 75% and 100% of base salary (with the actual bonus to be determined by the Compensation Committee and the Board of Directors), eligibility for grants of equity pursuant to the EICP and eligibility to participate in any other employee benefit plans, insurance policies or contracts maintained by us relating to retirement, health, disability, vacation, auto and other related benefits.

Pursuant to his employment agreement, Mr. Dann was entitled to certain additional payments and benefits in the event his employment is terminated under certain circumstances. For a description of these payments and benefits, see “—Potential Payments upon Termination or Change of Control.”

Mr. Dann’s employment agreement does not contain an Internal Revenue Code Section 280G excise tax gross-up provision.

On October 1, 2014, Campus Crest notified Mr. Dann that his employment agreement would not be renewed, and Mr. Dann tendered his resignation as Chief Operating Officer. In connection with Mr. Dann’s resignation, Campus Crest and Mr. Dann entered into a Separation Agreement which provides for the following compensation and benefits:

•	a cash severance payment of $360,000 (equal to Mr. Dann’s current annual base salary), to be paid in accordance with Campus Crest’s schedule for payments to executive officers of Campus Crest;

•	a lump sum cash payment of $20,404 (equal to the amount of Campus Crest paid portion of Mr. Dann’s annual medical, dental and vision coverage for 12 months); and

•	vesting of all unvested restricted stock awards, other than Mr. Dann’s restricted stock award dated April 22, 2013, held by Mr. Dann on October 1, 2014.

Under his separation agreement, Mr. Dann released and discharged Campus Crest and its affiliates and related parties from all claims resulting from anything that occurred prior to the date of such agreement, and he continues to be bound by the obligations, including post-termination obligations, under his Confidentiality and Noncompetition Agreement dated March 29, 2011.

Michael S. Hartnett

In connection with our initial public offering, on October 19, 2010, we entered into an employment agreement with Michael S. Hartnett to serve as our Chief Investment Officer. On August 5, 2013, we amended and restated Mr. Hartnett’s employment agreement. Pursuant to the amended and restated employment agreement, Mr. Hartnett relinquished his title and role of Co-Chairman and Chief Investment Officer on October 19, 2013 and became our Vice-Chairman of Special Projects. Mr. Hartnett’s employment agreement has a term of three years. Our employment agreement with Mr. Hartnett provides for:

•	a base salary of $380,000;

•	an amended vesting schedule for Mr. Hartnett’s unvested equity awards, so that they vested ratably on December 31, 2013, March 31, 2014, June 30, 2014, September 30, 2014 and December 31, 2014, and provided further that vesting would have been accelerated if Mr. Hartnett was terminated for any reason other than cause or due to his resignation;

•	participation in any employee benefit plans, insurance policies or contracts maintained by us relating to retirement, health, disability, vacation, auto and other related benefits; and

•	continuation of Mr. Hartnett’s base salary through the remainder of the three year term if he is terminated without cause by Campus Crest or due to his death or disability prior to October 19, 2016.

Mr. Hartnett’s amended and restatement employment agreement defines “cause” as the (i) employee’s act of gross negligence that has the effect of injuring the business of us and our affiliates, taken as a whole, in any material respect, (ii) employee’s conviction or plea of guilty or nolo contendere to the commission of a felony by employee, (iii) commission by the employee of an act of fraud or embezzlement against us or our affiliates as determined by a court of competent jurisdiction or (iv) employee’s willful breach of any material provision of his employment agreement or the confidentiality and non-compete agreement, that was previously entered into.

Mr. Hartnett’s amended and restated employment agreement does not contain an Internal Revenue Code Section 280G excise tax gross-up provision.

Brian L. Sharpe

Brian L. Sharpe, our former Executive Vice President and Chief Construction and Facilities Officer, and Campus Crest were parties to an employment agreement dated August 5, 2013. The employment agreement had a term until August 5, 2015, with automatic renewals for one-year terms unless either we or Mr. Sharpe give 90 days’ prior notice that the term will not be extended. Our employment agreement with Mr. Sharpe provides for an initial base salary of $250,000, which was increased to $275,000 as of January 1, 2014 (which may be increased by the Compensation Committee and the Board of Directors), a target bonus of between 75% and 100% of base salary (with the actual bonus to be determined by the Compensation Committee and the Board of Directors), eligibility for grants of equity pursuant to the EICP and eligibility to participate in any other employee benefit plans, insurance policies or contracts maintained by us relating to retirement, health, disability, vacation, auto and other related benefits.

Pursuant to his employment agreement, Mr. Sharpe was entitled to certain additional payments and benefits in the event his employment was terminated under certain circumstances. For a description of these payments and benefits, see “—Potential Payments upon Termination or Change of Control.”

Mr. Sharpe’s employment agreement does not contain an Internal Revenue Code Section 280G excise tax gross-up provision.

On October 1, 2014, Mr. Sharpe tendered his resignation as Executive Vice President and Chief Construction and Facilities Officer. In connection with Mr. Sharpe’s resignation, Campus Crest and Mr. Sharpe entered into a Separation Agreement, effective as of October 1, 2014 which provides for the following compensation and benefits:

•	a cash payment of $550,000 (equal to two times Mr. Sharpe’s current annual base salary), to be paid in equal monthly installments over a period of 24 months commencing no later than November 30, 2014;

•	a cash payment of $639,636 (equal to two times the bonus paid to Mr. Sharpe in 2014), to be paid in equal monthly installments over a period of 24 months commencing no later than November 30, 2014;

•	waiver of the requirement in Mr. Sharpe’s restricted stock award dated April 22, 2013 that he be employed by Campus Crest on the date on which the performance condition specified in such award is satisfied in order to vest in such award; and

•	vesting of all other unvested restricted stock awards held by Mr. Sharpe on October 1, 2014.

Under his separation agreement, Mr. Sharpe released and discharged Campus Crest and its affiliates and related parties from all claims resulting from anything that occurred prior to the date of such agreement, and Mr. Sharpe continues to be bound by the obligations, including post-termination obligations, under his Confidentiality and Noncompetition Agreement dated August 5, 2013.

Angel Herrera

Angel Herrera, our former Executive Vice President and Chief Operating Officer, and Campus Crest were parties to an employment agreement dated October 27, 2014 (the “Herrera Employment Agreement”). The Herrera Employment Agreement provided for an initial term of employment of two years, with automatic renewals for one-year terms unless either Campus Crest or Mr. Herrera were to give 120 days’ prior written notice that the term will not be extended. The Herrera Employment Agreement provided for an initial base salary of $325,000 (which may be increased by the Compensation Committee and the Board of Directors), a target bonus of between 75% and 100% of base salary (with the actual bonus to be determined by the Compensation Committee and the Board of Directors), eligibility for grants of equity pursuant to the EICP, eligibility to participate in any long term incentive plan approved by the Board with a target grant of up to 75% of base salary and eligibility to participate in any other employee benefit plans, insurance policies or contracts maintained by Campus Crest relating to retirement, health, disability, vacation, auto allowance and other related benefits.

Under the Herrera Employment Agreement, in the event that Mr. Herrera’s employment is terminated by Campus Crest without cause (as defined in the Herrera Employment Agreement), or Mr. Herrera terminates his employment for good reason (as defined in the Herrera Employment Agreement), he will receive the following compensation and benefits:

•	earned but unpaid salary as of the date of termination;

•	annual incentive amounts earned and payable that have not been paid;

•	accrued but unpaid paid time off due through the date of termination;

•	a severance payment in cash in an aggregate amount equal to one and one-half times the sum of (i) the then current base salary plus (ii) a pro rata amount of the annual incentive amounts Mr. Herrera would have earned for the fiscal year in which the termination occurs based upon Campus Crest’s actual performance for such fiscal year; and

•	vesting of all unvested equity awards held by Mr. Herrera that vest in the calendar year that includes the date of termination or that vest in the next following calendar year, provided that all other unvested equity awards held by Mr. Herrera will be forfeited and cancelled on the date of termination.

In the event that Mr. Herrera’s employment is terminated by Campus Crest with cause (as defined in the Herrera Employment Agreement) or Mr. Herrera terminates his employment other than for good reason (as defined in the Herrera Employment Agreement), under the Herrera Employment Agreement Mr. Herrera will receive accrued and unpaid salary and benefits to which he is entitled. All equity awards held by Mr. Herrera at termination of employment will cease to vest as of the date of termination.

In the event of Mr. Herrera’s death or disability, pursuant to the Herrera Employment Agreement he will receive the following compensation and benefits:

•	earned but unpaid salary as of the date of termination;

•	annual incentive amounts earned and payable that have not been paid;

•	accrued but unpaid paid time off due through the date of termination;

•	in the case of disability, such rights under any disability plan as may be provided by Campus Crest; and

•	in the case of death, any other death benefits generally applicable to Campus Crest’s employees.

In the event that, within 24 months of a change of control (as defined in the Herrera Employment Agreement), Mr. Herrera’s employment is terminated by Campus Crest without cause or Mr. Herrera terminates his employment for good reason, he will receive the following compensation and benefits:

•	earned but unpaid salary as of the date of termination;

•	annual incentive amounts earned and payable that have not been paid;

•	accrued but unpaid paid time off due through the date of termination;

•	a severance payment in cash in an aggregate amount equal to two times the sum of (i) the then current base salary plus (ii) an amount equal to the incentive payments made to Mr. Herrera for the prior fiscal year (provided that, if no such incentive payments were made in the prior fiscal year, this amount will equal 50% of the target amount as defined in Campus Crest’s incentive plan); and

•	vesting of all unvested equity awards held by Mr. Herrera.

Also on October 27, 2014, Mr. Herrera entered into a Confidentiality and Noncompetition Agreement pursuant to which, for so long as he is serving in his capacity as Chief Operating Officer and for two years following the termination of his employment with Campus Crest, he agreed not to compete with Campus Crest or solicit employees, agents or service providers of Campus Crest. Mr. Herrera’s compliance with the noncompetition agreement is a condition to the receipt of compensation under the Herrera Employment Agreement.

On February 20, 2015, Mr. Herrera tendered his resignation as Executive Vice President and Chief Operating Officer, and Campus Crest and Mr. Herrera entered into a Separation Agreement, effective February 28, 2015 which provides that Mr. Herrera will receive the following compensation and benefits:

•	a cash payment of $122,566, less payroll deductions, which was paid on March 13, 2015; and

•	vesting of 41,137 shares of unvested restricted stock awards held by Mr. Herrera that were granted to him during 2014.

Under his separation agreement, Mr. Herrera released and discharged Campus Crest and its affiliates and related parties from all claims resulting from anything that occurred prior to the date of such agreement, and he continues to be bound by the obligations, including post-termination obligations, under his noncompetition agreement.

Potential Payments upon Termination or Change of Control

Under their employment agreements, certain of our named executive officers are entitled to receive severance payments and benefits under certain circumstances in the event that his or her employment is terminated by us without “cause” or by the executive for “good reason,” or in the event of a “change of control” of us (each as defined in the applicable employment agreement). These severance payments and benefits are designed to protect and compensate our named executive officers under those circumstances. The severance terms of Mr. Hartnett’s amended and restated employment agreement are not reflected below and instead are described above in the section captioned “Michael S. Hartnett.” As described above, the employment agreements of Messrs. Rollins, Bobbitt, Dann, Sharpe and Herrera have previously been terminated and the various separation payments received by such former officers are described above.

During 2014, the employment agreements provided that if the agreement is terminated by us without “cause” or by the executive for “good reason” within 24 months following a change in control of us, (i) Mr. Rollins will be entitled to a lump sum cash payment equal to three times the sum of his then current annual base salary plus the bonus earned by him in the prior year (or, if no bonus was earned, 50% of his target bonus for the current year), (ii) each of Messrs. Bobbitt, Dann, Sharpe and Halfacre will be entitled to a lump sum cash payment equal to two times the sum of his then current annual base salary plus the bonus earned by him in the prior year (or, if no bonus was earned, 50% of his target bonus for the current year), and (iii) each of Messrs. Herrera and Rochon will be entitled to a lump sum cash payment equal to one and one-half times the sum of his then current annual base salary plus the bonus earned by him in the prior year for the fiscal year in which the termination occurs based upon Campus Crest’s actual performance for such fiscal year. In the event the agreement is terminated by us without “cause” or by the executive for “good reason” and not within 24 months following a change in control of us each of Messrs. Rollins, Bobbitt, Dann, Sharpe, Herrera, Halfacre, and Rochon will be entitled to a cash payment equal to two times the sum of his then current annual base salary plus the bonus earned by him in the prior year (or, if no bonus was earned, 50% of his target bonus for the current year), payable in equal monthly installments over a period of 24 months after termination.

In addition, during 2014 the employment agreements provided that if the executive is terminated either by us without “cause” or by the executive for “good reason,” with or without a change in control of us, or if the executive retires at or after the age of 63, then any unvested equity awards granted to such named executive officer shall immediately vest.

During 2014, the employment agreements defined “cause” as the (i) employee’s act of gross negligence or misconduct that has the effect of injuring the business of us and our affiliates, taken as a whole, in any material respect, (ii) employee’s conviction or plea of guilty or nolo contendere to the commission of a felony by employee, (iii) commission by the employee of an act of fraud or embezzlement against us or our affiliates or (iv) employee’s willful breach of any material provision of his or her employment agreement or related confidentiality and non-compete agreement, that will be entered into contemporaneously with the employment agreement. During 2014, the employment agreements for each of Messrs. Rollins, Bobbitt, Dann, Sharpe, Herrera, Halfacre, and Rochon defined “good reason” as (i) a material involuntary reduction in employee’s duties, authority, reporting responsibility or function, (ii) a material reduction in the employee’s compensation package other than as mutually agreed, (iii) the employee’s involuntary relocation to a principal place of work more than 30 miles from Charlotte, North Carolina or (iv) a material breach by us of our obligations under the applicable employment agreement, provided that the employee gives us notice of his belief that he has good reason to terminate the applicable employment agreement and we fail to cure the breach within 30 business days of receipt of the employee’s notice.

Pension Benefits

None of our employees, including our named executive officers, participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation Plan

Each of our named executive officers is eligible to participate in the Campus Crest Group, LLC Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan enables key employees to defer a portion of eligible compensation, which is then notionally invested in a variety of mutual funds. Deferrals and withdrawals under the Deferred Compensation Plan are intended to comply with Section 409A (“Section 409A”) of the Internal Revenue Code. Additional information regarding the terms and conditions of the Deferred Compensation Plan is provided under the heading “Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans” below.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally does not allow a tax deduction to public companies for compensation in excess of $1 million paid to the chief executive officer and the three other executive officers (other than the chief financial officer) who are highest paid and employed at year-end. If certain conditions are met, “performance-based compensation” (as defined in Section 162(m) of the Internal Revenue Code) may be excluded from this limitation. The Compensation Committee carefully considers Campus Crest’s executive compensation program in light of the applicable tax rules. The Compensation Committee believes that tax deductibility is but one factor to be considered in fashioning an appropriate compensation package for executives. The Compensation Committee recognizes that in certain instances, it may be in the best interests of Campus Crest’s stockholders to provide compensation that is not fully deductible and may do so as it determines appropriate.

EXECUTIVE OFFICER COMPENSATION TABLES

Summary Compensation Table

The following table sets forth the information required by Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission. With respect to equity incentive awards, the dollar amounts indicated in the table under “Stock/OP Unit Awards” are the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718.

	Year	Salary		Bonus (1)	Stock/OP Unit Awards(2)(3)		Non-Equity Incentive Plan Compensation(1)	All Other Compensation(4)	Total
Ted W. Rollins	2014	$378,493	(5)	—	$441,422		$—	$157,175	$977,090
Former Chairman of the	2013	427,444		—	1,909,084	(6)	63,060	139,197	2,538,785
Board and Chief Executive	2012	360,000		—	1,170,801		146,417	21,208	1,698,426
Officer
Donald L. Bobbitt, Jr.	2014	269,150	(5)	—	313,896		—	74,342	657,388
Former Executive Vice	2013	320,000		—	588,219	(7)	44,842	52,268	1,005,329
President, Chief Financial	2012	290,000		—	334,554		117,947	22,040	764,541
Officer and Secretary
Robert Dann	2014	270,247	(5)	—	315,427		—	62,180	647,854
Former Executive Vice	2013	360,000		—	339,431		45,061	42,766	787,258
President and Chief	2012	320,000		—	168,849		139,330	20,933	649,112
Operating Officer
Michael S. Hartnett(8)	2014	380,000		—	170,399		—	29,875	580,274
Vice-Chairman, Special	2013	380,000		—	1,343,284	(9)	170,401	159,005	2,052,690
Projects	2012	360,000		—	1,170,801		146,417	23,290	1,700,508
Brian L. Sharpe(10)	2014	206,438	(5)	—	279,838		—	47,788	534,064
Former Executive Vice	2013	250,000		—	278,789		39,977	33,038	601,804
President, Chief Facilities
and Construction Officer
Richard Kahlbaugh(10)	2014	—	(5)	—	—		—	—	—
Chairman and Former
Interim Chief Executive
Officer
Aaron Halfacre(10)	2014	121,507	(5)	—	527,600	(11)	—	16,214	665,321
President and Chief
Investment Officer
Angel Herrera(10)	2014	204,973	(5)	50,000	338,602		—	25,669	619,244
Former Executive Vice
President and Chief
Operating Officer
Scott Rochon(10)	2014	190,890	(5)	—	69,544		—	25,930	286,364
Chief Accounting Officer
and former Acting Chief
Financial Officer

(1)	The combined amount to be shown in each of the Bonus and Non-Equity Incentive Plan Compensation columns equals the amount of the annual cash incentive bonus for each named executive officer. The amount shown in the Bonus column for the named executive was given as a result of the employment agreement.

(2)	For purposes of this table, shares awarded during 2014 were valued at $9.28, $8.87, $8.00 and $6.51, the closing price of our common stock on the NYSE on the date of grant, February 24, 2014, May 28, 2014, July 31, 2014, and October 27, 2014, respectively, with the exception of mentioned shares in Footnote 11.

(3)	Stock/OP Units Awards for 2014 consist of Restricted Stock Awards with Market Conditions, Performance-Based Restricted Stock Awards and Time-Based Restricted Stock Awards as set forth below.

Name	Restricted Stock Awards With Market Conditions		Performance-Based Restricted Stock Awards	Time-Based Restricted Stock Awards	Total Stock/OP Unit Awards
Ted W. Rollins	$—		$—	$441,422	$441,422
Donald L. Bobbitt, Jr.	—		—	313,896	313,896
Robert Dann	—		—	315,427	315,427
Brian L. Sharpe	—		—	279,838	279,838
Angel Herrera			72,502	266,100	338,602
Aaron Halfacre	237,600	(11)	—	290,000	527,600
Scott Rochon	—		—	69,544	69,544

See “Executive Officer Compensation—Components and Criteria of Executive Compensation—Annual Incentive Compensation Program — Equity Awards” and “Executive Officer Compensation—Components and Criteria of Executive Compensation—Contractually-Required Restricted Stock Awards” above for a discussion of these awards.

(4)	All Other Compensation for 2014 represents dividends paid on stock awards, where such amounts have not factored into the grant date fair value of the stock award, health, life and disability insurance premiums, 401(k) matching contributions, automobile allowances and bookkeeping services, as follows:

Name	Dividends on Unvested Restricted Shares	Insurance Premiums	401(K) Matching Contributions	Automobile Allowances	Bookkeeping Services	Total
Ted W. Rollins	$135,768	$18,707	$—	$—	$2,700	$157,175
Donald L. Bobbitt, Jr.	51,817	18,395	4,130	—	—	74,342
Robert Dann	39,959	16,889	5,332	—	—	62,180
Michael S. Hartnett	3,030	20,282	2,328	1,535	2,700	29,875
Brian L. Sharpe	30,207	12,151	5,430	—	—	47,788
Richard Kahlbaugh	—	—	—	—	—	—
Angel Herrera	9,900	10,288	1,481	4,000	—	25,669
Aaron Halfacre	14,231	1,983	—	—	—	16,214
Scott Rochon	11,960	8,781	5,189	—	—	25,930

(5)	Mr. Rollins’ salary was paid at an annualized rate of $450,000 through his resignation on November 3, 2014. Mr. Bobbitt’s salary was paid at an annualized rate of $320,000 through his resignation on November 3, 2014. Mr. Dann’s salary was paid at an annualized rate of $360,000 through his resignation on October 1, 2014. Mr. Sharpe’s salary was paid at an annualized rate of $275,000 through his resignation on October 1, 2014. Mr. Halfacre’s salary was paid at an annualized rate of $275,000 from his hire date of July 31, 2014 through October 1, 2014 and at an annualized rate of $300,000 from October 2, 2014 through the end of 2014. Mr. Herrera’s salary was paid at an annualized rate of $290,000 from his hire date of April 28, 2014 through October 1, 2014 and at an annualized rate of $325,000 through the end of 2014. Mr. Rochon’s salary was paid at an annualized rate of $187,200 through October 1, 2014 and at an annualized rate of $202,000 through the remainder of the year. Mr. Kahlbaugh did not receive any compensation as an executive officer during 2014; his only compensation was for his role as a board member.

(6)	Includes $1,196,862 attributable to 99,078 shares of restricted stock awarded pursuant to the terms of Mr. Rollins’ employment agreement as a result of our formation transactions in 2010.

(7)	Includes $125,270 attributable to 10,370 shares of restricted stock awarded pursuant to the terms of Mr. Bobbitt’s employment agreement as a result of our formation transactions in 2010.

(8)	Mr. Hartnett relinquished the title and role of Co-Chairman and Chief Investment Officer on October 19, 2013 and assumed the title and role of Vice-Chairman of Special Projects.

(9)	Includes $1,196,862 attributable to 99,078 shares of restricted stock awarded pursuant to the terms of Mr. Hartnett’s employment agreement as a result of our formation transactions in 2010.

(10)	2014 is the first year that Messrs. Kahlbaugh, Mr. Halfacre, Mr. Herrera, and Mr. Rochon have qualified as named executive officers, and therefore, their respective annual compensation is not shown for 2013 or 2012. Similarly, 2013 is the first year that Mr. Sharpe qualified as a named executive officer, and therefore, his annual compensation is not shown for 2012.

(11)	Mr. Halfacre was awarded 86,250 shares of restricted stock pursuant to his employment agreement of which 6,250 shares vested immediately and 30,000 vested over a three year term. The remaining 50,000 shares are conditional upon reaching certain share price thresholds. None of these awards were earned as of December 31, 2014. The awards are valued based on the fair value assessed at July 31, 2014 for each vesting tranche; 10,000 shares vest if the stock price closes at or above $9.00 and were valued at $6.50 per share, 15,000 shares vest if the stock price closes at or above $10.00 a share and were valued at $5.34 per share, 15,000 shares vest if the stock price closes at or above $11.50 a share and were valued at $3.98 a share, and 10,000 vest if the stock price closes at or above $13.00 a share and were valued at $3.28 a share.

2014 Grants of Plan-Based Awards

The following table sets forth information with respect to plan-based restricted stock and restricted OP unit awards granted in 2014 to the named executive officers. The dollar amounts indicated under the “Grant Date Fair Value” is the full fair value of each grant, in accordance with FASB ASC Topic 718. For additional information, see “Executive Officer Compensation—Compensation Discussion and Analysis—Components and Criteria of Executive Compensation.”

Name	Date of Grant	Estimated Future Payouts Under Equity Incentive Plan Awards Target	All Other Stock Awards: Number of Shares of Stock and OP Units(1)		Grant Date Fair Value of Awards
Ted W. Rollins	February 24, 2014	—	47,567		$441,422
Donald L. Bobbitt, Jr.	February 24, 2014	—	33,825		313,896
Robert Dann	February 24, 2014	—	33,990		315,427
Michael S. Hartnett	February 24, 2014	—	18,362		170,399
Brian L. Sharpe	February 24, 2014	—	30,155		279,838
Angel Herrera	May 28 & October 27, 2014	—	41,137	(2)	338,602
Aaron Halfacre	July 31, 2014	—	86,250	(3)	527,600
Scott Rochon	February 24, 2014	—	7,494		69,544

(1)	These shares (except shares discussed in Footnote 3) will vest ratably on each of the first, second, and third anniversaries of the date of grant. Each share granted on February 24, 2014 was valued at $9.28, the closing price of our common stock on the NYSE on the date of grant. Each share granted on May 28, 2014 was valued at $8.87, the closing price of our common stock on the NYSE on the date of grant. Each share granted on July 31, 2014 was valued at $8.00, the closing price of our common stock on the NYSE on the date of grant. Each share granted on October 27, 2014 was valued at $6.51, the closing price of our common stock on the NYSE on the date of grant.

(2)	Angel Herrera was granted 30,000 shares on May 28, 2014 on which date each share was valued at $8.87, the closing price on the NYSE on the date of grant and 11,137 shares on October 27, 2014, on which date each share was valued at $6.51, the closing price on the NYSE.

(3)	Mr. Halfacre was awarded 86,250 shares of restricted stock pursuant to his employment agreement of which 6,250 shares vested immediately and 30,000 vested over a three year term as described in Footnote 1. The remaining 50,000 shares are conditional upon reaching certain share price thresholds. None of these awards were earned as of December 31, 2014. The awards are valued based on the fair value assessed at July 31, 2014 for each vesting tranche; 10,000 shares vest if the stock price closes at or above $9.00 and were valued at $6.50 per share, 15,000 shares vest if the stock price closes at or above $10.00 a share and were valued at $5.34 per share, 15,000 shares vest if the stock price closes at or above $11.50 a share and were valued at $3.98 a share, and 10,000 vest if the stock price closes at or above $13.00 a share and were valued at $3.28 a share.

2014 Option Exercise and Stock Vested

The following table sets forth information with respect to the number of shares of common stock and OP units and the value of those shares and OP units that vested in 2014 that were awarded to our named executive officers:

	Stock Awards
Name	Number of Shares of Stock and OP Units Acquired on Vesting	Value Realized on Vesting
Ted W. Rollins(1)	272,783	$1,910,654
Donald L. Bobbitt, Jr.(2)	99,824	674,743
Robert Dann(3)	49,746	361,434
Michael S. Hartnett(4)	165,734	1,286,512
Brian L. Sharpe(5)	30,598	210,968
Aaron Halfacre(6)	6,250	50,000
Angel Herrera	—	—
Scott Rochon	—	—

(1)	Includes 73,575 shares valued at $8.83, and 199,208 shares valued at $6.33 the closing prices on January 31, 2014 and November 3, 2014, respectively, the dates on which they vested.

(2)	Includes 17,143 shares valued at $8.83, and 82,681 shares valued at $6.33 the closing prices on January 31, 2014 and November 3, 2014, respectively, the dates on which they vested.

(3)	Includes 8,534 shares valued at $8.83, 8,626 shares valued at $8.61, and 32,586 shares valued at $6.50 the closing prices on January 31, 2014, April 21, 2014 and October 1, 2014, respectively, the dates on which they vested.

(4)	Includes 41,434 shares valued at $8.68, 41,434 shares valued at $8.66, 41,433 shares valued at $6.40, and 41,433 shares valued at $7.31 the closing prices on March 31, 2014, June 30, 2014, September 30, 2014 and December 31, 2014, respectively, the dates on which they vested.

(5)	Includes 5,185 shares valued at $8.83, and 25,413 shares valued at $6.50 the closing prices on January 31, 2014, and October 1, 2014, respectively, the dates on which they vested

(6)	Includes 6,250 shares valued at $8.00, the closing price on July 31, 2014, the date on which they vested.

Outstanding Equity Awards at Fiscal Year-End 2014

The following table sets forth information with respect to outstanding equity awards held by the named executive officers as of December 31, 2014. No option awards were outstanding for the named executive officers as of December 31, 2014.

	Stock Awards
Name	Number of Restricted Shares that have not Vested	Market Value of Restricted Shares that have not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Restricted Shares that have not Vested		Equity Incentive Plan Awards: Market Value of Unearned Restricted Shares that have not Vested(1)
Angel Herrera	41,137	$300,711	—		$—
Aaron Halfacre	30,000	219,300	50,000	(2)	365,500
Scott Rochon	7,494	54,781	12,500		91,375

(1)	Based on our common stock closing price of $7.31 on December 31, 2014.
(2)	Mr. Halfacre was awarded 50,000 shares of restricted stock pursuant to his employment agreement. Vesting of these awards is conditional upon reaching certain share price thresholds. None of these awards were earned as of December 31, 2014.

The following table summarizes the time-based restricted stock awards for which a portion of the common stock remains unvested. The table also provides information about the applicable vesting periods.

		Number of Time-Based Restricted Shares and OP Units Granted to Named Executive Officers
Grant Date	Closing Market Price	Angel Herrera		Aaron Halfacre	Scott Rochon	Vesting Periods
July 31, 2014	$8.00	—		30,000	—	Three equal annual installments beginning on July 31, 2015
May 28, 2014	$8.87	30,000	(1)	—	—	Three equal annual installments beginning on May 28, 2015
October 27, 2014	$6.51	11,137	(1)			Three equal annual installments beginning on October 27, 2015
February 24, 2014	$9.28	—		—	7,494	Three equal annual installments beginning on February 24, 2015

(1)	Pursuant to the separation agreement entered into between Campus Crest and Mr. Herrera, these shares vested on February 28, 2015.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

The table below sets forth, for each named executive officer, information regarding benefits under our Deferred Compensation Plan, which provides for the deferral of compensation on a basis that is not tax-qualified.

Name and Current Principal Position	Executive Contributions in Last FY	Registrant Contributions in Last FY(1)	Aggregate Earnings in Last FY(2)	Aggregate Withdrawals / Distributions	Aggregate Balance at Last FYE
Donald L. Bobbitt, Jr. Former Executive Vice President, Chief Financial Officer and Secretary	$26,103	$554	$1,591	$—	$31,426
Robert Dann Former Executive Vice President and Chief Operating Officer	33,281	14	1,828	—	38,682
Michael S. Hartnett Vice-Chairman, Special Projects	731	1,304	341	—	6,157
Brian L. Sharpe Former Executive Vice President, Chief Facilities and Construction Officer	15,865	—	1,261	—	17,126
Angel Herrera Former Executive Vice President and Chief Operating Officer	1,561	—	37	—	1,598
Scott Rochon Chief Accounting Officer and former Acting Chief Financial Officer	3,616	3	256	—	4,596

(1)	Represents Company contributions credited to participant’s Deferred Compensation Plan accounts which are included in All Other Compensation in the Summary Compensation Table.

(2)	Earnings are calculated by reference to actual earnings or losses of mutual funds and securities held by the plan.

Participation in the Deferred Compensation Plan is restricted to a select group of management or highly compensated employees of Campus Crest. Under the terms of the Deferred Compensation Plan, deferral elections can be made once a year with respect to base salary or incentive payments to be earned in the following year. In order to further assist our named executive officers with their retirement savings, the Deferred Compensation Plan allows participants to defer up to 75% of their annual salary and 100% of their incentive based compensation. Amounts deferred under the Deferred Compensation Plan are notionally invested in accordance with participant elections among various publicly available mutual funds and any notional earnings or losses are credited to a deemed investment account. We do not pay above-market or preferential earnings on the Deferred Compensation Plan. Deferrals cannot be changed or revoked during the plan year, except as permitted by applicable law. As a result of Section 409A, certain key employees (including our named executive officers) are subject to a six-month waiting period for distributions following termination.

Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2014 relating to our equity compensation plans pursuant to which we grant options, restricted common stock, restricted OP units or other rights to acquire shares from time to time.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders (1)	—	$—	4,977,857
Equity compensation plans not approved by security holders	—	—	—
Total	—	$—	4,977,857

(1)	Our Amended and Restated Equity Incentive Compensation Plan (the “2010 Plan”) was amended by the Board in 2014 and approved by the Campus Crest stockholders at the 2014 annual meeting of stockholders to (i) increase the number of shares reserved for issuance under the 2010 Plan by 4,000,000 shares, (ii) remove the reduction ratio, pursuant to which the grant of each stock award under the 2010 Plan reduces the number of shares available for issuance by two and (iii) make certain other changes to the 2010 Plan.

Change of Control and Termination Payment Table

The following table indicates the cash amounts and accelerated vesting that Messrs. Rollins, Dann, Bobbitt and Sharpe were paid according to their respective separation agreements; and Messrs. Hartnett, Herrera, Halfacre and Rochon the amount they would be entitled to receive under various circumstances pursuant to the terms of their employment agreements. This table assumes that the change in control or termination of the named executive officer occurred (i) on December 31, 2014 for Messrs. Hartnett, Halfacre, and Rochon and (ii) on the respective resignation date for each of Mr. Rollins of November 3, 2014, Mr. Bobbitt of November 3, 2014, Mr. Dann of October 1, 2014, Mr. Sharpe of October 1, 2014 and Mr. Herrera as of December 31, 2014. As described above, the employment agreements of Messrs. Rollins, Bobbitt, Dann, Sharpe and Herrera have previously been terminated and the various separation payments received by such former officers are described above.

Name, Current Principal Position and Scenario	Cash Payment (1)	Acceleration of Vesting of Restricted Common Stock/Restricted OP Units (2)	Total
Ted W. Rollins, Former Chairman and Chief Executive Officer
By company without cause or by employee for good reason (after a change in control)	$—	$—	$—
By company without cause or by employee for good reason (and without a change in control)	2,175,514	1,260,987	3,436,501
Accelerated vesting of restricted common stock/restricted OP units upon a change in control	—	—	—
Retirement (4)	—	—	—

Michael S. Hartnett, Vice-Chairman of Special Projects(3)
By company without cause or by employee for good reason (after a change in control)	$685,041	$—	$685,041
By company without cause or by employee for good reason (and without a change in control)	685,041	—	685,041
Accelerated vesting of restricted common stock/restricted OP units upon a change in control	—	—	—
Retirement	—	—	—

Donald L. Bobbitt, Jr., Former Executive Vice President and Chief Financial Officer and Secretary
By company without cause or by employee for good reason (after a change in control)	$—	$—	$—
By company without cause or by employee for good reason (and without a change in control)	1,357,478	523,371	1,880,849
Accelerated vesting of restricted common stock/restricted OP units upon a change in control	—	—	—
Retirement (4)	—	—	—

Robert Dann, Former Executive Vice President and Chief Operating Officer
By company without cause or by employee for good reason (after a change in control)	$—	$—	$—
By company without cause or by employee for good reason (and without a change in control)	380,404	211,809	592,213

Name, Current Principal Position and Scenario	Cash Payment (1)	Acceleration of Vesting of Restricted Common Stock/Restricted OP Units (2)	Total
Accelerated vesting of restricted common stock/restricted OP units upon a change in control	—	—	—
Retirement (4)	—	—	—

Brian L. Sharpe, Former Executive Vice President, Chief Facilities and Construction Officer
By company without cause or by employee for good reason (after a change in control)	$—	$—	$—
By company without cause or by employee for good reason (and without a change in control)	1,189,636	165,185	1,354,821
Accelerated vesting of restricted common stock/restricted OP units upon a change in control	—	—	—
Retirement (4)	—	—	—

Angel Herrera, Former Executive Vice President and Chief Operating Officer
By company without cause or by employee for good reason (after a change in control)	$1,218,750	$300,711	$1,519,461
By company without cause or by employee for good reason (and without a change in control)	914,063	300,711	1,214,774
Accelerated vesting of restricted common stock/restricted OP units upon a change in control	—	300,711	300,711
Retirement (4)	—	—	—

Aaron Halfacre, President and Chief Investment Officer
By company without cause or by employee for good reason (after a change in control)	$1,125,000	$219,300	$1,344,300
By company without cause or by employee for good reason (and without a change in control)	1,125,000	219,300	1,344,300
Accelerated vesting of restricted common stock/restricted OP units upon a change in control	—	219,300	219,300
Retirement (4)	—	—	—

Scott Rochon, Chief Accounting Officer and Former Acting Chief Financial Officer
By company without cause or by employee for good reason (after a change in control)	$757,500	$54,781	$812,281
By company without cause or by employee for good reason (and without a change in control)	568,125	54,781	622,906
Accelerated vesting of restricted common stock/restricted OP units upon a change in control	—	54,781	54,781
Retirement (4)	—	—	—

(1)	For Messrs. Hartnett, Herrera, Halfacre and Rochon the amounts in this column reflect a calculation based on the executive officer’s 2014 salary and 2013 bonus earned, or based on 50% of the target amount as defined in Campus Crest’s ICP. For Messrs. Rollins, Dann, Bobbitt and Sharpe the amount in this column is the amount paid per their respective separation agreements.

(2)	Amounts in this column reflect accelerated vesting of shares of restricted common stock granted pursuant to our Amended and Restated Equity Incentive Compensation Plan. For purposes of this table, each share of restricted common stock and restricted OP unit was valued at $7.31, the closing price of our common stock on the NYSE on December 31, 2014, with the following exceptions: (i) the shares for Mr. Rollins and Mr. Bobbitt are valued at $6.33, the closing price of our stock on the NYSE on November 3, 2014, the date Mr. Rollins and Mr. Bobbitt resigned; and (ii) the shares for Mr. Dann and Mr. Sharpe are valued at $6.50, the closing price of our stock on the NYSE on October 1, 2014, the date Mr. Dann and Mr. Sharpe resigned.

(3)	Mr. Hartnett relinquished the title and role of Co-Chairman and Chief Investment Officer on October 19, 2013 and assumed the title and role of Vice-Chairman of Special Projects. See “Employment Agreement — Michael S. Hartnett” above for more information.

(4)	Pursuant to the employment agreements with Messrs. Rollins, Bobbitt, Dann and Sharpe, all previously-granted equity awards to each named executive officer will immediately vest upon the voluntary retirement of the named executive officer subsequent to the attainment of age 63. As of December 31, 2014, none of our named executive officers had met the age requirement to be eligible for vesting under this provision.

PROPOSAL 6— ADVISORY (NON-BINDING) PROPOSAL TO APPROVE THE COMPENSATION OF CAMPUS CREST’S NAMED EXECUTIVE OFFICERS

We are presenting the following proposal, which gives you as a stockholder the opportunity to endorse or not endorse our executive compensation program for named executive officers by voting for or against the following resolution.

“RESOLVED, that Campus Crest’s stockholders approve, on an advisory basis, the compensation of Campus Crest’s named executive officers, as disclosed in Campus Crest’s Proxy Statement for the 2015 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”

While this vote is advisory and not binding on us, it will provide information to us and the compensation committee regarding stockholder sentiment about our executive compensation philosophy, policies and practices, which the compensation committee will be able to consider when determining executive compensation for the remainder of 2015 and beyond. Our current policy is to provide our stockholders with an opportunity to approve the compensation of our named executive officers each year at the annual meeting of stockholders. It is expected that the next advisory (non-binding) vote to approve executive compensation will be held at the 2016 annual meeting of stockholders.

As described more fully in “Executive Officer Compensation—Compensation Discussion and Analysis,” our executive compensation program is designed to attract, motivate and retain individuals with the skills required to formulate and drive our strategic direction and achieve annual and long-term performance necessary to create stockholder value. The program also seeks to align executive compensation with stockholder value on an annual and long-term basis through a combination of base pay, annual incentives and long-term incentives. Our practice of placing a significant portion of each executive’s compensation at risk demonstrates this pay-for-performance philosophy.

We actively review and assess our executive compensation program in light of the industry in which we operate, the marketplace for executive talent in which we compete, and evolving compensation governance and best practices. We are focused on compensating our executive officers fairly and in a manner that promotes our compensation philosophy. Specifically, our compensation program for executive officers focuses on the following principal objectives:

•	align executive compensation with stockholder interests;

•	attract and retain talented personnel by offering competitive compensation packages;

•	motivate employees to achieve strategic and tactical corporate objectives and the profitable growth of Campus Crest; and

•	reward employees for individual and company performance.

The compensation committee believes that our executive compensation program satisfies these objectives, properly aligns the interests of our executive officers with those of our stockholders, and is worthy of stockholder support. In determining whether to approve this proposal, we believe that stockholders should consider the following:

•	Independent Compensation Committee. Executive compensation is reviewed and established by the compensation committee of the Board of Directors consisting solely of independent directors. The compensation committee meets in executive session, without executive officers present, in determining annual compensation.

•	Performance-Based Incentive Compensation. Elements of performance-based, incentive compensation are largely aligned with financial and operational objectives established in the compensation committee for the 2013 Incentive Compensation Program. The compensation committee sets clear goals for company performance and differentiates certain elements of compensation based on individual achievement.

•	Equity Plans. Grants under our Amended and Restated Equity Incentive Compensation Plan generally include three-year vesting periods, and our Amended and Restated Equity Incentive Compensation Plan prohibits repricing of outstanding option awards without consent of stockholders and requires options be granted with exercise prices at fair market value.

•	Reasonable Severance Change in Control Provisions. The employment agreements with the named executive officers generally provide for cash payments after a change in control only if an employee is also terminated within two years of the change in control (a double-trigger). None of the employment agreements contains an excise tax gross-up provision.

Recommendation of the Board of Directors:

Our Board of Directors unanimously recommends that our stockholders vote “FOR” the approval of the compensation of our named executive officers as disclosed in this Proxy Statement.

PROPOSAL 7— ADVISORY (NON-BINDING) STOCKHOLDER PROPOSAL ON MAJORITY VOTING IN UNCONTESTED DIRECTOR ELECTIONS

The California State Teachers’ Retirement System (“CALSTRS”), 100 Waterfront Place, MS-04, West Sacramento, California 95605-2807, beneficial owner of 171,178 shares of Campus Crest’s common stock as of November 4, 2014, submitted the following proposal, which the Board of Directors makes no recommendation with respect to:

BE IT RESOLVED:

That the stockholders of Campus Crest Communities, Inc. hereby request that the Board of Directors initiate the appropriate process to amend Campus Crest’s articles of incorporation and/or bylaws to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of stockholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.

SUPPORTING STATEMENT:

In order to provide stockholders a meaningful role in director elections, Campus Crest’s current director election standard should be changed from a plurality vote standard to a majority vote standard. The majority vote standard is the most appropriate voting standard for director elections where only board nominated candidates are on the ballot, and it will establish a challenging vote standard for board nominees to improve the performance of individual directors and entire boards. Under Campus Crest’s current voting system, a nominee for the board can be elected with as little as a single affirmative vote, because “withheld” votes have no legal effect. A majority vote standard would require that a nominee receive a majority of the votes cast in order to be re-elected and continue to serve as a representative for the stockholders.

In response to strong stockholder support a substantial number of the nation’s leading companies have adopted a majority vote standard in company bylaws or articles of incorporation. In fact, more than 85% of the companies in the S&P 500 have adopted majority voting for uncontested elections. We believe Campus Crest needs to join the growing list of companies that have already adopted this standard.

CalSTRS is a long-term stockholder of Campus Crest and we believe that accountability is of upmost importance. We believe the plurality vote standard currently in place at Campus Crest completely disenfranchises stockholders and makes the stockholder’s role in director elections meaningless. Majority voting in director elections will empower stockholders with the ability to remove poorly performing directors and increase the directors’ accountability to the owners of Campus Crest, its stockholders. In addition, those directors who receive the majority support from stockholders will know they have the backing of the very stockholders they represent. We therefore ask you to join us in requesting that the Board of directors promptly adopt the majority vote standard for director elections.

Please vote FOR this proposal.

Statement of the Board of Directors Regarding Stockholder Proposal:

The Board of Directors has considered the stockholder proposal set forth above relating to a majority vote for uncontested director elections, and at this time has determined neither to oppose or support the proposal nor to make any voting recommendation to stockholders.

The Board of Directors recognizes a trend among public companies to adopt a majority vote standard which may be favored by larger, institutional stockholders. Given the foregoing, the Board of Directors does not necessarily find a majority voting standard objectionable, but does not find it necessary either. The Board of Directors is fully committed to strong corporate governance and the Board will exercise its fiduciary duties to act in the best interests of stockholders, no matter what standard applies to elections. The Board of Directors is concerned about the implications of holdover directors and vacancies, as well as the independence of the Board of Directors and its committees, if the plurality standard set forth under the Maryland Business Corporation Act is abandoned in favor of a majority vote standard. While the Board of Directors does not believe this proposal would increase accountability given the fiduciary duties to which each director is already subject under Maryland law, the Board of Directors understands that the majority voting standard would provide some stockholders a level of comfort. This proposal will provide stockholders with an opportunity to express their views on this topic.

If passed, the proposal, which is advisory in nature, would request that the Board of Directors initiate a process to provide for a majority vote for uncontested elections of directors. The Board of Directors will take into consideration the stockholder vote with respect to this stockholder proposal in deciding whether to initiate actions intended to result in election of directors by majority vote. Any such action would require Board of Director approval and an amendment to Campus Crest’s governance documents.

Therefore, our Board of Directors makes no recommendation with respect to Proposal 7.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of shares of our common stock and OP units for (i) each stockholder of Campus Crest that is known to us to be the beneficial owner of 5% or more of our common stock based upon filings made with the Securities and Exchange Commission, (ii) directors and named executive officers and (iii) all directors and named executive officers as a group as of December 1, 2015. Unless otherwise indicated, each person named in the table has sole voting and investment power with respect to all of the shares of common stock shown as beneficially owned by such person and none of the executive officers or directors has pledged his shares of common stock as collateral. Furthermore, unless otherwise indicated, the business address for each of the identified stockholders is 2100 Rexford Road, Suite 414, Charlotte, North Carolina 28211.

Name of Beneficial Owner	Number of Shares of Common Stock and OP Units Beneficially Owned(1)	Percent of All Shares of Common Stock and OP Units(2)
Aaron Halfacre	150,670	*
Daniel L. Simmons(3)	36,644	*
Raymond Mikulich	71,900	*
Denis McGlynn	37,334	*
Lauro Gonzales-Moreno	21,000	*
James W. McCaughan	14,000	*
Scott Rochon	14,508	*
Randall Brown(4)	8,225	*
Richard S. Kahlbaugh	35,237	*
Curtis McWilliams	17,000	*
David Coles	—	—
John Makuch	—	—
All directors and executive officers as a group (12 persons)	406,518	0.52%
The Vanguard Group, Inc.—23-1945930 (5)	7,250,267	9.35%
BlackRock, Inc. (6)	5,047,223	6.51%
Vanguard Specialized Funds—Vanguard REIT Index Fund—23-2834924 (7)	4,815,078	6.21%
Indaba Capital Management, L.P.(8)	4,191,563	5.40%
Forward Management, LLC – 94-3310130(9)	4,083,831	5.27%

*	Represents ownership of less than 1.0% of the number of shares of common stock outstanding on a fully diluted basis.

(1)	In accordance with SEC rules, each listed person’s beneficial ownership includes: (1) all shares the investor actually owns beneficially or of record; (2) all shares over which the investor has or shares voting or dispositive control; and (3) all shares the investor has the right to acquire within 60 days.

(2)	Based on 64,756,541 shares of our common stock and 12,808,537 OP units outstanding as of December 1, 2015.

(3)	Includes 1,500 shares of common stock held in trust for the benefit of his family member. Mr. Simmons disclaims beneficial ownership of the 1,500 shares of common stock held in the trust.

(4)	Includes 1,225 shares of common stock owned jointly with Mr. Brown’s wife, Angela J. Brown.

(5)	This information and the information in this footnote were obtained from a Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2015. The business address for this stockholder is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The Vanguard Group, Inc. (“Vanguard”), in its capacity as an investment advisor, is deemed to have sole power to vote or to direct the vote with respect to 185,585 shares of common stock, sole power to dispose or direct the disposition with respect to 7,152,882 shares of common stock and shared power to dispose or direct the disposition with respect to 97,385 shares of common stock. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of Vanguard, is the beneficial owner of 82,885 shares of common stock or less than one percent of the shares of common stock outstanding as a result of its serving as investment manager of collective trust accounts Vanguard Investments Australia, Ltd., a wholly owned subsidiary of Vanguard, is the beneficial owner of 117,200 shares of common stock or less than one percent of the shares of common stock outstanding as a result of its serving as investment manager of Australian investment offerings.

(6)	This information and the information in this footnote were obtained from a Schedule 13G/A filed with the Securities and Exchange Commission on January 26, 2015. The business address for this stockholder is 55 East 52nd Street, New York, New York 10022. BlackRock, Inc. is deemed to have sole power to vote or to direct the vote with respect to 4,884,479 shares of common stock and the sole power to dispose or direct the disposition with respect to 5,047,223 shares of common stock.

(7)	This information and the information in this footnote were obtained from a Schedule 13G/A filed with the Securities and Exchange Commission on February 6, 2015. The business address for this stockholder is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Vanguard Specialized Funds—Vanguard REIT Index Fund, in its capacity as an investment company, is deemed to have sole power to vote or to direct the vote with respect to 4,815,078 shares of common stock.

(8)	This information and the information in this footnote were obtained from a Schedule 13G filed with the Securities and Exchange Commission on July 9, 2015 filed jointly by (i) Indaba Capital Fund, L.P., (ii) Indaba Capital Management, L.P., (iii) Indaba Partners, LLC, (iv) IC GP, LLC, and (v) Derek C. Schrier. The business address for each of Indaba Capital Management, L.P., Indaba Partners, LLC, IC GP, LLC and Indaba Capital Fund, L.P. is One Letterman Drive, Building D, Suite DM700, San Francisco, California 94129, USA. Each of such reporting persons is deemed to have shared power to voting power and shared dispositive power with respect to the 4,191,563 shares of common stock.

(9)	This information and the information in this footnote were obtained from a Schedule 13G filed with the Securities and Exchange Commission on January 12, 2015. The business address for the stockholder is 101 California Street, 16th Floor, San Francisco, California 94111. Forward Management, LLC is deemed to have sole power to vote or to direct to vote with respect to 4,083,831 shares of common stock and the sole power to dispose or direct the disposition with respect to 4,083,831 shares of common stock. Forward Select Income Fund is deemed to have sole power to vote or to direct to vote with respect to 3,714,500 shares of common stock and the sole power to dispose or direct the disposition with respect to 3,714,500 shares of common stock.

Principal Accountant Fees and Services

KPMG LLP served as our independent registered public accountants for the year ending December 31, 2014. KPMG LLP served as our independent registered public accountants from our formation in March 2010 until the completion of KPMG LLP’s review of Campus Crest’s condensed consolidated financial statements for the quarterly reporting period ended March 31, 2015 and the filing of the related Quarterly Report on Form 10-Q and is considered by our management to be well qualified. As previously disclosed, the Audit Committee approved the appointment of Grant Thornton LLP as Campus Crest’s independent registered public accounting firm effective as of August 5, 2015.

The following is a summary of the fees billed to Campus Crest by KPMG LLP for professional services rendered for the years ended December 31, 2014 and 2013:

	Year Ended December 31, 2014	Year Ended December 31, 2013
Audit, Audit-Related and Tax Compliance and Preparation Fees:
Audit Fees	$1,016,033	$678,550
Audit-Related Fees	232,000	365,450
Tax Fees – Tax Compliance and Preparation	372,000	228,925
Total Audit, Audit-Related and Tax Preparation and Compliance Fees	1,620,033	1,272,925
Other Non-Audit Fees:
Tax Fees – Other	225,000	996,497
All Other Fees	—	—
Total – Other Non-Audit Fees	225,000	996,497
Total Fees	$1,845,033	$2,269,422

Audit Fees and Audit-Related Fees

“Audit Fees” are the aggregate fees billed by KPMG LLP for professional services rendered in connection with Campus Crest’s common and preferred stock offerings, debt securities offerings, reviews of Campus Crest’s quarterly financial statements and the audit of Campus Crest’s annual consolidated financial statements and internal control over financial reporting as of period end.

“Audit-Related Fees” include fees relating to required statutory audits and a required Regulation S-X Rule 3-14 audit for a significant portfolio acquisition in 2013.

Tax Fees

“Tax Fees – Tax Compliance and Preparation” consist of fees for assistance regarding federal and state tax compliance. “Tax Fees – Other” consist of fees and related expenses billed for professional services for tax planning, tax advice and consulting.

All Other Fees

“All Other Fees” consist of fees and related expenses for products and services other than services described under “Audit Fees,” “Audit-Related Fees,” “Tax Fees – Tax Compliance and Preparation” and “Tax Fees – Other.” KPMG LLP did not provide any such products or services for us during the years ended December 31, 2014 and 2013.

Pre-Approval Policy

All audit, tax and other services provided to us were reviewed and pre-approved by the Audit Committee or a member of the Audit Committee designated by the full committee to pre-approve such services. The Audit Committee or designated member concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Changes in Campus Crest’s Certifying Accountant

On April 28, 2015, KPMG LLP orally notified Campus Crest that upon the completion of KPMG LLP’s review of Campus Crest’s condensed consolidated financial statements for the quarterly reporting period ended March 31, 2015 and the filing of the related Quarterly Report on Form 10-Q, KPMG LLP declines to stand for reelection as the independent registered public accounting firm for Campus Crest. KPMG LLP’s decision was accepted by the Audit Committee.

During the fiscal years ended December 31, 2014 and 2013 and in the subsequent interim period through April 28, 2015, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference to the subject matter of such disagreements in their reports on the financial statements for such years.

During the fiscal years ended December 31, 2014 and 2013 and in the subsequent interim period through April 28, 2015, except for the material weaknesses in internal control over financial reporting identified by Campus Crest in Item 9A of Campus Crest’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K of the rules and regulations of the Securities and Exchange Commission. The Audit Committee has discussed this matter with KPMG LLP.

The material weaknesses in internal control over financial reporting identified in Campus Crest’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 related to Campus Crest’s control environment, risk assessment process, information and communication components and process-level controls. Specifically, management concluded that (i) Campus Crest did not maintain an effective control environment and risk assessment and information and communication processes, (ii) Campus Crest did not design and maintain effective process-level controls over the completeness and accuracy of accrued property taxes; the completeness, existence, and accuracy of Campus Crest’s investments in and equity in earnings of Campus Crest’s unconsolidated entities and transactions between Campus Crest and its investees; the completeness, existence, accuracy, valuation and presentation of non-routine transactions; the authorization of cash expenditures in accordance with Campus Crest’s expenditure authorization matrix; the completeness and accuracy of stock compensation expense and disclosures; the recognition and measurement of other assets processed by manual journal entries, and (iii) Campus Crest did not maintain effective information technology systems access controls supporting the processing and recording of student housing revenue and accounts receivables. The control deficiencies resulted in material and certain immaterial misstatements in the financial statement accounts that were corrected prior to the issuance of the annual consolidated financial statements. In addition, in some instances, no material misstatements were identified. The control deficiencies create a reasonable possibility that a material misstatement to the consolidated financial statements will not be prevented or detected on a timely basis, and therefore Campus Crest concluded that the deficiencies represent material weaknesses in Campus Crest’s internal control over financial reporting and Campus Crest’s internal control over financial reporting was not effective as of December 31, 2014.

As disclosed in Campus Crest’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, the Board and Campus Crest’s management are focused on improving Campus Crest’s internal controls and processes and remediating the underlying causes of the identified material weaknesses.

The audit reports of KPMG LLP on the consolidated financial statements of Campus Crest and subsidiaries as of and for the fiscal years ended December 31, 2014 and 2013 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG LLP’s report on the consolidated financial statements of Campus Crest Communities, Inc. and subsidiaries as of and for the years ended December 31, 2014 and 2013, contained a separate paragraph stating that “As discussed in Note 2 to the consolidated financial statements, Campus Crest has changed its method for reporting discontinued operations as of January 1, 2014.”

During Campus Crest’s two most recent fiscal years ended December 31, 2014 and 2013, and the subsequent interim period through August 5, 2015, neither Campus Crest nor anyone acting on its behalf consulted with Grant Thornton regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Campus Crest’s financial statements, and neither a written report nor oral advice was provided that Grant Thornton concluded was an important factor considered by Campus Crest in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (“10% Holders”), to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and 10% Holders are required by SEC regulations to furnish Campus Crest with copies of all Section 16(a) forms that they file. Based on our review of the copies of such forms filed on behalf of our executive officers and directors and written representations from such reporting persons, we believe that all of our executive officers and directors complied with the Section 16 filing requirements applicable to them with respect to all transactions during the fiscal year ended December 31, 2014.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Leased Aircraft

We lease aircraft from two entities in which Ted W. Rollins, our former Chairman and Chief Executive Officer, and Michael S. Hartnett, our Vice-Chairman of Special Projects, have indirect minority interests. Under these leases, we generally pay all of the costs of maintaining and insuring the aircraft, together with lease payments intended to cover the costs of financing and operating the aircraft. As such, it is not expected that the lessors of the aircraft will receive any material profit from the lease payments. For the year ended December 31, 2014, we paid approximately $345,000 under these leases directly to the lessors as well as additional amounts for associated costs including the employment of three pilots and a mechanic, insurance, taxes, hangar storage, various maintenance items, fuel and other ancillary items.

Campus Crest is also party to an arrangement with CB Townhome Communities, LLP (“CBTC”), an entity in which Dr. John McWhirter has an ownership interest. Campus Crest has agreed to nominate Mr. McWhirter for election to the Board of Directors at the 2015 annual meeting of stockholders, and one or more entities in which Dr. McWhirter has an ownership interest owned an interest in joint ventures with us and the other Sellers, which joint ventures own seven of the Copper Beech portfolio properties (although Dr. McWhirter has agreed to waive this nomination requirement for the 2015 Annual Meeting). Historically, the Copper Beech properties have paid CBTC for the use of a plane owned by another entity in which Dr. McWhirter has an ownership interest, Blackberry Aviation, LLC (“Blackberry”). CBTC operates the plane which is owned by Blackberry and, based upon estimated expenses to operate the plane (including pilots, fuel, storage, debt service, taxes, and other related operating expenses) determines a cost per flight hour for the upcoming fiscal year. The Copper Beech properties collectively purchase a certain number of hours of flight time and allocate the aggregate cost to the Copper Beech properties based upon the number of beds at each property relative to the total number of beds in the Copper Beech portfolio. The fiscal year for this arrangement runs from August 1 through July 31, and for the year beginning August 1, 2014, the Copper Beech entities agreed to purchase 70 flight hours with a cost of $0.5 million which will be incurred ratably throughout the year.

Tax Protection Agreements

In connection with our formation transactions and initial public offering, MXT Capital entered into a tax protection agreement with us. Pursuant to the tax protection agreement, we agreed to maintain a minimum level of indebtedness of $56.0 million throughout the 10-year tax protection period in order to allow a sufficient amount of debt to be allocable to MXT Capital to avoid certain adverse tax consequences. If we fail to maintain such minimum indebtedness throughout the 10-year tax protection period, we will be required to make indemnifying payments to MXT Capital in an amount equal to the federal, state and local taxes, if any, imposed on its members as a result of any income or gain recognized by them by reason of such failure. The amount of such taxes will be computed based on the highest applicable federal, state and local marginal tax rates, as well as any “grossed up” taxes imposed on such payments. This requirement may restrict our ability to reduce leverage when we otherwise might wish to do so and generally reduce our flexibility in managing our capital structure.

In connection with the consummation of the acquisition of additional membership interests in the Copper Beech portfolio, Campus Crest and its Operating Partnership entered into a tax protection agreement with certain of the selling unitholders participating in the transaction (the “Sellers”), including one or more entities in which Dr. McWhirter has an ownership interest. Pursuant to the tax protection agreement, unless Campus Crest and the Operating Partnership indemnify the applicable Sellers for certain resulting tax liabilities, Campus Crest and the Operating Partnership have agreed not to sell or otherwise to dispose of in a taxable exchange during the 7-year tax protection period, any of the seventeen protected properties set forth in the tax protection agreement. Further, Campus Crest and the Operating Partnership also agreed to allocate to the Sellers, during the 7-year tax protection period, an aggregate amount of at least $100 million of debt of the Operating Partnership (which amount decreases ratably as the number of OP Units held by the Sellers decreases) without any requirement that any Seller guarantee or directly bear the risk for such indebtedness and, after the end of the 7-year period, to use commercially reasonable efforts to permit the Sellers to enter into guarantees of “qualifying” debt or agreements to return a portion of their deficit capital account so as to permit the Sellers to avoid certain adverse tax consequences.

Registration Rights Agreements

We entered into a registration rights agreement with MXT Capital pursuant to which we agreed, among other things, to register the resale of any common stock that may be exchanged for the OP units issued in our formation transactions. We also granted the holders of OP units the right to include such common stock in any registration statements we may file in connection with any future public offerings, subject to the terms of the certain lock-up agreements and subject to the right of the underwriters of those offerings to reduce the total number of such shares of common stock to be sold by selling stockholders in those offerings.

In connection with the acquisition of additional membership interests in the Copper Beech portfolio, Campus Crest also entered into a registration rights agreement with certain of the Sellers, including one or more entities in which Dr. John R. McWhirter has an ownership interest, pursuant to which Campus Crest agreed to file a shelf registration statement no later than December 31, 2015, covering resales of shares of Campus Crest’s common stock, issuable upon redemption of the OP Units issued to the Sellers as consideration for the acquisition. In addition, Campus Crest agreed to use commercially reasonable efforts to have the registration statement declared effective as soon as practicable after filing and to keep the registration statement effective until such time as the Sellers no longer own any OP Units or shares of Campus Crest’s common stock issued upon conversion of the OP Units.

Information Technology Services and Marketing and Referral/Administration Agreements

We are party to an agreement with a subsidiary of Fortegra pursuant to which we offer our tenants a program of insurance services and products distributed or administered by the subsidiary. Pursuant to the agreement, we received an upfront payment of $100,000 and will receive fees for each person we refer who enrolls in the program. The subsidiary receives monthly fees with respect to each tenant referred by us during the tenant’s enrollment in the program, which amounted to approximately $1.3 million for the year ended December 31, 2014. The agreement has an initial term of five years and expires in December 2016. Richard S. Kahlbaugh, one of our directors, is the Chairman, Chief Executive Officer and President of Fortegra and owned shares in Fortegra. Mr. Kahlbaugh has no interest in our commercial arrangements with Fortegra, except his indirect interest as an officer, director and shareholder of Fortegra.

Settlement Agreement

Following the consummation of the acquisition of additional membership interests in the Copper Beech portfolio, we entered into a settlement agreement with the sellers of the Copper Beech portfolio, including one or more entities in which Dr. McWhirter has an ownership interest. The settlement agreement resolved the disagreement between the parties regarding certain disputes related to the acquired Copper Beech portfolio, including, among others, disagreement over the intercompany balances and intercompany loans. The parties have fully released each other from all claims arising out of the disputes addressed in the settlement agreement.

Review and Approval of Future Transactions with Related Persons

Our Board of Directors has adopted a policy for the review and approval of related person transactions requiring disclosure under Rule 404(a) of Regulation S-K. The policy provides that the Audit Committee is responsible for reviewing and approving or disapproving all interested transactions, meaning any transaction, arrangement or relationship in which (i) the amount involved may be expected to exceed $120,000 in any fiscal year, (ii) we will be a participant and (iii) a related person has a direct or indirect material interest. A related person will be defined as an executive officer, director or nominee for election as director, or a greater than 5% beneficial owner of our common stock, or an immediate family member of the foregoing.

NO DISSENTERS’ RIGHTS OF APPRAISAL

We are organized as a corporation under Maryland law. Under the Maryland general corporation law, because shares of Campus Crest common stock were listed on the New York Stock Exchange on the record date for determining stockholders entitled to vote at the Annual Meeting, our stockholders who object to the Merger do not have any appraisal rights, dissenters’ rights or similar rights of an objecting stockholder in connection with the Merger. However, our stockholders can vote against the Merger and the Merger Agreement.

SUBMISSION OF STOCKHOLDER PROPOSALS

We intend to hold a 2016 annual meeting of stockholders only if the Merger is not completed. If we hold such an annual meeting, stockholder proposals intended to be presented at the 2016 Annual Meeting of Stockholders must be received by the corporate secretary of Campus Crest no later than August 9, 2016 in order to be considered for inclusion in our Proxy Statement relating to the 2016 meeting pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”).

Our bylaws currently provide that in order for a proposal of a stockholder to be presented at our 2016 Annual Meeting of Stockholders, other than a stockholder proposal included in our Proxy Statement pursuant to Rule 14a-8, it must be received at our principal executive offices no earlier than the close of business on July 10, 2016 and on or before August 9, 2016. If the 2016 Annual Meeting of Stockholders is scheduled to take place before December 27, 2016 or after February 25, 2017, then notice must be delivered no earlier than the close of business on the 150th day prior to the 2016 Annual Meeting of Stockholders and not later than the close of business on the later of the 120th day prior to the 2016 Annual Meeting of Stockholders or the tenth day following the day on which public announcement of the date of the 2016 Annual Meeting of Stockholders is first made public by Campus Crest. Any such proposal should be mailed to: Campus Crest Communities, Inc., 2100 Rexford Road, Suite 414, Charlotte, North Carolina, 28211, Attention: Corporate Secretary. A copy of the bylaws may be obtained from our corporate secretary by written request to the same address.

STOCKHOLDERS SHARING THE SAME ADDRESS

Under rules adopted by the Securities and Exchange Commission, Campus Crest, and intermediaries such as brokers, may satisfy our obligations to deliver the Annual Report to stockholders and the Proxy Statement by delivering a single copy of the Annual Report and Proxy Statement to multiple stockholders sharing the same address. This “householding” saves costs and reduces waste. Unless you have given instructions to us that you wish to receive a separate copy of the Annual Report and Proxy Statement for each stockholder sharing the same address, you may receive a single envelope containing an Annual Report and Proxy Statement but separate proxy cards (or broker’s instruction cards) for each stockholder sharing the address. Once you have received notice from us or your broker that it will be householding communications to your address, that practice will continue until you are notified otherwise or until you revoke your consent.

If at any time you no longer wish to participate in householding by your broker, you should notify your broker. If we household the Annual Report and Proxy Statement and you no longer wish to participate in the householding, or at any time you wish to receive a separate copy of the Annual Report and Proxy Statement, you may contact Campus Crest Communities, Inc., 2100 Rexford Road, Suite 414, Charlotte, North Carolina 28211, Attention: Corporate Secretary or call (704) 496-2500. If you would like to only receive a single copy of the Annual Report and Proxy Statement at your address, contact us at the address above or contact your broker.

SOLICITATION

The solicitation of proxies is being made by our Board of Directors, and Campus Crest will bear the cost of solicitation of proxies for the Annual Meeting. Our Board of Directors is soliciting your proxy on Campus Crest’s behalf. Our Board of Directors has engaged Innisfree M&A Incorporated to assist in the solicitation of proxies for a fee not to exceed $20,000 and reimbursement of out-of-pocket expenses. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, that are beneficially owned by others, to send or cause to be sent proxy materials to and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in doing so. If necessary, officers and other employees of Campus Crest may by telephone, facsimile or personally, request the return of proxies.

Please mark, execute and return the accompanying proxy, or vote by providing voting instructions by telephone or Internet, in accordance with the instructions set forth on the proxy form, so that your shares may be voted at the Annual Meeting. For information on how to obtain directions to be able to attend the Annual Meeting and vote in person, please contact investor relations by email at investor.relations@campuscrest.com, by telephone at call (704) 496-2500 or by mail to Campus Crest Communities, Inc., 2100 Rexford Road, Suite 414, Charlotte, North Carolina 28211, Attention: Investor Relations.

OTHER MATTERS

Our Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

WHERE YOU CAN FIND MORE INFORMATION

Campus Crest files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy these reports, proxy statements or other information at the Securities and Exchange Commission’s public reference facilities in Washington D.C., at 100 F Street, N.E., Washington D.C. 20549. You may call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference facilities.

Campus Crest’s Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at http://www.sec.gov. You can also review copies of Campus Crest’s Securities and Exchange Commission filings at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. You may also find copies of Campus Crest’s Securities and Exchange Commission filings on its website at campuscrest.com (information on our website, however, is not part of or incorporated by reference in this Proxy Statement).

We are incorporating by reference into this Proxy Statement the documents listed below, as amended, and any filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act from the date of this Proxy Statement until the date of the Annual Meeting (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with Securities and Exchange Commission rules):

•	Campus Crest’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission on April 1, 2015;

•	Amendment No. 1 to Campus Crest’s Annual Report on Form 10-K/A for the year ended December 31, 2014, filed with the Securities and Exchange Commission on August 5, 2015;

•	Campus Crest’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the Securities and Exchange Commission on July 24, 2015;

•	Amendment No. 1 to Campus Crest’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the Securities and Exchange Commission on July 28, 2015;

•	Campus Crest’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, filed with the Securities and Exchange Commission on September 29, 2015;

•	Campus Crest’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, filed with the Securities and Exchange Commission on November 12, 2015;

•	Current Reports on Form 8-K filed on February 3, 2015, February 26, 2015, March 19, 2015, April 6, 2015, April 27, 2015, April 28, 2015, May 4, 2015, May 27, 2015, June 18, 2015, August 6, 2015, August 24, 2015, October 1, 2015 and October 19, 2015.

Information in this Proxy Statement supersedes related information in the documents listed above, and information incorporated herein from subsequently filed documents supersedes related information in this Proxy Statement and the previously incorporated documents.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or calling us at the following address:

Campus Crest Communities, Inc.

Attention: Investor Relations

2100 Rexford Road, Suite 414

Charlotte, North Carolina 28211

Telephone number: (704) 496-2500

EXHIBIT A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

dated as of October 16, 2015,

among

HSRE Quad Merger Parent, LLC,

HSRE Quad Merger Sub, LLC,

CCGSR INC.

and

CAMPUS CREST COMMUNITIES, INC.

A-i

A-ii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of October 16, 2015, is entered into by and among HSRE Quad Merger Parent, LLC, a Delaware limited liability company (“Parent”), HSRE Quad Merger Sub, LLC, a Maryland limited liability company and a wholly owned Subsidiary of Parent (“Merger Sub”), CCGSR, Inc., a Delaware corporation (the “Stockholders’ Representative”) and Campus Crest Communities, Inc., a Maryland corporation (the “Company”). Capitalized terms used in this Agreement are used as defined in Section 8.03.

RECITALS

WHEREAS, pursuant to this Agreement, and upon the terms and subject to the conditions set forth herein, the Company will be merged with and into Merger Sub with Merger Sub as the Surviving Entity (the “Merger,” and together with the other transactions contemplated by this Agreement, the “Transactions”), in accordance with the Maryland General Corporation Law (the “MGCL”) and the Maryland Limited Liability Company Act (the “MLLCA”), whereby each issued and outstanding share of common stock, par value $0.01 per share, of the Company (the “Common Stock”), other than as set forth herein, will be converted into the right to receive the Merger Consideration, subject to any withholding of taxes required by applicable Law;

WHEREAS, the Board of Directors of the Company (the “Board”), on the terms and subject to the conditions set forth herein, has unanimously (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions, including the Merger and (iii) resolved to recommend adoption of this Agreement by the stockholders of the Company;

WHEREAS, the Board of Managers of Parent, and the sole member of Merger Sub, on the terms and subject to the conditions set forth herein, have unanimously approved and declared advisable this Agreement and the consummation of the Transactions, including the Merger;

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

WHEREAS, contemporaneously with the Effective Time, the Company shall consummate, or shall cause the Company Operating Partnership to consummate, the transactions contemplated by the Copper Beech Agreement;

WHEREAS, immediately prior to the Effective Time, the Company shall consummate, or shall cause the applicable Company Subsidiaries to consummate, the Pre-Closing Dispositions;

WHEREAS, Parent, Merger Sub and the Company agree that, if the Montreal Closing Date shall not have occurred prior to the Effective time, then, at the Effective Time, Parent and the Stockholders’ Representative shall enter into a contingent value rights agreement in form and substance mutually agreeable to Parent and the Stockholders’ Representative (the “CVR Agreement”) with an institution selected by Parent that is reasonably satisfactory to the Company to act as Rights Agent (as such term will be defined in the CVR Agreement), pursuant to which Parent shall grant to each holder of Common Stock (other than Cancelled Shares) a Contingent Value Right entitling each holder thereof to receive, subject to the terms and conditions of this Agreement, certain payments as part of the Merger Consideration;

WHEREAS, Parent, Merger Sub and the Company agree that, if the Montreal Closing Date shall not have occurred prior to the Effective time, then, concurrent with the execution of the CVR Agreement, Parent, Merger Sub, the Company and the Stockholders’ Representative shall enter into an escrow agreement (the “Montreal Escrow Agreement”) with a United States national bank selected by the Company that is reasonably satisfactory to Parent to act as escrow agent, pursuant to which such escrow agent shall hold the Exchange Rate Adjusted Montreal Guaranty Amount and the Montreal Interests in accordance with the CVR Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Equity Investors have entered into Equity Commitment Letters with Parent; and

WHEREAS, subject to the terms and conditions set forth herein, following the execution and delivery of this Agreement, the Company and Parent shall enter into an escrow agreement substantially in the form of Exhibit A hereto (the “Escrow Agreement”) securing certain obligations of Parent and Merger Sub hereunder, and pursuant to the terms and conditions set forth herein and in the Escrow Agreement Parent shall deposit, or shall cause to be deposited, into an escrow account (the “Escrow Account”) an amount in cash equal to the Reverse Termination Fee;

WHEREAS, following the Effective Time, the Surviving Entity shall enter into a merger agreement with the Company Operating Partnership and a wholly owned subsidiary of the Surviving Entity (the “OP Merger Agreement”) pursuant to which (i) such wholly owned subsidiary and the Company Operating Partnership shall merge (the “OP Merger”), and (ii) the Scheduled Limited Partners shall be entitled to receive such amounts and consideration as set forth in Section 2.05 of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the conditions set forth herein, the parties intending to be legally bound hereto agree as follows:

Article I.
THE MERGER

Section 1.01         The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the MGCL and the MLLCA, at the Effective Time, (a) the Company shall be merged with and into Merger Sub and the separate corporate existence of the Company shall cease, and (b) Merger Sub shall continue as the surviving entity of the Merger (the “Surviving Entity”) and shall succeed to and assume all the rights and obligations of the Company in accordance with the MGCL and the MLLCA.

A-2

Section 1.02         Closing. The closing of the Merger (the “Closing”) will take place at 10:00 a.m., Eastern Time, on a date to be specified by the Company and Parent, which shall be no later than the second (2nd) Business Day after satisfaction or (to the extent permitted by applicable Law and this Agreement) waiver of the conditions set forth in ARTICLE VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by applicable Law and this Agreement) waiver of those conditions), at the offices of Kilpatrick Townsend & Stockton LLP, 1100 Peachtree Street NE, Suite 2800, Atlanta, Georgia 30309-4528, unless another time, date or place is agreed to in writing by Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

Section 1.03         Effective Time. On the Closing Date, the Company and Merger Sub shall (a) file an articles of merger with the State Department of Assessments and Taxation of Maryland (the “SDAT”) in such form as is required by, and executed in accordance with, the relevant provisions of the MGCL and the MLLCA (the “Articles of Merger”), and (b) make all other filings or recordings required by the MGCL and the MLLCA to effectuate the Merger. The Merger shall become effective at such time as the Articles of Merger are duly filed with, and accepted by, the SDAT or at such subsequent date and time as the Company and Merger Sub shall agree and specify in the Articles of Merger (the date and time that the Merger becomes effective is referred to as the “Effective Time”).

Section 1.04         Effects of the Merger. The Merger shall have the effects set forth in Section 3-114 of the MGCL and Section 4A-709 of the MLLCA.

Section 1.05         Articles of Organization and Limited Liability Company Agreement. The articles of organization and limited liability company agreement of Merger Sub, in each instance, in effect immediately prior to the Effective Time, shall be the articles of organization and limited liability company agreement, respectively, of the Surviving Entity, in each instance, until thereafter changed or amended as provided therein or by applicable Law.

Section 1.06         Manager. As of the Effective Time, the sole member of Merger Sub shall manage the Surviving Entity.

Article II.
EFFECT OF MERGER ON CAPITAL STOCK OF CONSTITUENT CORPORATIONS;
COMPANY STOCK OPTIONS; EXCHANGE OF CERTIFICATES

Section 2.01         Effect on Common Stock; Merger Sub Membership Units. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any shares of Common Stock or the holders of any membership units of Merger Sub (the “Merger Sub Membership Units”):

(a)          each share of Common Stock (i) held by the Company as treasury stock, (ii) owned by any direct or indirect wholly-owned Company Subsidiary, or (iii) that is issued or outstanding and owned directly or indirectly by Parent or Merger Sub immediately prior to the Effective Time (the “Cancelled Shares”) shall be automatically cancelled and retired and shall cease to exist, and no cash, stock or other consideration shall be delivered or deliverable in exchange therefor;

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(b)          each Merger Sub Membership Unit that is issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) validly issued, fully paid and non-assessable membership unit of the Surviving Entity; and

(c)          each share of Common Stock that is issued and outstanding immediately prior to the Effective Time, other than Cancelled Shares, shall automatically be converted into the right to receive (i) the Cash Merger Consideration, and (ii) the Per Share Contingent Consideration, if any (together with the Cash Merger Consideration, the “Merger Consideration”). At the Effective Time, all such shares of Common Stock shall cease to be outstanding and shall be automatically cancelled and retired and shall cease to exist, and each holder of a certificate (a “Common Stock Certificate”) or book-entry shares (“Book-Entry Shares”) that, immediately prior to the Effective Time, represented any shares of Common Stock shall thereafter cease to have any rights with respect to such shares of Common Stock, except, in all cases, the right to receive (other than with respect to the Cancelled Shares) the Merger Consideration, to be paid in consideration therefor upon surrender of such Certificate in accordance with Section 2.07. If the Montreal Closing Date shall have occurred prior to the Effective Time, the “Per Share Contingent Consideration” shall consist of the amount equal to (i) the Montreal Net Proceeds (converted to United States Dollars at the Exchange Rate), if any, divided by (ii) the Contingent Consideration Denominator. If the Montreal Closing Date shall not have occurred prior to the Effective Time, the “Per Share Contingent Consideration” shall consist of one non-transferable contingent value right (a “Contingent Value Right”) to be issued by Parent pursuant to the CVR Agreement, with each Contingent Value Right representing the right to receive a pro-rata portion (based on the Contingent Consideration Denominator) of (A) the amount, if any, of the Exchange Rate Adjusted Montreal Guaranty Amount that is not required after the Effective Time to fully satisfy and discharge the Montreal Guaranty, and (B) the net cash proceeds, if any, received by Montrealco after deducting certain operating expenses and transaction costs described in the CVR Agreement, from the sale of the Montreal Interests or Montreal Properties after the Effective Time, in each case as shall be set forth in the CVR Agreement. If the Montreal Closing Date has occurred prior to the Effective Time, the Company shall promptly provide Parent with all necessary information, financial and otherwise, necessary or required to calculate the Per Share Contingent Consideration. For purposes of this Agreement, the following terms shall have the meanings given below:

“Cash Merger Consideration” means an amount in cash equal to the result of (i) the Nominal Per-Share Cash Consideration minus (ii) the quotient of (x) the Montreal Guaranty Shortfall Amount, if any, divided by (y) the Contingent Consideration Denominator; provided, however, that if the Montreal Closing Date shall not have occurred prior to the Effective Time, then the Nominal Per-Share Cash Consideration shall be reduced by the amount equal to the quotient of (a) the Montreal Guaranty Amount, as adjusted to give effect to the CAD/USD exchange rate quoted in the Wall Street Journal on the date that the Montreal Guaranty Amount is deposited into the Montreal Escrow Account in accordance with Section 6.03(e) (the “Exchange Rate Adjusted Montreal Guaranty Amount”), divided by (b) the Contingent Consideration Denominator.

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“Contingent Consideration Denominator” means the sum of (i) the number of shares of Common Stock (other than Cancelled Shares) issued and outstanding immediately prior to the Effective Time plus (ii) the aggregate number of outstanding Company OP Units held by the Scheduled Limited Partners immediately prior to the Effective Time.

“Exchange Rate” means the CAD/USD exchange rate quoted in the Wall Street Journal on the Montreal Closing Date.

“Montreal Closing Date” means the closing date for the sale of the Montreal Properties or the Montreal Interests pursuant to the Montreal Sale Agreement.

“Montreal Expenses” means the sum of (i) the Montreal Operating Expenses plus (ii) the Montreal Transaction Expenses plus (iii) any costs, fees, or expenses incurred by the Company or any Company Subsidiary in connection with Section 5.20 (which, for the avoidance of doubt shall include costs, fees, or expenses incurred by the Company or any Company Subsidiary (A) in connection with complying with or attempting to comply with the provisions set forth in Section 5.20, and (B) as a result of failing to cause the actions set forth in clauses (i) and (ii) of Section 5.20 to occur, including any severance costs or any penalties in connection therewith).

“Montreal Guaranty” means that certain Guarantee dated as of January 14, 2014, executed by the Company and the Company Operating Partnership in favor of Royal Bank of Canada, as Administrative Agent.

“Montreal Guaranty Amount” means the amount equal to CAD 56,000,000.

“Montreal Guaranty Shortfall Amount” means the amount, if any, paid by the Company, any Affiliate or Montrealco at or prior to the Effective Time to satisfy and discharge in full all obligations of the Company (and its Affiliates) and Montrealco under the Montreal Guaranty.

“Montreal Interests” means all of the Company’s direct and indirect ownership interests and other rights in the Montreal Properties.

“Montreal Net Proceeds” means the result of (i) the net cash proceeds (after repayment of any indebtedness related thereto and expressed in CAD) actually received by Montrealco or the Company in respect of the Montreal Interests from the sale of the Montreal Properties or the Montreal Interests (including but not limited to cash proceeds and any cash repayment of outstanding amounts owed to Montrealco or the Company by the purchaser pursuant to the Montreal Sale Agreement) at or prior to the Effective Time, minus (ii) the Montreal Expenses.

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“Montreal Operating Expenses” means the aggregate amount of actual costs and expenses, in CAD, incurred or funded prior to the Effective Time by Montrealco or the Company (and any Affiliate) for operating expenses of the entity which manages the Montreal Properties.

“Montreal Properties” means (i) the property located at 777 rue University, Montreal, Quebec (formerly known as Delta Hotel and being operated as student housing as evo Vieux-Montreal) and (ii) the property located at 420 Sherbrooke West, Montreal, Quebec (formerly known as the Holiday Inn Hotel and being operated as student housing as evo Centre-Ville).

“Montreal Sale Agreement” means a purchase and sale agreement with respect to the sale of the Montreal Properties or the Montreal Interests.

“Montreal Transaction Expenses” means the aggregate amount, expressed in CAD, of (i) any and all costs, fees or expenses incurred by Montrealco or the Company (or any Affiliate), including any and all legal, accounting, tax, financial advisory and other professional or transaction-related costs, fees and expenses, and (ii) any and all taxes, if any, required to be paid or withheld by Montrealco or the Company (or any Affiliate), in each of clauses (i) and (ii), in connection with, or as a result of, the sale, transfer or disposition of the Montreal Properties or the Montreal Interests.

“Nominal Per-Share Cash Consideration” means an amount in cash equal to $6.90, without interest and subject to any withholding of taxes required by applicable Law.

Section 2.02         Appraisal Rights. No appraisal rights shall be available with respect to the Merger or the other Transactions.

Section 2.03         Restricted Stock. Prior to the Effective Time, the Company shall take, and cause the Board or any committee administering the Stock Plan to adopt resolutions approving the taking of, all actions to provide that each share of Common Stock outstanding immediately prior to the Effective Time that is subject to vesting or other lapse restrictions pursuant to the Stock Plan or any applicable restricted stock award agreement (collectively, “Restricted Stock”) (i) shall automatically vest and become free of such restrictions immediately prior to the Effective Time and (ii) shall be automatically converted into the right to receive the Merger Consideration in accordance with Section 2.01(c); provided, however, that the Merger Consideration to be paid with respect to any such shares of Restricted Stock shall be paid net of any applicable tax withholdings as set forth in Section 2.07(g), which the Surviving Entity or the Parent, as the case may be, shall promptly pay when due to the appropriate Governmental Entity for the account of each holder of the Restricted Stock.

Section 2.04         Preferred Stock. At the Effective Time, the Company shall either (i) cause each share of the Company’s 8.00% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”) to be redeemed in accordance with the terms thereof, or, in the alternative, (ii) set aside sufficient funds for the redemption of each share of Series A Preferred Stock in trust for the benefit of the holders of the Series A Preferred Stock in accordance with the terms thereof.

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Section 2.05         Company OP Units. At the effective time of the OP Merger in accordance with the OP Merger Agreement, and in satisfaction of Section 11.3(a) of the Company Operating Partnership Agreement, each Scheduled Limited Partner shall be entitled to receive for each Company OP Unit held by such Scheduled Limited Partner as of the Effective Time an amount equal to the Merger Consideration.

Section 2.06         Certain Adjustments. Notwithstanding any provision of this ARTICLE II to the contrary, if, between the date of this Agreement and the Effective Time, (a) the outstanding shares of Common Stock shall have been increased, decreased, changed into or exchanged for a different number of shares or different class, in each case, by reason of any reclassification, recapitalization, stock split (including reverse stock split), split-up, combination or exchange or readjustment of shares, (b) a stock dividend or dividend payable in any other securities of the Company shall be declared with a record date within such period, or (c) any similar event shall have occurred, then in each case the Merger Consideration shall be appropriately adjusted to provide the holders of shares of Common Stock the same economic effect as contemplated by this Agreement prior to such event.

Section 2.07         Exchange of Certificates and Book-Entry Shares; Paying Agent.

(a)          Paying Agent.

(i)          Prior to the Closing Date, Parent shall designate, and enter into an agreement with, a bank or trust company reasonably acceptable to the Company to act as paying agent for the Merger Consideration payable to holders of Common Stock as a result of the consummation of the Merger upon surrender of Certificates or Book-Entry Shares, as applicable (the “Paying Agent”). Immediately following acceptance of the Articles of Merger by the SDAT, Parent will deposit, or cause to be deposited, with the Paying Agent, for the benefit of the holders of shares of Common Stock that have been converted into the right to receive Merger Consideration pursuant to Section 2.01(c), cash sufficient to effect the payment of the aggregate Cash Merger Consideration to which such holders are entitled pursuant to Section 2.01(c), and the Per Share Contingent Consideration, if any, payable at the Effective Time, upon surrender of Certificates or Book-Entry Shares, as applicable. Such funds, once deposited with the Paying Agent, shall, pending its disbursement to such holders, be held in trust for the benefit of such holders and shall not be used for any other purposes.

(ii)         Immediately following acceptance of the Articles of Merger by the SDAT, Parent will deposit, or cause to be deposited, with the Paying Agent, for the benefit of the Scheduled Limited Partners pursuant to Section 2.05, cash sufficient to effect the payment of the aggregate Cash Merger Consideration to which such Scheduled Limited Partners are entitled pursuant to Section 2.05, and the Per Share Contingent Consideration, if any, payable at the Effective Time. Such funds, once deposited with the Paying Agent, shall, pending its disbursement to such Scheduled Limited Partners, be held in trust for the benefit of such Scheduled Limited Partners and shall not be used for any other purposes.

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(b)         Payment Procedures.

(i)          As soon as practicable after the Effective Time (but no later than the second (2nd) Business Day thereafter), the Surviving Entity shall cause the Paying Agent to mail to each holder of record of Common Stock as of immediately prior to the Effective Time (i) a letter of transmittal (which shall be in such a form reasonably acceptable to the Company), and (ii) instructions for use in effecting the surrender of the Certificates and Book-Entry Shares in exchange for payment of the applicable Merger Consideration to which the holder thereof is entitled. Upon surrender of a Certificate or Book-Entry Shares, as applicable, for cancellation to the Paying Agent, together with such letter of transmittal, duly completed and validly executed, the holder of such Certificate or Book-Entry Shares, as applicable, shall be entitled to receive the applicable Merger Consideration to which the holder thereof is entitled in accordance with the terms of this ARTICLE II, in exchange for each share of Common Stock, formerly represented by such Certificate or Book-Entry Shares, as applicable, and the Certificate or Book-Entry Shares, as applicable, so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 2.07(b)(i), each Certificate or Book-Entry Shares, as applicable (other than a Certificate or Book-Entry Shares, as applicable, representing shares of Common Stock constituting Cancelled Shares), shall be deemed, at any time after the Effective Time, to represent only the right to receive upon such surrender the Merger Consideration, without interest, into which the shares of Common Stock theretofore represented by such Certificate or Book-Entry Shares, as applicable, are convertible into pursuant to Section 2.01(c).

(ii)         As soon as practicable following the effective time of the OP Merger, the Surviving Entity shall cause the Paying Agent to deliver to the Scheduled Limited Partners the applicable and respective Merger Consideration that each such Scheduled Limited Partner is entitled to receive pursuant to Section 2.05.

(c)          No Further Ownership Rights in Common Stock; Transfer Books. All consideration paid upon the surrender of a Certificate or Book-Entry Shares, as applicable, in accordance with the terms of this ARTICLE II, including the Cash Merger Consideration and the Per Share Contingent Consideration, if any, shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Common Stock theretofore represented by such Certificate or Book-Entry Shares, as applicable, and, at the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Entity of the shares of Common Stock which were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Certificates or Book-Entry Shares, as applicable, that evidenced ownership of either shares of Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Common Stock except as otherwise provided for herein or by applicable Law. If, after the Effective Time, Certificates or Book-Entry Shares, as applicable, are presented to the Surviving Entity, Parent or the Paying Agent for any reason, they shall be cancelled and exchanged as provided in this ARTICLE II, except as otherwise provided by applicable Law.

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(d)          Undistributed Merger Consideration. Any portion of the funds made available to the Paying Agent pursuant to Section 2.07(a) that remains undistributed to holders of Certificates or Book-Entry Shares, as applicable, on the date that is one (1) year after the Effective Time shall be delivered to the Surviving Entity or its designee, and any holder of a Certificate or Book-Entry Shares, as applicable, who has not theretofore complied with this ARTICLE II shall thereafter look only to the Surviving Entity (subject to abandoned property, escheat or other similar Laws) and only as a general creditor thereof with respect to the payment of any Merger Consideration to which such holder is entitled pursuant to this ARTICLE II upon surrender of a Certificate or Book-Entry Shares, as applicable. Any portion of the funds made available to the Paying Agent pursuant to Section 2.07(a) that remains unclaimed by holders of Certificates or Book-Entry Shares, as applicable, on the date that is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity shall, to the extent permitted by Law, become the property of the Surviving Entity, free and clear of all claims or interests of any Person previously entitled thereto.

(e)          No Liability. None of Parent, Merger Sub, the Company, the Surviving Entity, the Paying Agent or their respective representatives shall be liable to any Person in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(f)          Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, then, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Entity, the posting of a bond in customary form in favor of the Surviving Entity, in such reasonable amount as Surviving Entity may direct, as an unsecured indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall deliver in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable pursuant to this Agreement in respect of the shares of Common Stock formerly represented by such Certificate, as contemplated by this ARTICLE II.

(g)          Withholding Rights. The Surviving Entity and Parent shall be entitled, and shall be entitled to direct the Paying Agent, to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Person such amounts as Parent, the Surviving Entity or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any provision of any other tax Law. To the extent that amounts are so deducted and withheld by the Surviving Entity, Parent or the Paying Agent, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by the Surviving Entity, Parent or the Paying Agent, and shall be paid, by the Surviving Entity, Parent or Paying Agent, as applicable, to the appropriate Governmental Entity.

Article III.
REPRESENTATIONS AND WARRANTIES

Section 3.01         Representations and Warranties of the Company. Except as disclosed in the disclosure schedule delivered on the date hereof to Parent and Merger Sub which is attached to this Agreement (the “Company Disclosure Schedule”) (which exceptions and responses will qualify the section or subsection they specifically reference and will also qualify other sections or subsections in this ARTICLE III to the extent that it is reasonably apparent on the face of an exception or response that such exception or response is applicable to such other section or subsection, whether or not any such section references the Company Disclosure Schedule) or as set forth in any reports on Form 10-K, 10-Q or 8-K filed or furnished (or incorporated by reference into such reports) by the Company with the SEC on after January 1, 2012 and publicly available prior to the date of this Agreement (but excluding statements in any “Risk Factors” section contained therein or any statement constituting a “forward-looking statement,” in each case, to the extent that such statements are cautionary, predictive or speculative in nature) (the “Reporting Documents”), the Company represents and warrants to each of Parent and Merger Sub as follows:

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(a)          Organization, Standing and Corporate Power. The Company and each Subsidiary of the Company is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation, as the case may be, and has all requisite corporate or similar power and authority required to own, lease and operate its properties and to carry on its business as presently conducted. The Company and each Subsidiary of the Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed has not had and would not reasonably be expected to have a Material Adverse Effect.

(b)          Capital Structure.

(i)          The authorized capital stock of the Company consists of 500 million shares of Common Stock and 50 million shares of preferred stock, par value $0.01 per share (“Preferred Stock”). Of the authorized shares of Preferred Stock, 6,210,000 shares of the Preferred Stock have been designated as shares of Series A Preferred Stock. As of the close of business on the Business Day immediately preceding the date of this Agreement:

(A)         64,756,541 shares of Common Stock, including 124,014 shares of Restricted Stock, are issued and outstanding;

(B)         4,977,857 shares of Common Stock are held by the Company in its treasury;

(C)         6,100,000 shares of Series A Preferred Stock are issued and outstanding; and

(D)         12,808,537 Company OP Units are issued and held by limited partners of the Company Operating Partnership, and Campus Crest Communities GP, LLC is the sole general partner of the Company Operating Partnership.

(ii)         All issued and outstanding shares of Common Stock and Series A Preferred Stock of the Company are duly authorized, validly issued, fully paid and non-assessable and are not subject to and were not issued in violation of any preemptive right.

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(iii)        Except as set forth on Section 3.01(b)(iii) of the Company Disclosure Schedule, there are no bonds, debentures, notes or other Indebtedness of the Company or any Subsidiary of the Company having, or providing the holders thereof, the right to vote (or which are convertible into, exchangeable for or exercisable for, shares of capital stock of the Company, equity or other securities of the Company having the right to vote) on any matters on which stockholders of the Company may vote. There are no Contracts, agreements or understandings to which the Company or any Subsidiary of the Company is a party with respect to the issuance of or the voting interest in any shares of capital stock of the Company or any equity interests in any Subsidiary of the Company or which restrict the transfer of any such shares or equity interests (other than agreements restricting the transfer of Restricted Stock).

(iv)        Except for outstanding shares of Common Stock, Series A Preferred Stock, and the Company OP Units held by limited partners of the Company Operating Partnership, there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities or equity interests of the Company, (B) any securities of the Company or any of the Subsidiaries of the Company convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or equity interests of the Company or any of the Subsidiaries of the Company, or (C) any warrants, calls, options, subscriptions, convertible securities or other rights to acquire from the Company or any of the Subsidiaries of the Company, and no Contract, obligation, agreement or commitment of the Company or any of the Subsidiaries of the Company to issue, transfer or sell any shares of capital stock, voting securities, equity interests or securities convertible into or exchangeable or exercisable for shares of capital stock or voting securities or equity interests of the Company, and there are not any outstanding Contracts relating to or obligations of the Company or any of the Subsidiaries of the Company to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities, including any Contracts or agreements granting or extending any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any securities of the Company or any of the Subsidiaries of the Company.

(v)         Section 3.01(b)(v) of the Company Disclosure Schedule sets forth a true, complete and correct list of the unvested Restricted Stock outstanding under the Stock Plan, including the name of the Persons to whom such Restricted Stock awards have been granted and the number of shares granted. Neither the Company nor any Subsidiary of the Company has issued any “phantom” stock or stock appreciation rights.

(vi)        Section 3.01(b)(vi) of the Company Disclosure Schedule sets forth a true and complete list of each Company Subsidiary as of the date of this Agreement, including a designation of each Subsidiary of the Company that is a “qualified REIT subsidiary” within the meaning of Section 856(i)(2) of the Code (a “Qualified REIT Subsidiary”) or a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code (a “Taxable REIT Subsidiary”), and, for each such Subsidiary of the Company, its jurisdiction of incorporation or organization and the owner of all of the issued and outstanding equity interests. Prior to the date of this Agreement, the Company has made available to Parent true, correct and complete copies of (A) the Company’s articles of amendment and restatement (as amended and supplemented, the “Articles”) and bylaws (as amended and supplemented, the “Bylaws”), and (B) the certificate or articles of incorporation or formation and bylaws, limited liability company agreements or partnership agreements (or equivalent organizational documents) of each Subsidiary of the Company, in each instance as in effect on the date of this Agreement, and neither the Company nor any of the Subsidiaries of the Company is in violation of any of the provisions of any their respective organizational documents except where such violation would not reasonably be expected to have a Material Adverse Effect.

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(vii)       Section 3.01(b)(vii) of the Company Disclosure Schedule sets forth as of the date hereof a list of all of the partners of the Company Operating Partnership, together with the number of Company OP Units held by each such partner in the Company Operating Partnership. Other than the Company OP Units owned by the limited partners of the Company Operating Partnership set forth in Section 3.01(b)(vii) of the Company Disclosure Schedule, the Company directly owns all of the issued and outstanding Company OP Units of the Company Operating Partnership, free and clear of any Liens (other than transfer and other restrictions under applicable federal and state securities Laws or the Company Operating Partnership Agreement), and all Company OP Units have been duly authorized and validly issued and are free of preemptive rights. There is no capital stock, voting securities or other equity interests of the Company Operating Partnership issued and outstanding other than such Company OP Units listed in Section 3.01(b)(vii) of the Company Disclosure Schedule, and there is no Indebtedness or other securities convertible into or exchangeable or exercisable for any Company OP Units or other ownership interest, voting securities or other equity interests in the Company Operating Partnership.

(viii)      Except as set forth on Section 3.01(b)(viii) of the Company Disclosure Schedule, all of the outstanding capital stock or other voting securities of, or ownership interests in, each Subsidiary of the Company is owned by the Company, directly or indirectly, free and clear of any Lien (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). There are no issued, reserved for issuance or outstanding (A) securities of the Company or any of the Subsidiaries of the Company convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of, or other ownership interests in, any Subsidiary of the Company, (B) warrants, calls, options or other rights to acquire from the Company or any of the Subsidiaries of the Company, or other Contracts, obligations of the Company or any of the Subsidiaries of the Company to issue, any capital stock or other voting securities of, or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock or other voting securities of, or other ownership interests in, any Subsidiary of the Company or (C) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or other ownership interests in, any Subsidiary of the Company (the items in clauses (A) through (C) being referred to collectively as the “Company Subsidiary Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Subsidiary Securities. All of the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of the Company have been validly issued, were issued free of preemptive rights and are fully paid and non-assessable.

(ix)         Except for (A) the capital stock or other voting securities of, or other ownership interests in, the Company Subsidiaries, (B) shares of publicly traded securities held for investment by the Company or any Subsidiary of the Company (which, in no case, exceeds five percent (5%) of the outstanding securities of any such entity), and (C) as set forth on Section 3.01(b)(ix) of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other voting securities of, or other ownership interests in, any Person.

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(x)          All dividends or other distributions on the shares of Common Stock and Series A Preferred Stock and any dividends or other distributions on any Company Subsidiary Securities which have been authorized and declared prior to the date hereof have been paid in full (except to the extent that such dividends have been publicly announced and are not yet due and payable).

(xi)         The Company has not exempted any “Person” from the “Aggregate Stock Ownership Limit” or the “Common Stock Ownership Limit” or established or increased an “Excepted Holder Limit,” as such terms are defined in the Articles, which exemption or increased limit is currently in effect.

(xii)        The Company does not have a “poison pill” or other similar stockholder rights plan.

(c)          Authority; Noncontravention.

(i)          The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Stockholder Approval, to consummate the Merger and each of the other Transactions. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Merger and each of the other Transactions have been duly and validly authorized and approved by the Board and, other than obtaining the Stockholder Approval, no other corporate proceedings on the part of the Company or any Subsidiary of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and each of the other Transactions. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (the “Bankruptcy and Equity Exceptions”). The Board, at a meeting duly called and held, has (A) adopted resolutions unanimously approving and declaring advisable this Agreement, the Merger and the other Transactions, (B) resolved to unanimously recommend that the stockholders of the Company adopt this Agreement and approve the Merger, and (C) directed that this Agreement be submitted to the holders of Common Stock for their adoption (the “Company Recommendation”).

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(ii)         The execution, delivery and performance of this Agreement by the Company does not, and the consummation by the Company of the Transactions, including the Merger, and compliance by the Company with the provisions of this Agreement will not, conflict with, or result in any violation or breach by the Company or any Subsidiary of the Company of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give rise to a right of, or result in, the termination, amendment, cancellation or acceleration of any obligation or to the loss of any benefit under, or result in the creation of any pledges, liens, limitations, restrictions, charges, rights of any third party, claims, easements, encroachments, encumbrances, mortgages, rights of first refusal, rights of first offer or security interests of any kind or nature whatsoever or rights of others of any kind or nature (collectively, “Liens”) in or upon any of the properties or other assets of the Company or any Company Subsidiary under, (A) the Articles or the Bylaws or the comparable organizational documents of any Subsidiary of the Company, (B) except as set forth on Section 3.01(c)(ii) of the Company Disclosure Schedule, any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease or other contract, agreement, obligation, deed, covenant, restriction, undertaking, commitment, arrangement, understanding, instrument, permit, franchise or license (each, whether written or oral and including all amendments thereto, a “Contract”) to which the Company or any Subsidiary of the Company is a party or any of their respective properties or other assets may be bound, or (C) subject to (1) obtaining the Stockholder Approval and (2) the governmental filings and the other matters referred to in Section 3.01(d), any (x) Law applicable to the Company or any Subsidiary of the Company or their respective properties or other assets or (y) order, writ, injunction, decree, statute, rule, regulation, judgment or stipulation, in each case applicable to the Company or any of the Subsidiaries of the Company or their respective properties or other assets, other than, in the case of clauses (B) and (C), any such conflicts, violations, breaches, defaults, rights, losses or Liens that would not reasonably be expected to have a Material Adverse Effect (without giving effect to clause (B)(II) contained in the definition of “Material Adverse Effect”).

(iii)        The Stockholders’ Representative is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company has made available to Parent complete and correct copies of the certificate of incorporation and bylaws of the Stockholders’ Representative as currently in effect. None of the issued and outstanding capital stock of the Stockholders’ Representative is or will be, directly or indirectly, owned by the Company or any Company Subsidiary. The Stockholders’ Representative has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement, the CVR Agreement and the Montreal Escrow Agreement. This Agreement has been, and the CVR Agreement and the Montreal Escrow Agreement will be, duly executed and delivered by the Stockholders’ Representative and constitutes, or will constitute, valid and binding agreements of the Stockholders’ Representative, enforceable against it in accordance with their respective terms, subject to the Bankruptcy and Equity Exceptions. No notices, reports or other filings are required to be made by the Stockholders’ Representative with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Stockholders’ Representative from, any Governmental Entity in connection with the execution, delivery and performance of this Agreement, the CVR Agreement or the Montreal Escrow Agreement. The execution, delivery and performance of this Agreement, the CVR Agreement and the Montreal Escrow Agreement by the Stockholders’ Representative do not, and will not, constitute or result in (x) a breach or violation of, or a default under, the certificate of incorporation or bylaws of the Stockholders’ Representative, or (y) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under or the creation of a Lien on any of the assets of the Stockholders’ Representative pursuant to, any Contract binding upon the Stockholders’ Representative or any Laws to which the Stockholders’ Representative is subject.

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(d)          Governmental And Other Approvals. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, tribunal, commission, authority or accrediting body or any non-governmental self-regulatory agency, commission, authority or accrediting body (whether or not private or quasi-private) including any taxing authority (each, a “Governmental Entity”) is required by or with respect to the Company or any Subsidiary of the Company in connection with the execution, delivery and performance of this Agreement by the Company or the consummation of the Transactions, including the Merger, except for (i) the filing with the Securities and Exchange Commission (the “SEC”) of (A) a proxy statement relating to the adoption by the stockholders of the Company of this Agreement (as amended or supplemented from time to time, the “Proxy Statement”), and (B) such reports under the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder, the “Exchange Act”), the Securities Act (as hereinafter defined) and state securities or state “blue sky” laws as may be required in connection with this Agreement and the consummation of the Transactions, (ii) the MGCL and the MLLCA with respect to the filing of the Articles of Merger with the SDAT and appropriate documents with the relevant authorities of other states in which the Company or any Company Subsidiary is qualified to do business, (iii) any filings, which do not include requests for any consents or approval, required under the rules and regulations of the New York Stock Exchange, (v) such filings, which do not include requests for any consents or approval, as may be required in connection with state and local transfer taxes, and (iv) such other consents, approvals, orders, authorizations, actions, registrations, declarations and filings the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect.

(e)          Company SEC Reports.

(i)          Other than as set forth on Section 3.01(e)(i) of the Company Disclosure Schedule, the Company has timely filed with or furnished to the SEC all forms, reports, statements, certifications and other documents required to be filed by it with the SEC since January 1, 2012 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “Company SEC Documents”). As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder, the “Securities Act”)) and as of their respective SEC filing dates (in the case of all other Company SEC Documents), the Company SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates (or, if amended prior to the date of this Agreement, the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein to make the statements therein, in light of the circumstances under which they were made, not misleading.

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(ii)         Each of the audited consolidated financial statements and unaudited consolidated financial statements of the Company included in the Company SEC Documents (including the related notes and schedules), as of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company SEC Documents), complied in all material respects with all applicable published rules and regulations of the SEC with respect thereto (except, in the case of unaudited statements, as permitted by Form 10-Q and Regulation S-X of the SEC), were prepared in accordance with generally accepted accounting principles in the United States consistently applied (“GAAP”) and applicable published rules and regulations of the SEC consistently applied during the periods involved (except (A) with respect to financial statements included in Company SEC Documents filed as of the date of this Agreement, as may be indicated in the notes thereto, or (B) as permitted by the rules and regulations of the SEC, including Regulation S-X), and fairly present in all material respects in accordance with GAAP the consolidated financial position of the Company and its consolidated Subsidiaries (the “Consolidated Company”) as of the dates thereof and the consolidated statements of operations, changes in stockholders’ equity and cash flows of such companies as of the dates and for the periods shown therein. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC or its staff.

(iii)        Other than as set forth on Section 3.01(e)(iii) of the Company Disclosure Schedule, neither the Company nor any Subsidiary of the Company has any liabilities or obligations of any nature (whether known or unknown, whether asserted or unasserted, whether accrued or unaccrued, whether absolute or contingent or otherwise and whether due or to become due) and there is no existing condition, situation or set of circumstances that would be required to be reflected or reserved against on a consolidated balance sheet of the Company prepared in accordance with GAAP or the notes thereto, except liabilities or obligations (A) reflected or reserved against on the consolidated balance sheet, including the notes thereto (the “Balance Sheet”) of the Company as of June 30, 2015 (the “Balance Sheet Date”) included in the Company SEC Documents, (B) incurred after the Balance Sheet Date in the ordinary course of business consistent with past practice, or (C) as specifically contemplated by this Agreement or otherwise in connection with the consummation of the Transactions, including those transaction fees set forth on Section 3.01(e)(iii) of the Company Disclosure Schedule.

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(iv)        Other than as set forth on Section 3.01(e)(iv) of the Company Disclosure Schedule or as described in the Company’s Form 10-K for the year ended December 31, 2014 and its Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015: (a) since January 1, 2012, the Company has designed and maintained disclosure controls and procedures and internal control over financial reporting (as such terms are defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) as required by Rules 13a-15 and 15d-15 under the Exchange Act; (b) the Company’s disclosure controls and procedures are designed to ensure that all information (both financial and nonfinancial) required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act; (c) the Company’s management has completed an assessment of the effectiveness of the Company’s disclosure controls and procedures and, to the extent required by applicable Law, presented in any applicable Company SEC Documents that is a report on Form 10-K or Form 10-Q, or any amendment thereto, its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation, and (d) based on Company management’s most recently completed evaluation of the Company’s internal control over financial reporting, (1) the Company had no significant deficiencies or material weaknesses in the design or operation of its internal control over financial reporting that would reasonably be expected to adversely affect the Company’s ability to record, process, summarize and report financial information and (2) the Company does not have any Knowledge of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since January 1, 2012, to the Knowledge of the Company, no executive officer or director of the Company has received or otherwise had or obtained knowledge of, and to the Knowledge of the Company, no auditor, accountant, or representative of the Company has provided written notice to the Company or any executive officer or director of, any substantive complaint or allegation that the Company or any Company Subsidiary has engaged in improper accounting practices. For the purposes of this Section 3.01(e)(iv), the terms “significant deficiency” and “material weakness” shall have the meanings assigned to them in Release 2007-005A of the Public Company Accounting Oversight Board, as in effect on the date hereof.

(f)          Absence of Changes. Since the Balance Sheet Date, except as set forth in Section 3.01(f) of the Company Disclosure Schedule and except for this Agreement and the Transactions contemplated by this Agreement, the Company and the Company Subsidiaries have conducted their respective businesses in the ordinary course of business, and there has not been any Material Adverse Change or any event, change or occurrence that would reasonably be expected to result in a Material Adverse Change.

(g)          Litigation. Except as set forth in Section 3.01(g) of the Company Disclosure Schedule or as filed or furnished as part of the Reporting Documents, there is no suit, claim, investigation, action, legal or administrative proceeding pending, or, to the Company’s Knowledge, threatened, against the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary is subject to any material outstanding order, writ, judgment, decree, injunction, ruling, arbitration award or decree by or before any Governmental Entity.

(h)          Contracts. Except as set forth in Section 3.01(h) of the Company Disclosure Schedule or as filed or furnished as part of the Reporting Documents, neither the Company nor any Company Subsidiary is a party to or bound by, and none of their respective properties or other assets is subject to (whether written or oral):

(i)          any Contract containing covenants limiting in any material respect the freedom of the Company or any Company Subsidiary to compete in any line of business or in any territory or with any other Person;

(ii)         any joint venture, partnership, manufacturer, development or supply agreement or other Contract which involves a sharing of material revenue, profits, losses, costs or liabilities by the Company or any Company Subsidiary with any other Person;

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(iii)        any material royalty, dividend or similar arrangement to be paid, or received, by the Company that is based on the revenue or profits of the Company or any Company Subsidiary or any Contract or agreement involving fixed price or fixed volume arrangements;

(iv)        any Contract for the purchase or sale of materials, supplies, goods, services, equipment or other assets providing for annual payments by the Company and the Company Subsidiaries or to the Company and the Company Subsidiaries, respectively, of $100,000 or more, other than Contracts entered into in the ordinary course of business and those that can be terminated by the Company or any of the Company Subsidiaries on less than 30 calendar days’ notice without payment by the Company or any of the Company Subsidiaries of any material penalty;

(v)         any loan or guaranty agreement, note, indenture or other instrument, Contract, or agreement under which the Company or any Company Subsidiary has incurred any Indebtedness, other than obligations for the deferred purchase price of property, goods or services not in excess of $100,000 individually or $500,000 in the aggregate;

(vi)        other than the Severance Policy, any employment or severance agreement or arrangement (including any such arrangement that contains a change of control payment, retention bonus or other similar arrangement) with an executive officer (other than those that are terminable by the Company or any of the Company Subsidiaries without cost or penalty upon 90 or fewer calendar days’ notice);

(vii)       any Company Benefit Plan (as hereinafter defined), any of the benefits of which will be increased, or the vesting or payment of benefits of which will be accelerated, by the consummation of the Transactions or the value of any of the benefits of which will be calculated on the basis of any of the consummation of the Transactions;

(viii)      any Contract relating to any acquisition of securities or assets of another Person or another business by the Company or any Company Subsidiary pursuant to which the Company or any Company Subsidiary has continuing “earn-out” or other contingent payment or guarantee obligations in excess of $100,000;

(ix)         any Contract that prohibits the payment of dividends or distributions in respect of the capital stock of the Company or any of the Company Subsidiaries, prohibits the pledging of the capital stock or other ownership interests or assets of the Company or any of the Company Subsidiaries, or prohibits the issuance of guarantees by the Company or any of the Company Subsidiaries;

(x)          any Contract that contains a put, call or similar right pursuant to which the Company or any of the Company Subsidiaries could be required to purchase or sell, as applicable, any equity interests of any Person or assets;

(xi)         any master leases or other material agreements with any college, university or other educational institution regarding the leasing of space or units within any of the Company Communities;

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(xii)        any Contract that contains any right of first refusal, right of first offer, option or other right of any Person other than the Company or the Company Subsidiaries to acquire any Company Real Property;

(xiii)       any mortgage, security agreement, capital lease or other agreement that effectively creates a Lien on any real estate or other material assets of the Company or any of the Company Subsidiaries;

(xiv)      any Contract with any Governmental Entity;

(xv)       any Contract that would prohibit or materially delay the consummation of the Merger or the other Transactions or otherwise materially impair the ability of the Company to perform its obligations hereunder;

(xvi)      other than (A) the Company Leases, and (B) real estate leases with tenants at Company Communities, any material Contract relating to the use, purchase, sale, lease, management or occupancy of any Company Real Property;

(xvii)     any agreement pursuant to which the Company or any Subsidiary of the Company is obligated to indemnify any other Person (other than the Company or a Subsidiary of the Company) for any taxes;

(xviii)    with respect to any Company Real Property, any agreements limiting the Company or any Company Subsidiary’s right to challenge any real estate tax or assessment that have not been recorded prior to the date hereof with the appropriate Governmental Entity; or

(xix)       any Contract that is material within the meaning set forth in Item 601(b)(10) or Regulation S-K of the Securities Act.

Each contract, agreement or arrangement (i) set forth or required to be set forth on Section 3.01(h) of the Company Disclosure Schedule, (ii) as filed or furnished or as required to be filed or furnished as part of the Reporting Documents, (iii) the Severance Policy, and (iv) each Company Lease shall be referred to herein as a “Material Contract”. The Company has furnished or made available to Parent (including in connection with the Reporting Documents) true, correct and complete copies of each Material Contract. Except as set forth on Section 3.01(h) of the Company Disclosure Schedule, each Material Contract is in full force and effect and, assuming its enforceability against the counterparties, is enforceable against the Company and/or any Company Subsidiary party to such Material Contract in accordance with its terms, except where the failure to be enforceable and in full force and effect would not reasonably be expected to have a Material Adverse Effect. None of the Company, any Company Subsidiary or, to the Company’s Knowledge, any other party thereto is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any Material Contract to which it is a party or by which it or any of its properties or other assets is bound, except for violations or defaults that have not had and would not reasonably be expected to have a Material Adverse Effect (without giving effect to clause (B)(II) contained in the definition of “Material Adverse Effect”).

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(i)          Compliance with Laws; Permits.

(i)          Except with respect to Environmental Laws, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and taxes, which are the subjects of Section 3.01(j), Section 3.01(l) and Section 3.01(m), respectively, and except as set forth on Section 3.01(i)(i) of the Company Disclosure Schedule, the Company and each Company Subsidiary are in compliance with all Laws applicable to it, its properties or other assets or its business or operations, and neither the Company nor any Company Subsidiary has received any written notice alleging that the Company or any Company Subsidiary is in violation of any Law to which the Company or any Company Subsidiary or any of their respective properties or other assets or its business or operations is subject, except for allegations which have been resolved and for non-compliance and written notices alleging any such non-compliance that have not had and would not reasonably be expected to have a Material Adverse Effect.

(ii)         Except as has not had and would not reasonably be expected to have a Material Adverse Effect, the Company and the Company Subsidiaries hold all Permits necessary for the operation of the businesses of the Company and Company Subsidiaries and each Company Community and other Company Real Property as currently improved and operated (the “Material Company Permits”). The Company and each of the Company Subsidiaries is and since January 1, 2013, has been in compliance with the terms of the Material Company Permits, except for failures to comply that have not had and would not reasonably be expected to have a Material Adverse Effect. Since January 1, 2013, no event has occurred that (A) gives to any third party any right of termination, cancellation, revocation or adverse modification (with or without notice or lapse of time or both) of any Material Company Permit or (B) to the knowledge of the Company, would otherwise reasonably be expected to result in the termination, cancellation, revocation, adverse modification or non-renewal of any Material Company Permit, other than, in the case of clauses (A) and (B), any such termination, revocation, cancellation, non-renewal or adverse modification that has not had and would not reasonably be expected to have a Material Adverse Effect.

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(j)          Environmental Matters. Except as would not reasonably be expected to have a Material Adverse Effect: (i) neither the Company nor any Company Subsidiary has received any written notice, demand, complaint, or other written communication alleging that the Company or any Company Subsidiary is in violation of, or has incurred or triggered potential liability or financial and/or remedial responsibility under, any applicable Environmental Law or that any judicial, administrative or compliance order has been issued against the Company or any Company Subsidiary which remains unresolved, (ii) no suit, claim, action, legal or administrative proceeding or request for information is pending or, to the Knowledge of the Company, threatened in writing by any Governmental Entity against the Company or any Company Subsidiary under any applicable Environmental Law; (iii) the Company and the Company Subsidiaries are in compliance with all Environmental Laws and all Material Company Permits required under Environmental Laws for the conduct of their respective business; (iv) neither the Company nor any Company Subsidiary is a party to any order, judgment, decree or other judicial or administrative demand that imposes any obligations under any Environmental Law on the Company or any Company Subsidiary; (v) to the Knowledge of the Company, there has been no release or threatened release of any Hazardous Materials on, in, or under, or migrating from, any Company Real Property that requires investigation, remediation, removal, mitigation, abatement, monitoring or maintenance; and (vi) other than as set forth on Section 3.01(j) of the Company Disclosure Schedule, no land use restrictions or other institutional controls or engineered barriers are in place or being relied on to protect human health at any of the Company Real Property. For purposes of this Agreement, “Environmental Laws” means any foreign, federal, state or local Law (including common law) relating to human health and safety or the pollution, protection, or restoration of the Environment, including, without limitation, those relating to the use, handling, presence, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials or related activities and/or occurrences, “Environment” means soil, sediment, land, surface or subsurface strata, surface water, ground water, ambient air (including indoor air) and any biota living in or on such media, and “Hazardous Materials” means any regulated pollutant or contaminant (including any constituent, raw material, product or by-product thereof), petroleum, natural gas, synthetic gas (including radon), asbestos or asbestos-containing material, polychlorinated biphenyls, lead paint, any hazardous industrial or solid waste, and any toxic, radioactive, infectious or hazardous substance, compound, material or agent that is known or suspected to be harmful to human health or the Environment. It is agreed and understood that the only representations and warranties made in this Agreement by the Company with respect to Environmental Laws and environmental matters are those set forth in this Section 3.01(j).

(k)          Labor Relations. Except as set forth on Section 3.01(k) of the Company Disclosure Schedule, all employees of the Company or any Subsidiary of the Company are “at will.” There are no collective bargaining or other labor union agreements to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any of their respective properties or assets is bound and there are no negotiations or discussions currently pending or occurring between the Company or any Company Subsidiary and any union or employee association regarding any collective bargaining agreement or any other work rules or polices. None of the employees of the Company or any Company Subsidiary is represented by any union with respect to his or her employment by the Company or such Company Subsidiary. Except as set forth on Section 3.01(k), to the Company’s Knowledge, there are no, and for the past three (3) years there have not been, organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any of the Company Subsidiaries, and there are no lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and each Company Subsidiary are, and since January 1, 2012, have been, in compliance, in all respects, with all applicable Laws respecting employment, discrimination in employment, terms and conditions of employment, worker classification, wages, hours and occupational safety and health and employment practices. Except as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any Company Subsidiary has engaged in any unfair labor practice and to the Company’s Knowledge there are no pending unfair labor practice charges.

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(l)          ERISA Compliance.

(i)          Section 3.01(l) of the Company Disclosure Schedule sets forth each employment, change in control, retention, bonus plan, pension, profit sharing, deferred compensation, material incentive compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock option, “phantom” stock, material performance, retirement, thrift, savings, stock bonus, paid time off, material perquisite, material fringe benefit, vacation, severance, disability, death benefit, hospitalization, medical, welfare benefit or other material plan, program, policy, arrangement or agreement (whether written or unwritten) maintained, contributed to or required to be maintained or contributed to by the Company or any of its Subsidiaries or any other Person that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, a “Commonly Controlled Entity”), in each case providing benefits to any current or former director, officer or employee of the Company or any of its Subsidiaries (collectively, the “Company Benefit Plans”), including each Company Benefit Plan that is an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) (sometimes referred to herein as a “Company Pension Plan”) and each Company Benefit Plan that is an “employee welfare benefit plan” (as defined in Section 3(1) of ERISA). With respect to each Company Benefit Plan, the Company has provided (A) the most recent summary plan description for which such summary plan description is available, (B) each trust agreement and insurance or group annuity contract relating to any Company Benefit Plan, (C) the most recent annual reports (Form 5500 series) (with applicable attachments) for which such annual reports are required, (D) the most recent determination, opinion, or advisory letter received from the IRS, if any; and (E) the three (3) most recent reports with respect to the funded status of such Company Benefit Plan, if any. Each Company Benefit Plan has been administered and operated in all material respects in accordance with its terms and the applicable provisions of ERISA, the Code and all other applicable laws.

(ii)         Each Company Pension Plan intended to be tax-qualified within the meaning of Section 401(a) of the Code has received a favorable determination, or may rely on an opinion letter, from the Internal Revenue Service (the “IRS”) regarding its qualified status, and, to the Company’s Knowledge, no event or omission has occurred that is reasonably likely to cause any Company Pension Plan to lose such qualification.

(iii)        Except as set forth on Section 3.01(l)(iii) of the Company Disclosure Schedule, neither the Company nor any Commonly Controlled Entity has (A) maintained, contributed to or been required to contribute to any Company Benefit Plan that is subject to Title IV of ERISA (including, any multiemployer plan (as that term is defined in Section 3(37) of ERISA), Section 412 of the Code or Section 302 of ERISA), (B) any unsatisfied liability under Title IV of ERISA, (C) a “multiple employer plan” (within the meaning of ERISA or the Code), (D) a self-funded health plan, (E) any voluntary employees’ beneficiary association (within the meaning of Section 501(c)(9) of the Code), (F) any arrangement that provides medical, life insurance or other welfare benefits to any current, retired or terminated employee (or any dependent thereof) other than as required pursuant to COBRA or applicable laws, (G) an arrangement that is not either exempt from or in compliance in all material respects with Section 409A of the Code, or (H) an arrangement that provides for indemnification for or gross-up of any taxes under Section 409A of the Code.

(iv)        Neither the Company nor any of the Subsidiaries of the Company has received notice of, and to the Company’s Knowledge, there are no audits or investigations by any Governmental Entity with respect to, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Company Benefit Plans), suits or proceedings against or involving any Company Benefit Plan or asserting any rights or claims to benefits under any Company Benefit Plan.

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(v)         All contributions, premiums and benefit payments under or in connection with the Company Benefit Plans that are required to have been made as of the date hereof in accordance with the terms of the Company Benefit Plans have been timely made or have been reflected on the most recent balance sheet filed or incorporated by reference into the Company SEC Documents.

(vi)        Except as set forth on Section 3.01(l)(vi) of the Company Disclosure Schedule neither the execution and delivery of this Agreement, the Stockholder Approval, nor the consummation of the Transactions (either alone or in conjunction with any other event) (A) limit the right of the Company or any Subsidiary of the Company to amend, merge, terminate or receive a reversion of assets from any Company Benefit Plan or related trust; (B) result in any “parachute payment” as defined in Section 280G(b)(2) of the Code (whether or not such payment is considered to be reasonable compensation for services rendered); or (C) result in a requirement to pay any tax “gross-up” or similar “make-whole” payments to any employee, director or consultant of the Company or any Subsidiary of the Company.

(vii)       Other than individual agreements with employees that are listed on Section 3.01(l)(vii) of the Company Disclosure Schedule, neither the Company nor any Subsidiary of the Company is obligated (irrespective of any conditions or lapse of time) pursuant to any agreement or Company Benefit Plan to make any severance payment to any officer, director, employee or consultant.

(viii)      Except as would not reasonably be expected to result in a Material Adverse Effect, the Company and the Company’s Subsidiaries are in compliance with the Affordable Care Act (“ACA”) concerning the mandate to offer affordable, employer-sponsored group health coverage to their “full-time employees” (as those terms are defined under the ACA) beginning January 1, 2015 subject to applicable regulations and transition guidance. All offers of group health coverage required in order to avoid the imposition of penalties under the ACA have been given in compliance in all material respects with the ACA, and neither the Company nor any of its Subsidiaries reasonably expect to incur liability for any taxes or any penalty for failure to comply with any of the foregoing related to the period between January 1, 2015 and the Effective Time.

(ix)         Concurrently with the execution of this Agreement, the Company has amended its Severance Policy dated as of May 21, 2015 (as amended, the “Severance Policy”) in accordance with Section 3.01(l)(ix) of the Company Disclosure Schedule.

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(m)          Taxes.

(i)          Each of the Company and the Subsidiaries of the Company has filed in a timely manner (within any applicable extension period) all material tax returns required to be filed by it pursuant to applicable Law. All such tax returns are true, complete and accurate in all material respects. The Company and the Subsidiaries of the Company have timely paid all material taxes due and owing, except for taxes that are being contested in good faith by appropriate proceedings. True, correct and complete copies of all material federal, state and local tax returns and reports for the Company and each Subsidiary, for all taxable years for which the statutory periods of limitation have not yet expired, and all written communications relating thereto with any Governmental Entity, have been delivered or made available to representatives of Parent. All material taxes which the Company and Subsidiary are required by Law to withhold or collect, including taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party and sales, gross receipts and use taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper Governmental Entities within the time period prescribed by Law.

(ii)         Neither the Company nor any Subsidiary has received notice in writing of any proposed material deficiencies in or material dispute or claim concerning any tax return filed by the Company, which allegations have not been resolved, from any Governmental Entity and there is no currently effective agreement extending the period of assessment or collection of any taxes of the Company or any of the Subsidiaries nor has any request been made for any such extension.

(iii)        The Company (A) for its taxable years commencing with the Company’s taxable year that ended on December 31, 2010 and through and including its taxable year ended December 31, 2014 has been subject to taxation as a real estate investment trust within the meaning of and under the provisions of Sections 856 et seq. of the Code (a “REIT”) and, except as set forth on Section 3.01(m)(iii) of the Company Disclosure Schedule, has satisfied all requirements to qualify as a REIT, and has so qualified, for United States federal tax purposes for such taxable years; (B) has operated since January 1, 2015 to the date hereof in such a manner so as to qualify as a REIT for United States federal tax purposes; (C) intends to continue to operate (including with regard to the REIT distribution requirements in the taxable year that includes and/or that ends on the Closing Date) through to the Merger (and the consummation thereof) in such a manner so as to qualify as a REIT for its taxable year that will end with the Merger (and consummation thereof); and (D) except as set forth in Section 3.01(m)(iii) of the Company Disclosure Schedule, has not taken or omitted to take any action that would reasonably be expected to result in a challenge by the IRS or any other Governmental Entity to its status as a REIT, and no such challenge is pending or, to the Company’s Knowledge, threatened. For each taxable year beginning with its taxable year ended December 31, 2010 through the Closing Date, the Company Operating Partnership was properly classified and qualified to be taxed as a partnership for U.S. federal income tax purposes. Since its inception, the Company and each Subsidiary of the Company has not incurred (i) any material liability for taxes under Sections 857(b)(1), 857(b)(4), 857(b)(6)(A), 857(b)(7), 860(c) or 4981 of the Code which have not been previously paid or accrued; and (ii) any material liability for taxes under Sections 857(b)(5) (for income test violations), 856(c)(7)(C) (for asset test violations), or 856(g)(5)(C) (for violations of other qualification requirements applicable to REITs).

(iv)        Each Subsidiary of the Company has been since the later of its acquisition or formation and continues to be treated for United States federal and state income tax purposes as (A) a partnership (or a disregarded entity) and not as a corporation or an association or publicly traded partnership taxable as a corporation, (B) a Qualified REIT Subsidiary, or (C) a Taxable REIT Subsidiary.

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(v)         Within the two-year period ending on the Closing Date, neither the Company nor any of the Company’s Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” as such terms are defined in Section 355 of the Code in a distribution of stock outside of the affiliated group of which the Company is the common parent qualifying or intended to qualify for tax-free treatment (in whole or in part) under Section 355(a) or 361 of the Code.

(vi)        Except as set forth in Section 3.01(m)(vi) of the Company Disclosure Schedule, neither the Company nor any of the Subsidiaries of the Company (A) is a party to or bound by (1) any agreement currently in effect the principal purpose of which is tax sharing or tax indemnity whether or not written, other than among the Company and the Subsidiaries of the Company, or (2) any advance pricing agreement, closing agreement or other agreement relating to taxes with any taxing authority), or (B) (1) has requested, received or is subject to any written ruling of a Governmental Entity related to taxes or has entered into any written and legally binding agreement with a Governmental Entity relating to taxes, (2) has engaged in any transaction of which it has made (or was required to make) disclosure to any Governmental Entity to avoid the imposition of any penalties related to taxes, or (3) has participated in any transaction that could give rise to a disclosure obligation as a "listed transaction" under Section 6011 of the Code and the Treasury Regulations thereunder or any similar provision under applicable Law.

(vii)       There are currently no material Liens for taxes asserted with respect to any assets or properties of the Company or any of the Subsidiaries of the Company, except for statutory Liens for taxes not yet due and payable. Neither the Company nor any Subsidiary of the Company has waived any statute of limitations with respect to the assessment of material taxes or agreed to any extension of time with respect to any material tax assessment or deficiency for any open tax year. No written power of attorney has been granted by the Company or any Subsidiary of the Company currently is in force with respect to any matter relating to taxes.

(viii)      Except as set forth in Section 3.01(m)(viii) of the Company Disclosure Schedule, neither the Company nor any of the Subsidiaries of the Company (A) is a member of a group of corporations within the meaning of Section 1504(a) of the Code (other than a consolidated group of which the Company is the parent) that files or has filed or has been required to file consolidated, combined, or unitary tax returns or filed taxes on a combined, unitary or similar basis with any entity (other than the Company or the Subsidiaries of the Company) for foreign, state or local tax purposes or (B) has any material liability for the taxes of any person (other than Company or any of the Subsidiaries of the Company) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, or by contract or otherwise.

(ix)         Section 3.01(m)(ix) of the Company Disclosure Schedule sets forth all ongoing material tax and assessment certiorari proceedings and other material tax and assessment contests and appeals.

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(x)          As used in this Agreement (A) “tax” or “taxes” means any Federal, state, local and foreign income, property, sales, use, excise, withholding, payroll, employment, social security, capital gain, alternative minimum, transfer and other taxes and similar governmental charges of any kind, including any interest, penalties and additions with respect thereto, whether or not disputed and including any obligations to indemnify or otherwise assume or succeed to the tax liability of any other Person; (B) “taxing authority” means any Federal, state, local or foreign government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising tax regulatory authority; and (C) “tax return” or “tax returns” means all returns, declarations of estimated tax payments, reports, estimates, information returns and statements, including any related or supporting information with respect to any of foregoing, filed or to be filed with any taxing authority in connection with the determination, assessment, collection or administration of any taxes.

(n)          Company Communities; Real Property.

(i)          Section 3.01(n)(i) of the Company Disclosure Schedule lists: (A) each student housing community owned, leased, subleased, managed or operated by the Company or any Company Subsidiary (each, a “Company Community”), (B) the address of each such Company Community and (C) whether each such Company Community is (I) owned and/or operated by the Company or any Company Subsidiary or (II) leased, subleased or managed by the Company or any Company Subsidiary. Except as would not reasonably be expected to have a Material Adverse Effect on the Company (A) all Company Communities are in working order sufficient for their normal operation in the ordinary course of business, subject to normal wear and tear, and are adequate and suitable for the purposes for which they are presently being used and (B) there are no pending or, to the Knowledge of the Company, threatened in writing, condemnation proceedings or enforcement actions relating to any Company Community. Except as would not reasonably be expected to have a Material Adverse Effect on the Company or as set forth on Section 3.01(n)(i) of the Company Disclosure Schedule, no portion of any Company Community has suffered any damage by fire or other casualty loss that has not heretofore been repaired and restored.

(ii)         Section 3.01(n)(ii) of the Company Disclosure Schedule lists all real property (other than (a) a Company Community, or (b) properties permitted to be bought or sold by the Company or any of the Company Subsidiaries during the period from the date of this Agreement to the Effective Time in accordance with Section 4.01) owned by the Company or any Company Subsidiary (together with the Company Communities owned by the Company or any Company Subsidiary, the “Owned Real Property”). Except as set forth on Section 3.01(n)(ii) of the Company Disclosure Schedule, with respect to each Owned Real Property, (A) either the Company or a Company Subsidiary has valid fee simple title to such Owned Real Property, free and clear of all Liens other than Permitted Liens and (B) there are no outstanding options or rights of first refusal, rights of first offer or other similar rights in favor of any other party to purchase such Owned Real Property or any material portion thereof or interest therein.

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(iii)        Section 3.01(n)(iii) of the Company Disclosure Schedule lists all leases, subleases or other agreements pursuant to which the Company or any Company Subsidiary uses or occupies or has the right to use or occupy any real property (other than (a) a Company Community, (b) properties permitted to be bought or sold by the Company or any of the Company Subsidiaries during the period from the date of this Agreement to the Effective Time in accordance with Section 4.01 and (c) leases between Company Subsidiaries) (together with the Company Communities leased or subleased by the Company or any Company Subsidiary, the “Leased Real Property” and all such leases, the “Company Leases”). Except as set forth on Section 3.01(n)(iii) of the Company Disclosure Schedule, with respect to each Leased Real Property, (A) either the Company or a Company Subsidiary has valid leasehold title to such Leased Real Property free and clear of all Liens other than Permitted Liens, and (B) there are no outstanding options or rights of first offer or rights or first refusal in favor of any other party to acquire the leasehold interest of the Company or any Company Subsidiary in any Leased Real Property or any portion thereof. Except as has not had and would not reasonably be expected to have a Material Adverse Effect on the Company, (A) each Company Lease is valid, binding and in full force and (B) no uncured default of a material nature on the part of the Company or, as applicable, any Company Subsidiary or, to the Knowledge of the Company, the landlord thereunder exists under any Company Lease.

(iv)        Except as would not reasonably be expected to have a Material Adverse Effect on the Company, (A) neither the Company nor any Company Subsidiary has received written notice of any existing zoning or land use violations with respect to any Company Real Property, (B) to the Knowledge of the Company, there are no pending actions initiated by or on behalf of the Company or any Company Subsidiary to change or redefine the zoning classification or land use approvals of all or any portion of any Company Real Property, (C) to the Knowledge of Company, there are no restrictions of record or zoning ordinances that would prohibit any Company Community from being operated for its current use, and (D) to the Knowledge of Company, each Company Community has adequate access to operate as it is currently being operated.

(v)         Except as set forth on Section 3.01(n)(v) of the Company Disclosure Schedule, the Company’s or the Company Subsidiary’s fee simple or leasehold title to each Company Real Property is insured pursuant to a title insurance policy duly issued by a national title insurance company and, to the Knowledge of the Company, each such title insurance policy is valid, in full force and effect and no written claim has been made thereunder (and to the Knowledge of the Company, no fact or circumstances exist or have occurred which would be reasonably likely to result in a material claim thereunder) and will remain in full force and effect following the Closing in accordance with its terms.

(vi)        Except as set forth on Section 3.01(n)(vi) of the Company Disclosure Schedule, and except for work performed or materials furnished to the Company Real Property in the ordinary course of business within the sixty (60) day period (or such longer period to the extent that the applicable underlying agreement for services and/or materials allows a payment period in excess of sixty (60) days) prior to the date hereof, all material work performed or materials furnished to the Company Real Property prior to the date hereof has been paid for in full or will be paid in the ordinary course of business.

(vii)       The lease rolls and status reports for each Company Community contained in Section 3.01(n)(vii) of the Company Disclosure Schedule accurately reflects in all material respects the data contained therein as of the dates of such reports.

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(o)          Intellectual Property. Section 3.01(o) of the Company Disclosure Schedule contains a complete and accurate list of all (i) patents and patent applications owned by the Company or any Subsidiary of the Company or used or held for use by the Company or any Subsidiary (“Company Patents”), registered and material unregistered trademarks and service marks owned by the Company or any Subsidiary or used or held for use by the Company or any Subsidiary (“Company Marks”) and registered copyrights and applications for copyright registration owned by the Company or any Subsidiary or used or held for use by the Company or any Subsidiary (“Company Copyrights”), any domain names owned by the Company or any Subsidiary (“Company Domains”) or any proprietary software used by the Company or any Subsidiary, (ii) licenses, sublicenses or other agreements under which the Company or any Subsidiary is granted rights by others in Company Intellectual Property (other than commercial off the shelf software) (“Licenses In”), and (iii) licenses, sublicenses or other agreements under which the Company or any Subsidiary has granted rights to others in Company Intellectual Property (“Licenses Out”). In the case of any licenses, sublicenses or other agreements disclosed pursuant to the foregoing clauses (ii) or (iii), Section 3.01(o) of the Company Disclosure Schedule also sets forth whether each such license, sublicense or other agreement is exclusive or non-exclusive. Except as set forth on Section 3.01(o) of the Company Disclosure Schedule:

(i)          The Company and each of the Company’s Subsidiaries owns the Company Intellectual Property purported to be owned, or has the right to use pursuant to a written, valid and enforceable license, all Intellectual Property Rights that are material to the conduct of the business of the Company and its Subsidiaries as of the date hereof, taken as a whole, in the case of the foregoing clauses above.

(ii)         All Company Patents, Company Marks and Company Copyrights that have been issued by, or registered or the subject of an application filed with, as applicable, the U.S. Patent and Trademark Office, the U.S. Copyright Office or any similar office or agency anywhere in the world, have been duly maintained (including the payment of maintenance fees) and are not expired, cancelled or abandoned and, to the Company’s Knowledge, are valid and enforceable.

(iii)        None of the Company Intellectual Property owned by the Company that has been issued by, or registered or the subject of an application filed with, as applicable, the U.S. Patent and Trademark Office, the U.S. Copyright Office or in any similar office or agency anywhere in the world is subject to any maintenance fees or taxes or actions falling due within 90 calendar days after the Closing Date.

(iv)        Neither the operation of the business of the Company or any Subsidiary, or any activity of the Company or any Subsidiary, nor the manufacture, use, importation, offer for sale and/or sale of any product or service infringes on or violates the right of others in or to any Intellectual Property Rights (“Third Party IP Rights”), or constitutes a misappropriation of any Third Party IP Rights or the subject matter of any Third Party IP Right.

(v)         Except as set forth in Section 3.01(o)(v) of the Company Disclosure Schedule, there are no pending or, to the Company’s Knowledge, threatened claims that the operation of the business of the Company or any Subsidiary or any activity by the Company or any Subsidiary is infringing, violating or misappropriating any Third Party IP Right or that any of the Company Intellectual Property is invalid or unenforceable.

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(vi)        To the Company’s Knowledge, no Person or Persons are infringing the rights of the Company or any Subsidiary with respect to any Company Intellectual Property. No claims are pending or, to the Company’s Knowledge, are threatened, against the Company or any Subsidiary with regard to the ownership by the Company or any Subsidiary of any of the Company Intellectual Property.

(vii)       Any persons responsible for the creation, development or invention of any material Intellectual Property Rights owned or purported to be owned by the Company or any Subsidiary has assigned all right, title and interest in such Intellectual Property Rights to the Company or appropriate Subsidiary through a valid, written, enforceable assignment document.

(viii)      As used in this Agreement, “Intellectual Property Rights” shall mean all intellectual property rights arising from or in respect of the following, whether protected, created, or arising under the laws of the United States or any other jurisdiction: patents, copyrights, trademarks (registered or unregistered), trade names, domain names, service marks, brand names, trade dress, logos, slogans, and other indications of origin, together with the goodwill associated with the foregoing and registrations of, and applications to register, the foregoing, including any extension, modification or renewal of any such registration or application; software computer programs, information and materials not generally known to the public that is protected as trade secrets (“Trade Secrets”) and rights to limit the use or disclosure thereof by any person; registrations or applications for registration of copyrights, and any renewals or extensions thereof; any similar intellectual property or proprietary rights similar to any of the foregoing, including all rights in and privileges with respect to customer databases; and licenses and claims of infringement and misappropriation against third parties. “Company Intellectual Property” shall mean all Intellectual Property Rights owned by the Company or any Company Subsidiary or used or held for use by the Company or any Subsidiary in their respective businesses, including, without limitation, Company Patents, Company Marks Company Copyrights and Company Domains.

(p)          Takeover Statutes. The approval of the Merger by the Board of Directors of the Company referred to in Section 3.01(c)(i) constitutes approval of the Merger for purposes of Section 3-602 of the MGCL and represents the only action necessary to ensure that Section 3-602 of the MGCL does not and will not apply to the execution and delivery of this Agreement or the consummation of the Merger. No other state takeover, “control-share” or similar statute or regulation is applicable to this Agreement, the Company, the Merger or the other Transactions.

(q)          Financial Advisors. No broker, investment banker or financial advisor (other than Moelis & Company LLC (“Moelis”), which the Board has retained as its financial advisor in connection with the Merger, the fees and expenses of which have been disclosed to Parent and will be paid by the Company at the Closing), is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the negotiations leading to this Agreement or the consummation of the Merger or the other Transactions based upon arrangements made by or on behalf of the Company.

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(r)          Opinion of Financial Advisor. The Board has received an opinion of Moelis, dated the date hereof, and subject to the various assumptions and qualifications set forth in such opinion, to the effect that, as of such date, the Merger Consideration to be received by holders of Common Stock is fair, from a financial point of view, to such holders.

(s)          Vote Required. The affirmative vote of a majority of the outstanding shares of Common Stock is the only vote of the holders of any class or series of capital stock of the Company, any Subsidiary or the Company Operating Partnership necessary under applicable Law and the Articles, Bylaws or any organizational document of any Subsidiary or the Company Operating Partnership to adopt this Agreement and consummate the Merger and the other Transactions.

(t)          Related Party Transactions. Except as set forth in the Reporting Documents or as permitted by this Agreement, no agreements, arrangements or understandings between the Company or any Subsidiary (or binding on any of its or their respective properties or assets), on the one hand, and any affiliate (including any officer or director or employee of the Company or any Company) thereof, on the other hand (other than those exclusively among the Company and the Company’s Subsidiaries), are in existence that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC.

(u)          Insurance. Section 3.01(u) of the Company Disclosure Schedule sets forth a complete list as of the date of this Agreement of all material insurance policies which the Company or any Company Subsidiary maintains with respect to its respective businesses or properties. Neither the Company nor any of the Company Subsidiaries has been informed that any such policies are not in full force and effect in all material respects. All premiums due and payable by the Company or any Company Subsidiary under each such policy have been paid.

(v)         Budget. Section 3.01(v) of the of the Company Disclosure Schedule sets forth the current monthly operating budget for the Company for the 2015-2016 academic year (the “Budget”).

(w)        No Other Representations or Warranties. Except for the representations and warranties made by the Company in this Section 3.01, neither the Company nor any other Person on behalf of the Company, including any director, officer or employee of the Company, makes any express or implied representation or warranty with respect to the Company or any of the Company Subsidiaries in connection with the Transactions contemplated hereby. Neither the Company nor any other Person, including any director, officer or employee of the Company, will have or be subject to any liability or obligation to Parent, Merger Sub or any other Person resulting from the distribution to Parent or Merger Sub, or Parent’s or Merger Sub’s use of, any such information, including any information, documents, projections, forecasts of other material made available to Parent or Merger Sub in expectation of the Transactions contemplated by this Agreement.

Section 3.02       Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

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(a)          Organization, Standing and Corporate Power. Each of Parent and Merger Sub is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is formed and has all requisite power and authority to carry on its business as now being conducted. Each of Parent and Merger Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except where the failure to be so qualified would not constitute a Parent Material Adverse Effect.

(b)          Authority; Noncontravention.

(i)          Each of Parent and Merger Sub has all requisite power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery of this Agreement and the consummation of the Transactions have been duly authorized by the Board of Managers of Parent and the sole member of Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions. This Agreement and the consummation of the Transactions do not require approval of the holders of any membership units of Parent. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub, as applicable, enforceable against Parent and Merger Sub, as applicable, in accordance with its terms, subject to the Bankruptcy and Equity Exceptions.

(ii)         The execution and delivery of this Agreement does not, and the consummation of the Merger and the other Transactions, and compliance with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or other assets of Parent or Merger Sub under (A) the articles of organization or limited liability company agreements of Parent or Merger Sub, (B) any Contract to which Parent or Merger Sub is a party or any of their respective properties or other assets is subject, in any way that would prevent, materially impede or materially delay the consummation of the Merger (including the payments required to be made pursuant to ARTICLE II) or the other Transactions contemplated hereby, or (C) subject to the governmental filings and other matters referred to in Section 3.02(b)(iii), any (1) Law applicable to Parent or Merger Sub or their respective properties or other assets, or (2) order, writ, injunction, decree, judgment or stipulation, in each case applicable to Parent or Merger Sub or their respective properties or other assets, other than, in the case of clauses (B) and (C), any such conflicts, violations, breaches, defaults, rights, losses or Liens that would not reasonably be expected to have a Parent Material Adverse Effect.

(iii)        No material consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the Merger or the other Transactions, except for the filing of the Articles of Merger with the SDAT.

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(c)          Ownership and Interim Operations of Merger Sub. Parent owns, beneficially and of record, all of the outstanding capital stock of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

(d)          Financial Ability.

(i)          Parent or Merger Sub has received and accepted an executed commitment letter dated as of the date hereof from PNC Bank, National Association and PNC Capital Markets and an executed commitment letter dated as of the date hereof from Bank Of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the “Debt Commitment Letters”) (the arrangers, lenders and/or purchasers party thereto, collectively, the “Lenders”) pursuant to which the Lenders have agreed, subject to the terms and conditions thereof, to lend the amounts set forth therein (the “Debt Financing Commitments”). The debt financing contemplated by the Debt Financing Commitments is collectively referred to in this Agreement as the “Debt Financing.”

(ii)         Parent has received and accepted the Equity Commitment Letters from the Equity Investors pursuant to which the Equity Investors have agreed, subject to the terms and conditions thereof, to invest in Parent the amounts set forth therein (the “Equity Financing Commitments” and, together with the Debt Financing Commitments, the “Financing Commitments”). The equity committed pursuant to the Equity Commitment Letters is collectively referred to in this Agreement as the “Equity Financing.” The Equity Financing and the Debt Financing are collectively referred to as the “Financing.” Parent has delivered to the Company true, complete and correct copies of the executed Commitment Letters. There are no agreements, side letters or arrangements, other than the Commitment Letters and the fee letter referenced in each Debt Commitment Letter (each, a “Fee Letter” and together, the “Fee Letters”), to which Parent or Merger Sub is a party relating to any of the Financing Commitments that could affect the availability of the Financing.

(iii)        Assuming the satisfaction of the conditions set forth in Section 6.01 and Section 6.02, except as expressly set forth in the applicable Commitment Letter, as of the date hereof, there are no conditions precedent to the obligations of the Lenders to provide the Debt Financing or the Equity Investors to provide the Equity Financing or any contingencies that would permit the Lenders to reduce the total amount of the Debt Financing intended to be funded on the Closing Date. Assuming the satisfaction of the conditions set forth in Sections 6.01 and 6.02, as of the date hereof, Parent does not have any reason to believe that any of the conditions to the Financing Commitments will not be satisfied or that the Financing will not be available to Parent or Merger Sub on the Closing Date.

(iv)        Assuming the satisfaction of the conditions set forth in Section 6.01 and Section 6.02 and the accuracy of the Company’s representations and warranties, the Financing, when funded in accordance with the Commitment Letters, will provide Parent and Merger Sub with cash proceeds on the Closing Date (after netting out applicable fees, expenses, original issue discount and similar premiums and charges payable by Parent or Merger Sub) sufficient for the satisfaction of Parent’s and Merger Sub’s obligations to (a) pay the aggregate Cash Merger Consideration, (b) pay any fees and expenses of or payable by Parent or Merger Sub and/or the Surviving Corporation and its Subsidiaries in connection with the consummation of the Transactions, (c) subject to the terms and conditions set forth in this Agreement, deposit the Montreal Guaranty Amount into the escrow account contemplated by the Montreal Escrow Agreement, and (d) pay all other amounts required to be paid by Parent or Merger Sub on the Closing Date to consummate the Transactions.

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(v)         As of the date hereof, the Commitment Letters are (i) valid and binding obligations of Parent and/or Merger Sub, as applicable, and, to the Knowledge of Parent and Merger Sub, of each of the other parties thereto (subject to the Bankruptcy and Equity Exceptions) and (ii) in full force and effect. As of the date hereof, assuming the satisfaction of the conditions set forth in Section 6.01 and Section 6.02 and the accuracy of the Company’s representations and warranties, no event has occurred that, with or without notice, lapse of time, or both, would reasonably be expected to constitute a default or breach on the part of Parent or Merger Sub under the terms and conditions of the Commitment Letters. Concurrently with the consummation of the Transactions, Parent and Merger Sub shall pay in full any and all commitment fees or other fees required to be paid pursuant to the terms of the Commitment Letters. None of the Commitment Letters has been modified, amended or altered as of the date hereof and none of the respective commitments under any of the Commitment Letters have been reduced, withdrawn or rescinded in any respect as of the date hereof.

(vi)        Neither Parent nor Merger Sub is a party to any Contract, or has made or entered into any formal or informal arrangement or other understanding (whether or not binding), with any other Person that has or would have the effect of limiting or prohibiting the right or ability of such Person to provide any other Person with financing or other potential sources of capital (whether equity, debt, rollover or a hybrid thereof) in connection with the Merger or the other Transactions.

(vii)       Concurrent with the execution of this Agreement, Parent has made a capital call to the Equity Investors in the amount of the Reverse Termination Fee.

(e)          Ownership. As of the date of this Agreement, none of Parent, Merger Sub or their respective Affiliates, directly or indirectly, beneficially own or control any shares of capital stock of the Company, and none of Parent, Merger Sub or their respective Affiliates have any rights to acquire any shares of capital stock of the Company other than pursuant to this Agreement.

(f)          Legal Proceedings. There is no pending or, to the Knowledge of Parent, threatened, legal or administrative proceeding, claim, suit, investigation or action against Parent, Merger Sub or any of their respective Subsidiaries, nor is there any injunction, order, judgment, ruling or decree imposed upon Parent, Merger Sub or any of their respective Subsidiaries, in each case, by or before any Governmental Entity, which would reasonably be expected to result in a Parent Material Adverse Effect.

(g)          Certain Arrangements. Other than as set forth in Section 3.02(g) of the Parent Disclosure Schedule, there are no Contracts between Parent or Merger Sub, on the one hand, and any member of the Company’s management or directors, on the other hand, as of the date hereof that relate in any way to the Company or the consummation of the Transactions. During the past three (3) years immediately preceding the date of this Agreement, neither Parent nor any of its Affiliates has beneficially owned more than five percent (5%) of the outstanding Common Stock.

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(h)          Solvency. On the Closing Date, immediately after giving effect to the consummation of the Transactions (including the Merger and the Financing) and assuming (x) the accuracy of the representations and warranties of the Company and the Company Subsidiaries contained in this Agreement (without giving effect to any materiality or “Material Adverse Effect” qualifications or any Knowledge qualifications), (y) the satisfaction of the conditions in Section 6.01 and Section 6.02, and (z) any estimates, projections, or forecasts prepared by or on behalf of the Company or any of the Company Subsidiaries have been prepared in good faith based upon assumptions that were and continue to be true and correct, to the Knowledge of Parent: (i) the Surviving Entity and its Subsidiaries, taken as a whole, will be able to pay their debts and obligations in the ordinary course of business as they become due; and (ii) the Surviving Entity and its Subsidiaries, taken as a whole, will have adequate capital to carry on their respective businesses.

(i)          Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the consummation of the Merger and the other Transactions based upon arrangements made by or on behalf of Parent or any of its Subsidiaries except for Persons whose fees and expenses will be paid by Parent at Closing.

(j)          Disclaimer of Other Representations and Warranties. Parent and Merger Sub each acknowledges and agrees that, except for the representations and warranties expressly set forth in this Agreement (i) neither the Company nor any of the Company Subsidiaries or their respective directors, officers or employees makes, or has made, any representations or warranties relating to itself or its business or otherwise in connection with the Merger and Parent and Merger Sub are not relying on any representation or warranty except for those expressly set forth in this Agreement, (ii) no Person has been authorized by the Company to make any representation or warranty relating to itself or any of the Company Subsidiaries or its business or otherwise in connection with the Merger, and if made, such representation or warranty must not be relied upon by Parent or Merger Sub as having been authorized by the Company, and (iii) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to Parent, Merger Sub or any of their Agents are not and shall not be deemed to be or to include representations or warranties, including any representations or warranties relating to the reasonableness of the assumptions underlying such estimates, projections and related information.

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Article IV.
COVENANTS RELATING TO CONDUCT OF BUSINESS; NO SOLICITATION

Section 4.01         Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time (or such earlier date on which this Agreement may be terminated in accordance with Section 7.01), except as required by applicable Law, consented to in writing in advance by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), or otherwise specifically contemplated or permitted by or required pursuant to this Agreement, the Company shall, and shall cause each of the Subsidiaries of the Company (including the Company Operating Partnership) to, and shall, to the extent it has the ability to do so, whether by Contract or otherwise, cause each other Company Subsidiary to, (i) carry on its business in the ordinary course consistent with past practice, and (ii) use commercially reasonable efforts to preserve intact in all material respects its current business organization, goodwill, ongoing businesses and the Company’s qualification as a REIT within the meaning of the Code. In addition to and without limiting the generality of the foregoing, during such period, except as required by applicable Law or as otherwise specifically contemplated or permitted by or required pursuant to this Agreement, the Company shall not, and shall not permit any of the Subsidiaries of the Company (including the Company Operating Partnership) to, and shall not, to the extent it has the ability to do so, whether by Contract or otherwise, permit any other Company Subsidiary to, without Parent’s prior written consent (which such consent shall not be unreasonably withheld, delayed or conditioned):

(a)          declare, set aside or pay any dividend on or make any other distributions (whether in cash, stock, property or otherwise) with respect to, or enter into any Contract relating to the declaration of any dividend or distribution with respect to, the shares of capital stock of the Company, the shares of capital stock of any Company Subsidiary or the Company OP Units of the Company Operating Partnership, except for (i) the declaration and payment by the Company of regular quarterly dividends in accordance with past practice for the period up to the Closing Date (including the portion of any month in which the Closing occurs), (ii) the declaration and payment of dividends or other distributions to the Company or any Company Subsidiary by any directly or indirectly wholly-owned Company Subsidiary, and (iii) dividends or other distributions by any Company Subsidiary that is not wholly owned, directly or indirectly, by the Company, in accordance with the terms of the organizational documents of such Company Subsidiary; provided, however, that, notwithstanding anything herein to the contrary, the Company and any Company Subsidiary shall be permitted to make (or increase) dividends or distributions, including under Sections 858 or 860 of the Code, reasonably necessary for the Company to maintain its status as a REIT under the Code and/or avoid or reduce the imposition of any entity-level income or excise tax under the Code or applicable state Law; provided, further, that, in each instance, the Company shall promptly notify Parent of the proposed record date for any such dividend or distribution prior to such date;

(b)          split, subdivide, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other ownership interests (including any securities convertible into, exchangeable for or exercisable for shares of its capital stock or other ownership interests);

(c)          purchase, redeem or otherwise acquire, or offer to purchase redeem or otherwise acquire, any shares of its capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, except for (i) purchases, redemptions or other acquisitions of capital stock or other securities required under the terms of any plans, arrangements or Contracts existing on the date hereof between the Company or any of the Company’s Subsidiaries and any director, employee or former employee of the Company or any of the Company’s Subsidiaries or in connection with the vesting of Restricted Stock, (ii) purchases, redemptions or other acquisitions of any Company OP Units required by and in accordance with the terms of the Company Operating Partnership Agreement, the Copper Beech Agreement, (iii) redemption of the Series A Preferred Stock, and (iv) as otherwise consented to by Parent;

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(d)          issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any shares of capital stock or other ownership interests, any other voting securities or any securities convertible into, exchangeable for, exercisable for, or any rights, warrants or options to acquire, any such shares, ownership interests, voting securities or convertible securities, or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock based performance units, including pursuant to Contracts as in effect on the date hereof (other than in connection with the redemption or exchange of any Company OP Units required by and in accordance with the Company Operating Partnership Agreement, the Copper Beech Agreement or as otherwise consented to by Parent);

(e)          amend the Articles or the Bylaws or other comparable organizational documents of the Company, the Company Operating Partnership or any of the Company Subsidiaries;

(f)          except as set forth on Section 4.01(f) of the Company Disclosure Schedule, make any acquisition (including by merger, consolidation, stock acquisition or otherwise) of the capital stock or other ownership interest or (except as otherwise permitted pursuant to this Agreement) assets of any other Person for consideration in excess for all such transactions of $100,000 (including future capital contribution requirements) in the aggregate;

(g)          adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company, the Company Operating Partnership or any of the Company Subsidiaries;

(h)          incur any Indebtedness for borrowed money (including pursuant to existing credit facilities and other arrangements in existence as of the date hereof), guarantee any Indebtedness of a third party, enter into any Contract with respect to any Indebtedness, or issue or sell debt securities, or enter into any Contract having the economic effect of any of the foregoing (collectively, “New Indebtedness”), that would result in an aggregate increase of outstanding Indebtedness of the Consolidated Company of greater than $100,000 more than the aggregate amount of outstanding Indebtedness of the Consolidated Company set forth on the Balance Sheet unless the net proceeds of such New Indebtedness are used to reduce, on a dollar-for-dollar basis, a liability of the Consolidated Company, to increase a current asset of the Consolidated Company, or to pay a bona-fide expense of the Consolidated Company consistent with the restrictions set forth in this Section 4.01;

(i)          except as set forth on Section 4.01(i) of the Company Disclosure Schedule, sell, transfer, lease, license, mortgage, sell and leaseback or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or other assets (including the capital stock or other equity interests in any Company Subsidiary) or any interests therein (including securitizations), except (A) Liens securing existing Indebtedness, (B) pursuant to Contracts in force as of the date hereof, (C) dispositions of obsolete or worthless assets (expressly excluding any real property) that are no longer useful in the conduct of the business of the Company, (D) for transfers among the Company and the Company Subsidiaries, or (E) for the sale of the Montreal Properties and the Montreal Interests;

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(j)          pay, discharge, settle or satisfy any suit, action or claim, other than (A) settlements of current, pending or future suits, actions or claims that are set forth on Section 4.01(j) of the Company Disclosure Schedule subject to the limits and conditions set forth on Section 4.01(j) of the Company Disclosure Schedule, (B) settlements of any suit, action or claim, or threatened suit, action or claim, that (1) require payments by the Company or any Company Subsidiary (net of insurance proceeds) in an amount not to exceed $100,000 individually or $250,000 in the aggregate and (2) do not require any other actions or impose any other material restrictions on the business or operations of the Company or any of the Company Subsidiaries, or (C) settlements, in the ordinary course of business consistent with past practices, of any workers’ compensation claims or employee claims filed with the Equal Employment Opportunity Commission, so long as such settlements do not exceed $100,000 individually or $250,000 in the aggregate;

(k)          amend or modify in any material respect or terminate any Material Contract other than in accordance with its terms, or, other than actions expressly permitted by this Section 4.01, enter into any Contract that (i) if entered into on or prior to the date hereof would constitute a Material Contract, or (ii) is not terminable upon thirty (30) days’ notice without penalty or premium;

(l)          except as set forth on Section 4.01(l) of the Company Disclosure Schedule or as required to comply with applicable Law (A) adopt, enter into, terminate or materially amend (1) any Company Benefit Plan, (2) any other agreement, plan or policy involving the Company or any of the Company Subsidiaries and one or more of their respective current or former employees or members of the Board that is not terminable at will, or (3) any retention or bonus agreement involving the Company or any of the Company Subsidiaries and one or more of their respective current or former employees or members of the Board, (B) or to comply with any Contract entered into prior to the date hereof, increase the compensation, bonus or fringe or other benefits offered by the Company or the Company Subsidiaries other than increases in the ordinary course of business consistent with past practice, (C) or except as required by Section 2.03 of this Agreement, take any action to accelerate the vesting or payment of any compensation or benefit under any Company Benefit Plan or (D) loan or advance any money or other property (other than reimbursement of reimbursable expenses or any advances of such expenses pursuant to the Company credit cards or otherwise in the ordinary course of business consistent with past practice) to any current or former member of the Board or officer of the Company or any Company Subsidiary;

(m)          enter into any agreement or, other than pursuant to agreements currently in effect described in the Reporting Documents, engage in any transaction with one or more of the Company’s directors, officers or stockholders, or with any corporation, partnership (general or limited), limited liability company, association or other organization of which one or more of the Company’s directors, officers or stockholders is (A) a director, officer, manager, managing partner, managing member (or the holder of any office with similar authority), (B) has a direct or indirect financial interest, or (C) directly or indirectly controls, is controlled by or is under common control with;

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(n)          adopt or implement any stockholder rights plan or similar arrangement;

(o)          elect to be subject to any state takeover, “control-share” or other similar statute or regulation with respect to this Agreement, the Company or the Merger or the other Transactions;

(p)          make any material change in any method of financial accounting principles or practices, in each case, except for any such change required by a change in GAAP or applicable Law;

(q)          (i) settle or compromise any material tax claim, audit or assessment, (ii) make or change any material tax election (including the Company’s election to qualify as a REIT), change any annual tax accounting period, adopt or change any method of tax accounting, (iii) amend any material tax returns or file claims for material tax refunds, or (iv) enter into any material closing agreement, surrender in writing any right to claim a material tax refund, offset or other reduction in tax liability or consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment relating to the Company or the Company Subsidiaries;

(r)          except as set forth on Section 4.01(r) of the Company Disclosure Schedule, enter into any material agreement, agreement in principle, letter of intent, memorandum of understanding or similar Contract with respect to any joint venture, strategic partnership or alliance or any binding agreement with respect to the acquisition of any real property by the Company or any Subsidiary of the Company;

(s)          except in connection with actions permitted by Section 4.02, take any action to exempt any Person from, or make any acquisition of securities of the Company by any Person not subject to, any state takeover statute or similar statute or regulation that applies to the Company with respect to a Takeover Proposal or otherwise, including the restrictions on "business combinations" set forth in the MGCL, except for Parent, Merger Sub or any of their respective Subsidiaries, or the Transactions contemplated by this Agreement;

(t)          fail to use reasonable best efforts to maintain material current insurance coverages, or fail to enforce the material rights of the Company or any Company Subsidiary under any such existing coverage;

(u)          except as set forth in the Budget or on Section 4.01(u) of the Company Disclosure Schedule, make any capital expenditure which is in excess of Twenty-Five Thousand Dollars ($25,000) or a series of capital expenditures which are, in the aggregate, in excess of One Hundred Thousand ($100,000);

(v)         decrease the average rental rates charged for any Company Community in a manner which would reasonably be expected to result in the average rental rates for such Company Community for the 2016/2017 leasing period to be lower by more than one percent (1%) in the aggregate as compared to those target rental rates for such Company Community set forth in the 2016 Leasing Plan (with respect to the 2016/2017 leasing period);

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(w)          make expenditures during the period between the date hereof and the Effective Time for advertising, marketing, concessions and rent inducements for any Company Community that would reasonably be expected to cause such expenditures, in the aggregate for such Company Community, to exceed by more than five percent (5%) the aggregate amounts for such expenditures contemplated for such Company Community for such period in the 2016 Marketing Budget;

(x)          except as set forth on Section 4.01(x) of the Company Disclosure Schedule, negotiate or refinance any form of Indebtedness of the Company or any Company Subsidiary having a maturity date at any time between the date of this Agreement and the 180th day following the Closing Date; or

(y)          authorize or agree or commit to take any of the foregoing actions.

Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit the Company from taking any action, at any time or from time to time, that in the reasonable judgment of the Company Board of Directors, upon advice of counsel to the Company and with prior written notice to Parent, is reasonably necessary for the Company to avoid incurring entity level income or excise taxes under the Code or to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the Effective Time, including making dividend or other distribution payments to stockholders of the Company in accordance with this Agreement or otherwise. If the Company proposes to take any such action, it shall notify Parent as soon as reasonably practicable prior to the taking of such action. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time, and nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

Section 4.02         No Solicitation.

(a)          On the date hereof the Company will instruct and cause the Company’s directors, officers, employees, investment bankers, financial advisors, attorneys, accountants and other representatives (with respect to any such Person, collectively, such Person’s “Agents”), each of the Company’s Subsidiaries and their respective Agents to immediately cease all activities, discussions and negotiations with any Persons that may be ongoing with respect to a Takeover Proposal, and deliver a written notice to each such Person to the effect that the Company is ending all discussions and negotiations with such Person with respect to any Takeover Proposal and such notice shall also request such Person to promptly return or destroy all confidential information concerning the Company and the Company’s Subsidiaries.

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(b)          The Company shall not, nor shall it permit any of the Company’s Subsidiaries to, nor shall it authorize or permit any of its or any of its Subsidiary’s Agents to directly or indirectly (i) solicit, initiate or knowingly encourage or take any action to facilitate any inquiries or the making of any proposal or offer that constitutes, or may reasonably be likely to lead to, any Takeover Proposal, (ii) provide any non-public information, or afford access to the properties, books, records, or personnel of the Company or any of its Subsidiaries to, or knowingly assist, participate in, facilitate or encourage any effort by, any Person that the Company, any of its Subsidiaries, or any of its or any of its Subsidiaries’ respective Agents has reason to believe is considering making, or has made, any Takeover Proposal, (iii) enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain a Takeover Proposal or otherwise in connection with any Takeover Proposal, (iv) approve, endorse, recommend, or execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to a Takeover Proposal (other than an Acceptable Confidentiality Agreement entered into pursuant to Section 4.02(c)) (an “Acquisition Agreement”) or any proposal or offer that could reasonably be expected to lead to a Takeover Proposal, (v) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries, (vi) take any action to exempt any Person from, or make any acquisition of securities of the Company by any Person not subject to, any state takeover statute or similar statute or regulation that applies to the Company with respect to a Takeover Proposal or otherwise, including the restrictions on "business combinations" set forth in the MGCL, except for Parent, Merger Sub or any of their respective Subsidiaries, or the Transactions, or (vii) resolve or agree to do any of the foregoing or otherwise authorize or permit any of its Agents to take any such action.

(c)          Notwithstanding anything to the contrary in Sections 4.02(a) or (b), prior to receipt of the Stockholder Approval, the Company may directly or indirectly through its Agents, subject to Section 4.02(d), (i) participate in negotiations or discussions with any third party that has made (and not withdrawn) a bona-fide, unsolicited Takeover Proposal in writing that the Board believes in good faith, after consultation with outside legal counsel and the Company’s financial advisor, constitutes or would reasonably be expected to result in a Superior Proposal, and (ii) thereafter furnish non-public information or data relating to the Company or any of its Subsidiaries to such third-party with which it has entered into a confidentiality agreement (a copy of which shall be provided to Parent within twenty-four (24) hours of execution) with provisions relating to confidentiality and standstill arrangements that are no less favorable to the Company than the provisions of the Confidentiality Agreement (it being understood that such confidentiality agreement shall contain provisions that expressly permit the Company to comply with the terms of this Agreement, including Section 4.02 hereunder) (an “Acceptable Confidentiality Agreement”) and afford access to the properties, books, records, or personnel of the Company and its Subsidiaries; provided that the Company shall promptly provide to Parent and Merger Sub any material non-public information that is provided to any such Person which has not previously been provided to Parent and Merger Sub. For the avoidance of doubt, the Board shall not take any of the actions referred to in this Section 4.02(c) unless the Company shall have delivered to Parent a prior written notice advising Parent that it intends to take such action.

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(d)          The Company will notify Parent promptly (but in no event later than twenty-four hours) after receipt by the Company, its Subsidiaries, or any of its or their respective Agents, of any Takeover Proposal, any inquiry that the Company reasonably believes could be expected to lead to a Takeover Proposal, any request for non-public information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its Subsidiaries by any third party. In such notice, the Company shall identify the third party making, and details of the material terms and conditions of, any such Takeover Proposal, indication or request. The Company will keep Parent reasonably informed, on a current and prompt basis, of the status of any such Takeover Proposal, inquiry or request (including the material terms and conditions thereof and any modifications thereto), and the Company shall promptly provide Parent with any non-public information concerning the Company's business, present or future performance, financial condition or results of operations, provided to any third party that has not been previously provided to Parent. The Company shall provide Parent with at least forty-eight (48) hours prior notice of any meeting of the Board at which the Board is reasonably expected to consider any Takeover Proposal.

(e)          For purposes of this Agreement:

(i)          “Takeover Proposal” means any inquiry, proposal, offer or indication of interest from any Person (other than Parent and its Subsidiaries) or “group”, within the meaning of Section 13(d) of the Exchange Act, relating to, in a single transaction or series of related transactions, any (A) direct or indirect sale, lease, exchange, transfer, license, acquisition or disposition of assets of the Company or any of its Subsidiaries equal to ten percent (10%) or more of the Company’s consolidated assets or to which ten percent (10%) or more of the Company’s net revenues or net income on a consolidated basis are attributable, (B) direct or indirect acquisition of five percent (5%) or more (or, in the case of any person beneficially owning (for purposes of Section 13(d) of the Exchange Act) five percent (5%) or more of the outstanding shares) of Common Stock as of the date of this Agreement, any additional shares of any class of outstanding voting or equity securities of the Company or any of its Subsidiaries, (C) tender offer or exchange offer that if consummated would result in any Person beneficially owning five percent (5%) or more (or, in the case of any person beneficially owning (for purposes of Section 13(d) of the Exchange Act) five percent (5%) or more of the outstanding shares of Common Stock as of the date of this Agreement, any additional shares) of any class of outstanding voting or equity securities of the Company or any of its Subsidiaries, (D) liquidation, dissolution (or the adoption of a plan of liquidation or dissolution), recapitalization, extraordinary dividend (whether in cash or other property) or other significant corporate reorganization of the Company or any of its Subsidiaries, (E) merger, consolidation or other combination involving the Company and any third-party other than a Subsidiary, or (F) any combination of the foregoing types of transactions if the sum of the percentage of consolidated assets, net revenues or net income and Common Stock involved is five percent (5%) or more; in each case, other than the Transactions contemplated hereunder; and

(ii)         “Superior Proposal” means a written, bona-fide Takeover Proposal, which, in the good faith determination of the Board, taking into consideration the various legal, financial, and regulatory aspects of such Takeover Proposal (provided that, for purposes of this definition of “Superior Proposal” only, references to five percent (5%) in the definition of Takeover Proposal shall be deemed to be references to thirty-five percent (35%)) and the Person or “group”, within the meaning of Section 13(d) of the Exchange Act, making such Takeover Proposal (including any required financing, stockholder approval requirements of the Person or group making the proposal, regulatory approvals, stockholder litigation, breakup fee and expense reimbursement provisions, expected timing and risk and likelihood of consummation, and, to the extent deemed appropriate by the Board, such other factors that may be considered in making such a determination under the MGCL, including any revisions to the terms of this Agreement proposed by Parent during the Notice Period) if consummated, would result in a transaction that is more favorable from a financial point of view to the stockholders of the Company than the Transactions contemplated hereby.

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(f)          Except as permitted by Section 4.02(g), neither the Board nor any committee thereof shall (i)(A) fail to make, amend, change, qualify, withhold, withdraw or modify, or publicly propose to amend, change, qualify, withhold, withdraw or modify, in a manner adverse to Parent or Merger Sub, the Company Recommendation, or (B) adopt, approve, endorse or recommend, or publicly propose to adopt, approve, endorse or recommend to the stockholders of the Company any Takeover Proposal or Superior Proposal, (ii) fail to recommend against acceptance of any tender or exchange offer for the Common Stock within ten (10) Business Days after commencement of such offer, (iii) make any public statement inconsistent with the Company Recommendation (actions described in clauses (i)-(iii) being referred to as a “Company Adverse Recommendation Change”), (iv) authorize, cause or permit the Company or any of its Subsidiaries or any of its or their respective Agents to enter into any Acquisition Agreement, or (v) resolve to do any of the foregoing.

(g)          Notwithstanding anything to the contrary set forth in this Agreement, including Section 4.02(f), prior to the time the Stockholder Approval is obtained, but not after, the Board may make a Company Adverse Recommendation Change or cause the Company to (or permit any Company Subsidiary to) enter into an Acquisition Agreement with respect to a Takeover Proposal only if the Board has determined in good faith, after consultation with its financial advisor and outside legal counsel, (i) that failure to take such action would reasonably be expected to cause the Board to be in breach of its fiduciary duties under applicable Law, and (ii) that such Takeover Proposal constitutes a Superior Proposal; provided, however, that prior to taking such action (A) the Company has given Parent at least five (5) Business Days’ (the “Notice Period”) prior written notice of its intention to take such action (which notice shall include a copy of the Superior Proposal, a copy of the relevant proposed transaction agreements and a copy of any financing commitments relating thereto), (B) the Company and its Subsidiaries shall negotiate, and shall cause their respective Agents to negotiate, in good faith with Parent during such Notice Period, to the extent Parent wishes to negotiate, in order to enable Parent to propose revisions to the terms of this Agreement and any other agreements relating to the Transactions contemplated hereunder such that the Takeover Proposal would no longer constitute a Superior Proposal, (C) following the end of such Notice Period, the Board shall have considered in good faith any proposed revisions to this Agreement and any other agreements relating to the Transactions contemplated hereby proposed in writing by Parent, and shall have determined that the Takeover Proposal would continue to constitute a Superior Proposal if such revisions were to be given effect, and (D) in the event that, after the commencement of the Notice Period, there is any material change to the terms of such Takeover Proposal, the Company shall deliver to Parent an additional notice consistent with that described in clause (A) above, and the Notice Period shall be extended, if applicable, in order to ensure that at least three (3) Business Days remain in the Notice Period subsequent to the time that the Company notifies Parent of any such material revision (it being understood that there may be multiple extensions); and provided, further, that the Company has complied in with its obligations under this Section 4.02.

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(h)          Nothing contained in this Section 4.02 shall prohibit the Company, after the receipt of advice from outside legal counsel that failure to disclose such position would constitute a violation of applicable Law, from (i) disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act, provided that any disclosures permitted under this Section 4.02(h) that does not contain either an express rejection of any applicable Takeover Proposal or an express reaffirmation of the Company Recommendation shall be deemed a Company Adverse Recommendation Change, or (ii) making any “stop-look-and-listen” communication to the stockholders of the Company pursuant to Section 14d-9(f) promulgated under the Exchange Act (or any similar communications to the stockholders of the Company) in which the Company indicates that it has not changed the Company Recommendation.

(i)          Notwithstanding the foregoing provisions of this Section 4.02, in the event that Parent has not funded the Escrow Account, or caused the Escrow Account to be funded, with an amount in cash equal to the Reverse Termination Fee within twenty-one (21) days following the date of this Agreement, then the provisions of this Section 4.02 shall be of no force or effect until such time, if any, as Parent funds the Escrow Account, or causes the Escrow Account to be funded, with an amount in cash equal to the Reverse Termination Fee, at which time (unless this Agreement shall have previously been terminated), and with no further action by any Party hereto, the provisions of this Section 4.02 shall be restored and in full force and effect and binding on the Parties hereto.

Article V.
ADDITIONAL AGREEMENTS

Section 5.01         Preparation of the Proxy Statement; Stockholders’ Meeting.

(a)          As promptly as practicable following the date of this Agreement, but in no event later than thirty (30) calendar days after the date hereof, the Company and Parent shall prepare, and the Company shall file with the SEC, the Proxy Statement, and the Company shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC and its staff with respect thereto or the Transactions (whether written or oral) and, to the extent permitted by applicable Law, to commence mailing of the Proxy Statement to the stockholders of the Company as promptly as practicable (but in no event prior to the clearance of the Proxy Statement by the SEC) after responding to all such comments to the satisfaction of the SEC and its staff. The Company shall promptly notify Parent and its legal counsel upon the receipt of any such comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement, and shall provide Parent and its legal counsel with copies of all correspondence between the Company and its Agents, on the one hand, and the SEC and its staff, on the other hand. Prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC or the staff of the SEC with respect thereto, the Company (i) shall provide Parent and its legal counsel a reasonable opportunity to review and comment on such document or response and (ii) provide Parent and its counsel a reasonable opportunity to advise in connection with any discussions or meetings with the SEC; provided that Parent shall use reasonable best efforts to provide or cause to be provided its comments to the Company as promptly as reasonably practicable after such document or response is transmitted to Parent for its review.

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(b)          Parent and the Company shall each cooperate in the preparation of the Proxy Statement and any amendment or supplement thereto. Without limiting the generality of the foregoing, each of the Company, Parent and Merger Sub, as the case may be, shall promptly furnish to the Company in writing the information relating to them required by the Exchange Act to be set forth in the Proxy Statement. The Company shall use reasonable best efforts to ensure that the Proxy Statement (i) will not on the date it is first mailed to stockholders of the Company and at the time of the Stockholders’ Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) will comply as to form in all material respects with the applicable requirements of the Exchange Act. Notwithstanding the foregoing, the Company assumes no responsibility with respect to information supplied in writing by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement. If, at any time prior to receipt of the Stockholder Approval, any event occurs with respect to the Company, any of its Subsidiaries, Parent or Merger Sub, or any change occurs with respect to other information to be included in the Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Proxy Statement, the Company or Parent, as the case may be, shall promptly notify the other party of such event and the Company shall promptly file, following compliance with Section 5.01(a), any necessary amendment or supplement to the Proxy Statement, and thereafter promptly prepare and disseminate amended or supplemented proxy materials (and, if required in connection therewith, re-solicit proxies).

(c)          (i) Unless this Agreement has been terminated pursuant to Section 7.01, the Company shall, as soon as practicable, but in no event later than 45 days after the Proxy Statement has been cleared by the SEC and its staff for mailing to the stockholders of the Company, duly call, give notice of, convene and hold a meeting of the stockholders of the Company (including any adjournment or postponement thereof, the “Stockholders’ Meeting”) for the purpose of obtaining Stockholder Approval to adopt this Agreement and approve the Merger, in each case, duly called and held for such purpose; provided, however, for the avoidance of doubt, the Company may postpone or adjourn the Stockholders’ Meeting only (i) with the consent of Parent, (ii) for the absence of a quorum, or (iii) to such date following the filing of the Company’s report on Form 10-Q for the quarter ended September 30, 2015 (the “2015 Q3 10-Q”) as is reasonably selected by the Company in accordance with Section 5.01(c)(ii) below. “Stockholder Approval” is obtained at the Stockholders’ Meeting if a majority of the outstanding shares of Common Stock entitled to vote thereon vote in favor of adopting the Agreement and approving the Merger.

(ii) The Company shall not hold the Stockholders Meeting at any time prior to the third (3rd) Business Day following the date that the 2015 Q3 10-Q is filed with the SEC.

(d)          Unless the Board shall have effected a Company Adverse Recommendation Change in accordance with Section 4.02(g), the Board shall make the Company Recommendation, include such Company Recommendation in the Proxy Statement and use its reasonable best efforts to obtain the Stockholder Approval. The notice of such Stockholders’ Meeting shall state that a resolution to approve and adopt this Agreement and the Merger will be considered at the Stockholder Meeting.

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Section 5.02         Access to Information; Confidentiality.

(a)          Subject to restrictions under applicable Law, the Company shall afford to Parent, and to Parent’s officers, employees, accountants, counsel, financial advisors, and their respective Agents, reasonable access, during normal business hours and upon reasonable prior notice to the Company during the period prior to the earlier of the Effective Time or the termination of this Agreement, to all of its and the Company Subsidiaries’ properties, books, Contracts, personnel and records and, during such period, the Company shall furnish promptly to Parent (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities Laws (unless such document is publicly available), (ii) a copy of each material correspondence or written communication with any United States Federal or other Governmental Entity, and (iii) all other information concerning its and the Company Subsidiaries’ business, properties and personnel as Parent may reasonably request, including but not limited to (A) information regarding the Company’s cash flow on a consolidated basis, (B) the occupancy rate, rental rates and capital expenditures and the advertising and marketing expenses and/or concessions and rent inducements for each Company Community, (C) updated balance sheets for the Company on a consolidated basis, and (D) preleasing rent rolls with respect to the 2016 Leasing Plan for each Company Community; provided, however, that that the Company may restrict the foregoing access to such information or personnel to the extent that such disclosure would, based on the advice of legal counsel, result in a waiver of attorney-client privilege, the work product doctrine or any other applicable privilege applicable to such information.

(b)          Except for disclosures expressly permitted by the terms of the confidentiality agreement, dated March 8, 2015, between the Company and Parent (as amended from time to time, the “Confidentiality Agreement”), Parent shall hold, and shall cause Merger Sub and its and Merger Sub’s respective officers, employees, accountants, counsel, financial advisors and other Agents to hold, all information received from the Company, directly or indirectly, in confidence in accordance with the Confidentiality Agreement.

(c)          No investigation pursuant to this Section 5.02 or information provided or received by any party hereto pursuant to this Agreement will affect any of the representations or warranties of the parties hereto contained in this Agreement or the conditions hereunder to the obligations of the parties hereto.

(d)          Promptly following the date hereof, Parent and the Company will work cooperatively in good faith to develop a mutually agreeable (i) monthly leasing plan (including proposed target rent rates) for the Company for the 2016-2017 academic year (the “2016 Leasing Plan”), and (ii) monthly advertising and marketing budget for each Company Community, including budgeted advertising and marketing expenses and/or concessions and rent inducements for each Company Community for the 2016-2017 academic year (the “2016 Marketing Budget”).

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Section 5.03         Reasonable Best Efforts.

(a)          Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other Transactions, including using its respective reasonable best efforts to accomplish the following: (i) the taking of all acts necessary to cause the conditions to Closing to be satisfied as promptly as practicable; (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity; and (iii) the delivery of required notices to and the obtaining of all necessary consents, approvals or waivers from third parties under any Material Contract or Company Lease or otherwise to the extent related to the Merger and the other Transactions, including any consent or approval set forth in Section 3.01(c)(ii) of the Company Disclosure Schedule.

(b)          In furtherance and not in limitation of the foregoing, each of Parent and the Company shall cooperate and use its respective reasonable best efforts to obtain all consents, approvals and agreements of, and to give and make all notices and filings with, any Governmental Entity necessary to consummate and make effective the Merger and the other Transactions. Parent and the Company shall cooperate and use their respective reasonable best efforts to obtain all other approvals and consents to the Transactions contemplated by this Agreement.

Section 5.04         Indemnification; Advancement of Expenses; Exculpation and Insurance.

(a)          From and after the Effective Time, Parent and the Surviving Entity shall (i) indemnify and hold harmless each individual who at the Effective Time is, or at any time prior to the Effective Time was, a director or officer of the Company or any of the Company Subsidiaries (each, an “Indemnitee” and, collectively, the “Indemnitees”) with respect to all claims, liabilities, losses, damages, judgments, fines, penalties, costs (including amounts paid in settlement or compromise) and expenses (including fees and expenses of legal counsel) in connection with any claim, suit, action, proceeding or investigation (whether civil, criminal, administrative or investigative), whenever asserted, based on or arising out of, in whole or in part, (1) the fact that an Indemnitee was a director or officer of the Company or any of the Company Subsidiaries or (2) acts or omissions by an Indemnitee in the Indemnitee’s capacity as a director, officer or employee of the Company or any of the Company Subsidiaries or taken at the request of the Company or any of the Company Subsidiaries (including in connection with serving at the request of the Company or any of the Company Subsidiaries as a director, officer, employee, trustee or fiduciary of another Person (including any Company Benefit Plan), in each case under (1) or (2), at, or at any time prior to, the Effective Time (including any claim, suit, action, proceeding or investigation relating in whole or in part to the Transactions), to the fullest extent permitted under applicable Law, and (ii) assume all obligations of the Company and the Company Subsidiaries to the Indemnitees in respect of indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time as provided in (1) the Articles and Bylaws and the organizational documents of the Company Subsidiaries, in each instance, as applicable and as in effect on the date of this Agreement, and (2) any indemnification agreement between any such Indemnitee and the Company or any of the Company Subsidiaries as currently in effect, which agreements shall survive the Merger and the other Transactions and continue in full force and effect in accordance with their terms. In addition, from and after the Effective Time, the Surviving Entity shall pay any expenses (including fees and expenses of legal counsel) of any Indemnitee under this Section 5.04 (including in connection with enforcing the indemnity and other obligations referred to in this Section 5.04) as incurred to the fullest extent permitted under applicable Law, provided that the person to whom expenses are advanced provides an undertaking to repay such advances to the extent required by applicable Law. Notwithstanding anything to the contrary herein, all rights to indemnification and advancement of expenses existing in favor of, and all limitations on the personal liability of, each Indemnified Party provided for in this Section 5.04 or in the Articles or Bylaws or the respective other organizational documents of the applicable Company Subsidiaries or otherwise in effect as of the date hereof (including through any indemnification agreement) shall not be modified, and shall survive the Merger and continue in full force and effect for a period of six (6) years from the Effective Time; provided, however, that all rights to indemnification, advancement of expenses and limitations on personal liability in respect of any claim, suit, action, proceeding or investigation asserted or made within such period shall continue until the final disposition of such claim, suit, action, proceeding or investigation.

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(b)          For the six (6) year period commencing immediately after the Effective Time, Parent shall, subject to the provisions of this Section 5.04, maintain in effect the Company’s current directors’ and officers’ liability insurance covering acts or omissions occurring at or prior to the Effective Time with respect to those persons who are currently (and any additional persons who prior to the Effective Time become) covered by the Company’s directors’ and officers’ liability insurance policy on terms and scope with respect to such coverage, and in amount, not less favorable to such individuals than those of such policy in effect on the date hereof (or Parent may substitute therefor policies, issued by reputable insurers, of at least the same coverage required above with respect to matters occurring prior to the Effective Time); provided, however, that Parent shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed three hundred percent (300%) of the annual premium paid as of the date hereof by the Company for such insurance (such three hundred (300%) amount, the “Base Premium”); and provided further that, if the aggregate annual premiums for such insurance shall exceed the Base Premium, then Parent shall provide or cause to be provided a policy for the applicable individuals with the best coverage as shall then be available at an annual premium equal to the Base Premium. Prior to the Effective Time Parent or the Company may purchase, for an aggregate amount that shall not exceed the Base Premium, a 6-year prepaid “tail policy” on terms and conditions providing at least materially equivalent benefits as the current policies of directors’ and officers’ liability insurance maintained by the Company and the Company Subsidiaries with respect to matters existing or occurring prior to the Effective Time, covering without limitation the Transactions. If such prepaid “tail policy” has been obtained by Parent or the Company, it shall be deemed to satisfy all obligations of the Parent to obtain insurance pursuant to this Section 5.04. The Surviving Entity shall not amend, modify, cancel or revoke such policy and each shall use its reasonable best efforts to cause such policy to be maintained in full force and effect, for its full term, and to honor all of its obligations thereunder.

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(c)          The provisions of this Section 5.04 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnitee, his or her heirs and his or her representatives, and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise. The obligations of Parent and the Surviving Entity under this Section 5.04 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnitee to whom this Section 5.04 applies unless (A) such termination or modification is required by applicable Law, or (B) the affected Indemnitee shall have consented in writing to such termination or modification (it being expressly agreed that the Indemnitees to whom this Section 5.04 applies shall be third party beneficiaries of this Section 5.04).

(d)          In the event that Parent, the Surviving Entity or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or Surviving Entity or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent and the Surviving Entity shall assume all of the obligations thereof set forth in this Section 5.04.

Section 5.05         Fees and Expenses. Except as otherwise specified in Section 7.02, Section 7.03, or agreed in writing by the parties, all fees and expenses incurred in connection with this Agreement, the Merger and the other Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

Section 5.06         Public Announcements. The Company and Parent shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that (a) a party may, without the prior written consent of the other party, issue such press release or make such public statement as may be required by Law or the applicable rules of any stock exchange if the party issuing such press release or making such public statement has used its reasonable best efforts to consult with the other party and to obtain such party’s consent but has been unable to do so in a timely manner, and (b) the Company may, without the prior written consent of Parent, and in compliance with any applicable notification provisions in Section 4.02, issue such press release or make such public statement release or announcement with respect to a Company Adverse Recommendation Change effected in accordance with Section 4.02(g). The parties agree that the initial press release to be issued with respect to the Transactions shall be in the form heretofore agreed to by the parties.

Section 5.07         Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) any notice or other communication received by such party from any Governmental Entity in connection with this Agreement, the Merger and the other Transactions or from any Person alleging that the consent of such Person is or may be required in connection with this Agreement, the Merger and the other Transactions, (b) any actions, suits, claims, investigations or proceedings commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting such party or, in the case of the Company, a Company Subsidiary, and, in the case of Parent and Merger Sub, any of their respective Subsidiaries, which relate to this Agreement, the Merger and the other Transactions, and (c) any inaccuracy or breach of any representation or warranty or breach of covenant or agreement contained in this Agreement at any time during the term hereof that could reasonably be expected to cause the conditions set forth in Section 6.01 or Section 6.02 not to be satisfied.

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Section 5.08         [Reserved.]

Section 5.09         State Takeover Laws. If any “control share acquisition,” “fair price,” “moratorium” or other anti-takeover applicable Law becomes or is deemed to be applicable to the Company, Parent, Merger Sub, the Merger or any of the other Transactions, then each of the Company, Parent, Merger Sub, and their respective Boards of Directors shall grant such approvals and take such actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such anti-takeover applicable Law inapplicable to the foregoing.

Section 5.10         Director Resignations. Prior to the Closing, other than with respect to any directors identified by Parent in writing to the Company two (2) calendar days prior to the Closing Date, the Company shall deliver to Parent resignations executed by each director of the Company in office immediately prior to the Effective Time, which resignations shall be effective at the Effective Time.

Section 5.11         Financing Covenants.

(a)          Subject to the other provisions of this Agreement, Parent and Merger Sub shall use reasonable best efforts to take, or cause to be taken, all actions necessary to obtain, or cause to be obtained, the proceeds of the Financing on the terms and conditions described in the Commitment Letters, including using reasonable best efforts to (i) maintain in effect the Commitment Letters until the funding of the Financing at or prior to Closing, (ii) negotiate definitive agreements with respect to the Debt Financing (the “Definitive Agreements”) consistent in all material respects with the terms and conditions contained in each Debt Commitment Letter (including any related “flex” provisions) or on other terms not less favorable to Parent and Merger Sub (as determined by Parent in good faith) than the terms and conditions (including the “flex” provisions) contemplated by the Debt Financing Commitments and (iii) satisfy (or obtain a waiver of) all conditions applicable to Parent and Merger Sub to obtaining the Financing that are within their control, and Parent and/or Merger Sub shall, if necessary, use reasonable best efforts to fully enforce the obligations of the other parties to the Financing Commitments and Definitive Agreements, if any.

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(b)          Parent and Merger Sub shall not, without the prior written consent of the Company (which shall not be unreasonably withheld, delayed or conditioned), (i) permit any amendment or modification to, or any waiver of, any material provision or remedy under, or replace, any of the Commitment Letters if such amendment, modification, waiver, or replacement (A) would add any new (or modify any existing) condition to the Financing Commitments (unless such new condition or modified condition would not reasonably be expected to prevent, impede or delay the consummation of the Financing), (B) reduces the aggregate amount of the Financing intended to be funded on the Closing Date unless the Equity Financing or Debt Financing is increased by a corresponding amount (or Merger Sub may draw upon an available revolver to fund an amount equal to such reduction), (C) adversely affects the ability of Parent to enforce its rights against other parties to the Commitment Letters or the Definitive Agreements, if any, to require such parties to provide the Debt Financing or Equity Financing, as applicable, or (D) would reasonably be expected to prevent, impede or materially delay the consummation of the Financing or (ii) terminate any Commitment Letter unless such Commitment Letter is replaced with another commitment letter that would not result in any of the items described in clause (i)(A) through (D) of this sentence (collectively, the “Restricted Financing Commitment Amendments”) (provided that the existence or exercise of “flex” provisions which do not permit a reduction in the aggregate amount of the Financing shall not constitute a Restricted Financing Commitment Amendment; and provided, further, that Parent and/or Merger Sub may amend or modify, or waive any provision or remedy under, the Financing Commitments if such amendment, modification or waiver is not a Restricted Financing Commitment Amendment, it being understood that any amendment or modification solely to add lenders, lead arrangers, bookrunners, syndication agents and similar entities (and make incidental or conforming amendments or modifications to reflect the addition of any such lenders, lead arrangers, bookrunners, syndication agents and similar entities) shall not be a Restricted Financing Commitment Amendment). Upon any such amendment, supplement, modification or replacement of the Debt Financing Commitments or the Equity Financing Commitments in accordance with this Section 5.11(b), the terms “Debt Financing Commitments” and “Equity Financing Commitments” shall mean, other than for purposes of representations and warranties made as of the date hereof in Section 3.02(d), the Debt Financing Commitments and the Equity Financing Commitments, respectively, as so amended, supplemented, modified or replaced.

(c)          In the event that any portion of the Financing becomes unavailable, regardless of the reason therefor, to the extent such portion is necessary to consummate the Merger, Parent shall (i) promptly notify the Company of such unavailability and (ii) use reasonable best efforts to obtain, as promptly as practicable following the occurrence of such event, alternative financing (in an amount sufficient, when taken together with other sources of funds available to Parent, to replace such unavailable portion) from the same or other sources and on terms which would not reasonably be expected to prevent, materially impede or materially delay the consummation of the Financing, the Merger or the other Transactions. For the purposes of this Agreement, other than for purposes of representations and warranties made as of the date hereof in Section 3.02(d), the terms “Debt Commitment Letter” and “Debt Financing Commitments” shall be deemed to include any commitment letter (or similar agreement) or commitment with respect to any alternative debt financing arranged in compliance herewith (and any Debt Commitment Letter and Debt Financing Commitment remaining in effect at the time in question) and all references to the Lenders shall include the persons providing or arranging such alternative debt financing. For the purposes of this Agreement, other than for purposes of representations and warranties made as of the date hereof in Section 3.02(d), the terms “Equity Commitment Letters” and “Equity Financing Commitments” shall be deemed to include any commitment letter (or similar agreement) or commitment with respect to any alternative equity financing arranged in compliance herewith (and any Equity Commitment Letters and Equity Financing Commitment remaining in effect at the time in question).

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(d)          Parent shall provide the Company with prompt written notice of (A) any material breach or default by any party to any Commitment Letters or the Definitive Agreements, if any, of which Parent or Merger Sub has Knowledge or any termination of any of the Commitment Letters of which Parent or Merger Sub has Knowledge, (B) the receipt of any written notice or other written communication from any Lender or Equity Investor with respect to (1) any actual or potential material breach or material default, termination or repudiation by any party to any Commitment Letters or the Definitive Agreements, if any, of any provision thereof, and (2) any material dispute or disagreement between or among any parties to any of the Commitment Letters or the Definitive Agreements, if any, with respect to the obligation to fund the Financing or the amount of the Financing to be funded at Closing, in the case of clauses (1) and (2) that would reasonably be expected to result in Merger Sub not receiving the proceeds of the Financing on the Closing Date. Parent shall keep the Company reasonably informed of the status of its efforts to consummate the Financing. Notwithstanding the foregoing, compliance by Parent with this Section 5.11(d) shall not relieve Parent or Merger Sub of its respective obligation to consummate the transactions contemplated by this Agreement at the time specified in Section 1.02 whether or not the Financing is available, subject to the fulfillment or waiver of the conditions set forth in Article VI.

(e)          Nothing in this Section 5.11 or any other provisions of this Agreement shall require, and in no event shall the “reasonable best efforts” of Parent or Merger Sub be deemed or construed to require, Parent or Merger Sub to (i) seek the Equity Financing from any source other than the Equity Investors or in any amount in excess of that contemplated by the Equity Commitment Letters, (ii) seek or accept Debt Financing on terms less favorable than those set forth in the Debt Commitment Letters (including the “flex” provisions) provided on the date of this Agreement, (iii) waive any term or condition of this Agreement or (iv) pay any fees in excess of those contemplated by the Financing Commitments (whether to secure waiver of any conditions contained therein or otherwise).

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(f)          Prior to the Closing, the Company shall use its reasonable best efforts to, and shall use its reasonable best efforts to cause its Agents to, cooperate with Parent to the extent reasonably requested by Parent in connection with the arrangement of the Debt Financing, including (i) participation at reasonable times in a reasonable number of meetings, presentations, rating agency sessions and sessions with prospective financing sources (including the Lenders and/or investors in the Debt Financing), and due diligence sessions, including direct contact between senior management and the other representatives of the Company and its Subsidiaries, on the one hand, and the actual and potential financing sources and potential lenders or investors in the Debt Financing (including the Lenders), on the other hand, (ii) reasonably assisting Parent, Merger Sub and their financing sources (including the Lenders) in the preparation of materials for rating agency presentations and bank books, lender and investor presentations, bank information memoranda, business projections, or other marketing documents, in each case to the extent that it relates to Company or its Subsidiaries, customarily used to arrange the Financing contemplated by the Commitment Letters, and identifying any portion of the information that constitutes material, non-public information, (iii) reasonably cooperating with the marketing efforts of Parent and/or Merger Sub and their financing sources (including the Lenders) for any portion of the Financing, (iv) furnishing the Parent, Merger Sub and their financing sources and potential lenders or investors in the Debt Financing (including the Lenders) with the financial statements regarding the Company and its Subsidiaries necessary to satisfy the relevant conditions set forth in the Debt Commitment Letters or any other information about the assets and properties of the Company and the Company Subsidiaries reasonably requested by the financing sources (including the Lenders) and reasonably available to the Company, (v) facilitating the granting of security interests (and perfection thereof) in collateral, or the execution and delivery of guarantees, mortgages, other definitive financing documents or other certificates or documents to the extent constituting a condition to any Lender’s obligation to fund any portion of the Debt Financing by the applicable Debt Commitment Letter (or otherwise required by such applicable Debt Commitment Letter), including obtaining releases of existing Liens; provided, that any grants of security interests or obligations and releases of Liens contained in all such agreements and documents shall be subject to the occurrence of the Effective Time; provided, that (i) in no event shall the Company or any of the Company Subsidiaries be required to enter into any agreement unless such agreement is contingent upon the Closing and (ii) (A) neither the Company nor any Persons who are directors of the Company shall be required to pass resolutions or consents to approve or authorize the execution of the Debt Financing and (B) no obligation of the Company or any of the Company Subsidiaries or any of its or their respective Agents under any certificate, document or instrument executed pursuant to the foregoing shall be effective until the Closing and (C) none of the Company or the Company Subsidiaries nor any of its or their respective Agents shall be required to pay any commitment or other similar fee or incur any other out-of-pocket cost or expense that is not reimbursed by Parent or Merger Sub. Nothing contained in this Section 5.11(f) or otherwise shall require the Company or any of the Company Subsidiaries to be an issuer or other obligor with respect to the Debt Financing prior to the Effective Time. Parent shall, promptly upon request by the Company, reimburse the Company for all out-of-pocket costs incurred by the Company or the Company Subsidiaries or their respective Agents in connection with such cooperation and shall indemnify and hold harmless the Company and the Company Subsidiaries and their respective Agents for, from and against any and all Losses actually suffered or incurred by them in connection with the arrangement of the Debt Financing, any action taken by them at the request of Parent pursuant to this Section 5.11(f) and any information utilized in connection therewith.

(g)          All non-public or otherwise confidential information regarding the Company or the Company Subsidiaries obtained by Parent pursuant to this Section 5.11 shall be kept confidential in accordance with the terms of the Confidentiality Agreement.

Section 5.12         Section 16 Matters. Prior to the Effective Time, the Company may approve, in accordance with the procedures set forth in Rule 16b-3 promulgated under the Exchange Act and in accordance with the Interpretative Letter dated January 12, 1999 issued by the SEC relating to Rule 16b-3, any dispositions of equity securities of the Company (including derivative securities with respect to equity securities of the Company) resulting from the Transactions by each officer or director of the Company who is subject to Section 16 of the Exchange Act with respect to equity securities of the Company.

Section 5.13         Montreal Properties; CVR Arrangements.

(a)          Montreal Sale. From any after the date of this Agreement, upon the terms and subject to the conditions set forth in this Agreement, the Company agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to, in the most commercially reasonable manner practicable, effectuate the (i) sale of the Montreal Properties or the Montreal Interests, as applicable, and (ii) satisfaction and discharge of the Montreal Guaranty, in each instance, prior to the Effective Time.

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(b)          Montrealco. As promptly as practicable after the date of this Agreement (but in no event more than fifteen (15) calendar days after the date hereof), the Company shall form a wholly-owned Subsidiary (“Montrealco”), which shall be a limited liability company and shall have organizational documents that are identical to the organizational documents of Merger Sub, other than for ministerial differences. In the event that the Montreal Closing Date has not occurred prior to the Effective Time, prior to the Effective Time the Company shall contribute and assign to Montrealco the Montreal Properties and/or the Montreal Interests, as applicable, and shall (i) obtain all necessary consents and approvals for such contribution and assignment, and (ii) pay in full any costs, expenses or fees associated with such consents and approvals prior to, or concurrent with, such transfer.

(c)          Appointment of Stockholders’ Representative. Subject to the terms and conditions set forth in this Agreement, for purposes of (i) negotiating and settling matters with respect to the Contingent Value Rights (including, but not limited to, effectuating the (x) sale of the Montreal Properties or the Montreal Interests, as applicable, and (y) satisfaction and discharge of the Montreal Guaranty), and (ii) taking any and all actions necessary or appropriate in the judgment of the Stockholders’ Representative on behalf of the holders of Contingent Value Rights in connection with this Agreement (as it relates to Contingent Value Rights), the Montreal Escrow Agreement and the CVR Agreement (including engaging counsel, accountants or other advisors and executing any agreements, certificates, statements, notices, approvals, extensions, waivers, undertakings, amendments and other documents required or permitted to be given in connection with the foregoing, in each case to the extent permitted by the CVR Agreement), the Stockholders’ Representative is hereby appointed, authorized and empowered to be the exclusive representative, agent and attorney-in-fact of the holders of Contingent Value Rights, with full power of substitution, to make all decisions and determinations and to act (or not act) and execute, deliver and receive all agreements, documents, instruments and consent on behalf of and as agent for the holders of the Contingent Value Rights at any time in connection with, and that may be necessary or appropriate to accomplish the intent and implement the provisions of this Agreement (as it relates to the Contingent Value Rights), the Montreal Escrow Agreement and the CVR Agreement, and to facilitate the consummation of the transactions contemplated hereby and thereby (in each instance, as it relates to the Contingent Value Rights). By executing this Agreement, the Stockholders’ Representative accepts such appointment, authority and power. Without limiting the generality of the foregoing, subject to the terms and conditions set forth in this Agreement, the Stockholders’ Representative shall have the power to take any of the following actions on behalf of the holders of the Contingent Value Rights: (i) to give and receive notices, communications and consents under this Agreement (as it relates to the Contingent Value Rights) and the CVR Agreement on behalf of the holders of Contingent Value Rights; (ii) to negotiate, enter into settlements and compromises of, resolve and comply with Law and other orders or awards of third-party intermediaries with respect to any disputes arising under the CVR Agreement; (iii) to make, execute, acknowledge and deliver all such other agreements, guarantees, orders, receipts, endorsements, notices, requests, instructions, certificates, stock powers, letters and other writings; and (iv) to do any and all things and to take any and all action that the Stockholders’ Representative, in its sole and absolute discretion, may consider necessary or proper or convenient in connection with or to carry out the activities described in this Section 5.13, in each case except as limited by the CVR Agreement. Prior to the Effective Time, the Stockholders’ Representative shall take all actions necessary to permit the Transactions to be consummated as promptly as practicable after the date of this Agreement.

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(d)          Authority. The adoption of this Agreement by Stockholder Approval at the Stockholders’ Meeting shall constitute the appointment of the Stockholders’ Representative and ratification of the Stockholders’ Representative’s authority by each stockholder (both in its capacity thereas and, if applicable, as a future holder of Contingent Value Rights) and such appointment is coupled with an interest and may not be revoked in whole or in part (including upon the death or incapacity of any stockholder). Such appointment shall be binding upon the heirs, executors, administrators, estates, personal representatives, officers, directors, security holders, successors and assigns of each stockholder and holder of Contingent Value Rights. All decisions of the Stockholders’ Representative shall be final and binding on all of the holders of Contingent Value Rights, and no holder of Contingent Value Rights, shall have the right to object, dissent, protest or otherwise contest the same. Parent shall be entitled to rely upon, without independent investigation, any act, notice, instruction or communication from the Stockholders’ Representative and any document executed by the Stockholders’ Representative on behalf of any holder of Contingent Value Rights and shall be fully protected in connection with any action or inaction taken or omitted to be taken in reliance thereon by Parent absent willful misconduct by Parent. The Stockholders’ Representative shall not be responsible for any loss suffered by, or liability of any kind to, the stockholders or holders of Contingent Value Rights arising out of any act done or omitted by the Stockholders’ Representative in connection with the acceptance or administration of the Stockholders’ Representative’s duties hereunder or otherwise in connection with this Agreement.

(e)          Execution of CVR Agreement and Montreal Escrow Agreement. In the event that the Montreal Closing Date has not occurred prior to the Effective Time, then, at or prior to the Closing, but subject to this Section 5.13(e), the Company shall, and shall cause the Stockholders’ Representative to, execute and deliver to Parent the CVR Agreement and Montreal Escrow Agreement. If the Stockholders’ Representative shall fail to execute and deliver to Parent any such documents, then the Company shall cause the Stockholders’ Representative to be removed and shall appoint a successor Stockholders’ Representative. At or prior to the Closing, Parent shall execute and deliver the CVR Agreement and the Montreal Escrow Agreement to the Company and the Stockholders’ Representative. Parent and the Company shall cooperate, including by making changes to the CVR Agreement, as necessary, to ensure that the Contingent Value Rights are not subject to registration under the Securities Act, the Exchange Act or any applicable state securities or “blue sky” Laws.

Section 5.14         Notice of Exchange Right. As promptly as practicable following the date of this Agreement, but in no event less than fifteen (15) Scheduled Trading Days (as such term is defined in the Indenture) prior to the anticipated effective date of the Merger, the Company shall, or shall cause the Company Operating Partnership to deliver notice of the proposed Fundamental Change (as such term is defined in the Indenture) to the holders of record of all of the then-outstanding Notes in accordance with the terms of the Indenture. In addition, the Company shall, and shall cause the Company Operating Partnership to comply with all of the Company’s and the Company Operating Partnership’s other obligations under Article 13 of the Indenture.

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Section 5.15         Indebtedness. (a)          Prior to the Closing, the parties hereto agree to cooperate and use their respective reasonable best efforts (including paying or providing Additional Concessions, if any, up to the aggregate amount specified on Section 5.15 of the Company Disclosure Schedule) to obtain all of the consents, approvals and waivers, as applicable, relating to the Indebtedness of the Company and the Company Subsidiaries set forth on Section 5.15 of the Company Disclosure Schedule (the “Assumed Indebtedness”), as are required to permit the consummation of the Merger and such Assumed Indebtedness to be assumed by Parent or its designated Affiliate (including the change in control of the applicable Company Subsidiary) at the Effective Time on substantially the same terms and conditions as currently in effect (such consents, approvals and waivers, collectively, the “Required Indebtedness Consents”), other than any requirement that any of the Company, Parent or its designated Affiliate is required to (i) pay consent fees, transfer fees or other similar fees and expenses, in each case, to the extent required by the express terms of the underlying loan documents, (ii) agree to conforming amendments or modifications necessary solely to substitute loan parties, carve out guarantors or otherwise to document the assignment or assumption, or (iii) substitute Parent or its designated Affiliate in the place of the Company or a Company Subsidiary with respect to any guarantees, letters of credit, reserve requirements or other similar arrangements existing as of the date hereof (or as modified after the date hereof in compliance with Section 4.01(x), which modifications shall not increase materially any liability of the Company or any Subsidiary of the Company thereunder without the consent of Parent) (clauses (i) through (iii), the “Excepted Concessions”). For purposes of this Agreement, “Excepted Concessions” shall not include any (x) fees or expenses payable by any of the Company, Parent or their respective Affiliates (including, but not be limited to, any penalty, make-whole premium, defeasance, principal pay-down or other payment) to the lenders in respect of such Assumed Indebtedness, in each instance, other than those fees and expenses expressly set forth in clause (i) of “Excepted Concessions,” or (y) instance in which the Company, Parent or their respective Affiliates is required to provide additional credit support or collateral, in each case, other than as set forth in clause (iii) of “Excepted Concessions” (any amounts paid or provided in accordance with clauses (x) or (y), the “Additional Concessions”). Notwithstanding anything contained in this Agreement, without the prior consent of Parent, in no instance shall the Company, Parent or their respective Affiliates, pay or provide Additional Concessions in excess of the amount specified on Section 5.15 of the Company Disclosure Schedule in connection with obtaining the Required Indebtedness Consents necessary to satisfy the condition set forth in Section 6.02(g). Prior to the Closing, the Company and Parent further agree to cooperate and use their respective reasonable best efforts to obtain such other consents, approvals and waivers, as applicable, relating to the Assumed Indebtedness as Parent may reasonably request.

(b)          Prior to the Closing, the Company agrees to cooperate with Parent and use its reasonable best efforts to implement such arrangements as may be requested by Parent with respect to the defeasance of any Indebtedness in connection with the Closing, including, without limitation, executing and delivering such documents, instruments and other arrangements as may be reasonably required in connection therewith.

Section 5.16         Certain Litigation. Each of the Company and Parent shall use their respective reasonable best efforts to prevent the entry of (and, if entered, to have vacated, lifted, reversed or overturned) any injunction, ruling, decree, judgment or similar order that results from any stockholder or derivative suit, action, litigation or claim against the Company, Parent, Merger Sub, any of their respective Affiliates, or any of their respective directors or officers, in each instance, relating to this Agreement, the Merger or any of the other Transactions. Each of Parent and the Company shall notify promptly the other party of the commencement of any such stockholder or derivative suit, action, litigation or claim of which it has received written notice related to this Agreement, the Merger or the other Transactions.

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Section 5.17         Assistance with Property Dispositions. The Company shall, and shall cause the Company Subsidiaries to, use their reasonable best efforts to take any and all actions necessary or required in order to transfer (including directing payment of proceeds to the Paying Agent for the benefit of holders of Common Stock), immediately prior to, but conditioned upon, the Effective Time, the properties (or the equity interests of the Company Subsidiaries owning the properties) set forth on Section 5.17 of the Parent Disclosure Schedule (each, a “Pre-Closing Disposition”). None of the representations, warranties or covenants of the Company shall be deemed to apply to, or deemed breached or violated by, any of the actions contemplated by this Section 5.17 or by any action taken by the Company, any of the Company Subsidiaries or any of their Agents at the request of Parent in furtherance of this Section 5.17. Notwithstanding the foregoing, (i) in no event shall the Company or any of the Company Subsidiaries be required to enter into any agreement under or with respect to this Section 5.17 unless such agreement is contingent upon the Closing, and (ii) no obligation of the Company or any of the Company Subsidiaries or any of their respective Agents under any certificate, document or instrument executed pursuant to the foregoing shall be effective until the Closing. Parent shall indemnify and hold harmless the Company and the Company Subsidiaries and their respective Agents for, from and against any and all Losses actually suffered or incurred by them in connection with such cooperation, any action taken by them at the request of Parent pursuant to this Section 5.17 and any information utilized in connection therewith. Notwithstanding anything to the contrary in this Section 5.17, Parent and Merger Sub shall not seek to implement a Potential Disposition that would reasonably be expected to cause a breach, violation or default under, or give rise to a termination right with respect to, the Debt Commitment Letters or that would reasonably be expected to materially delay the Closing or have a material adverse effect on the ability of Parent or Merger Sub to consummate the Merger.

Section 5.18         Copper Beech Agreement; Scheduled Limited Partners.

(a)          Subject to the other provisions of this Agreement, Parent and Merger Sub shall (i) use reasonable best efforts to take, or cause to be taken, all actions necessary to effect the closing of the transactions contemplated by the Copper Beech Agreement at, or immediately prior to, the Effective Time, in accordance with the terms of the Copper Beech Agreements, including using reasonable best efforts to satisfy (or obtain a waiver of) all conditions applicable to Parent and Merger Sub to closing such transactions that are within their control, and (ii) if necessary, (A) waive or exercise its rights under any of the conditions to the closing of such transactions set forth in the Copper Beach Agreement solely to the extent required by Section 5.18 of the Parent Disclosure Schedule, and (B) use reasonable best efforts to fully enforce the obligations of the other parties to the Copper Beech Agreement. Parent and Merger Sub shall not, without the prior written consent of the Company (which shall not be unreasonably withheld, delayed or conditioned), consent to any amendment or modification to, or any waiver of, any material provision or remedy under, the Copper Beech Agreement if such amendment, modification, or waiver (1) would add any new (or modify any existing) material condition to the closing of such transactions (unless such new condition or modified condition would not reasonably be expected to prevent, or materially impede or delay such closing), (2) adversely affects the ability of Parent to enforce its rights against other parties to the Copper Beech Agreements to require such parties to consummate such transactions, or (3) would reasonably be expected to prevent, or materially impede or delay the closing of such transactions. Parent shall provide the Company with prompt written notice of (i) any material breach or default by any party to the Copper Beech Agreement which Parent or Merger Sub becomes aware of, (ii) any termination of the Copper Beech Agreement, (iii) the receipt of any written notice from any party to the Copper Beech Agreement with respect to (A) any material breach or material default, termination or repudiation by any party to the Copper Beech Agreement, if any, of any provision thereof, or (B) any material dispute or disagreement between or among any parties to the Copper Beech Agreement, if any. Parent shall keep the Company reasonably informed of the status of its efforts to consummate the closing of the transactions contemplated by the Copper Beech Agreement.

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(b)          Prior to the Closing, at Parent’s request, the Company shall, and shall cause the Company Operating Partnership to, use its reasonable best efforts to take any and all actions reasonably necessary or required in order to (i) consummate, the transactions contemplated by the Copper Beech Agreement, and (ii) redeem, exchange or terminate or cause the Company Operating Partnership to redeem, exchange or terminate (or otherwise satisfy, including in accordance with Section 2.05, its and the Company Operating Partnership’s respective obligations under the Company Operating Partnership Agreement), the Company OP Units held by the Scheduled Limited Partners or any other Person (other than any Person party to the Copper Beech Agreement). Notwithstanding the foregoing, (i) in no event shall the Company or any of the Company Subsidiaries be required to enter into any agreement under or with respect to this Section 5.18(b) unless such agreement is contingent upon the Closing, and (ii) no obligation of the Company or any of the Company Subsidiaries or any of their respective Agents under any certificate, document or instrument executed pursuant to the foregoing shall be effective until the Closing. Parent shall indemnify and hold harmless the Company and the Company Subsidiaries and their respective Agents for, from and against any and all Losses actually suffered or incurred by them in connection with such cooperation, any action taken by them at the request of Parent pursuant to this Section 5.18(b) and any information utilized in connection therewith.

Section 5.19         SEC Filings. Prior to the Effective Time, the Company shall use its best efforts to timely file with or furnish to the SEC all forms, reports, statements, certifications and other documents required to be filed by it with the SEC under the Exchange Act.

Section 5.20         Montreal Employees. Prior to the Effective Time, the Company shall use its reasonable best efforts to (i) (a) transfer the employment of the Montreal Employees to the Montreal Partner on substantially the same terms and conditions in effect immediately prior to the transfer and (b) obtain a valid and binding release of claims against the Company and its Affiliates from each Montreal Employee, and (ii) transfer any benefit plans sponsored by the Company or an Affiliate of the Company that provide benefits to the Montreal Employees (the “Montreal Benefit Plans”) to the Montreal Partner such that the Montreal Partner shall assume all obligations under such Montreal Benefit Plans.

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Article VI.
CONDITIONS PRECEDENT

Section 6.01         Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or (to the extent permitted by Law) waiver on or prior to the Closing Date of the following conditions:

(a)          Stockholder Approval. The Stockholder Approval shall have been obtained.

(b)          No Injunctions or Restraints. No Law, injunction, judgment, order, decree or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Entity having jurisdiction over the parties hereto (collectively, “Restraints”) shall be in effect, whether temporary, preliminary or permanent, enjoining, restraining, preventing or prohibiting consummation of the Merger or making the consummation of the Merger illegal.

Section 6.02         Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction or (to the extent permitted by Law) waiver by Parent or Merger Sub, as applicable, on or prior to the Closing Date of the following conditions:

(a)          Representations and Warranties. Each of the representations and warranties of the Company shall be true and correct at and as of the Closing Date as though made on and as of the Closing Date (except (i) for such changes resulting from actions permitted under Section 4.01, (ii) to the extent any such representation or warranty is made as of a time other than the Closing Date, such representation or warranty need only be true and correct at and as of such time, or (iii) where the failure of any such representation or warranty to be true and correct (without giving effect to any materiality or Material Adverse Effect qualification or limitation) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, other than with respect to the representations and warranties contained in Sections 3.01(b)(i), (iv), (v), (vii), and (viii), which shall be true and correct in all respects), and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

(b)          Performance of Obligations of the Company. The Company shall have performed in all material respects all covenants and obligations required to be performed by it under this Agreement at or prior to the Closing Date (other than with respect to any covenants and agreements of the Company contained in this Section 6.02, which shall be performed in all respects), and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

(c)          Material Adverse Effect. Since the date of this Agreement, there shall have occurred no changes, events or circumstances which constitute a Material Adverse Effect. Parent and Merger Sub shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

(d)          Opinion Relating to REIT Qualification. Parent and Merger Sub shall have received an opinion, dated as of the Closing Date, of Kilpatrick, Townsend & Stockton LLP to the effect that, at all times since its taxable year ended December 31, 2011 through the Closing Date, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code.

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(e)          Consents. Other than as contemplated by Section 6.02(e) of the Company Disclosure Schedule, and without prejudice to the provisions of Section 6.02(g), all necessary consents and waivers from third parties in connection with the consummation of the Merger and the other Transactions shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not reasonably be expected to have a Material Adverse Effect.

(f)          FIRPTA Certificate. Parent shall have received a certificate, duly completed and executed on behalf of the Company by an executive officer of the Company, pursuant to Section 1.1445-2(b)(2) of the U.S. Treasury Regulations, certifying that the Company is not a "foreign person" within the meaning of Section 1445 of the Code.

(g)          Indebtedness Consents. Subject to the limitations set forth in Section 5.15 regarding Additional Concessions, the parties shall have received the Required Indebtedness Consents relating to no less than eighty five percent (85%) of the outstanding principal balance of the Assumed Indebtedness. For the avoidance of doubt, the requirements set forth in this Section 6.02(g) shall be separate from and, in addition to, the requirements set forth in Section 6.02(e).

(h)          Contingent Value Rights. Unless the Montreal Closing Date has occurred, (i) the Company shall have transferred the Montreal Properties and/or Montreal Interests, as applicable, to Montrealco in accordance with Section 5.13(b), (ii) the Company and the Stockholders’ Representative shall have executed and delivered to Parent and Merger Sub the CVR Agreement and the Montreal Escrow Agreement in accordance with Section 5.13(e), and (iii) no consents, approvals, permits or authorizations shall be required to be obtained under any federal or state securities or “blue sky” Laws by the Company, Parent or Merger Sub with respect to the Contingent Value Rights that have not been made or obtained prior to the Effective Time.

(i)          Payoff Letters. Parent shall have received payoff letters executed by the lenders and other financing sources set forth on Section 6.02(i) of the Parent Disclosure Schedule setting forth all amounts (including principal and accrued but unpaid interest) necessary to be paid to repay in full any such Indebtedness through the Closing, and (ii) providing that, upon payment in full of such amounts, all obligations with respect to the Indebtedness owed to such lender or other financing source will be satisfied and released, and that any and all related Liens will be terminated and released, each in form and substance reasonably satisfactory to Parent.

(j)          Copper Beech. The transactions contemplated by the Copper Beech Agreement shall have been closed, conditioned only upon the occurrence of the Closing of the Merger.

(k)          Form 10-K. In the event that the Company’s Form 10-K for the fiscal year ended December 31, 2015 (the “2015 10-K”) shall have become due under the Exchange Act (without giving effect to any extensions permitted thereunder), the Company shall have filed the 2015 10-K with the SEC.

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Section 6.03          Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction or (to the extent permitted by Law) waiver by the Company on or prior to the Closing Date of the following conditions:

(a)          Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub shall be true and correct at and as of the Closing Date as though made on and as of the Closing Date (except (i) for such changes resulting from actions permitted under Section 4.01, (ii) to the extent any such representation or warranty is made as of a time other than the Closing Date, such representation or warranty need only be true and correct at and as of such time, and (iii) where the failure of any such representation or warranty to be true and correct (without giving effect to any materiality or Parent Material Adverse Effect qualification or limitation) would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect), and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

(b)          Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

(c)          Parent Material Adverse Effect. Since the date of this Agreement, there shall have occurred no changes, events or circumstances which constitute a Parent Material Adverse Effect. The Company Sub shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

(d)          Consents. All necessary consents and waivers from third parties in connection with the consummation of the Merger and the other Transactions shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not reasonably be expected to have a Parent Material Adverse Effect.

(e)          Contingent Value Rights. If the Montreal Closing Date has not occurred, Parent shall have executed and delivered to the Company the CVR Agreement and the Montreal Escrow Agreement, and shall have deposited the Exchange Rate Adjusted Montreal Guaranty Amount into the escrow account (the “Montreal Escrow Account”) contemplated by the Montreal Escrow Agreement.

Section 6.04         Frustration of Closing Conditions. None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in Section 6.01, Section 6.02, or Section 6.03, as the case may be, to be satisfied if such failure was caused by such party’s breach, including such party’s failure to use the standard of efforts required from such party to consummate the Merger and the other Transactions, as required by and subject to Section 5.03.

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Article VII.
TERMINATION, AMENDMENT AND WAIVER

Section 7.01         Termination. This Agreement may be terminated, and the Merger abandoned, at any time prior to the Effective Time, whether before or after receipt of the Stockholder Approval:

(a)          by the mutual written consent of Parent and the Company;

(b)          by either Parent or the Company, if:

(i)          the Merger shall not have been consummated on or before March 31, 2016 (the “End Date”); provided, however, that (A) the right to terminate this Agreement under this Section 7.01(b)(i) shall not be available to any party whose willful and material breach of a representation, warranty or covenant in this Agreement has been a principal cause of or resulted in the failure of the Merger to be consummated on or before the End Date, and (B) in the event that prior to the End Date all conditions set forth in Sections 6.01 and 6.02 have been met other than the condition set forth in Section 6.02(g), the “End Date” shall be deemed to be extended until May 31, 2016;

(ii)         any Restraint shall be in effect, enjoining, restraining, preventing or prohibiting consummation of the Merger or making the consummation of the Merger illegal and shall have become final and nonappealable after the parties have used reasonable best efforts to have such Restraint removed, repealed or overturned; or

(iii)        the Stockholder Approval shall not have been obtained at the Stockholders’ Meeting duly convened therefor or at any permitted adjournment or postponement thereof.

(c)          by Parent, if:

(i)          the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.01 or Section 6.02 and (B) is incapable of being cured, or is not cured, by the Company within 30 calendar days (but in no instance beyond the End Date) following receipt of written notice of such breach or failure to perform from Parent; provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.01(c)(i) if Parent or Merger Sub is then in breach of any representation, warranty, covenant or agreement hereunder that would result in the closing conditions set forth in Section 6.03 not being satisfied;

(ii)         the Board shall have effected a Company Adverse Recommendation Change, withdrawn or modified in any manner adverse to Parent its approval or recommendation of the Merger or this Agreement in connection with, or approved or recommended, any alternative Takeover Proposal; or

(iii)         (A) the Company shall have entered into, or publicly announced its intention to enter into, an Acquisition Agreement in respect of an alternative Takeover Proposal; or (B) the Company shall have breached in any material respect the provisions of Section 4.02, and such violation or breach has resulted in the receipt by the Company of a Takeover Proposal.

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(d)          by the Company, if:

(i)          Parent or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.01 or Section 6.03, and (B) is incapable of being cured, or is not cured, by Parent and Merger Sub within 30 calendar days (but in no instance beyond the End Date) following receipt of written notice of such breach or failure to perform from the Company; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.01(d)(i) if the Company is then in breach of any representation, warranty, covenant or agreement hereunder that would result in the closing conditions set forth in Section 6.02 not being satisfied;

(ii)          (A) the Board authorizes the Company to enter into, or publicly announced its intention to enter into, an Acquisition Agreement in respect of an alternative Takeover Proposal, or (B) the Board has effected a Company Adverse Recommendation Change, withdrawn or modified in any manner adverse to Parent its approval or recommendation of the Merger or this Agreement in connection with, or approved or recommended, any alternative Takeover Proposal, in either instance, (X) in accordance with the provisions of this Agreement, including Section 4.02, and (Y) the Company has paid the Termination Fee;

(iii)        (A) all of the conditions set forth in Section 6.01 and Section 6.02 have been satisfied (other than those that require deliveries or are tested at the time of Closing, which conditions would have been satisfied if the Closing had occurred at the time of such termination), (B) the Company has irrevocably confirmed by written notice to Parent that (x) all conditions set forth in Section 6.03 have been satisfied (other than those that require deliveries or are tested at the time of Closing, which conditions would have been satisfied if the Closing had occurred at the time of such termination) or that it has provided an irrevocable notice of waiver (effective as of Closing) of any unsatisfied conditions in Section 6.03 and (y) it is prepared to consummate the Merger at the Closing, and (C) Parent and Merger Sub do not receive the proceeds of the Financing on the terms provided for in the Commitment Letters or any Alternative Financing and, as a result, fail to consummate the Merger within two (2) business days following the delivery of such notice; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.01(d)(iii) if the Company is then in breach of any representation, warranty, covenant or agreement hereunder that would result in the closing conditions set forth in Section 6.02 not being satisfied; or

(iv)        Parent has not funded the Escrow Account, or caused the Escrow Account to be funded, within twenty-one (21) days following the date of this Agreement, with an amount in cash equal to the Reverse Termination Fee; provided, however, that if at any time following such twenty-first (21st) day, Parent funds the Escrow Account, or causes the Escrow Account to be funded, with an amount in cash equal to the Reverse Termination Fee, the Company shall cease to have the right to terminate this Agreement pursuant to this Section 7.01(d)(iv), and this Section 7.01(d)(iv) shall be of no further force or effect.

The right of any party hereto to terminate this Agreement pursuant to this Section 7.01 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto or any of their respective Agents, whether prior to or after the execution of this Agreement. A terminating party shall provide written notice of termination to the other parties specifying with particularity the reason for such termination. If more than one provision in this Section 7.01 is available to a terminating party in connection with a termination, a terminating party may rely on any and all available provisions in this Section 7.01 for any such termination.

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Section 7.02         Termination Fee; Parent Expenses.

(a)          In the event that (i) after the date hereof and prior to obtaining of the Stockholder Approval (or prior to the termination of this Agreement if there has been no Stockholders’ Meeting), a Takeover Proposal shall have been made to the Company or shall have been made directly to the stockholders of the Company generally, and (ii) thereafter this Agreement is terminated by Parent or the Company pursuant to Section 7.01(b)(i) or Section 7.01(b)(iii) or by Parent pursuant to Section 7.01(c)(i), and (iii) within twelve (12) months after such termination, the Company consummates a transaction that constitutes a Takeover Proposal or enters into an Acquisition Agreement with respect to any Takeover Proposal, then the Company shall pay Parent a fee equal to $5,000,000 (the “Termination Fee”) by wire transfer of same-day funds on the second (2nd) Business Day following the consummation of such transaction.

(b)          In the event that this Agreement is terminated by Parent pursuant to Sections 7.01(c)(ii) or (iii), then the Company shall pay Parent a fee equal to the Termination Fee by wire transfer of same-day funds on the second (2nd) Business Day following such termination.

(c)          In the event that this Agreement is terminated by the Company pursuant to Section 7.01(d)(ii), then the Company shall pay Parent the Termination Fee by wire transfer of same-day funds prior to or concurrently with such termination.

(d)          The Company agrees that if this Agreement shall be terminated by Parent pursuant to Section 7.01(c)(i) or Section 7.01(b)(iii), then the Company will pay to Parent, or as directed by Parent, an amount equal to the Parent Expenses; provided that if this Agreement shall be terminated by Parent pursuant to Section 7.01(b)(iii), the aggregate amount of Parent Expenses payable by the Company shall not exceed $1,000,000; provided further that such amount shall be paid promptly, but in no event later than two (2) Business Days after such termination. In the event that following such payment of the Parent Expenses, Parent is paid a Termination Fee pursuant to Section 7.02(a), the aggregate amount of Parent Expenses shall be netted against the Termination Fee. For purposes of this Agreement, the “Parent Expenses” shall be an amount equal to Parent’s reasonable and documented out of pocket expenses incurred in connection with this Agreement and the Transactions contemplated hereby (including, without limitation, all outside attorneys’, accountants’ and investment bankers’ fees and expenses).

(e)          The parties acknowledge and agree that the provisions for payment of the Termination Fee and Parent Expenses are an integral part of the Transactions and are included herein in order to induce Parent to enter into this Agreement and to reimburse Parent for incurring the costs and expenses related to entering into this Agreement and consummating the Transactions. If the Company fails to pay any amounts due under this Section 7.02 and Parent commences a suit which results in a final, non-appealable judgment against the Company, for any such amounts or any portion thereof, then the Company shall pay Parent’s costs and expenses (including reasonable attorney’s fees and disbursements) in connection with such suit, together with interest on any such amounts at the prime rate (as published in The Wall Street Journal) in effect on the date such payment was required to be made through the date of payment.

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(f)          The parties acknowledge that in no event shall the Company be required to pay the applicable Termination Fee on more than one occasion.

Section 7.03         Reverse Termination Fee; Company Expenses.

(a)          In the event that this Agreement is terminated by the Company pursuant to Section 7.01(d)(iii) or Section 7.01(d)(iv), then Parent shall pay, or cause to be paid, the Company a fee equal to the Reverse Termination Fee by wire transfer of same-day funds on the second (2nd) Business Day following such termination.

(b)          Parent agrees that if this Agreement shall be terminated by the Company pursuant to Section 7.01(d)(i) then Parent will pay to the Company, or as directed by the Company, an amount equal to the Company Expenses; provided that such amount shall be paid promptly, but in no event later than two (2) Business Days after such termination. In the event that following such payment of the Company Expenses, the Company is paid a Reverse Termination Fee pursuant to Section 7.03(a), the aggregate amount of Company Expenses shall be netted against the Reverse Termination Fee. For purposes of this Agreement, the “Company Expenses” shall be an amount equal to the Company’s out of pocket expenses incurred in connection with this Agreement and the Transactions contemplated hereby (including, without limitation, all attorneys’, accountants’ and investment bankers’ fees and expenses and fees and expenses).

(c)          The parties acknowledge and agree that the provisions for payment of the Reverse Termination Fee and Company Expenses are an integral part of the Transactions and are included herein in order to induce the Company to enter into this Agreement and to reimburse the Company for incurring the costs and expenses related to entering into this Agreement and consummating the Transactions. If Parent fails to pay any amounts due under this Section 7.03 and the Company commences a suit which results in a final, non-appealable judgment against Parent, for any such amounts or any portion thereof, then Parent shall pay the Company’s costs and expenses (including reasonable attorney’s fees and disbursements) in connection with such suit, together with interest on any such amounts at the prime rate (as published in The Wall Street Journal) in effect on the date such payment was required to be made through the date of payment

(d)          For purposes of this Agreement, “Reverse Termination Fee” means an amount equal to $10,000,000.

(e)          The parties acknowledge that in no event shall Parent be required to pay the applicable Reverse Termination Fee on more than one occasion.

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Section 7.04         Effect of Termination.

(a)          In the event of the termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company and their respective directors, officers, employees, partners, members or stockholders; provided, however, that (i) the agreements and obligations contained in Section 5.02(b), Section 5.05, Section 5.11(f), Section 7.02, Section 7.03, this Section 7.04 and ARTICLE VIII shall survive the termination of this Agreement, and (ii) other than in the event of actual fraud, none of Parent, Merger Sub or the Company shall have any liability for any damages whatsoever (which shall include reimbursement of expenses or out-of-pocket costs) following a valid termination of this Agreement other than as expressly set forth in Sections 7.02 and 7.03.

(b)          The parties agree that the payment of the Termination Fee shall be the sole and exclusive remedy available to Parent and Merger Sub with respect to this Agreement and the Transaction in the event any payment of the Termination Fee becomes due and payable under the terms of this Agreement, and, upon payment of the Termination Fee the Company shall have no further liability to Parent and Merger Sub hereunder. The parties agree that the payment of the Termination Fee in the circumstances in which the Termination Fee becomes payable, constitutes liquidated damages and is not a penalty, but rather a reasonable amount that will compensate the Parent and Merger Sub for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions.

(c)          The parties agree that the payment of the Reverse Termination Fee shall be the sole and exclusive remedy available to the Company with respect to this Agreement and the Transaction in the event any payment of the Reverse Termination Fee becomes due and payable under the terms of this Agreement, and, upon payment of the Reverse Termination Fee, neither Parent or Merger Sub shall have any further liability to the Company hereunder. The parties agree that the payment of the Reverse Termination Fee in the circumstances in which the Reverse Termination Fee becomes payable, constitutes liquidated damages and is not a penalty, but rather a reasonable amount that will compensate the Company for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions.

Article VIII.
GENERAL PROVISIONS

Section 8.01         Non-survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time or, if earlier, the termination of this Agreement in accordance with the terms hereof.

Section 8.02         Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by facsimile (providing confirmation of transmission) or sent by prepaid overnight courier (providing proof of delivery) to the parties at the following addresses or facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice):

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 if to Parent or Merger Sub, to:

HSRE Quad Merger Parent, LLC or

HSRE Quad Merger Sub, LLC

c/o Harrison Street Real Estate Capital LLC

71 South Wacker Drive Suite 3575

Chicago, Illinois 60606

Telecopy No.: (312) 920-1855

Attention: Stephen Gordon

with a copy (which shall not constitute notice) to:

DLA Piper LLP (US)

1251 Avenue of the Americas

New York, New York 10020

Telecopy No.: (212) 884-8522

Attention: Christopher Giordano

if to the Company, to:

Campus Crest Communities, Inc.

2100 Rexford Road
Suite 414
Charlotte, North Carolina 28211

Telecopy No.: (704) 749-8696

Attention: Aaron Halfacre

with a copy (which shall not constitute notice) to:

Kilpatrick, Townsend & Stockton LLP

1100 Peachtree Street NE, Suite 2800

Atlanta, Georgia 30309

Telecopy No.: (404) 541-3121

Attention: W. Benjamin Barkley, Esq.

Section 8.03         Definitions. For purposes of this Agreement:

“Affiliate” means, as to any Person (i) any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise and (ii) with respect to any natural Person, any member of the immediate family of such natural Person.

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“Business Day” means any day other than a Saturday, Sunday or any day on which banks located in New York, New York are authorized or required to be closed for the conduct of regular banking business.

“Commitment Letters” means the Debt Commitment Letters together with the Equity Commitment Letters.

“Company Operating Partnership” means Campus Crest Communities Operating Partnership, LP.

“Company Operating Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the Company Operating Partnership, dated as of February 9, 2012 as amended, modified or supplemented from time to time.

“Company OP Unit” shall mean a unit in the Company Operating Partnership designated by the Company Operating Partnership as a partnership unit or limited partnership unit of the Company Operating Partnership under the Company Operating Partnership Agreement.

“Company Real Property” means the Owned Real Property and the Leased Real Property.

“Company Subsidiary” means (i) a Subsidiary of the Company, a list of which such Subsidiaries is set forth in Section 3.01(b)(vii) of the Company Disclosure Schedule, and which, for the avoidance of doubt, shall include (a) the Company Operating Partnership, and (b) upon formation, Montrealco, and (ii) any joint ventures (or Subsidiaries thereof) in which the Company owns (directly or indirectly) less than fifty percent (50%) of the membership interest, but for which the Company or one of its Subsidiaries directly or indirectly controls day-to-day management, a list of which such Company Subsidiaries is set forth in Section 3.01(b)(vii) of the Company Disclosure Schedule.

“Copper Beech Agreement” mean that certain Purchase, Sale and Redemption Agreement dated as of the date hereof, by and among Harrison Street Real Estate, LLC and the other parties signatory thereto.

“Equity Commitment Letters” shall mean that certain equity financing commitment letter by and among the Equity Investors and Parent, pursuant to which, subject to the terms and conditions contained therein, the Equity Investors have committed to invest in Parent the amount set forth therein.

“Equity Investors” shall mean the investors party to the Equity Commitment Letters.

“Indebtedness” means all of the following, whether matured, unmatured, liquidated, unliquidated, contingent or otherwise (A) any indebtedness for borrowed money (including the issuance of any debt security) to any Person or any indebtedness issued in substitution for or exchange of indebtedness for borrowed money, or for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers’ acceptances, whether or not matured, and similar obligations), including the current portion of such indebtedness, (B) any obligations evidenced by notes, bonds, debentures or similar instruments or Contracts to any Person, (C) any capital lease obligations properly categorized as such under GAAP to any Person, (D) any obligations in respect of letters of credit and bankers’ acceptances, (E) all obligations under conditional sale or other title retention agreements, (F) all “cut” but un-cashed checks or any overdrafts outstanding as of the Closing Date, (G) any indebtedness secured by a lien on a Person’s assets, (H) any accrued liabilities or expenses, (I) any accrued interest on any of the foregoing, (J) any prepayment or other similar fees, expenses or penalties on or relating to the repayment or assumption of any of the foregoing and (K) any guaranty of any such obligations described in clauses (A) through (J) of any Person other than the Company or any of the Company Subsidiaries, in each case, together with all interest, fees and penalties relating to any of the foregoing. For the avoidance of doubt, the term “Indebtedness” shall not include accounts payable to trade creditors and accrued expenses, in each case arising in the ordinary course of business.

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“Indenture” means that certain Indenture dated as of October 9, 2013, by and among the Company Operating Partnership as issuer, the Company as guarantor and U.S. Bank National Association as trustee.

“Knowledge of the Company”, the “Company’s Knowledge” or references to the Company’s “awareness” or similar references means, with respect to any matter in question, (i) the actual knowledge of the officers of the Company listed on Section 8.03 of the Company Disclosure Schedule, or (ii) with respect to any particular fact or matter, if any of the persons listed on Section 8.03 of the Company Disclosure Schedule reasonably would have obtained knowledge of such fact or matter after making reasonable inquiry, the Company will be deemed to have Knowledge of such fact or matter.

“Laws” means all statutes, laws, ordinances, rules, regulations, judgments, orders and decrees of any Governmental Entity.

“Material Adverse Change” or “Material Adverse Effect” means, any condition, circumstance, change, event or occurrence, that, individually or in the aggregate, (i) has had or would reasonably be expected to have, a material adverse effect on the assets, business, results of operations or financial condition of the Company and the Company Subsidiaries taken as a whole, or (ii) would reasonably be expected to prevent, materially delay or materially impair the Company’s ability to consummate the Merger or the other Transactions, other than conditions, circumstances, changes, events, occurrences or effects (A) generally affecting (I) the segments of the off-campus student housing market in which the Company and the Company Subsidiaries operate (the “Industry”), provided that such changes, events, occurrences or effects do not affect the Company and the Company Subsidiaries, in a materially disproportionate manner as compared to other participants in the Industry, or (II) the economy, credit or financial or capital markets, in the United States or elsewhere in the world, including changes in interest or exchange rates, provided that such changes, events, occurrences or effects do not affect the Company and the Company Subsidiaries in a materially disproportionate manner as compared to other participants in the Industry, or (B) arising out of, resulting from or attributable to (I) changes in Law or in GAAP, or changes in general legal, regulatory or political conditions, (II) the negotiation, execution, announcement or performance of this Agreement or the consummation of the Transactions, including the impact thereof on relationships, contractual or otherwise, with vendors, clients, customers, partners or employees, (III) acts of war, sabotage, hostilities or terrorism, or any escalation or worsening of any such acts of war, sabotage, hostilities or terrorism threatened or underway as of the date of this Agreement that do not disproportionately affect the Company and the Company Subsidiaries in a materially disproportionate manner as compared to other participants in the Industry, (IV) earthquakes, hurricanes, tornados or other natural disasters that do not disproportionately affect the Company and the Company Subsidiaries in a materially disproportionate manner as compared to other participants in the Industry, (V) any action taken, or omissions, by the Company or any Company Subsidiary that is specifically required by this Agreement or is taken or omitted with Parent’s written consent or at Parent’s written request, (VI) any decline in the market price, or change in trading volume, of the capital stock of the Company (it being understood that the facts or occurrences giving rise or contributing to such decline or change that are not otherwise excluded from the definition of a “Material Adverse Effect” may be deemed to constitute, or be taken into account in determining whether there has been, is, or would be a Material Adverse Effect on the Company), or (VII) any failure to meet any analysts or internal or public projections, forecasts or estimates of revenue or earnings in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of a “Material Adverse Effect” may be taken into account in determining whether there has been, is, or would be a Material Adverse Effect on the Company).

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“Montreal Employees” means the employees set forth on Section 5.20 of the Company Disclosure.

“Montreal Partner” means the Company’s joint venture partner with respect to the Montreal Properties.

“Notes” mean the 4.75% Exchangeable Senior Notes due 2018 issued by the Company Operating Partnership and guaranteed by the Company.

“Parent Material Adverse Effect” means any condition, circumstance, change, event or occurrence that, individually or in the aggregate, would reasonably be expected to prevent, materially delay or materially impair the Parent’s or Merger Sub’s ability to consummate the Merger and the other Transactions.

“Permits” means all approvals, accreditations, authorizations, certificates, filings, franchises, licenses, notices and permits of or with all Governmental Entities, including all operating authorities, state operating licenses or registrations and other interstate, intrastate, national or international regulatory licenses and other Governmental Entity authorizations held by the Company and the Company Subsidiaries.

“Permitted Liens” means (i) Liens specifically identified on the Balance Sheet or in the notes thereto; (ii) Liens for taxes, assessments or other governmental charges and levies not yet due and payable or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are reflected on Balance Sheet in accordance with GAAP; (iii) immaterial Liens that, individually or in the aggregate with all other Permitted Liens, do not and will not materially interfere with the use or value of the properties or assets of the Company and the Company Subsidiaries taken as a whole as currently used; (iv) licenses granted by the Company or the Company Subsidiaries in the ordinary course of business consistent with past practices; (v) purchase money liens or similar Liens securing rental payments under capital lease arrangements that are not, in the aggregate, material to the Company and the Company Subsidiaries; (vi) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, and other Liens imposed by applicable Law incurred in the ordinary course of business, excluding any such Liens that secure or relate to amounts currently claimed to be due and payable by the Company or any Company Subsidiary for work or materials performed or provided more than sixty (60) days (or such longer period to the extent that the applicable underlying agreement for services and/or materials allows a payment period in excess of sixty (60) days) prior to the date hereof; and (vii) Liens relating to deposits made in the ordinary course of business consistent with past practices in connection with workers’ compensation, unemployment insurance, and other types of social security.

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“Person” means any natural person, individual, firm, corporation, company, partnership, limited liability company, joint venture, association, business trust, trust, unincorporated organization, Governmental Entity or other entity.

“Scheduled Limited Partners” means those Persons designated as “Scheduled Limited Partners” on Section 3.01(b)(vii) of the Company Disclosure Schedule.

“Stock Plan” means the Company’s Amended and Restated Equity Incentive Compensation Plan in effect on the date hereof.

“Subsidiary” means, with respect to any Person, any other Person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, fifty percent (50%) or more of the equity interests of which) is owned directly or indirectly by such first Person.

Section 8.04         Interpretation. When a reference is made in this Agreement to an Article, a Section or Exhibit, such reference shall be to an Article of, a Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Phrases such as “to the Company’s Knowledge” or “Known to the Company” are used to qualify and limit the scope of any representation or warranty in which they appear and are not affirmations of any Person’s “superior knowledge” that the representation or warranty in which they are used is true. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any Contract or statute defined or referred to herein or in any Contract that is referred to herein means such Contract or statute as from time to time amended, modified or supplemented, including (in the case of Contracts) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. Each party and its counsel have reviewed the terms and provisions of this Agreement and have contributed to its drafting. The rules of construction providing that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement. The terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

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Section 8.05         Amendments. This Agreement may be amended by the parties hereto at any time prior to the Effective Time; provided, however, that after the approval of this Agreement by the stockholders of the Company, no amendment may be made which under applicable Law requires the approval of the stockholders of the Company without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

Section 8.06         Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document, certificate or writing delivered pursuant hereto by the other parties, and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties granting the waiver or extension. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, may be construed as a waiver of any other breach or default, or as a waiver of any future breaches of, defaults under or rights to exercise such provisions, rights or privileges hereunder.

Section 8.07         Consents and Approvals. For any matter under this Agreement requiring the consent or approval of any party to be valid and binding on the parties hereto, such consent or approval must be in writing.

Section 8.08         Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts thereof signed and delivered (by facsimile or other electronic means) by the other party hereto.

Section 8.09         Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Company Disclosure Schedule, the Parent Disclosure Schedule, the Escrow Agreement and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties and their Affiliates with respect to the subject matter of this Agreement, the Company Disclosure Schedule and the Confidentiality Agreement and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and (b) except for the provisions of ARTICLE II and Section 5.04, are not intended to and do not confer upon any Person other than the parties hereto any legal or equitable rights or remedies hereunder.

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Section 8.10         GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

Section 8.11         Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties, and any assignment without such consent shall be null and void.

Section 8.12         Specific Enforcement; Consent to Jurisdiction.

(a)          The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. It is accordingly agreed that prior to the valid termination of this Agreement in accordance with Section 7.01 (i) the parties shall be entitled to seek (in a court of competent jurisdiction as set forth in Section 8.12(c)) an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without bond or other security being required, this being in addition to any remedy to which they are entitled pursuant to Sections 7.02, 7.03 and 7.04, as applicable, but subject in all cases to Section 8.12(b) and (ii) the right of specific enforcement is an integral part of the Transactions and without that right, neither the Company nor Parent nor Merger Sub would have entered into this Agreement. It is explicitly further agreed that the Company shall be entitled to an injunction, specific performance or other equitable remedy to specifically enforce the Parent’s and Merger Sub’s obligations to effect the Closing on the terms and conditions set forth herein (as opposed to an injunction, specific performance or other equitable remedy to force Parent and Merger Sub to comply with their other obligations set forth herein (other than Parent’s and/or Merger Sub’s obligations to effect the Closing), which shall be governed by the preceding sentence) only in the event that (x) all conditions in Section 6.01 and Section 6.02 have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing, each of which is then capable of being satisfied at a Closing on such date) at the time when the Closing would have occurred but for the failure of the Parent to comply with its obligations to effect the Closing pursuant to the terms of this Agreement, and (y) the Company does not have the right to terminate this Agreement pursuant to Section 7.01(d)(iii).

(b)          Each of the Company, Parent, Holdings and Merger Sub acknowledges and agrees that in all circumstances not addressed in Sections 7.04(b) or (c), the parties’ only remedies under this Agreement and with respect to the Transactions contemplated by this Agreement shall be (i) prior to a valid termination of this Agreement in accordance with Section 7.01, the equitable remedies to the extent provided in Section 8.12(a), and (ii) following a valid termination of this Agreement in accordance with Section 7.01, the right to seek monetary damages for actual fraud to the extent provided in Section 7.04(a).

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(c)          Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the state courts of the State of Maryland, including state appellate courts within the State of Maryland (or, if such state courts of the State of Maryland decline to accept jurisdiction over a particular matter, any federal court within the State of Maryland) in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Maryland for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

Section 8.13         Waiver of Jury Trial. EACH PARTY HERETO HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8.13.

Section 8.14         Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions contemplated hereby are fulfilled to the extent possible.

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Section 8.15         Legal Representation; Privilege. Each of the parties to this Agreement hereby agrees, on its own behalf and on behalf of its and its directors, managers, members, partners, stockholders, officers and employees, that Kilpatrick Townsend & Stockton LLP may serve as counsel to the Stockholder’s Representative, on the one hand, and the Company and its Subsidiaries, on the other hand, in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the Transactions, and that, following consummation of the Transactions, Kilpatrick Townsend & Stockton LLP (or any successor) may serve as counsel to the Stockholders’ Representative if the Stockholders’ Representative so requests, in connection with any litigation, claim or obligation arising out of or relating to this Agreement, the CVR Agreement, the Montreal Escrow Agreement or the Transactions or any other matter notwithstanding such representation (or any continued representation) of the Company and/or any of its Subsidiaries, and each of the parties hereto hereby consents thereto and waives any conflict of interest arising therefrom, and each of such parties shall cause any Affiliate thereof to consent to waive any conflict of interest arising from such representation. Any privilege attaching as a result of Kilpatrick Townsend & Stockton LLP’s service as counsel to the Company or any of its Subsidiaries in connection with the Transactions will survive the Closing and will remain in effect, and such privilege from and after the Closing will be controlled by, and may not be waived without the approval of, the Surviving Entity or Parent; provided that in any action against the Stockholders’ Representative such privilege from and after the Closing will be jointly controlled by, and may not be waived without the approval of, the Stockholders’ Representative. As to any privileged attorney-client communications between Kilpatrick Townsend & Stockton LLP and the Company or Kilpatrick Townsend & Stockton LLP and any of the Company’s Subsidiaries prior to the Effective Time (collectively, the “Privileged Communications”), Parent, the Surviving Entity and each of its Subsidiaries together with any of their respective Affiliates, Subsidiaries, successors or assigns, agree that no such party may use or rely on any of the Privileged Communications in any action against the Stockholders’ Representative after the Effective Time.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers hereunto duly authorized, all as of the date first written above.

Parent:

HSRE Quad Merger Parent, LLC

By:	/s/ Christopher Merrill
Name: Christopher Merrill
Title: Manager

[Signature Page to Merger Agreement]

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MERGER SUB:

HSRE QUAD MERGER SUB, LLC

By: HSRE Quad Merger Parent, LLC, a Delaware limited liability company, its sole member

By:	/s/ Christopher Merrill
Name: Christopher Merrill
Title: Manager

[Signature Page to Merger Agreement]

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COMPANY:

CAMPUS CREST COMMUNITIES, INC.

By:	/s/ Aaron S. Halfacre
Name: Aaron S. Halfacre
Title: President

[Signature Page to Merger Agreement]

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STOCKHOLDERS’ REPRESENTATIVE:

CCGSR, INC.

By:	/s/ Richard Kahlbaugh
Name: Richard Kahlbaugh
Title: Chairman of the Board of Directors

[Signature Page to Merger Agreement]

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ANNEX I

Index of Defined Terms

Term	Section

2015 10-K	Section 6.02(k)
2015 Q3 10-Q	Section 5.01(c)(i)
2016 Leasing Plan	Section 5.02(d)
2016 Marketing Budget	Section 5.02(d)
ACA	Section 3.01(l)(viii)
Acceptable Confidentiality Agreement	Section 4.02(c)
Acquisition Agreement	Section 4.02(b)
Additional Concessions	Section 5.15(a)
Affiliate	Section 8.03
Agents	Section 4.02(a)
Agreement	Preamble
Articles	Section 3.01(b)(vi)
Articles of Merger	Section 1.03
Assumed Indebtedness	Section 5.15(a)
Balance Sheet	Section 3.01(e)(iii)
Balance Sheet Date	Section 3.01(e)(iii)
Bankruptcy and Equity Exceptions	Section 3.01(c)(i)
Base Premium	Section 5.04(b)
Board	Recitals
Book-Entry Shares	Section 2.01(c)
Budget	Section 3.01(v)
Business Day	Section 8.03
Bylaws	Section 3.01(b)(vi)
Cancelled Shares	Section 2.01(a)
Cash Merger Consideration	Section 2.01(c)
Closing	Section 1.02
Closing Date	Section 1.02
Code	Section 2.07(g)
Commitment Letters	Section 8.03
Common Stock	Recitals
Common Stock Certificate	Section 2.01(c)
Commonly Controlled Entity	Section 3.01(l)(i)
Company	Preamble
Company Adverse Recommendation Change	Section 4.02(f)
Company Benefit Plans	Section 3.01(l)(i)
Company Community	Section 3.01(n)(i)
Company Copyrights	Section 3.01(o)
Company Disclosure Schedule	Section 3.01
Company Domains	Section 3.01(o)
Company Expenses	Section 7.03(b)

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Term	Section

Company Intellectual Property	Section 3.01(o)(viii)
Company Leases	Section 3.01(n)(iii)
Company Marks	Section 3.01(o)
Company Operating Partnership	Section 8.03
Company Operating Partnership Agreement	Section 8.03
Company OP Unit	Section 8.03
Company Patents	Section 3.01(o)
Company Pension Plan	Section 3.01(l)(i)
Company Real Property	Section 8.03
Company Recommendation	Section 3.01(c)(i)
Company SEC Documents	Section 3.01(e)(i)
Company Subsidiary	Section 8.03
Company Subsidiary Securities	Section 3.01(b)(viii)
Company’s Knowledge	Section 8.03
Confidentiality Agreement	Section 5.02(b)
Consolidated Company	Section 3.01(e)(ii)
Contingent Consideration Denominator	Section 2.01(c)
Contingent Value Right	Section 2.01(c)
Contract	Section 3.01(c)(ii)
Copper Beach Agreement	Section 8.03
CVR Agreement	Recitals
Debt Commitment Letter	Section 3.02(d)(i)
Debt Commitment Letters	Section 3.02(d)(i)
Debt Financing	Section 3.02(d)(i)
Debt Financing Commitments	Section 3.02(d)(i)
Definitive Agreements	Section 5.11(a)
Effective Time	Section 1.03
End Date	Section 7.01(b)(i)
Environment	Section 3.01(j)
Environmental Laws	Section 3.01(j)
Equity Commitment Letters	Section 5.11(c)
Equity Financing	Section 3.02(d)(ii)
Equity Financing Commitments	Section 3.02(d)(ii);
Equity Investors	Section 8.03
ERISA	Section 3.01(i)(i)
Escrow Account	Recitals
Escrow Agreement	Recitals
Excepted Concessions	Section 5.15(a)
Exchange Act	Section 3.01(d)
Exchange Rate	Section 2.01(c)
Exchange Rate Adjusted Montreal Guaranty Amount	Section 2.01(c)
Fee Letter(s)	Section 3.02(d)(ii)
Financing	Section 3.02(d)(ii)
Financing Commitments	Section 3.02(d)(ii)
GAAP	Section 3.01(e)(ii)

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Term	Section

Governmental Entity	Section 3.01(d)
Hazardous Materials	Section 3.01(j)
Indebtedness	Section 8.03
Indemnitee(s)	Section 5.04(a)
Indenture	Section 8.03
Industry	Section 8.03
Intellectual Property Rights	Section 3.01(o)(viii)
IRS	Section 3.01(l)(ii)
Knowledge of the Company	Section 8.03
Laws	Section 8.03
Leased Real Property	Section 3.01(n)(iii)
Lenders	Section3.02(d)(i)
Licenses In	Section 3.01(o)
Licenses Out	Section 3.01(o)
Liens	Section 3.01(c)(ii)
Material Adverse Change	Section 8.03
Material Adverse Effect	Section 8.03
Material Company Permits	Section 3.01(i)(i)
Material Contract	Section 3.01(h)
Merger	Recitals
Merger Consideration	Section 2.01(c)
Merger Sub	Preamble
Merger Sub Membership Units	Section 2.01
MGCL	Recitals
MLLCA	Recitals
Moelis	Section 3.01(q)
Montreal Closing Date	Section 2.01(c)
Montreal Employees	Section 8.03
Montreal Escrow Account	Section 6.03(e)
Montreal Escrow Agreement	Recitals
Montreal Guaranty	Section 2.01(c)
Montreal Guaranty Amount	Section 2.01(c)
Montreal Guaranty Shortfall Amount	Section 2.01(c)
Montreal Interests	Section 2.01(c)
Montreal Net Proceeds	Section 2.01(c)
Montreal Partner	Section 8.03
Montreal Properties	Section 2.01(c)
Montreal Sale Agreement	Section 2.01(c)
Montrealco	Section 5.13(b)
New Indebtedness	Section 4.01(h)
Nominal Per-Share Cash Consideration	Section 2.01(c)
Notes	Section 8.03
Notice Period	Section 4.02(g)
OP Merger	Recitals
OP Merger Agreement	Recitals

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Term	Section

Owned Real Property	Section 3.01(n)(ii)
Parent	Preamble
Parent Expenses	Section 7.02(d)
Parent Material Adverse Effect	Section 8.03
Paying Agent	Section 2.07(a)(i)
Per Share Contingent Consideration	Section 2.01(c)
Permits	Section 8.03
Permitted Liens	Section 8.03
Person	Section 8.03
Pre-Closing Disposition	Section 5.17
Preferred Stock	Section 3.01(b)(i)
Privileged Communications	Section 8.15
Proxy Statement	Section 3.01(d)
Qualified REIT Subsidiary	Section 3.01(b)(vi)
REIT	Section 3.01(m)(iii)
Reporting Documents	Section 3.01
Required Indebtedness Consents	Section 5.15(a)
Restraints	Section 6.01(b)
Restricted Financing Commitment Amendments	Section 5.11(b)
Restricted Stock	Section 2.03
Reverse Termination Fee	Section 7.03(d)
Scheduled Limited Partners	Section 8.03
SDAT	Section 1.03
SEC	Section 3.01(d)
Securities Act	Section 3.01(e)(i)
Series A Preferred Stock	Section 2.04
Severance Policy	Section 3.01(1)(ix)
Stockholder Approval	Section 5.01(c)
Stockholders’ Meeting	Section 5.01(c)
Stockholders’ Representative	Preamble
Stock Plan	Section 8.03
Subsidiary	Section 8.03
Superior Proposal	Section 4.02(e)(ii)
Surviving Entity	Section 1.01
Takeover Proposal	Section 4.02(e)(i)
tax or taxes	Section 3.01(m)(x)
tax returns	Section 3.01(m)(x)
Taxable REIT Subsidiary	Section 3.01(b)(vi)
taxing authority	Section 3.01(m)(x)
Termination Fee	Section 7.02(a)
Third Party IP Rights	Section 3.01(o)(iv)
Trade Secrets	Section 3.01(o)(viii)
Transaction	Recitals

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EXHIBIT A TO MERGER AGREEMENT

ESCROW AGREEMENT

This Escrow Agreement, dated this ___ day of October, 2015 (this “Escrow Agreement”), is entered into by and among HSRE Quad Merger Parent, LLC, a Maryland limited liability company (“Parent”), Campus Crest Communities, Inc., a Maryland corporation (the “Company”), and Wells Fargo Bank, National Association, a national banking association, as escrow agent (“Escrow Agent”). Unless the context otherwise requires, references herein to a “party” or the “parties” shall refer to Parent, on the one hand, and to the Company, on the other hand, in each case individually and collectively.

RECITALS

WHEREAS, Parent, HSRE Quad Merger Sub, LLC, a Maryland limited liability company and a wholly owned subsidiary of Parent (“Merger Sub”), the Company and CCGSR, Inc., a Delaware corporation, have entered into an Agreement and Plan of Merger, dated of even date herewith (the “Merger Agreement”), pursuant to which the Company, at the Closing, will be merged with and into Merger Sub with Merger Sub as the surviving entity;

WHEREAS, the Merger Agreement contemplates the execution and delivery of this Escrow Agreement and the deposit by Parent with the Escrow Agent of certain funds to secure certain obligations of Parent and Merger Sub under the Merger Agreement;

WHEREAS, the Escrow Agent agrees to hold and distribute such funds in accordance with the terms of this Escrow Agreement; and

WHEREAS, the parties acknowledge that the Escrow Agent is not a party to, is not bound by, and has no duties or obligations under, the Merger Agreement, that all references in this Escrow Agreement to the Merger Agreement are for convenience, and that the Escrow Agent shall have no implied duties beyond the express duties set forth in this Escrow Agreement.

NOW, THEREFORE, in consideration of the respective covenants, agreements and representations and warranties set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE 1
ESCROW DEPOSIT

Section 1.1.          Certain Definitions. For purposes of this Escrow Agreement, capitalized terms used but not defined herein shall have the meaning set forth in the Merger Agreement. The Escrow Agent will not be responsible to determine or to make any inquiry into any term, capitalized, or otherwise, not defined herein.

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Section 1.2.          Appointment of Escrow Agent. The Escrow Agent is hereby constituted and appointed as the escrow agent under this Escrow Agreement and the Escrow Agent accepts the appointment in accordance with the terms and conditions set forth in this Escrow Agreement and agrees to assume and perform the duties of the escrow agent pursuant to this Escrow Agreement. The Escrow Agent hereby agrees and covenants that it will perform all of its obligations under this Escrow Agreement and will not deliver custody or possession of any of the Escrow Fund (as hereinafter defined) to anyone except pursuant to the express terms of this Escrow Agreement.

Section 1.3.          Receipt of Escrow Amount. Simultaneously with the execution hereof, in accordance with the Merger Agreement, Parent shall deliver to the Escrow Agent an aggregate amount in cash equal to Ten Million US Dollars ($10,000,000) (the “Escrow Amount,” and together with any interest from time to time earned thereon, and reduced by any subsequent disbursements, amounts withdrawn or losses on investments, the “Escrow Fund”) in immediately available funds. The Escrow Agent shall hold the Escrow Fund as security for the obligation of Parent and the Merger Sub to pay the Reverse Termination Fee pursuant to the terms of the Merger Agreement under the circumstances described herein. For purposes of this Escrow Agreement, “Reverse Termination Fee” means an amount equal to $10,000,000.

Section 1.4.          Investments.

(a)          The Escrow Agent is authorized and directed to deposit, transfer, hold and invest the Escrow Fund as set forth in Exhibit A hereto, or as set forth in any subsequent joint written instruction signed by the Company and Parent.

(b)          The Escrow Agent is hereby authorized and directed to sell or redeem any such investments as it deems necessary to make any payments or distributions required under this Escrow Agreement. The Escrow Agent shall have no responsibility or liability for any loss which may result from any investment or sale of investment made pursuant to this Escrow Agreement. The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Escrow Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or any such affiliate is acting as agent of the Escrow Agent or for any third person or dealing as principal for its own account. The parties acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice.

Section 1.5.          Administration of Escrow Fund.

(a)          The Escrow Fund shall be disbursed by the Escrow Agent within two (2) Business Days following Escrow Agent’s receipt of (i) joint written instructions signed by Parent and the Company authorizing the disbursement of all or a portion of the Escrow Fund to Parent and/or Company, or (ii) a copy of a Final Determination (as hereinafter defined) establishing the Company’s or Parent’s right to receive all or a portion of the Escrow Fund, subject to compliance with the procedures set forth in Section 1.6. The term “Final Determination” means a final and non-appealable judgment of a court of competent jurisdiction having the authority to determine the amount of, and liability with respect to, the payment of the Reverse Termination Fee to Parent and/or Company under the Merger Agreement and the denial of, or expiration of all rights to, appeal related thereto. Any Final Determination shall be accompanied by a written instrument of the presenting party certifying that such Final Determination is final, non-appealable and from a court of competent jurisdiction, upon which instrument the Escrow Agent shall be entitled to conclusively rely without further investigation. “Business Day” shall mean any day other than a Saturday, a Sunday, a federal or state holiday, and any other day on which the Escrow Agent is closed.

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(b)          If the Merger is consummated then, at the Closing, the Company and Parent shall jointly instruct the Escrow Agent in writing to disburse any remaining Escrow Fund to Parent. Escrow Agent shall disburse such amount to Parent within two (2) Business Days following Escrow Agent’s receipt of such joint written instruction.

(c)          If Merger Agreement is terminated under circumstances that require the payment by Parent to the Company of the Reverse Termination Fee pursuant to the provisions of the Merger Agreement, then the Company and Parent shall jointly instruct the Escrow Agent in writing to disburse the Reverse Termination Fee to the Company and the remaining balance of the Escrow Fund, if any, to the Parent. Escrow Agent shall disburse such amounts to Company and/or Parent within two (2) Business Days following its receipt of such joint written instruction.

(d)          If the Merger Agreement is terminated for any other reason, then the Company and Parent shall jointly in writing instruct the Escrow Agent to disburse to Parent the remaining balance of the Escrow Fund. Escrow Agent shall disburse such amount to Parent within two (2) Business Days following Escrow Agent’s receipt of such joint written instruction.

Section 1.6.          Security Procedure For Funds Transfers.

(a)          The Escrow Agent shall confirm each funds transfer instruction received in the name of a party by means of the security procedure selected by such party and communicated to the Escrow Agent through a signed certificate in the form of Exhibit B-1, with respect to Parent, and Exhibit B-2, with respect to the Company, in each instance, which upon receipt by the Escrow Agent shall become a part of this Escrow Agreement. The person(s) identified by Parent and the Company in Part I on Exhibit B-1 and Exhibit B-2, as applicable, shall be an “Authorized Representative” of such party. Once delivered to the Escrow Agent, Exhibit B-1 or Exhibit B-2 may be revised or rescinded only by a writing signed by an Authorized Representative of the applicable party. Such revisions or rescissions shall be effective only after actual receipt and following such period of time as may be necessary to afford the Escrow Agent a reasonable opportunity to act on it. If a revised Exhibit B-1 or B-2 or a rescission of an existing Exhibit B-1 or B-2 is delivered to the Escrow Agent by an entity that is a successor-in-interest to such party, such document shall be accompanied by additional documentation satisfactory to the Escrow Agent showing that such entity has succeeded to the rights and responsibilities of the party under this Escrow Agreement.

(b)          The parties understand that the Escrow Agent’s inability to receive or confirm funds transfer instructions pursuant to the security procedure selected by such party may result in a delay in accomplishing such funds transfer, and agree that the Escrow Agent shall not be liable for any loss caused by any such delay.

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Section 1.7.         Income Tax Allocation and Reporting and Earnings Distribution.

(a)          The Parent and Company agree that, for all tax reporting purposes, all interest from investment of the Escrow Fund in any calendar year shall be allocated to and reported to the extent required by the Internal Revenue Service (“IRS”) as having been earned by Parent, whether or not such income was disbursed during such calendar year. Within forty-five (45) calendar days after the end of each calendar year, Parent may deliver to Escrow Agent a written direction to distribute from the Escrow Fund an amount equal to forty percent (40%) of the interest received or accrued with respect to the Escrow Fund during such calendar year.

(b)          Prior to the date hereof, the parties shall provide the Escrow Agent with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and such other forms and documents that the Escrow Agent may request. The parties understand that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, to withhold a portion of any interest earned on the investment of the Escrow Fund. The Escrow Agent annually shall report information on appropriate IRS Form 1099 with respect to such interest consistent with the provisions of Section 1.7(a). Parent and the Company shall cause to be provided to the Escrow Agent all forms and information necessary to complete such information reports. The Escrow Agent shall have no duty to prepare or file any other federal or state tax report or return with respect to the Escrow Fund.

(c)          To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of all or any portion of the Escrow Fund, the Escrow Agent shall satisfy such liability to the extent possible from the Escrow Fund. Parent and the Company shall, jointly and severally, indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Escrow Fund and the investment thereof unless such tax, late payment, interest, penalty or other expense was directly caused by the gross negligence or willful misconduct of the Escrow Agent. The indemnification provided by this Section 1.7(c) is in addition to the indemnification provided in Section 3.1 and shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.

Section 1.8.         Termination. This Escrow Agreement shall terminate on the earlier of (i) [October ____, 2025]1, and (ii) upon disbursement of the Escrow Fund pursuant to Section 1.5, Section 1.7.(a) or Section 3.5. and following such termination, this Escrow Agreement shall be of no further force or effect except that the provisions of Sections 1.7(c), 3.1 and 3.2 hereof shall survive termination and no further fees or expenses shall be invoiced by the Escrow Agent pursuant hereto except for unbilled fees or expenses incurred by the Escrow Agent prior to such time.

1 To be the date that is 10 years from date of the Escrow Agreement.

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ARTICLE 2
DUTIES OF THE ESCROW AGENT

Section 2.1.          Scope of Responsibility. Notwithstanding any provision to the contrary, the Escrow Agent is obligated only to perform the duties specifically set forth in this Escrow Agreement, which shall be deemed purely ministerial in nature. Under no circumstance will the Escrow Agent be deemed to be a fiduciary to any party or any other person under this Escrow Agreement. The Escrow Agent will not be responsible or liable for the failure of any party to perform in accordance with this Escrow Agreement. The Escrow Agent shall have no liabilities or obligations with respect to the Escrow Fund except for liabilities or obligations directly resulting from the Escrow Agent’s willful misconduct or gross negligence. The Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein or in any written notices given to it in accordance with the notice provisions of this Escrow Agreement. The Escrow Agent shall not be required to take notice of the Merger Agreement and shall have no duty or responsibility to take any action pursuant to the terms thereof. The Escrow Agent shall incur no liability with respect to any action taken by it or for any inaction on its part in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and duly authorized, nor for any other action or inaction except as the same directly results from or related to Escrow Agent’s own willful misconduct or gross negligence.

Section 2.2.          Attorneys and Agents. The Escrow Agent shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in accordance with the reasonable advice of counsel or other professionals retained by the Escrow Agent. The Escrow Agent shall be reimbursed as set forth in Section 3.1 for any and all reasonable compensation (reasonable fees, expenses and other costs) paid and/or reimbursed to such counsel and/or professionals. The Escrow Agent may perform any and all of its duties through its agents, representatives, attorneys, custodians, and/or nominees.

Section 2.3.          Reliance. The Escrow Agent shall not be liable for any action taken or not taken by it in accordance with the direction or consent of the parties or their respective agents, representatives, successors, or assigns. The Escrow Agent shall not be liable for acting or refraining from acting upon any notice, request, consent, direction, requisition, certificate, order, affidavit, letter, or other paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, without further inquiry into the person’s or persons’ authority. Concurrent with the execution of this Escrow Agreement, the parties shall deliver to the Escrow Agent Exhibit B-1 and Exhibit B-2, which contain Authorized Representative designations of the parties in Part I thereof.

Section 2.4.          Right Not Duty Undertaken. The permissive rights of the Escrow Agent to do things enumerated in this Escrow Agreement shall not be construed as duties.

Section 2.5.          No Financial Obligation. No provision of this Escrow Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Escrow Agreement.

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ARTICLE 3
PROVISIONS CONCERNING THE ESCROW AGENT

Section 3.1.          Indemnification. Parent and the Company, jointly and severally, shall indemnify and hold the Escrow Agent harmless from and against any loss, liability, cost, damage and expense, including, without limitation, reasonable attorneys’ fees and expenses or other professional fees and expenses which the Escrow Agent actually incurs by reason of any action, claim or proceeding brought against the Escrow Agent, resulting from or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates, unless such loss, liability, cost, damage or expense shall have been finally adjudicated by a court of competent jurisdiction or arbitrator chosen by the parties and the Escrow Agent to have been directly caused by the willful misconduct or gross negligence of the Escrow Agent. The parties agree solely among themselves, and without limitation of the Escrow Agent’s rights under this Section 3.1 and Section 1.7(c), that any obligation for indemnification of the Escrow Agent under this Section 3.1 and Section 1.7(c) shall be borne, unless otherwise agreed, by the party determined by a court of competent jurisdiction or by a mediator, arbitrator or other neutral decision maker chosen by the parties to be responsible for causing the loss, damage, liability, cost or expense against which the Escrow Agent is entitled to indemnification or, if no such determination is made, then one-half by Parent, and one-half by the Company. Solely as between the parties, neither this Section 3.1, nor Section 1.7(c), nor any other provision of this Escrow Agreement shall prejudice any right or obligation of Parent or the Company pursuant to the Merger Agreement. The provisions of this Section 3.1 shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.

Section 3.2.          Limitation of Liability. the escrow agent SHALL NOT be liable, directly or indirectly, for any (A) damages, Losses or expenses arising out of the services provided hereunder, other than damages, losses or expenses which have been finally adjudicated BY A COURT OF ComPETENT JURISDICTION OR ARBITRATOR CHOSEN BY THE PARTIES AND THE ESCROW AGENT, to have DIRECTLY resulted from the escrow agent’s gross negligence or willful misconduct OR (b) special, Indirect, PUNITIVE, or consequential damages or LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), even if the ESCROW AGENT has been advised of the possibility of such LOSSES OR damages AND REGARDLESS OF THE FORM OF ACTION.

Section 3.3.          Resignation or Removal. The Escrow Agent may resign by furnishing written notice of its resignation to the parties, and the parties may remove the Escrow Agent by furnishing to the Escrow Agent a joint written notice of its removal along with payment of all fees and expenses to which the Escrow Agent is entitled through the date of removal. Such resignation or removal, as the case may be, shall be effective thirty (30) calendar days after the delivery of such notice or upon the earlier appointment of a successor, and the Escrow Agent’s sole responsibility thereafter shall be to safely keep the Escrow Fund and to deliver the same to a successor escrow agent as shall be appointed by the parties, as evidenced by a joint written notice of the parties filed with the Escrow Agent or in accordance with a court order. If the parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) calendar days following the delivery of such notice of resignation or removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon the parties.

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Section 3.4.          Compensation. The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit C, which compensation shall be paid one-half by Parent and one-half by the Company. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent’s services as contemplated by this Escrow Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Escrow Agreement are not fulfilled, or the Escrow Agent renders any service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Escrow Agreement or the subject matter hereof, then the Escrow Agent shall be compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event. If any amount due to the Escrow Agent hereunder is not paid within thirty (30) calendar days of the date due, the Escrow Agent in its sole discretion may charge interest on such amount up to the highest rate permitted by applicable law. The Escrow Agent shall have, and is hereby granted the right to set off and deduct any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from the Escrow Fund.

Section 3.5.          Disagreements. If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Escrow Agreement, or the Escrow Agent is in doubt as to the action to be taken hereunder, the Escrow Agent may, at its option, retain the Escrow Fund until the Escrow Agent (a) receives a final non-appealable order of a court of competent jurisdiction or a final non-appealable arbitration decision directing delivery of the Escrow Fund or any portion thereof, in which event the Escrow Agent shall be authorized to disburse the Escrow Fund or the relevant portion thereof in accordance with such final court order or arbitration decision, (b) receives a written agreement executed by each of the parties directing delivery of the Escrow Fund or the relevant portion thereof, in which event the Escrow Agent shall be authorized to disburse the Escrow Fund or the relevant portion thereof in accordance with such agreement, or (c) files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Escrow Agent shall be relieved of all liability as to the Escrow Fund and shall be entitled to recover attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action. The Escrow Agent shall be entitled to act on any such agreement, court order, or arbitration decision without further question, inquiry, or consent.

Section 3.6.          Merger or Consolidation. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

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Section 3.7.          Attachment of Escrow Amount; Compliance with Legal Orders. In the event that the Escrow Fund or any portion thereof shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Fund, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Escrow Agent obeys or complies with any such writ, order or decree, it shall not be liable to any of the parties or to any other person, firm or corporation, should such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

Section 3.8           Force Majeure. The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Escrow Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

ARTICLE 4
MISCELLANEOUS

Section 4.1.          Successors and Assigns. This Escrow Agreement shall be binding on and inure to the benefit of the parties and the Escrow Agent and their respective successors and permitted assigns. No other persons shall have any rights under this Escrow Agreement.  No assignment of the interest of any of the parties shall be binding unless and until written notice of such assignment shall be delivered to the other party and the Escrow Agent. Notwithstanding the foregoing, no assignment of this Escrow Agreement by Company or Parent shall have any effect unless all “know your customer” due diligence has been performed to the Escrow Agent’s reasonable satisfaction prior to any such replacement.

Section 4.2.          Escheat. The parties are aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state. The Escrow Agent shall have no liability to the parties, their respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrow Fund escheat by operation of law.

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Section 4.3.          Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing, in English, and shall be deemed given if delivered personally, sent by facsimile (providing confirmation of transmission) or sent by prepaid overnight courier (providing proof of delivery) to the parties at the following addresses or facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like written notice and delivered to the other party and Escrow Agent):

if to Parent, to:

HSRE Quad Merger Parent, LLC

c/o Harrison Street Real Estate Capital LLC

71 South Wacker Drive Suite 3575

Chicago, Illinois 60606

Facsimile: (312) 920-1855

Attention: Stephen Gordon

with a copy (which shall not constitute notice) to:

DLA Piper LLP (US)

1251 Avenue of the Americas

New York, New York 10020

Facsimile: (212) 884-8522

Attention: Christopher Giordano

if to the Company, to:

Campus Crest Communities, Inc.

2100 Rexford Road
Suite 414
Charlotte, North Carolina 28211

Facsimile: (704) 749-8696

Attention: Aaron Halfacre

with a copy (which shall not constitute notice) to:

Kilpatrick, Townsend & Stockton LLP

1100 Peachtree Street NE, Suite 2800

Atlanta, Georgia 30309

Facsimile: (404) 541-3121

Attention: W. Benjamin Barkley, Esq.

If to the Escrow Agent:

Karen Z. Kelly, Corporate, Municipal & Escrow Solutions

171 17th Street NW, 4th floor

Atlanta, GA 30363

Telephone: (404) 214-3914

Facsimile: (404) 214-5881

E-mail: Karen.z.kelly@wellsfargo.com

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Section 4.4.          Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

Section 4.5.          Entire Agreement. Except for the Merger Agreement as it applies solely to the Parent and the Company, this Escrow Agreement and the exhibits hereto set forth the entire agreement and understanding of the parties related to the Escrow Fund.

Section 4.6.          Amendment. This Escrow Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by the parties and the Escrow Agent.

Section 4.7.          Waivers. The failure of any party to this Escrow Agreement at any time or times to require performance of any provision under this Escrow Agreement shall in no manner affect the right at a later time to enforce the same performance. A waiver by any party to this Escrow Agreement of any such condition or breach of any term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Escrow Agreement.

Section 4.8.          Headings. Section headings of this Escrow Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions of this Escrow Agreement.

Section 4.9.         Counterparts. This Escrow Agreement may be executed and delivered (including electronically) in one or more counterparts, each of which when executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

Section 4.10.        Severability. Whenever possible, each provision of this Escrow Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Escrow Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Escrow Agreement.

Section 4.11.        Third Party Beneficiaries. Nothing expressed or implied or referred to in this Escrow Agreement will be construed to give any person other than the parties to this Escrow Agreement any legal or equitable right, remedy, or claim under or with respect to this Escrow Agreement or any provision of this Escrow Agreement.

[The remainder of this page left intentionally blank.]

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IN WITNESS WHEREOF, this Escrow Agreement has been duly executed as of the date first written above.

PARENT:

HSRE Quad Merger Parent, LLC

By:
Name:
Title:

COMPANY:

Campus Crest Communities, Inc.

By:
Name:
Title:

ESCROW AGENT:

Wells Fargo Bank, National Association, solely in its capacity as Escrow Agent hereunder

By:
Name:
Title:

[Signature Page to Escrow Agreement]

EXHIBIT B

399 Park Avenue 5th Floor New York, New York 10022
T 212.883.3807 F 212.880.4260

October 13, 2015

Board of Directors

Campus Crest Communities, Inc.

2100 Rexford Road, Suite 414

Charlotte, North Carolina 28211

The Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.01 per share (“Company Common Stock”), of Campus Crest Communities, Inc., a Maryland corporation (the “Company”), other than the Acquiror (as defined below) and its affiliates (collectively, “Excluded Holders”), of the Consideration (as defined below) to be received by such holders pursuant to the Agreement and Plan of Merger (the “Agreement”) to be entered into by the Company, HSRE Quad Merger Parent, LLC, a Delaware limited liability company (the “Acquiror”), HSRE Quad Merger Sub, LLC, a Maryland limited liability company and wholly owned subsidiary of the Acquiror (“Merger Sub”), and CCGSR, Inc., a Delaware corporation. As more fully described in the Agreement, the Company will be merged with and into Merger Sub (the “Transaction”) and each issued and outstanding share of Company Common Stock will be converted into the right to receive (i) $6.90 (less the quotient of (A) the Montreal Guaranty Shortfall Amount divided by (B) the Contingent Consideration Denominator (each as defined in the Agreement), if applicable); provided that if the Montreal Closing Date shall not have occurred prior to the Effective Time, then such amount shall be reduced by the quotient of (x) the Exchange Rate Adjusted Montreal Guaranty Amount (as defined in the Agreement) divided by (y) the Contingent Consideration Denominator, in cash, without interest and subject to any withholding of taxes required by applicable law (the “Cash Consideration”), and (ii) the Per Share Contingent Consideration (as defined in the Agreement) (together with the Cash Consideration, the “Consideration”). As further described in the Agreement, the amount of the Per Share Contingent Consideration will be determined based on the amount of the net proceeds of the sale of the Montreal Interests or Montreal Properties (each as defined in the Agreement) and, if applicable, the Exchange Rate Adjusted Montreal Guaranty Amount, and such amount will be paid in cash if the Montreal Closing Date occurs prior to the Effective Time and will otherwise be paid in the form of a non-transferable contingent value right (a “CVR”) to be issued by the Acquiror.

We have acted as your financial advisor in connection with the Transaction and will receive a fee for our services, the principal portion of which is contingent upon the consummation of the Transaction and a portion of which is contingent upon payments being made on the Per Share Contingent Consideration. We will also receive a fee upon delivery of this opinion. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Our affiliates, employees, officers and partners may at any time own securities (long or short) of the Company and the Acquiror. In the past two years, we have not provided investment banking or other services to the Acquiror or, other than as contemplated by our engagement letter with the Company entered into in connection with the Transaction, the Company. In the future, we may provide such services to the Acquiror and may receive compensation for such services.

Our opinion does not address the Company’s underlying business decision to effect the Transaction or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available with respect to the Company and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote or act with respect to the Transaction or any other matter. At your direction, we have not been asked to, nor do we, offer any opinion as to any terms of the Agreement, the Montreal Escrow Agreement, the CVR Agreement, the CVRs (each as defined in the Agreement) (including, without limitation, the form or structure of the Per Share Contingent Consideration or the CVRs), the value of the Exchange Rate or the Exchange Rate Adjusted Guaranty Amount at any future date or any aspect or implication of the Transaction, except for the Consideration to the extent expressly specified herein. With your consent we have assumed that the sale of the Montreal Properties or the Montreal Interests will be consummated on the terms described to us. As you are aware, the CVRs are subject to significant transfer restrictions and are not freely tradable, and we are not expressing any opinion as to the value of the CVRs when issued pursuant to the Transaction or at any time thereafter or the price or range of prices at which shares of Company Common Stock may be purchased or sold at any time. We have not evaluated the solvency or fair value of the Company under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We are not tax, legal, regulatory or accounting experts and have assumed and relied upon, without independent verification, the assessments of the Company and its other advisors with respect to tax, legal, regulatory and accounting matters. In rendering this opinion, we have assumed, at your direction, that the final executed form of the Agreement will not differ in any material respect from the draft that we have reviewed, that the terms of the Montreal Escrow Agreement and the CVR Agreement, when executed, will not differ in any respect material to our analysis or this Opinion from the terms described to us prior to the date hereof, that the terms of the sale of the Montreal Properties or the Montreal Interests will not differ in any respect material to our analysis or this Opinion from the terms described to us prior to the date hereof, that the amount of the Cash Consideration will be at least $6.90 and the amount of the Per Share Contingent Consideration will be at least $0.13, that the Transaction will be consummated in accordance with its terms and that the parties to the Agreement will comply with all the material terms of the Agreement. We also have assumed, with your consent, that all governmental, regulatory, lender or other consents and approvals necessary for the consummation of the Transaction will be obtained without the imposition of any delay, limitation, restriction, divestiture or condition that would have an adverse effect on the Company or the Transaction.

In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and financial information relating to the Company, including publicly available research analysts’ financial forecasts; (ii) reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company furnished to us by the Company, including financial forecasts provided to or discussed with us by the management of the Company; (iii) conducted discussions with members of the senior management and representatives of the Company concerning the information described in clauses (i) and (ii) of this paragraph, as well as the business and prospects of the Company generally; (iv) conducted discussions with members of senior management of the Company concerning the probability and the estimated timing and amount of the payment of the Per Share Contingent Consideration; (v) reviewed publicly available financial and stock market data of certain other companies in lines of business that we deemed relevant; (vi) considered the results of efforts by or on behalf of the Company, including by us at the Company’s direction, to solicit indications of interest from third parties with respect to a possible acquisition of all or a portion of the Company; (vii) reviewed the financial terms of certain other transactions that we deemed relevant; (viii) reviewed a draft, dated October 13, 2015, of the Agreement; (ix) participated in certain discussions and negotiations among representatives of the Company and the Acquiror and their advisors; and (x) conducted such other financial studies and analyses and took into account such other information as we deemed appropriate. Management of the Company has also advised the Board of Directors of the Company and us in respect of certain significant operating and capital structure challenges that have adversely affected the Company and potential future developments (including potential near-term liquidity issues) that could adversely affect the Company, and we have taken the foregoing into consideration.

B-2

In connection with our review, we have not assumed any responsibility for independent verification of any of the information supplied to, discussed with or reviewed by us for the purpose of this opinion and have, with your consent, relied on such information being complete and accurate in all material respects. In addition, with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal. With respect to the financial forecasts and other information and data relating to the Company (including as to the probability and the estimated timing and amount of the payment of the Per Share Contingent Consideration) referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future performance of the Company.

Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

This opinion is for the use and benefit of the Board of Directors of the Company (in its capacity as such) in its evaluation of the Transaction and may not be disclosed without our prior written consent. This opinion does not address the fairness of the Transaction or any aspect or implication thereof to, or any other consideration of or relating to, the holders of any class of securities (including holders of Company OP Units (as defined in the Agreement)), creditors or other constituencies of the Company, other than the fairness of the Consideration from a financial point of view to the holders of Company Common Stock (other than Excluded Holders). In addition, we do not express any opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Transaction, or any class of such persons, relative to the Consideration or otherwise. This opinion was approved by a Moelis & Company LLC fairness opinion committee.

Based upon and subject to the foregoing, it is our opinion that, as the date hereof, the Consideration to be received by holders of Company Common Stock in the Transaction is fair from a financial point of view to such holders, other than Excluded Holders.

Very truly yours,

/s/ MOELIS & COMPANY LLC

MOELIS & COMPANY LLC

B-3

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M97705-P71117

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CAMPUS CREST COMMUNITIES, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
4. Proposal to elect eight (8) directors to hold office until the 2016 annual meeting of stockholders and until their successors have been duly elected and qualified or, if earlier, until the closing of the Merger.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Randall H. Brown
02) Lauro Gonzalez-Moreno
03) Richard S. Kahlbaugh
04) James W. McCaughan
05) Denis McGlynn
06) Curtis McWilliams
07) Raymond Mikulich
08) Daniel L. Simmons

The Board of Directors recommends you vote FOR the following proposals:

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

The Board of Directors does not have a recommendation for voting on the following proposal:

	For	Against	Abstain
7. Proposal to consider on an advisory (non-binding) basis a stockholder proposal regarding majority voting in uncontested director elections at Campus Crest.	☐	☐	☐

8. Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date

Signature (Joint Owners)   Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M97706-P71117

CAMPUS CREST COMMUNITIES, INC.
Annual Meeting of Stockholders
January 26, 2016 at 10:00 a.m. EST
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Richard S. Kahlbaugh and Aaron Halfacre, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CAMPUS CREST COMMUNITIES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on January 26, 2016 at 10:00 a.m. EST, at 2100 Rexford Road, Suite 414, Charlotte, North Carolina 28211, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)